PROSPECTUS SUPPLEMENT
(to Prospectus dated October 5, 1999)

                           $804,863,000 (Approximate)

                  DLJ Commercial Mortgage Corp., the Depositor

                    DLJ Commercial Mortgage Trust, the Trust

         Commercial Mortgage Pass Through Certificates, Series 1999-CG3,
       Class S, Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3,
                  Class A-4, Class A-5, Class B-1 and Class B-2

      We are the depositor named above. We have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered pursuant to this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated October 5, 1999. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

      The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of secured loans, the collateral for which primarily consists of multifamily and commercial real properties. Those loans will have an "initial mortgage pool balance" of approximately $899,289,205. We will acquire those loans from GE Capital Access, Inc. (50.6% by balance) and Column Financial, Inc. (49.4% by balance). No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the loans that back them.

                            -------------------------

      You should fully consider the risk factors beginning on page S-28 in this prospectus supplement and on page 13 in the accompanying prospectus prior to investing in the offered certificates.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

                           --------------------------

      Donaldson, Lufkin & Jenrette Securities Corporation, the "underwriter", will purchase the offered certificates from us, subject to the satisfaction of various conditions. We intend to deliver the offered certificates in book-entry form only through the facilities of The Depository Trust Company, in the United States, or Cedel Bank, Societe Anonyme or the Euroclear System, in Europe, on or about October 12, 1999, against payment for those certificates in immediately available funds. Proceeds to us from the sale of the offered certificates will be an amount equal to approximately 100.75% of the initial aggregate principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us.

      The underwriter is offering the offered certificates subject to prior sale, when, as and if delivered to and accepted by it. The underwriter currently intends to sell the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

                          Donaldson, Lufkin & Jenrette

           The date of this prospectus supplement is October 5, 1999.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                              Prospectus Supplement

Important Notice about the Information Contained in this Prospectus
   Supplement, the Accompanying Prospectus and the Related Registration
   Statement.................................................................S-3
Forward-Looking Statements...................................................S-3
Summary of Prospectus Supplement.............................................S-4
Risk Factors................................................................S-28
Description of the Mortgage Pool............................................S-41
Servicing of the Mortgage Loans.............................................S-93
Description of the Offered Certificates....................................S-124
Yield and Maturity Considerations..........................................S-149
Use of Proceeds............................................................S-157
Federal Income Tax Consequences............................................S-157
Certain ERISA Considerations...............................................S-160
Legal Investment...........................................................S-165
Method of Distribution.....................................................S-166
Legal Matters..............................................................S-167
Ratings....................................................................S-167

Exhibit A-1--Certain Characteristics of the Mortgage Loans and the
              Underlying Real Properties...................................A-1-1
Exhibit A-2--Mortgage Pool Information.....................................A-2-1
Exhibit B--Form of Trustee Report............................................B-1
Exhibit C--Decrement Tables for the Certificates of the
              "A-1A", "A-1B", "A-1C", "A-2", "A-3", "A-4", "A-5", "B-1"
              and "B-2" Classes..............................................C-1
Exhibit D--Price/Yield Tables for the Certificates of the "S" Class..........D-1
Exhibit E--Global Clearance, Settlement and Tax Documentation Procedures.....E-1
Exhibit F--Summary Term Sheet................................................F-1

                                   Prospectus

Important Notice about the Information Presented in this Prospectus............3
Available Information; Incorporation by Reference..............................3
Summary of Prospectus..........................................................4
Risk Factors..................................................................13
Description of the Trust Assets...............................................32
Yield and Maturity Considerations.............................................56
DLJ Commercial Mortgage Corp..................................................62
Description of the Certificates...............................................63
Description of the Governing Documents........................................71
Description of Credit Support.................................................81
Certain Legal Aspects of Mortgage Loans.......................................83
Federal Income Tax Consequences...............................................98
State and Other Tax Consequences.............................................139
ERISA Considerations.........................................................139
Legal Investment.............................................................145
Use of Proceeds..............................................................147
Method of Distribution.......................................................147
Legal Matters................................................................148
Financial Information........................................................149
Rating.......................................................................149

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

      Information about the offered certificates is contained in two separate documents, each of which provides summary information in the front part thereof and more detailed information in the text that follows: (a) this prospectus supplement, which describes the specific terms of the offered certificates; and
(b) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates. You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

      In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http:\\www.sec.gov).

      You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                           FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

--------------------------------------------------------------------------------
                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                         Introduction to the Transaction

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 1999-CG3 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not. The footnotes to the table below follow on the next page.

------------------------------------------------------------------------------------------------------------------------------------
                                    Series 1999-CG3 Commercial Mortgage Pass-Through Certificates
------------------------------------------------------------------------------------------------------------------------------------
                                                  Approx.
                              Initial Aggregate    % of                                                    Weighted
                                  Principal       Initial       Approx.      Pass-Through     Initial      Average       Principal
  Class(1)      Ratings(2)       Balance or       Mortgage  Initial Credit       Rate       Pass-Through     Life        Window(5)
                                  Notional          Pool      Support(4)     Description        Rate      (years)(5)
                                  Amount(3)       Balance
------------------------------------------------------------------------------------------------------------------------------------
Offered Certificates
------------------------------------------------------------------------------------------------------------------------------------
S                Aaa/AAA       $899,289,205(6)      N/A           N/A       Variable IO(7)    0.8943%         N/A            N/A
------------------------------------------------------------------------------------------------------------------------------------
A-1A             Aaa/AAA       $140,618,000        15.64%       27.75%          Fixed         7.1200%         5.7        11/99-10/08
------------------------------------------------------------------------------------------------------------------------------------
A-1B             Aaa/AAA       $509,118,000        56.61%       27.75%          Fixed         7.3400%         9.7        10/08-9/09
------------------------------------------------------------------------------------------------------------------------------------
A-1C             Aa1/AAA        $17,716,000        1.97%        25.78%          Fixed         7.4400%         9.9         9/09-9/09
------------------------------------------------------------------------------------------------------------------------------------
A-2               Aa2/AA        $25,000,000        2.78%        23.00%        WAC Cap(8)      7.5400%         9.9         9/09-9/09
------------------------------------------------------------------------------------------------------------------------------------
A-3                A2/A         $49,461,000        5.50%        17.50%        WAC Cap(8)      7.7300%         9.9         9/09-9/09
------------------------------------------------------------------------------------------------------------------------------------
A-4                A3/A         $13,489,000        1.50%        16.00%        WAC Cap(8)      7.8300%         9.9         9/09-9/09
------------------------------------------------------------------------------------------------------------------------------------
A-5              Baa1/A-        $15,738,000        1.75%        14.25%        WAC Cap(8)      8.1200%         9.9         9/09-9/09
------------------------------------------------------------------------------------------------------------------------------------
B-1              Baa2/BBB       $17,986,000        2.00%        12.25%          WAC(9)        8.2400%         9.9         9/09-9/09
------------------------------------------------------------------------------------------------------------------------------------
B-2             Baa3/BBB-       $15,737,000        1.75%        10.50%          WAC(9)        8.2400%         9.9         9/09-9/09
------------------------------------------------------------------------------------------------------------------------------------
Non-Offered Certificates(10)
------------------------------------------------------------------------------------------------------------------------------------
B-3                N/A          $26,979,000        3.00%          N/A         WAC Cap(8)      6.9250%         N/A            N/A
------------------------------------------------------------------------------------------------------------------------------------
B-4                N/A          $13,489,000        1.50%          N/A         WAC Cap(8)      6.9250%         N/A            N/A
------------------------------------------------------------------------------------------------------------------------------------
B-5                N/A           $8,993,000        1.00%          N/A         WAC Cap(8)      6.9250%         N/A            N/A
------------------------------------------------------------------------------------------------------------------------------------
B-6                N/A          $11,241,000        1.25%          N/A         WAC Cap(8)      6.9250%         N/A            N/A
------------------------------------------------------------------------------------------------------------------------------------
B-7                N/A           $8,993,000        1.00%          N/A         WAC Cap(8)      6.9250%         N/A            N/A
------------------------------------------------------------------------------------------------------------------------------------
B-8                N/A           $8,993,000        1.00%          N/A         WAC Cap(8)      6.9250%         N/A            N/A
------------------------------------------------------------------------------------------------------------------------------------
 C                 N/A           $4,497,000        0.50%          N/A         WAC Cap(8)      6.9250%         N/A            N/A
------------------------------------------------------------------------------------------------------------------------------------
 D                 N/A          $11,241,205        1.25%          N/A         WAC Cap(8)      6.9250%         N/A            N/A
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

----------

(1) The respective classes of certificates identified in the table above entitle their holders to varying degrees of seniority for purposes of--

      o receiving payments of interest and, if and when applicable, payments of principal; and

      o bearing the effects of losses on the secured loans that will back the series "1999-CG3" certificates, as well as default-related and other unanticipated expenses of the related commercial mortgage trust.

      The class "S", "A-1A" and "A-1B" certificates are the most senior. The remaining classes of certificates identified in the table above are listed from top to bottom in descending order of seniority.

(2) Ratings shown are those of Moody's Investors Service, Inc. and Fitch IBCA, Inc., respectively.

(3) The actual initial aggregate principal balance or notional amount of any class of certificates identified in the table above may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

(4) Represents the initial aggregate principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series "1999-CG3" certificates that are subordinate to the indicated class.

(5) Calculated based on the following assumptions with respect to each secured loan that will back the series "1999-CG3" certificates--

      o     the related borrower timely makes all payments on that loan,

      o if that loan has an anticipated repayment date, as described under "--The Mortgage Loans and the Underlying Real Properties" below, the loan will be paid in full on that date, and

      o     that loan will not otherwise be prepaid prior to stated maturity.

      Further based on the other "Maturity Assumptions" described under "Yield and Maturity Considerations" in this prospectus supplement.

(6) Initial aggregate notional amount. The aggregate notional amount of the class "S" certificates will equal the aggregate principal balance of the other classes of certificates identified in the table above outstanding from time to time. The aggregate notional amount of the class "S" certificates will be used solely to calculate the accrual of interest with respect to those certificates. The class "S" certificates will not have principal balances and will not entitle their holders to payments of principal.

(7) "Variable IO" refers to a variable pass-through rate that is equal to the excess, if any, of (i) a weighted average coupon derived from net interest rates on the secured loans that will back the series "1999-CG3" certificates, over (ii) a weighted average of the pass-through rates in respect of each of the other classes of certificates identified in the table above.

(8) "WAC Cap" refers to a variable pass-through rate that is equal to the lesser (i) of the initial pass-through rate for the subject class of certificates and a (ii) weighted average coupon derived from net interest rates on the secured loans that will back the series "1999-CG3" certificates.

(9) "WAC"refers to a variable pass-through rate that is equal to a weighted average coupon derived from net interest rates on the secured loans that will back the series "1999-CG3" certificates.

(10) The series "1999-CG3" non-offered certificates will also include the following classes of certificates which are not shown above: "E", "R-I", "R-II" and "R-III". These other non-offered certificates do not have principal balances, notional amounts or pass-through rates. They do not provide any material credit support for the offered certificates.

                              --------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The Trust .......................   The series "1999-CG3" certificates will
                                    evidence the entire beneficial ownership of a common law trust designated as the DLJ
                                    Commercial Mortgage Trust 1999-CG3. We will form the DLJ Commercial Mortgage Trust
                                    1999-CG3 at or prior to the time of initial issuance of the series "1999-CG3" certificates. Throughout this prospectus supplement, we refer to the DLJ Commercial
                                    Mortgage Trust 1999-CG3 as the "trust".

                                    The assets of the trust will include a pool of secured loans, the collateral for which primarily consists of multifamily and commercial real properties. We will deposit those loans into the trust at the time of initial issuance of the series "1999-CG3" certificates. Throughout this prospectus supplement, we refer to those loans as the "mortgage loans" and to the pool thereof as the "mortgage pool".

The Governing Document ..........   The governing document for purposes of
                                    forming the trust and issuing the series
                                    "1999-CG3" certificates will be a pooling and servicing agreement to be dated as of October 1, 1999. Whenever we refer in this prospectus supplement to the "pooling and servicing agreement", we mean that particular pooling and servicing agreement.
                                    The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets of the trust. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the series "1999-CG3" certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

                                    The parties to the pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. Whenever we refer in this prospectus supplement to the "trustee", the "master servicer" or the "special servicer", we mean the person or entity acting in that capacity under the pooling and servicing agreement.

Source of the Mortgage Loans ....   We are not the originator of the mortgage
                                    loans. We will acquire the mortgage loans from two separate parties, which we refer to in this prospectus supplement as the "mortgage loan sellers". One of the mortgage loan sellers is affiliated with us and the underwriter. An affiliate of the other mortgage loan seller may acquire some of the series "1999-CG3" non-offered certificates.
                                    Each of the mortgage loans was originated by--

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    o     the related mortgage loan seller,

                                    o     the parent or another affiliate of the
                                          related mortgage loan seller, or

                                    o     a correspondent in the related
                                          mortgage loan seller's conduit lending
                                          program.

                                    Relevant Parties

"We" and "Us" ...................   Our name is DLJ Commercial Mortgage Corp.,
                                    and we are a Delaware corporation. Our
                                    address is 277 Park Avenue, 9th Floor, New
                                    York, New York 10172 and our telephone
                                    number is (212) 892-3000. We will form the trust and deposit the mortgage loans into it. See "DLJ Commercial Mortgage Corp." in the accompanying prospectus.

Initial Trustee .................   Norwest Bank Minnesota, National
                                    Association, a national banking association, will act as the initial trustee. See
                                    "Description of the Offered
                                    Certificates--The Trustee" in this
                                    prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. We refer to the trustee or its agent in that capacity as the "tax administrator" in this prospectus supplement.

Initial Master Servicer .........   GE Capital Loan Services, Inc., a Delaware
                                    corporation, will act as the initial master servicer. See "Servicing of the Mortgage
                                    Loans--The Initial Master Servicer and the
                                    Initial Special Servicer" in this prospectus supplement. The initial master servicer is an affiliate of GE Capital Access, Inc., one of the mortgage loan sellers. An affiliate of the initial master servicer may acquire some of the series "1999-CG3" non-offered certificates.

Initial Special Servicer ........   GMAC Commercial Mortgage Corporation, a
                                    California corporation, will act as the
                                    initial special servicer. See "Servicing of the Mortgage Loans--The Initial Master
                                    Servicer and the Initial Special Servicer" in this prospectus supplement. The initial special servicer or one of its affiliates may acquire some of the series "1999-CG3" non-offered certificates.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Controlling Class
   of Certificateholders ........   The holders of certificates representing a
                                    majority interest in a designated
                                    "controlling class" of the series "1999-CG3" certificates will have the right, subject to the conditions described in this prospectus supplement, to--

                                    o     replace the special servicer, and

                                    o     select a representative that may
                                          direct and advise the special servicer
                                          on various servicing matters.

                                    Unless there are significant losses on the mortgage pool, the controlling class of the series "1999-CG3" certificates will be a class of non-offered certificates. See "Servicing of the Mortgage Loans--The Controlling Class Representative" and "--Replacement of the Special Servicer" in this prospectus supplement.

Mortgage Loan Sellers ...........   We will acquire 55 of the mortgage loans,
                                    representing 50.6% of the initial mortgage pool balance, from GE Capital Access, Inc., a Delaware corporation and an affiliate of the initial master servicer. We will acquire the remaining 105 mortgage loans, representing 49.4% of the initial mortgage pool balance, from Column Financial, Inc., which is a Delaware corporation and one of our affiliates. See "Description of the Mortgage Pool--The Mortgage Loan Sellers and the Originators" in this prospectus supplement.

Originators .....................   GE Capital Access, Inc. acquired each of the
                                    mortgage loans that it is selling to us from its parent, General Electric Capital
                                    Corporation, by capital contribution.
                                    General Electric Capital Corporation
                                    originated each of those mortgage loans.

                                    Column Financial, Inc. originated 99 of the mortgage loans that it is selling to us, representing 47.0% of the initial mortgage pool balance. It acquired the remaining mortgage loans that it is selling to us from the originator of those loans, Union Capital Investments, LLC.

                                    See "Description of the Mortgage Pool--The
                                    Mortgage Loan Sellers and the Originators" in this prospectus supplement.

Underwriter .....................   Donaldson, Lufkin & Jenrette Securities
                                    Corporation, a Delaware corporation, is the underwriter of the offering being made by this prospectus supplement. The underwriter is an affiliate of both us and Column
                                    Financial, Inc. See "Method of Distribution" in this prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           Relevant Dates and Periods

Cut-off Date ....................   The mortgage loans will be considered part
                                    of the trust as of a "cut-off date" of
                                    October 1, 1999. All payments and
                                    collections received on the mortgage loans after that date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust.
                                    Accordingly, October 1, 1999 is the date as of which we present much of the information relating to the mortgage pool and the underlying real properties in this prospectus supplement.

Issue Date ......................   The date of initial issuance, or "issue
                                    date", for the offered certificates will be on or about October 12, 1999.

Payment Date ....................   Payments on the offered certificates are
                                    scheduled to occur monthly, commencing in November 1999. During any given month, the "payment date" will be the later of--

                                    o     the tenth calendar day of that month,
                                          or, if that tenth calendar day of that
                                          month is not a business day, then the
                                          next succeeding business day, and

                                    o     the fourth business day following the
                                          fourth calendar day of that month.

Record Date .....................   The "record date" for each monthly payment
                                    on an offered certificate will be the last business day of the prior calendar month.
                                    The registered holders of the offered
                                    certificates at the close of business on each record date, will be entitled to receive any payments on those certificates on the following payment date.

Collection Period ...............   Amounts available for payment on the offered
                                    certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on the mortgage loans during the related collection period. Each "collection period"--

                                    o     will relate to a particular payment
                                          date,

                                    o     will be approximately one month long,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    o     will begin when the prior collection
                                          period ends or, in the case of the
                                          first collection period, will begin on
                                          October 2, 1999, and

                                    o     will end during the month of, but
                                          prior to, the related payment date.

Interest Accrual Period .........   The amount of interest payable with respect
                                    to the offered certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The "interest accrual period" for any payment date will be the calendar month immediately preceding the month in which that payment date occurs.

Rated Final Payment Date ........   As discussed in this prospectus supplement,
                                    each rating assigned to the offered
                                    certificates will represent the respective rating agency's assessment of the likelihood of timely receipt by the holders of those certificates of all interest to which they are entitled on each payment date and, except in the case of the class "S" certificates, the ultimate receipt by the holders of those certificates of all principal to which they are entitled by the related final payment date. The "rated final payment date" is the payment date in October
                                    2032. This is the first payment date
                                    following the third anniversary of the end of the amortization term for the mortgage loan with the longest remaining amortization term as of the date of initial issuance of the series "1999-CG3" certificates.

Assumed Final Payment Date ......   The assumed final payment date for each
                                    class of offered certificates will occur in the calendar month and year set forth below for that class.

                                                               Month and Year
                                                              of Assumed Final
                                          Class                 Payment Date
                                          -----                 ------------
                                           S                   September 2024
                                           A-1A                  October 2008
                                           A-1B                September 2009
                                           A-1C                September 2009
                                           A-2                 September 2009
                                           A-3                 September 2009
                                           A-4                 September 2009
                                           A-5                 September 2009
                                           B-1                 September 2009
                                           B-2                 September 2009

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    The "assumed final payment date" for each class of offered certificates will be the payment date on which the holders of those certificates would be expected to receive their last payment based upon--

                                    o     the assumption that each underlying
                                          borrower timely makes all payments on
                                          its mortgage loan,

                                    o     the assumption that each mortgage loan
                                          with an anticipated repayment date is
                                          paid in full on that date,

                                    o     the assumption that no underlying
                                          borrower otherwise prepays its
                                          mortgage loan prior to stated
                                          maturity, and

                                    o     the other "Maturity Assumptions" set
                                          forth under "Yield and Maturity
                                          Considerations" in this prospectus
                                          supplement.

                    Description of the Offered Certificates

Registration and Denominations ..   We intend to deliver the offered
                                    certificates in book-entry form in original denominations of:

                                    o     in the case of the class "S"
                                          certificates, $10,000 initial notional
                                          amount and in any whole dollar
                                          denomination in excess of $10,000; and

                                    o     in the case of the other offered
                                          certificates, $10,000 initial
                                          principal balance and in any whole
                                          dollar denomination in excess of
                                          $10,000.

                                    You will hold your certificates through The
                                    Depository Trust Company, in the United
                                    States, or Cedel Bank, Societe Anonyme or
                                    The Euroclear System, in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described in this prospectus supplement and in the accompanying prospectus. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear on the other, may be accomplished in DTC through the relevant depositaries of Cedel or Euroclear. We may elect to terminate the book-entry system through DTC with respect to any portion of any class of offered certificates. See "Description

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                                      S-11
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                                    of the Offered Certificates--Registration
                                    and Denominations" in this prospectus
                                    supplement and "Description of the
                                    Certificates--Book-Entry Registration and
                                    Definitive Certificates" in the accompanying prospectus.

Payments

A. General ......................   The trustee will make payments of interest
                                    and principal to the respective classes of series "1999-CG3" certificateholders entitled to those payments, sequentially as follows:

                                          Payment Order           Class
                                          -------------           -----
                                                1           S, A-1A and A-1B*
                                                2                 A-1C
                                                3                  A-2
                                                4                  A-3
                                                5                  A-4
                                                6                  A-5
                                                7                  B-1
                                                8                  B-2
                                                9                  B-3
                                                10                 B-4
                                                11                 B-5
                                                12                 B-6
                                                13                 B-7
                                                14                 B-8
                                                15                  C
                                                16                  D

                                    -----------------

                                    *     Allocation of interest payments among
                                          these classes is pro rata based on
                                          entitlement. Allocation of principal
                                          payments between the class "A-1A" and
                                          "A-1B" certificates is described
                                          below. The class "S" certificates do
                                          not have principal balances and do not
                                          entitle their holders to payments of
                                          principal.

                                    See "Description of the Offered
                                    Certificates--Payments--Priority of
                                    Payments" in this prospectus supplement.

B. Payments of Interest .........   Each class of offered certificates will bear
                                    interest. In each case, that interest will accrue during each interest accrual period based upon--

                                    o     the pass-through rate applicable for
                                          the particular class for that interest
                                          accrual period,

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                                      S-12
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                                    o     the aggregate principal balance or
                                          notional amount, as the case may be,
                                          of the particular class outstanding
                                          immediately prior to the related
                                          payment date, and

                                    o     the assumption that each year consists
                                          of 12 30-day months.

                                    A whole or partial prepayment on a mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of the respective classes of interest-bearing series "1999-CG3" certificates, including the offered certificates, on a pro rata basis in accordance with the respective amounts of interest otherwise payable on those classes for the corresponding interest accrual period.

                                    On each payment date, subject to available funds and the payment priorities described above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued in respect of your class of offered certificates through the end of the related interest accrual period.

                                    See "Description of the Offered
                                    Certificates--Payments--Payments of
                                    Interest" and "--Payments--Priority of
                                    Payments" in this prospectus supplement.

C. Payments of Principal ........   The class "S" certificates do not have
                                    principal balances and do not entitle their holders to payments of principal. Subject to available funds and the payment priorities described above, however, the holders of each other class of offered certificates will be entitled to receive a total amount of principal over time equal to the aggregate principal balance of their particular class. The trustee must make payments of principal in a specified sequential order to ensure that--

                                    o     No payments of principal will be made
                                          to the holders of any class of series
                                          "1999-CG3" non-offered certificates
                                          until the aggregate principal balance
                                          of the offered certificates is reduced
                                          to zero.

                                    o     No payments of principal will be made
                                          to the holders of the class "A-1C",
                                          "A-2", "A-3", "A-4", "A-5", "B-1" or
                                          "B-2" certificates until, in the case
                                          of each of those classes, the
                                          aggregate principal balance of all
                                          more senior classes of offered
                                          certificates is reduced to zero.

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                                      S-13
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                                    o     No payments of principal will be made
                                          to the holders of the class "A-1B"
                                          certificates until either:

                                          (i)   the aggregate principal balance
                                                of the class "A-1A"
                                                certificates is reduced to zero;
                                                or

                                          (ii)  the class "A-1A" and "A-1B"
                                                certificates are the only
                                                outstanding series "1999-CG3"
                                                certificates with principal
                                                balances.

                                    Under the circumstances described in clause
                                    (ii) of the prior sentence, payments of
                                    principal will be made to the holders of the class "A-1A" and the "A-1B" certificates on a pro rata basis in accordance with the respective outstanding principal balances of those certificates.

                                    The total payments of principal to be made on the respective classes of the series "1999-CG3" certificates entitled thereto on any payment date will be a function of--

                                    o     the amount of scheduled payments of
                                          principal due or, in some cases,
                                          deemed due on the mortgage loans
                                          during the related collection period,
                                          which payments are either received as
                                          of the end of that collection period
                                          or advanced by the master servicer,
                                          and

                                    o     the amount of any prepayments and
                                          other unscheduled collections of
                                          previously unadvanced principal in
                                          respect of the mortgage loans that are
                                          received during the related collection
                                          period.

                                    See "Description of the Offered
                                    Certificates--Payments--Payments of
                                    Principal" and "--Payments--Priority of
                                    Payments" in this prospectus supplement.

D. Payments of Prepayment
   Premiums and Yield
   Maintenance Charges ..........   If any prepayment premium or yield
                                    maintenance charge is collected on a
                                    mortgage loan, then the trustee will pay that amount in the proportions described in this prospectus supplement, to--

                                    o     the holders of the class "S"
                                          certificates, and/or

                                    o     the holders of the class or classes of
                                          offered certificates, if any, then
                                          entitled to receive payments of
                                          principal.

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                                      S-14
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                                    See "Description of the Offered
                                    Certificates--Payments--Payments of
                                    Prepayment Premiums and Yield Maintenance
                                    Charges" in this prospectus supplement.

Reductions of Certificate
   Balances in Connection
   With Losses and Certain
   Expenses .....................   Realized losses on the mortgage loans,
                                    together with default-related and other
                                    unanticipated expenses of the trust, may cause the aggregate principal balance of the mortgage pool, net of advances of principal, to be less than the aggregate principal balance of the series "1999-CG3" certificates. If and to the extent that those losses and expenses cause such a deficit to exist following the payments made on the series "1999-CG3" certificates on any payment date, then the aggregate principal balances of those classes of certificates of that series with principal balances, will be successively reduced in the following order, until that deficit is eliminated:

                                          Reduction Order            Class
                                          ---------------            -----
                                                1                      D
                                                2                      C
                                                3                     B-8
                                                4                     B-7
                                                5                     B-6
                                                6                     B-5
                                                7                     B-4
                                                8                     B-3
                                                9                     B-2
                                                10                    B-1
                                                11                    A-5
                                                12                    A-4
                                                13                    A-3
                                                14                    A-2
                                                15                   A-1C
                                                16              A-1A and A-1B*

                                    -----------------

                                    *     Pro rata by outstanding principal
                                          balance.

                                    See "Description of the Offered
                                    Certificates--Reductions of Certificate
                                    Principal Balances in Connection With
                                    Realized Losses and Additional Trust Fund
                                    Expenses" in this prospectus supplement.

Advances of Delinquent Monthly
   Debt Service Payments ........   Except as described below, the master
                                    servicer will be required to make advances with respect to any delinquent monthly payments, other than balloon payments, of principal and/or interest due on the mortgage loans. In addition, if (i) the master servicer fails to make any advance that it is required to make and

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                                      S-15
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                                    (ii) the trustee is aware of the failure,
                                    the trustee will be required to make the advance. Neither of the master servicer nor the trustee, however, will be required to make any advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related mortgage loan. As described in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest thereon at the prime rate described in this prospectus supplement.

                                    If certain adverse events or circumstances, which we will describe later in this prospectus supplement, occur or exist with respect to any mortgage loan or the underlying real property for that loan, the special servicer will be obligated to obtain a new appraisal of or, in limited cases, conduct a valuation of that real property. If, based on that appraisal or other valuation, it is determined that (i) the principal balance of, and other delinquent amounts due under, that mortgage loan exceed
                                    (ii) 90% of the new estimated value of that real property, then the amount otherwise required to be advanced in respect of interest on that mortgage loan will be reduced, generally in the same proportion that such excess bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, this reduction in advances will reduce the funds available to pay interest on the most subordinate class of interest-bearing series "1999-CG3" certificates then outstanding.

                                    See "Description of the Offered
                                    Certificates--Advances of Delinquent Monthly
                                    Debt Service Payments" and "Servicing of the
                                    Mortgage Loans--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances in Respect of Delinquencies" in the accompanying prospectus.

Reports to Certificateholders ...   On each payment date, the trustee will
                                    provide to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail the payments made to the series "1999-CG3" certificateholders on that payment date and the performance of the mortgage loans and the underlying real properties.

                                    Upon reasonable prior notice, you may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the mortgage loans

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                                      S-16

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                                    and the underlying real properties,
                                    including loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent the trustee receives the information and documents.

                                    See "Description of the Offered
                                    Certificates--Reports to Certificateholders;
                                    Certain Available Information" in this
                                    prospectus supplement.

Optional Termination ............   Specified parties to the transaction may
                                    terminate the trust when the aggregate
                                    principal balance of the mortgage pool, net of advances of principal, is less than approximately 1.0% of the initial mortgage pool balance. See "Description of the Offered Certificates--Termination" in this prospectus supplement.

              The Mortgage Loans and the Underlying Real Properties

General .........................   Each of the mortgage loans is the obligation
                                    of a borrower to repay a specified sum with interest. Each of the mortgage loans will be secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we will describe later in this prospectus supplement, that mortgage lien will be a first priority lien.

                                    All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                    We include in this prospectus supplement a variety of information regarding the mortgage loans and the underlying real properties. In reviewing this information, you should be aware that--

                                    o     All numerical information provided
                                          with respect to the mortgage loans is
                                          provided on an approximate basis.

                                    o     All weighted average information
                                          provided with respect to the mortgage
                                          loans or any sub-group of mortgage
                                          loans reflects the weighting of those
                                          mortgage loans by their respective
                                          scheduled principal balances as of
                                          October 1, 1999. The "scheduled
                                          principal balance" of

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                                      S-17
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                                          any mortgage loan, as of any date of
                                          determination, will equal its then
                                          unpaid principal balance, after
                                          application of all payments of
                                          principal due with respect to the
                                          mortgage loan on or before that date,
                                          whether or not those payments are
                                          received.

                                    o     In presenting the 10/1/99 scheduled
                                          principal balances of the mortgage
                                          loans, we have assumed that--

                                          (i)   all scheduled payments of
                                                principal and/or interest due on
                                                the mortgage loans on or before
                                                October 1, 1999 are timely made,
                                                and,

                                          (ii)  there are no prepayments or
                                                other unscheduled collections of
                                                principal with respect to any of
                                                the mortgage loans during the
                                                period from September 1, 1999 up
                                                to and including October 1,
                                                1999.

                                    o     When information with respect to the
                                          underlying real properties is
                                          expressed as a percentage of the
                                          initial mortgage pool balance, the
                                          percentages are based upon the 10/1/99
                                          scheduled principal balances of the
                                          related mortgage loans.

                                    o     Some of the mortgage loans provide
                                          that they are cross-collateralized
                                          and cross-defaulted with one or more
                                          other mortgage loans. Except as
                                          otherwise indicated, when a mortgage
                                          loan is cross-collateralized and
                                          cross-defaulted with another mortgage
                                          loan, we have presented the
                                          information regarding those mortgage
                                          loans as if each of them was secured
                                          only by a mortgage lien on the
                                          corresponding real property identified
                                          on Exhibit A-1 to this prospectus
                                          supplement. One such exception is that
                                          each and every mortgage loan in any
                                          particular group of
                                          cross-collateralized and
                                          cross-defaulted mortgage loans is
                                          treated as having the same
                                          loan-to-value ratio and the same debt
                                          service coverage ratio. None of the
                                          mortgage loans is cross-collateralized
                                          with any loan that will not be
                                          included in the trust.

                                    o     In some cases, when multiple
                                          underlying real properties secure a
                                          single mortgage loan, we have
                                          allocated that mortgage loan among
                                          those properties based upon--

                                          (i)   relative appraised values,

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                                      S-18
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                                          (ii)  relative underwritten net cash
                                                flow, or

                                          (iii) prior allocations reflected in
                                                the related loan documents,

                                          for purposes of providing certain
                                          property-specific information.

                                    o     In some cases, when multiple parcels
                                          of real property secure a single
                                          mortgage loan, we have treated those
                                          parcels as a single "real property"
                                          because of their proximity to each
                                          other, the interrelationship of their
                                          operations or for other reasons deemed
                                          appropriate by us.

                                    o     Whenever we refer to a particular
                                          underlying real property by name, we
                                          mean the property identified by that
                                          name on Exhibit A-1 to this prospectus
                                          supplement.

                                    o     Statistical information regarding the
                                          mortgage loans may change prior to the
                                          date of initial issuance of the series
                                          "1999-CG3" certificates due to changes
                                          in the composition of the mortgage
                                          pool prior to that date.

                                    For more detailed information on the
                                    mortgage loans than is provided in this
                                    "Summary of Prospectus Supplement" section, see the following sections in this prospectus supplement:

                                    o     "Description of the Mortgage Pool"

                                    o     "Risk Factors--Risks Related to the
                                          Mortgage Loans"

                                    o     Exhibit A-1 - Certain Characteristics
                                          of the Mortgage Loans and the
                                          Underlying Real Properties

                                    o     Exhibit A-2 - Mortgage Pool
                                          Information

Payment Terms ...................   Each mortgage loan currently accrues
                                    interest at the annual rate specified with respect to that loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                    Each mortgage loan provides for scheduled payments of principal and/or interest to be due on the first day of each month. We refer to these scheduled payments as "monthly debt service payments".

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                                      S-19
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                                    One hundred forty-five of the mortgage
                                    loans, representing 78.3% of the initial mortgage pool balance, provide for:

                                    o     an amortization schedule that is
                                          significantly longer than its
                                          remaining term to stated maturity; and

                                    o     a substantial payment of principal on
                                          its maturity date.

                                    We refer to these 145 mortgage loans as the "balloon loans".

                                    Eight of the mortgage loans, representing
                                    19.5% of the initial mortgage pool balance, provide material incentives to the related borrower to pay the mortgage loan in full by a specified date, which we refer to as an "anticipated repayment date". There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

                                    o     The calculation of interest in excess
                                          of the initial mortgage interest rate.
                                          The additional interest will be
                                          deferred and will be payable only
                                          after the outstanding principal
                                          balance of the mortgage loan is paid
                                          in full.

                                    o     The application of excess cash flow
                                          from the underlying real property to
                                          pay the principal amount of the
                                          mortgage loan. The payment of
                                          principal will be in addition to the
                                          principal portion of the normal
                                          monthly debt service payment.

                                    We refer to these eight mortgage loans as the "ARD loans".

                                    The remaining seven mortgage loans,
                                    representing 2.3% of the initial mortgage pool balance, have payment schedules that provide for the payment of these mortgage loans in full or substantially in full by their respective maturity dates. We refer to these seven mortgage loans as the "fully amortizing loans".

Delinquency Status ..............   None of the mortgage loans was 30 days or
                                    more delinquent in respect of any monthly debt service payment as of October 1, 1999 or at any time during the 12-month period preceding that date.

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                                      S-20
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Prepayment Lock-Out Periods .....   A prepayment lock-out period is currently in
                                    effect for all of the mortgage loans. Set forth below is information regarding the remaining terms of those lock-out periods:

                                    Maximum remaining lock-out
                                      period:                         293 months
                                    Minimum remaining lock-out
                                      period:                          56 months
                                    Weighted average remaining
                                      lock-out period:                115 months

Defeasance ......................   One hundred fifty-nine of the mortgage
                                    loans, representing 99.8% of the initial mortgage pool balance, permit the related borrower to obtain a release of the underlying real property (or, where applicable, one or more of the underlying real properties) from the lien of the related mortgage by delivering U.S. Treasury obligations as substitute collateral.
                                    However, with three exceptions, none of the mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the series "1999-CG3" certificates.

Additional Statistical Information

A. General Characteristics ......   The mortgage pool will have the following
                                    general characteristics as of October 1, 1999:

                                    Initial mortgage pool
                                      balance(1)....................$899,289,205
                                    Number of mortgage loans.................160
                                    Number of underlying real
                                      properties ............................167

                                    Maximum 10/1/99 scheduled
                                      principal balance..............$48,969,762
                                    Minimum 10/1/99 scheduled
                                      principal balance.................$401,415
                                    Average 10/1/99 scheduled
                                      principal balance(2)............$5,620,558

                                    Maximum mortgage interest
                                      rate................................9.220%
                                    Minimum mortgage interest
                                      rate................................6.830%
                                    Weighted average mortgage
                                      interest rate.......................8.041%

                                    Maximum original term to
                                      maturity or anticipated
                                      repayment date..................300 months
                                    Minimum original term to
                                      maturity or anticipated
                                      repayment date...................60 months
                                    Weighted average original
                                      term to maturity or
                                      anticipated repayment date......123 months

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                                      S-21
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                                    Maximum remaining term to
                                      maturity or anticipated
                                      repayment date..................299 months
                                    Minimum remaining term to
                                      maturity or anticipated
                                      repayment date...................59 months
                                    Weighted average remaining
                                      term to maturity or
                                      anticipated repayment date......120 months

                                    Maximum underwritten debt
                                      service coverage ratio(3)(5).........2.39x
                                    Minimum underwritten debt
                                      service coverage ratio(3)(5).........1.20x
                                    Weighted average underwritten
                                      debt service coverage ratio(3)(5)....1.36x

                                    Maximum 10/1/99 loan-to-value
                                      ratio(4)(5)..........................80.0%
                                    Minimum 10/1/99 loan-to-value
                                      ratio(4)(5)..........................37.1%
                                    Weighted average 10/1/99 loan-
                                      to-value ratio(4)(5).................70.3%

                                    ---------------------

                                    (1)   Subject to a permitted variance of
                                          plus or minus 5%.

                                    (2)   Presented without regard to the
                                          cross-collateralization. If each group
                                          of cross-collateralized mortgage loans
                                          were treated as a single mortgage
                                          loan, the average 10/1/99 scheduled
                                          principal balance would be $5,877,707.

                                    (3)   Calculated as described under
                                          "Description of the Mortgage
                                          Pool--Certain Mortgage Pool
                                          Characteristics" in this prospectus
                                          supplement, based on--

                                          o     the total cash flow that the
                                                related mortgage loan seller has
                                                estimated will be available from
                                                the underlying real property or
                                                properties to pay the annual
                                                debt service on the subject
                                                mortgage loan and any other
                                                mortgage loans that are cross-
                                                collateralized with it, and

                                          o     the scheduled annual debt
                                                service that will be payable on
                                                the subject mortgage loan and
                                                any other mortgage loans that
                                                are cross-collateralized with
                                                it, assuming, in the case of
                                                mortgage loans with an initial
                                                interest-only period, that
                                                amortization has begun.

                                    (4)   Calculated as described under
                                          "Description of the Mortgage
                                          Pool--Certain Mortgage Pool
                                          Characteristics" in this prospectus
                                          supplement, based on--

                                          o     the 10/1/99 scheduled principal
                                                balance for that mortgage loan
                                                and any other mortgage loans
                                                that are cross-collateralized
                                                with it, and

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                                      S-22
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                                          o     the estimated value of the
                                                underlying real property or
                                                properties as set forth in the
                                                most recent appraisal(s)
                                                obtained by or otherwise in the
                                                possession of the related
                                                mortgage loan seller.

                                    (5)   Excludes the one mortgage loan that is
                                          secured by an underlying real property
                                          subject to a "credit tenant lease".

B.  Geographic Concentration ....   The table below shows the number of, and
                                    percentage of the initial mortgage pool
                                    balance secured by, underlying real
                                    properties located in the indicated states:

                                                                      % of
                                                                     Initial
                                                                    Mortgage
                                                   Number of          Pool
                                    State         Properties         Balance
                                    -----         ----------         -------
                                    California        21              17.3%
                                    Texas             34              15.2%
                                    New York           6              10.8%
                                    Michigan           7               5.1%

                                    The remaining underlying real properties are located throughout 33 other states and the District of Columbia. No more than 4.6% of the initial mortgage pool balance is secured by real properties located in any of these other jurisdictions.

C. Property Types ...............   The table below shows the number of, and
                                    percentage of the initial mortgage pool
                                    balance secured by, underlying real
                                    properties operated for each indicated
                                    purpose:

                                                                          % of
                                                                        Initial
                                                                        Mortgage
                                                         Number of        Pool
                                    Property Type        Properties     Balance
                                    -------------        ----------     -------
                                    Multifamily Rental       74          34.0%
                                    Office                   19          21.0%
                                    Retail                   37          20.3%
                                    Hospitality               7          11.4%
                                      Full Service
                                        Hotels                6          11.0%
                                      Limited Service
                                        Hotels                1           0.4%
                                    Manufactured
                                      Housing Community      10           5.4%
                                    Mixed Use                 8           3.4%
                                    Industrial                6           2.7%
                                    Self Storage              4           0.8%
                                    Credit Tenant Lease*      1           0.6%
                                    Independent/Assisted
                                      Living                  1           0.4%

                                    ------------------

                                    *     One office property is subject to a
                                          credit tenant lease.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

D. Encumbered Interests .........   The table below shows the number of, and
                                    percentage of the initial mortgage pool
                                    balance secured by, underlying real
                                    properties for which the encumbered interest is as indicated:

                                                                          % of
                                                                         Initial
                                    Encumbered Interest                 Mortgage
                                    in the Underlying      Number of      Pool
                                    Real Property         Properties    Balance
                                    -------------         ----------    -------

                                    Ownership*                162        90.3%
                                    Ownership in part,
                                      Leasehold in part         4         8.9%
                                    Leasehold                   1         0.8%

                                    -------------

                                    *     "Ownership" also includes cases where
                                          the ownership and leasehold interests
                                          in the same property are both
                                          encumbered.

                       Legal and Investment Considerations

Federal Income
  Tax Consequences ..............   The trustee or its agent will make elections
                                    to treat designated portions of the assets of the trust as three separate "real estate mortgage investment conduits" under Sections
                                    860A through 860G of the Internal Revenue
                                    Code of 1986. The designations for each
                                    REMIC are as follows:

                                    o     "REMIC I", the lowest tier REMIC, will
                                          generally hold the mortgage loans, as
                                          well as any of the underlying real
                                          properties that may have been acquired
                                          by the trust following a borrower
                                          default, but will exclude collections
                                          of additional interest accrued and
                                          deferred as to payment in respect of
                                          each mortgage loan with an anticipated
                                          repayment date that remains
                                          outstanding past that date. However,
                                          each of certain individual mortgage
                                          loans may be the sole asset of a
                                          separate REMIC and the "regular
                                          interest" of each of those "single
                                          mortgage loan REMICs", instead of the
                                          related mortgage loan, will be an
                                          asset of REMIC I.

                                    o     "REMIC II" will hold the "regular
                                          interests" in REMIC I.

                                    o     "REMIC III" will hold the "regular
                                          interests" in REMIC II.

                                    Any assets not included in a REMIC will
                                    constitute a grantor trust for federal
                                    income tax purposes.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    The offered certificates will be treated as "regular interests" in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                    The class "S" and "B-2" certificates will be issued with more than a de minimis amount of original issue discount. The class "B-1" certificates will be issued with a de minimis amount of original issue discount. The other offered certificates will not be issued with any original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                    For a more detailed discussion of the
                                    federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA ...........................   We anticipate that certain retirement plans
                                    and other employee benefit plans and
                                    arrangements subject to Title I of the
                                    Employee Retirement Income Security Act of
                                    1974, commonly referred to as "ERISA", or
                                    Section 4975 of the Internal Revenue Code of
                                    1986 will be able to invest in the class
                                    "S", "A-1A" and "A-1B" certificates, without giving rise to a prohibited transaction.
                                    This is based upon an individual prohibited transaction exemption granted to the underwriter by the U.S. Department of Labor.
                                    However, investments in the other offered certificates by, on behalf of or with assets of these entities, will be restricted as described under "Certain ERISA
                                    Considerations" in this prospectus
                                    supplement.

                                    If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code of 1986. See "Certain ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Legal Investment ................   The offered certificates will not be
                                    "mortgage related securities" within the meaning of the Secondary Mortgage Market
                                    Enhancement Act of 1984.

                                    You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

Certain Investment
  Considerations ...............    The rate and timing of payments and other
                                    collections of principal on or in respect of the mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the mortgage loans could result in a lower than anticipated yield. In the case of class "S" certificates or any other offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the mortgage loans could result in a lower than anticipated yield. If you are contemplating the purchase of class "S" certificates, you should be aware that--

                                    o     the yield to maturity on those
                                          certificates will be highly sensitive
                                          to the rate and timing of principal
                                          prepayments and other liquidations on
                                          or in respect of the mortgage loans,
                                          and

                                    o     that an extremely rapid rate of
                                          prepayments and/or other liquidations
                                          on or in respect of the mortgage loans
                                          could result in a substantial loss of
                                          your initial investment.

                                    The pass-through rates for the class "S", "A-2", "A-3", "A-4", "A-5", "B-1" and "B-2"
                                    certificates are, in each case, equal to, based upon or limited by a weighted average of net interest rates derived from the mortgage loans. That weighted average will vary as principal is received on the various mortgage loans at different rates and will be adversely affected by voluntary and involuntary prepayments on those mortgage loans with relatively high mortgage interest rates. See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Ratings ........................    It is a condition to their issuance that the
                                    respective classes of the offered
                                    certificates receive the credit ratings
                                    shown in the table entitled "Series 1999-CG3
                                    Commercial Mortgage Pass-Through
                                    Certificates" on page S-4.

                                    The ratings of the offered certificates
                                    address the timely payment of interest and, except in the case of the class "S" certificates, the ultimate payment of principal on or before the rated final payment date. A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                    For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

      The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

      You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

Risks Related to the Offered Certificates

      Many Factors, Including Lack of Liquidity, can Adversely Affect the Market Value of Your Certificates. There is currently no secondary market for the offered certificates. The underwriter has informed us that it intends to make a secondary market in the offered certificates. However, it has no obligation to do so, and there can be no assurance that a secondary market for the offered certificates will develop. Even if a secondary market does develop for the offered certificates, there is no assurance that it will provide you with liquidity of investment or that the market will continue for the life of the offered certificates. We will not list the offered certificates on any securities exchange or on any automated quotation system, such as NASDAQ. Lack of liquidity could result in a significant reduction in the market value of your certificates. In addition, the market value of your certificates at any time may be affected by many factors, including then prevailing interest rates and the then perceived riskiness of commercial mortgage-backed securities relative to other investments. You may be forced to hold your certificates indefinitely. Alternatively, you may only be able to sell your certificates at less than 100% of their principal balance and/or the unamortized portion of your purchase price for reasons unrelated to the performance of your certificates or the mortgage loans. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Certificates and May Have an Adverse Effect on the Market Value of Your Certificates" and "--The Market Value of Offered Certificates will be Sensitive to Fluctuations in Prevailing Interest Rates and Spreads" in the accompanying prospectus.

      Your Timely Receipt of all Amounts Payable with Respect to Your Certificates will Completely Depend on the Performance of the Mortgage Loans. The mortgage loans are subject to delinquencies, defaults and losses.

      The rate and timing of delinquencies and defaults on the mortgage loans will affect the rate, timing and amount of payments on your certificates, the yield to maturity of your certificates and the weighted average life of your certificates. Delinquencies on the mortgage loans, unless covered by an advance by the master servicer or the trustee, may result in shortfalls in payments of interest and/or principal on your certificates for the current month. In addition, even if an advance is made to cover a delinquency, the party making that advance will have a right to receive interest on that advance that is prior to the rights of the series "1999-CG3" certificateholders to receive payments on their certificates. The accrual of interest on advances may result in shortfalls in payments of interest and/or principal on the series "1999-CG3" certificates. In addition, with respect to each mortgage loan that is serviced by the special servicer, the special servicer will receive compensation out of amounts that would otherwise have been applied to pay interest and/or principal on the series "1999-CG3" certificates.

      The series "1999-CG3" non-offered certificates, as well as any other class or classes of offered certificates that are subordinate to your certificates, are intended to provide credit support for your certificates. However, that credit support is limited. There can be no assurance that it will protect you from shortfalls and delays in payments on your certificates. As a holder of offered certificates, you will bear the effects of any losses and other default-related shortfalls on the mortgage loans in excess of the credit support provided to your certificates. Even if shortfalls in payments on your certificates are made up on a future payment date, no interest will accrue on those shortfalls. Thus, those shortfalls would adversely affect the yield on your certificates.

      If you purchase class "A-1C", "A-2", "A-3", "A-4", "A-5", "B-1" or "B-2"
certificates, then your certificates will provide credit support to other classes of offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of offered certificates.

      If the assets of the trust are insufficient to make payments on your certificates, no other assets will be available to you for payment of the deficiency. Neither we nor any of our affiliates have guaranteed or will otherwise be obligated to make payments on your certificates. No governmental agency or instrumentality or private insurer has guaranteed or insured the payments on your certificates.

      When making an investment decision, you should consider, among other things--

      o the payment priorities of the respective classes of the series "1999-CG3" certificates,

      o the order in which the principal balances of the respective classes of the series "1999-CG3" certificates with balances will be reduced in connection with losses and default-related shortfalls, and

      o     the characteristics and quality of the mortgage loans.

      See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans", "--Any Credit Support for Your Certificates may be Insufficient to Protect you Against all Potential Losses" and "--Payments on the Offered Certificates Will be Made Solely from the Limited Assets of the Related Trust" in the accompanying prospectus.

      The Offered Certificates Have Uncertain Yields to Maturity. The yield on your certificates will depend on (a) the price you paid for your certificates and (b) the rate, timing and amount of payments on your certificates. The rate, timing and amount of payments on your certificates will, in turn, depend on:

      o     the pass-through rate for your certificates;

      o the rate and timing of payments and other collections of principal on the mortgage loans;

      o the rate and timing of defaults, and the severity of losses, if any, on the mortgage loans;

      o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your certificates;

      o the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans; and

      o     servicing decisions with respect to the mortgage loans.

      These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your certificates.

      In particular, the investment performance of your certificates may vary materially and adversely from your expectations due to the rate of prepayments and other unscheduled collections of principal on the mortgage loans being faster or slower than you anticipated. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used.

      If you purchase your certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is available and payable on your certificates, it may not be sufficient to offset fully any loss in yield on your certificates.

      If you purchase class "S" certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments and losses on the mortgage loans. Prior to investing in those certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in your failure to recover fully your initial investment. The ratings on the class "S" certificates do not address whether a purchaser of those certificates would be able to recover its initial investment in them.

      The yield on the offered certificates with variable pass-through rates could also be adversely affected if the mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans.

      See "Description of the Mortgage Pool", "Servicing of the Mortgage Loans", "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans" and "Yield and Maturity Considerations" in the accompanying prospectus.

      Potential Conflicts of Interest. The master servicer, the special servicer or any of their respective affiliates may acquire series "1999-CG3" certificates. In addition, the holders of certificates representing a majority interest in the controlling class of the series "1999-CG3" certificates may replace the special servicer. See "Servicing of the Mortgage Loans--Replacement of the Special Servicer" in this prospectus supplement.

      The master servicer and the special servicer each will be obligated to observe the terms of the pooling and servicing agreement and will be governed by the servicing standard described in this prospectus supplement. However, either of those parties may, especially if it or an affiliate holds series "1999-CG3" non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. For instance, a special servicer that holds series "1999-CG3" non-offered certificates could seek to mitigate the potential for loss to its class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would have been realized if earlier action had been taken. In general, neither the master servicer nor the special servicer is required to act in a manner more favorable to the offered certificates or any particular class thereof than to the series "1999-CG3" non-offered certificates.

      In addition, the master servicer and the special servicer each services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the real properties securing the loans that will be included in the trust. Consequently, personnel of the master servicer and special servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the real properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or special servicer.

      Certain of the mortgage loans included in the trust may have been refinancings of debt previously held by an affiliate of one of the mortgage loan sellers.

      ERISA Considerations. The regulations that govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Internal Revenue Code of 1986 are complex. Accordingly, if you are using the assets of a plan or arrangement to acquire offered certificates, you are urged to consult legal counsel regarding consequences under ERISA and the Internal Revenue Code of 1986 of the acquisition, ownership and disposition of offered certificates. In particular, the purchase or holding of class "A-1C", "A-2", "A-3", "A-4", "A-5", "B-1" and "B-2" certificates by any plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, these offered certificates should not be acquired by, on behalf of, or with assets of any plan or arrangement, unless the purchase and continued holding of the certificate or an interest in the certificate is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 under Sections I and III of Prohibited Transaction Class Exemption 95-60. Sections I and III of Prohibited Transaction Class Exemption 95-60 provide an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account.

      See "Certain ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus.

      Risk of Year 2000. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The collection of payments on the mortgage loans, the servicing of the mortgage loans and the payments on your certificates are dependent upon computer systems of the master servicer, the special servicer, the trustee, borrowers, The Depository Trust Company and other third parties. See "Risk Factors--The Transition from the Year 1999 to the Year 2000 May Disrupt the Ability of Computerized Systems to Process Information" in the accompanying prospectus.

      We have been advised by each of the master servicer, the special servicer and the trustee that it will use commercially reasonable efforts to be year 2000 ready by January 1, 2000, including by:

      o     implementing modifications to their respective existing systems;
            and/or

      o     acquiring computer systems that are year 2000 ready.

      If the master servicer, the special servicer, the trustee or any of their respective key vendors and subcontractors do not have by the year 2000 computerized systems which are able to interpret correctly data involving dates, the ability of that party to service the mortgage loans, in the case of the master servicer and the special servicer, or make payments with respect to the series "1999-CG3" certificates, in the case of the trustee, may be materially and adversely affected.

Risks Related to the Mortgage Loans

      Repayment of the Mortgage Loans Depends on the Operation of the Underlying Real Properties. The mortgage loans are secured by mortgage liens on ownership and/or leasehold interests in the following types of real property:

      o     Multifamily Rental

      o     Office

      o     Retail

      o     Hospitality

      o     Manufactured Housing Community

      o     Mixed Use

      o     Industrial

      o     Self Storage

      o     Credit Tenant Lease*

      o     Independent/Assisted Living

      -------------

      *     One office property is subject to a credit tenant lease.

      The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the mortgage loans is dependent on--

      o the successful operation and value of the underlying real property, and

      o the related borrower's ability to refinance the underlying real property.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property" and "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

      The Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the mortgage loans and/or the underlying real properties. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your certificates. Each of the respective items below includes a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, each of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

      o The Underlying Real Property Will be the Sole Asset Available to Satisfy the Amounts Owing Under a Mortgage Loan in the Event of Default. All of the mortgage loans are or should be considered nonrecourse loans. If the related borrower defaults on any of the mortgage loans, only the underlying real property, and not the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--Most of the Mortgage Loans Underlying Your Certificates Will be Nonrecourse" in the accompanying prospectus.

      o In Some Cases, an Underlying Real Property is Dependent on a Single Tenant or one or a few Major Tenants. In the case of 44 underlying real properties, securing 22.5% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of six of those mortgage loans, representing 3.6% of the initial mortgage pool balance, the related borrower has leased the underlying real property to a single tenant that occupies all or substantially all of the particular property. Accordingly, the full and timely payment of each of those mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the underlying real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants", "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus. One mortgage loan, representing 0.6% of the initial mortgage pool balance, is secured by an underlying real property subject to a "credit tenant lease". We refer to this mortgage loan as a "CTL loan". The CTL loan has a lower debt service coverage ratio and a higher loan-to-value ratio than would have been acceptable had the underlying real property been leased to a less creditworthy tenant. The tenant, Kaiser Foundation Health Plan, Inc. has a long-term unsecured debt rating of "A-3" from Moody's. The CTL loan is fully amortizing over the term of the related credit tenant lease.

      o 10% or More of the Initial Mortgage Pool Balance Will be Secured by Mortgage Liens on Each of the Following Property Types--Multifamily Rental, Office, Retail and Hospitality. Seventy-four of the mortgage loans, representing 34.0% of the initial mortgage pool balance, will be secured by mortgage liens on underlying real properties used for multifamily rental purposes. Some of the underlying multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both. Furthermore, five of the underlying multifamily rental properties, securing 1.0% of the initial mortgage pool balance, are eligible for low-income rent subsidies from the United States Department of Housing and Urban Development, commonly referred to as "HUD", under its "Section 8" program. The payment of these rental subsidies to a particular project owner is made pursuant to a housing assistance payment contract between HUD and the owner of the project or a local public housing authority. Upon expiration of the contract, the rental subsidies will terminate, thereby eliminating a source of funds for the related borrower to make payments under its mortgage loan. Also, three of the underlying multifamily rental properties, securing 1.6% of the initial mortgage pool balance, have material concentrations of student tenants. Students tend to be a less stable tenant population and may cause more damage than more mature tenants. Lastly, certain of the underlying multifamily rental properties consist of, in each case, a majority of the units in a residential condominium project. These condominium units are subject to a condominium declaration, which may affect foreclosure.

      Nineteen of the mortgage loans, representing 21.0% of the initial mortgage pool balance, will be secured by mortgage liens on underlying real properties used for office purposes. Some of the office properties underlying these mortgage loans are heavily dependent on a sole tenant that leases the entire property or on a few major tenants.

      Thirty-seven of the mortgage loans, representing 20.3% of the initial mortgage pool balance, will be secured by mortgage liens on underlying real properties used for retail purposes. We consider 22 of those properties, securing 15.3% of the initial mortgage pool balance, to be anchored or shadow anchored. A "shadow anchor" is a store or business that materially affects the draw of customers to an underlying retail property, but which may be located at a nearby property or on a portion of that underlying retail property that is not collateral for the related mortgage loan.

      Seven of the mortgage loans, representing 11.4% of the initial mortgage pool balance, will be secured by mortgage liens on underlying real properties used for hospitality purposes.

      We consider--

      o six of the underlying hospitality properties, securing 11.0% of the initial mortgage pool balance, to be full service hotels, and

      o one of the underlying hospitality properties, securing 0.4% of the initial mortgage pool balance, to be a limited service hotel.

      One of the underlying hospitality properties is subject to a "declaration of condominium". See "Description of the Mortgage Pool--Additional Loan and Property Information--Condominiums" and "--Significant Mortgage Loans--The LaSalle Loans" in this prospectus supplement. Three of the underlying hospitality properties are operating pursuant to operating leases rather than franchise agreements. See "Description of the Mortgage Pool--Additional Loan and Property Information--Operating Leases" and "--Significant Mortgage Loans" in this prospectus supplement.

      The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

      o 5% or More of the Initial Mortgage Pool Balance Will be Secured by Mortgage Liens on Real Property Located in Each of the Following States--California, Texas, New York and Michigan. The underlying real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5% or more of the initial mortgage pool balance:

                                                              % of
                                   Number of            Initial Mortgage
            State                 Properties              Pool Balance
            -----                 ----------              ------------
            California                21                      17.3%
            Texas                     34                      15.2%
            New York                   6                      10.8%
            Michigan                   7                       5.1%

            The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more depending on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

      o The Mortgage Pool Will Include Material Concentrations of Balloon Loans and ARD Loans. One hundred forty-five of the mortgage loans, representing 78.3% of the initial mortgage pool balance, are balloon loans, and eight of the mortgage loans, representing 19.5% of the initial mortgage pool balance, are ARD loans. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay an ARD loan on or before the related anticipated repayment date, in each case depends upon its ability either to refinance the loan or to sell the underlying real property. One hundred thirty-six balloon loans, representing 73.7% of the initial mortgage pool balance, have balloon payments that are scheduled to be due, and four ARD loans, representing 14.5% of the initial mortgage pool balance, have anticipated repayment dates that are to occur, in each case during the 3- or 4-month period from June 1, 2009 to September 1, 2009. Although an ARD loan may provide the related borrower with incentives to repay the loan by the related anticipated repayment date, the failure of that borrower to do so will not be a default under that loan. --- See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans--There is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

      o The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans and Groups of Cross-Collateralized Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the aggregate balance of the mortgage pool were distributed more evenly. Several of the individual mortgage loans and groups of cross-collateralized mortgage loans have 10/1/99 scheduled principal balances that are substantially higher than the average 10/1/99 scheduled principal balance, which is $5,620,558 without regard to any cross-collateralization of mortgage loans and $5,877,707 when each group of cross-collateralized mortgage loans is treated as a single mortgage loan. The five largest mortgage loans and groups of cross-collateralized mortgage loans represent 22.6% of the initial mortgage pool balance. See "Description of the Mortgage Pool--General", "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

      o The Mortgage Pool Will Include Leasehold Mortgage Loans. Five of the underlying real properties, securing 9.7% of the initial mortgage pool balance, are secured by mortgage liens on the related borrower's leasehold interest in all or a portion of the underlying real property, but not by the corresponding ownership interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property. See "Description of the Mortgage Pool--Additional Loan and Property Information--Leaseholds" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for Lenders that are not Present When Lending on an Actual Ownership Interest in a Real Property" and "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

      o Some of the Underlying Real Properties are a "Legal Nonconforming Use" or a "Legal Nonconforming Structure". Certain of the mortgage loans are secured by mortgage liens on real property that are a "legal nonconforming use" or a "legal nonconforming structure". This may impair the ability of the borrower to restore the improvements on an underlying real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Certain Underwriting Matters--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning may Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

      o Some of the Underlying Real Properties are Encumbered by Subordinate Debt. Four of the mortgage loans, representing 1.9% of the initial mortgage pool balance, have underlying real properties which are known to us to be encumbered by secured subordinate debt that is not part of the mortgage pool. The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the underlying real property. Any or all of the following may result from the existence of secured subordinate indebtedness on an underlying real property.

            (i) refinancing the mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

            (ii) reduced cash flow could result in deferred maintenance at the particular real property;

            (iii) if the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

            (iv) if the underlying real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

            The lender of any material subordinate debt on the underlying real properties known to us has agreed not to foreclose or take other legal action against the underlying real property or the related borrower, for so long as the related mortgage loan is outstanding and the trust has not done so.

            See "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Backing Your Certificates" in the accompanying prospectus.

      o Some of the Underlying Real Properties do not Comply With the Americans With Disabilities Act of 1990. Not all of the underlying real properties securing the mortgage loans comply with the Americans with Disabilities Act of 1990. Compliance can be expensive. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May be Expensive" in the accompanying prospectus.

      o Multiple Underlying Real Properties are Owned by the same Borrower or Affiliated Borrowers or are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Some groups of the mortgage loans have borrowers that, in the case of each of those groups, are the same or under common control. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers".

            In addition, there may be tenants which lease space at more than one underlying real property, and there may be tenants that are related to or affiliated with a borrower. See Exhibit A-1 to this prospectus supplement for a list of the three most significant tenants at each of the underlying real properties used for retail purposes, office purposes and industrial purposes.

            The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is (directly or through affiliation) associated with two or more of the underlying real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property--Tenant Bankruptcy Adversely Affects Property Performance", "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Backing Your Certificates" in the accompanying prospectus.

      o Some Borrowers Under the Mortgage Loans Will not be Special Purpose Entities. The business activities of certain of the borrowers under the mortgage loans are not limited to owning their respective underlying real properties. Accordingly, the financial success of each of those borrowers may be affected by the performance of its other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent.

      Changes in Mortgage Pool Composition can Change the Nature of Your Investment. If you purchase any offered certificates other than the class "A-1A" certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that have an earlier assumed final payment date than your certificates. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

      Lending on Income-Producing Real Properties Entails Environmental Risks. The trust could become liable for a material adverse environmental condition at an underlying real property. Any such potential liability could reduce or delay payments on the offered certificates.

      A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment, with respect to 159 of the underlying real properties, securing 99.1% of the initial mortgage pool balance, during the 19-month period ending on October 1, 1999. Each of those environmental site assessments or updates, as the case may be, complied with industry-wide standards. Not all of those environmental site assessments, however, satisfied all the requirements necessary to be considered a "Phase I" environmental site assessment. In certain cases, a third-party consultant also conducted a "Phase II" environmental site assessment of the underlying real property. If any assessment or update revealed a material adverse environmental condition or circumstance at any underlying real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, the borrower has--

      o implemented or agreed to implement an operations and maintenance plan, in the manner and within the time frames specified in the related loan documents;

      o agreed to monitor periodically nearby properties, in the manner and within the time frames specified in the related loan documents; or

      o established a reserve account with the lender to cover the estimated cost of addressing the condition or circumstances.

      In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. In a few cases, the particular asbestos-containing materials or lead-based paint was in poor condition. This could result in a claim for damages by any party injured by such condition.

      In some cases, the cost to remediate, prevent or otherwise deal with an adverse environmental condition at a particular underlying real property was estimated to be more than $50,000.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at an underlying real property or a nearby property because a responsible party with respect to that condition had already been identified.

      In the case of 12 of the underlying real properties, securing 4.2% of the initial mortgage pool balance, either--

      o no environmental site assessment was conducted in connection with the origination of the related mortgage loan, or

      o a "Phase II" environmental site assessment was recommended but not performed.

In general, the related originator's election not to take the foregoing actions with respect to any of those underlying real properties was based upon the delivery of a secured creditor impaired property policy covering certain environmental matters with respect to the property. Some of those 12 underlying real properties are, in each case, are covered by individual secured creditor impaired property policies. In addition, we will obtain a separate secured creditor impaired property policy covering certain environmental matters with respect to all of the underlying real properties that are not covered by individual policies. All of the policies referred to in the prior two sentences provide for certain coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint. In some cases, the originator of the related mortgage loan agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular underlying real property in connection with the delivery of a secured creditor impaired property policy covering that property. See "Description of the Mortgage Pool--Certain Underwriting Matters--Environmental Insurance" in this prospectus supplement.

      See "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

      Lending on Income-Producing Properties Entails Risks Related to Property Condition. Licensed engineers inspected all of the underlying real properties during the 19-month period preceding October 1, 1999 to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each underlying real property. At certain of the underlying real properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In most of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs.

      Limitations on Enforceability of Cross-Collateralization. The mortgage pool will include 160 mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple underlying real properties. These mortgage loans are identified in the tables contained in Exhibit A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, five of these mortgage loans permit--

      o the release of one or more of the underlying real properties from the related mortgage lien, and/or

      o a full or partial termination of the applicable cross-collateralization, in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

      In addition, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans (in general, to avoid recording tax). This mortgage amount may equal the appraised value or allocated loan amount for the underlying real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

      Three mortgage loans are, in each case, secured by real properties located in two or more states. These mortgage loans represent 7.3% of the initial mortgage pool balance. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related underlying real properties simultaneously.

      Limited Information Causes Uncertainty. Some of the mortgage loans are acquisition financing. Accordingly, limited or no operating information is available with respect to the underlying real properties for those mortgage loans. As a result, you may find it difficult to analyze the performance of those properties.

      Prior Bankruptcies. Some of the borrowers under the mortgage loans or their affiliates have been parties to, and/or some of the underlying real properties have been the subject of, prior bankruptcy proceedings.

                        DESCRIPTION OF THE MORTGAGE POOL

General

      The mortgage pool will have an initial mortgage pool balance of $899,289,205, subject to a variance of plus or minus 5%. The "initial mortgage pool balance" will equal the aggregate 10/1/99 scheduled principal balance of the mortgage loans. The "scheduled principal balance" of any mortgage loan, as of any date of determination, is equal to its unpaid principal balance as of that date, after application of all scheduled payments of principal due in respect of the mortgage loan on or before that date, whether or not those payments were received. The 10/1/99 scheduled principal balances of the mortgage loans will range from $401,415 to $48,969,762, and the average 10/1/99 scheduled principal balance of the mortgage loans will be $5,620,558.

      Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of the mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (each, for purposes of this prospectus supplement, a "mortgage") that creates a first mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties, subject only to the following (collectively, the "Permitted Encumbrances")--

      o the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

      o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or a "marked-up" commitment), none of which materially interferes with the security intended to be provided by the mortgage, the current use of the related underlying real property or the current ability of the related underlying real property to generate income sufficient to service the related mortgage loan,

      o exceptions and exclusions specifically referred to in such lender's title insurance policy (or such pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by the mortgage, the current use of the related underlying real property or the current ability of the related underlying real property to generate income sufficient to service the related mortgage loan,

      o other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the mortgage, the use of the related underlying real property or the current ability of the related underlying real property to generate income sufficient to service the related mortgage loan,

      o the rights of tenants to remain, whether under ground leases or space leases, at the underlying real property following a foreclosure or similar proceeding, provided that those tenants are performing under such leases, and

      o if the mortgage loan is a cross-collateralized mortgage loan, the lien of the mortgage for another mortgage loan contained in the same group of cross-collateralized mortgage loans.

      You should consider each of the mortgage loans a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be limited to the underlying real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans is insured or guaranteed by any governmental entity or by any other person.

      We include in this prospectus supplement a variety of information regarding the mortgage loans and the underlying real properties. In reviewing this information, you should be aware that--

      o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

      o All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects the weighting of those mortgage loans by their respective 10/1/99 scheduled principal balances.

      o In presenting the 10/1/99 scheduled principal balances of the mortgage loans, we have assumed that--

            (i) all scheduled payments of principal and/or interest due on the mortgage loans on or before October 1, 1999 are timely made, and,

            (ii) there are no prepayments or other unscheduled collections of principal with respect to any of the mortgage loans during the period from September 1, 1999 up to and including October 1, 1999.

      o When information with respect to the underlying real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the 10/1/99 scheduled principal balances of the related mortgage loans.

      o Some of the mortgage loans provide that they are cross-collateralized and cross-defaulted with one or more other mortgage loans. Except as otherwise indicated, when a mortgage loan is cross-collateralized and cross-defaulted with another mortgage loan, we have presented the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding real property identified on Exhibit A-1 to this prospectus supplement. One such exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. None of the mortgage loans is cross-collateralized with any loan that will not be included in the trust.

      o In some cases, when multiple underlying real properties secure a single mortgage loan, we have allocated that mortgage loan among those properties based upon--

            (i)   relative appraised values,

            (ii)  relative underwritten net cash flow, or

            (iii) prior allocations reflected in the related loan documents,

            for purposes of providing certain property-specific information.

      o In some cases, when multiple parcels of real property secure a single mortgage loan, we have treated those parcels as a single "real property" because of their proximity to each other, the interrelationship of their operations or for other reasons deemed appropriate by us.

      o Whenever we refer to a particular underlying real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

      o Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the series "1999-CG3" certificates due to changes in the composition of the mortgage pool prior to that date.

Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers

      The mortgage pool includes 15 mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans in the trust, generally to avoid recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property, thereby limiting the extent to which proceeds from that property would be available to offset declines in value of the other underlying real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust.

      Five of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the underlying real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more of the following conditions--

      o the pay down of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 125%, of the portion of the total loan amount allocated to the property or properties to be released;

      o the satisfaction of certain debt service coverage and loan-to-value tests for the property or properties that will remain as collateral; and/or

      o receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series "1999-CG3" certificates.

In addition, certain of the mortgage loans referred to in the prior paragraph also entitle the related borrower to a release of one or more of the underlying real properties through defeasance. See "--Certain Terms and Conditions of the Mortgage Loans--Defeasance Loans" below.

      The table below identifies the underlying real properties that secure the individual multi-property mortgage loans ("Multi") and groups of cross-collateralized mortgage loans ("Cross") that will, in each case, represent at least 1.0% of the initial mortgage pool balance.

                                                                                   Number of States              % of
                                                                                       Where the           Initial Mortgage
Property Names                                                    Multi/Cross   Properties are Located       Pool Balance
--------------                                                    -----------   ----------------------       ------------
Radisson South - Bloomington and Le Meridien - Dallas                Cross                 2                     5.16%
Shadow Creek Apts., Copper Cove Apts., Hilltop Apts.,
   Foxboro Apts. and The Pinnacle Apts.                              Multi                 1                     4.26%
Ameriserve - Burlington, NJ and Ameriserve - Grand Rapids, MI        Multi                 2                     1.68%

      The table below shows the underlying real properties that secure the groups of non-cross-collateralized mortgage loans that, in the case of each of those groups, represent 1.0% or more of the initial mortgage pool balance and generally are secured by underlying real properties with the same managing entity and/or have the same or affiliated borrowers.

                                                                                  Number of States             % of
                                                                                     Where the           Initial Mortgage
Property Names                                                                 Properties are Located      Pool Balance
--------------                                                                 ----------------------      ------------
Southshore Beach & Tennis Club and The Atrium                                            1                     6.94%
Country Oaks Apartments, Garden Wood Apartments,
   Lakes at Palm Beach and Candlewyck Apartments                                         3                     5.27%
Legg Mason Center and Commerce Centre                                                    1                     2.19%
Marketplace at Centerpoint, Applegate Square Shopping Center
   and Centerpoint Corporate Center                                                      1                     1.47%
Waters of Winrock Apartments and The Hill at Woodway                                     1                     1.31%
Holiday Inn Southeast, Indianapolis, IN and Holiday Inn - Oklahoma City, OK              2                     1.28%
Arrowhead Shopping Center and Heritage Hills Retail Center                               2                     1.21%
Sequoia Bend Apartments and Tantara Club Apartments                                      1                     1.12%

Certain Terms and Conditions of the Mortgage Loans

      Due Dates. All of the mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month. We refer to these scheduled payments as "monthly debt service payments".

      Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below, each of the mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date.

      As of October 1, 1999, the mortgage interest rates for the mortgage loans ranged from 6.830% per annum to 9.220% per annum, and the weighted average mortgage interest rate for the mortgage loans was 8.041%.

      None of the mortgage loans provides for negative amortization or, except as described below with respect to the mortgage loans with anticipated repayment dates, for the deferral of interest.

      Each of the mortgage loans will accrue interest on the basis of one of the following conventions:

      o the actual number of days elapsed during each one-month accrual period in a year of 360 days (an "actual/360 basis"); or

      o a 360-day year consisting of twelve 30-day months (a "30/360 basis").

      The table below shows the number of, and percentage of initial mortgage pool balance represented by, mortgage loans that accrue interest based on each of the foregoing conventions.

                                                                    % of
                                       Number of              Initial Mortgage
Interest Accrual Basis              Mortgage Loans              Pool Balance
----------------------              --------------              ------------
Actual/360 Basis                          157                       94.4%
30/360 Basis                                3                        5.6%

      Balloon Loans. One hundred forty-five of the mortgage loans, representing 78.3% of the initial mortgage pool balance, are balloon loans.

      A "balloon loan" is characterized by--

      o an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

      o a substantial payment being due in respect of the mortgage loan on its stated maturity date.

      ARD Loans. Eight of the mortgage loans, representing 19.5% of the initial mortgage pool balance, are ARD loans.

      An "ARD loan" is characterized by the following features:

      o A maturity date that is generally 25 to 30 years following origination.

      o The designation of an "anticipated repayment date" that is generally ten years following origination. The anticipated repayment date for each of the ARD loans is listed on Exhibit A-1 to this prospectus supplement.

      o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally three to six months prior to the related anticipated repayment date.

      o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

      o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is, in most cases, equal to the sum of (i) its initial mortgage interest rate, plus (ii) a specified margin that is, in some cases, not more than two percentage points.

      o The deferral of any additional interest, which we refer to as "Post-ARD Additional Interest", accrued in respect of the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued in respect of an ARD loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

      o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the underlying real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due in respect of an ARD loan.

      In the case of each of the ARD loans, the related borrower has agreed to enter into a cash management agreement not less than three months prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the underlying real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD loan.

      Fully Amortizing Loans. Seven of the mortgage loans, representing 2.3% of the initial mortgage pool balance, are fully amortizing loans.

      A "fully amortizing loan" is generally characterized by--

      o constant monthly debt service payments throughout the substantial term of the mortgage loan, and

      o an amortization schedule that is approximately equal to the actual term of the mortgage loan.

However, a "fully amortizing loan" does not have either--

      o     an anticipated repayment date, or

      o     the associated repayment incentives.

      Amortization of Principal. The table below shows, in months, the original and, as of October 1, 1999, the remaining amortization schedules and terms to maturity for the mortgage loans or the specified sub-groups of mortgage loans. For purposes of the following table, ARD loans are assumed to "mature" on their respective anticipated repayment dates.

                                                                     Fully Amortizing
                                    Balloon Loans      ARD Loans          Loans          All Mortgage Loans
                                    -------------      ---------          -----          ------------------
Original Term to Maturity
           Maximum                       120              240              300                   300
           Minimum                        60              120              177                    60
           Weighted Average              118              127              254                   123

Remaining Term to Maturity
           Maximum                       119              227              299                   299
           Minimum                        59              108              176                    59
           Weighted Average              116              123              247                   120

Original Amortization Term
           Maximum                       360              360              300                   360
           Minimum                       180              300              177                   177
           Weighted Average              354              329              254                   346

Remaining Amortization Term
           Maximum                       359              359              299                   359
           Minimum                       177              287              176                   176
           Weighted Average              351              324              247                   344

      Some of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the unpaid principal balance of the mortgage loan.

      Voluntary Prepayment Provisions. In general, at origination, the mortgage loans provided for:

      o a period (a "prepayment lock-out period") during which voluntary principal prepayments are prohibited, followed by

      o a period (an "open prepayment period") during which voluntary principal prepayments may be made without any prepayment consideration.

      However, at origination, one mortgage loan, representing 0.2% of the initial mortgage pool balance, provided for:

      o     a prepayment lock-out period, followed by

      o a period during which voluntary prepayments are permitted with the payment of prepayment consideration, followed by

      o     an open prepayment period.

      Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans are required under the circumstances described under "--Certain Terms and Conditions of the Mortgage Loans--Other Prepayment Provisions" below.

      The table titled "Characteristics of the Mortgage Loans" on Exhibit A-1 shows the type of prepayment provision that corresponds to each mortgage loan, commencing as of its respective date of origination. In addition, the table titled "Prepayment Provisions as of 10/1/99" on Exhibit A-2 shows a breakdown of the mortgage loans based on (i) remaining term to stated maturity (or, in the case of the ARD loans, to their respective anticipated repayment dates) and (ii) the remaining prepayment lock-out period applicable to, and the remaining period, if any, during which prepayment consideration is payable upon a voluntary prepayment of, each mortgage loan. The prepayment restrictions relating to each of the mortgage loans generally do not apply to prepayments arising out of a casualty or condemnation of the underlying real property, and prepayments of this type are generally not required to be accompanied by any prepayment consideration. The aggregate characteristics of the prepayment provisions of the mortgage pool will vary over time as--

      o lock-out periods expire and mortgage loans enter periods during which a prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods, and

      o mortgage loans are prepaid, repurchased, replaced or liquidated on account of default or delinquency.

      The table titled "Mortgage Pool Prepayment Profile" on Exhibit A-2 shows the percentage of the aggregate scheduled principal balance of the mortgage loans expected to be outstanding immediately prior to the payment date occurring in October of each year (through 2018) as to which each type of prepayment provision would be in effect, based on the "Maturity Assumptions" and a 0% CPR. See "Yield and Maturity Considerations--The Maturity Assumptions" in this prospectus supplement.

      As described below under "--Defeasance Loans", substantially all of the mortgage loans permit the borrower to obtain a release of the underlying real property (or, where applicable, one or more of the underlying real properties) from the lien of the related mortgage by delivering U.S. government securities as substitute collateral. With three exceptions, none of the mortgage loans permit defeasance prior to the second anniversary of the date of initial issuance of the series "1999-CG3" certificates. The table titled "Prepayment Type as of 10/1/99" on Exhibit A-2 shows a breakdown of the mortgage loans based on (i) the type of combination of prepayment and/or defeasance provisions and
(ii) the remaining prepayment lock-out period applicable to, and the remaining period, if any, during which prepayment consideration is payable upon a voluntary prepayment of, each of those mortgage loans.

      Prepayment Lock-out Periods. All of the mortgage loans provide for prepayment lock-out periods as of October 1, 1999 and--

      o the maximum remaining prepayment lock-out period as of that date is 293 months,

      o the minimum remaining prepayment lock-out period as of that date is 56 months, and

      o the weighted average remaining prepayment lock-out period as of that date is 115 months.

      Notwithstanding otherwise applicable lock-out periods, partial prepayments of some mortgage loans are required under the circumstances described under "--Certain Terms and Conditions of the Mortgage Loans--Other Prepayment Provisions" below.

      Prepayment Consideration. One mortgage loan, representing 0.2% of the initial mortgage pool balance, provides for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term. That prepayment consideration will equal the greater of:

      o     1.0% of the amount prepaid; and

      o a yield maintenance charge equal to the sum of the present values on the date of prepayment of the "monthly interest shortfalls" for the remaining term of the mortgage loan to its stated maturity date, discounted at a monthly compounded rate equal to the yield to maturity computed by a linear interpolation of the on-the-run U.S. Treasury curve of the then remaining weighted average life of the mortgage loan, calculated in accordance with the related loan documents.

For purposes of the foregoing, the "monthly interest shortfall" will be calculated for each applicable due date following the date of prepayment and will equal 1/12 of the product of:

      o     the principal amount being prepaid; multiplied by

      o     the excess, if any, of--

            (i) the yield derived from compounding semi-annually the mortgage interest rate of the prepaid mortgage loan, over

            (ii) the Treasury yield described above compounded on a semi-annual basis.

      Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges, and neither we nor the underwriter makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge in respect of any of the those mortgage loans. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Certificates May be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

      Open Prepayment Periods. Where a mortgage loan provides for an open prepayment period, the open prepayment period generally begins three to six months prior to stated maturity (or, in the case of an ARD loan, prior to the related anticipated repayment date).

      Other Prepayment Provisions. Certain of the mortgage loans provide for mandatory partial prepayments, notwithstanding any lock-out period that may otherwise be in effect. In some cases, the related borrower has established reserves or delivered a letter of credit that will be applied to a partial prepayment of the mortgage loan if one or more property performance conditions do not occur.

      An example of the foregoing relates to the mortgage loan secured by the underlying real property identified on Exhibit A-1 as 45 Broadway. In that case, the related borrower has provided a letter of credit in the amount of $2,000,000 as additional security for that mortgage loan. Upon satisfying certain conditions, including the maintenance of a debt service coverage ratio of at least 1.30x, the related borrower may replace the $2,000,000 letter of credit with a $1,000,000 letter of credit. Upon satisfying certain other conditions, including a debt service coverage ratio of 1.35x, the related borrower may obtain a complete release of the letter of credit. If any such letter of credit exists on September 1, 2004, the master servicer will be required to apply it to a partial prepayment of the mortgage loan, without prepayment consideration. See "Description of the Mortgage Pool--Significant Mortgage Loans--The 45 Broadway Loan" in this prospectus supplement.

      Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described above.

      "Due-on-Sale" and "Due-on-Encumbrance" Provisions. Each of the mortgage loans contain both a "due-on-sale" clause and a "due-on-encumbrance" clause. In general, except for the permitted transfers discussed below, these clauses either permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the underlying real property or prohibit the borrower from doing so without the consent of the holder of the mortgage. See, however, "Risk Factors--The Investment Performance of Your Certificates Will Depend upon Payments, Defaults and Losses on the Underlying Mortgage Loans--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Certificates" and "--Some Provisions in the Mortgage Loans Underlying Your Certificates may be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Certain Legal Aspects of Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

      Many of the mortgage loans permit one or more of the following types of transfers:

      o transfers of the underlying real property if specified conditions are satisfied, which conditions normally include--

            (i) confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series "1999-CG3" certificates, or

            (ii)  the reasonable acceptability of the transferee to the lender;

      o a transfer of the underlying real property to a person that is affiliated with or otherwise related to the borrower;

      o certain specified transfers by the borrower of the underlying real property in accordance with the provisions of the mortgage loan; or

      o     a transfer of certain ownership interests in the borrower.

      Defeasance Loans. All but one of the mortgage loans permit the borrower to deliver U.S. government securities as substitute collateral.

      Each of these mortgage loans permits, during specified periods and subject to certain conditions, the related borrower to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government securities (the "defeasance collateral") and obtain a release of the underlying real property (or, in the case of a mortgage loan secured by multiple real properties, one or more of the underlying real properties). In general, the defeasance collateral to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

      o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

      o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment (including, if applicable, any balloon payment) scheduled to be due on that date (with any excess to be returned to the related borrower).

      For purposes of determining the defeasance collateral for an ARD loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

      If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to that allocated loan amount.

      In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

      With three exceptions, none of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the series "1999-CG3" certificates.

Certain Mortgage Pool Characteristics

      General. A detailed presentation of certain characteristics of the mortgage loans and the underlying real properties, on an individual basis and in tabular format, is shown on Exhibits A-1 and A-2 to this prospectus supplement. Certain terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed below. Due to rounding, percentages and amounts in the tables on Exhibits A-1 and A-2 to this prospectus supplement may not add up to the indicated totals. See the notes to the tables on Exhibit A-1 for an identification of each group of mortgage loans that are collectively represented by a single mortgage note or form a group of cross-collateralized mortgage loans.

1. "Underwritten net cash flow" is, with respect to each of the underlying real properties, the estimated total cash flow from that property expected to be available for annual debt service on the related mortgage loan. In general, that estimate--

      o was made at the time of origination of the related mortgage loan or in connection with the transactions described in this prospectus supplement, and

      o is equal to the excess of the estimated annual revenues (as described below) over the estimated annual operating expenses (also described below) for the property.

      (a) The "estimated annual revenues" generally equal, for each of the underlying real properties, the base estimated annual revenues for that property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

            The "base estimated annual revenues" for each of the underlying real properties were generally assumed to equal--

            o in the case of multifamily rental properties and manufactured housing communities, the annualized amounts of gross potential rents,

            o in the case of hospitality properties, estimated average room sales, and

            o in the case of other commercial properties, monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements.

            The "revenue modifications" made to the base estimated annual revenues for any underlying real property for purposes of establishing its estimated annual revenues include--

            o adjusting the revenues downwards by applying a combined vacancy and rent loss (including concessions) adjustment that reflected then current occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

            o adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

            o adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

            o adjusting the revenues downwards in certain instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

            o in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

            By way of example, estimated annual revenues generally include:

            o for multifamily rental properties and manufactured housing communities, rental and other revenues;

            o for hospitality properties, room, food and beverage, telephone and other revenues; and

            o for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

            In the case of an owner-occupied property for which no leases exist, the estimated annual revenues were--

            o determined on the assumption that the property was "net leased" to a single tenant at market rents, and

            o derived from rental rate and vacancy information for the surrounding real estate market.

      (b) The "estimated annual operating expenses" generally equal, for each of the underlying real properties, the historical annual operating expenses for that property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

      The "historical annual operating expenses" each of the underlying real properties generally consist of historical expenses reflected in the operating statements and/or other financial information provided by the related borrower. The historical expenses with respect to each of the underlying real properties were generally obtained/estimated--

      o from operating statements relating to a complete fiscal year of the borrower ended in 1996, 1997 or 1998 or a trailing 12-month period ended in 1998 or 1999,

      o by annualizing the amount of expenses for partial 1997, 1998 or 1999 periods for which operating statements were available, with certain adjustments for some items deemed inappropriate for annualization,

      o by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

      o if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data.

      The "expense modifications" made to the historical annual operating expenses for any underlying real property for purposes of calculating its estimated annual operating expenses include--

      o assuming, in most cases, that a management fee, equal to approximately 3% to 5% of total revenues, was payable to the property manager,

      o adjusting certain historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

      o     including the underwritten recurring replacement reserve amounts,

      o adjusting historical expenses downwards by eliminating certain items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

      o in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

      o in the case of hospitality properties and certain multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

      o in the case of certain underlying real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions. However, for some tenants with longer than average lease terms or which were considered anchor tenants at a particular retail property, or in areas which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions.

      The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the underlying real properties is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square footage in the case of other commercial properties.

      By way of example, estimated annual operating expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, replacement reserves, marketing, insurance, management, landscaping, security (if provided at the property) and the amount of taxes, general and administrative expenses, ground lease payments and other costs. They do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of these items (except as described above). In the case of those underlying real properties used in whole or in part for retail, office and industrial purposes, estimated annual operating expenses include both expenses that may be recovered from tenants and those that are not. In the case of certain underlying real properties used in whole or in part for retail, office and industrial purposes, estimated annual operating expenses may have included leasing commissions and tenant improvement costs. In the case of hospitality properties, estimated annual operating expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

      The management fees and reserves assumed in calculating underwritten net cash flow differ in many cases from actual management fees and reserves actually required under the loan documents for the mortgage loans. In addition, actual conditions at the underlying real properties will differ, and may differ substantially, from the conditions assumed in calculating underwritten net cash flow. In particular, in the case of those underlying real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating underwritten net cash flow may differ substantially from actual conditions. Furthermore, the underwritten net cash flow for each of the underlying real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the underwritten net cash flow for any of the underlying real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

      Underwritten net cash flow and the revenues and expenditures used to determine underwritten net cash flow for each of the underlying real properties are derived from generally unaudited information furnished by the related borrower. However, in certain cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could in turn result in the underwritten net cash flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under generally accepted accounting principles ("GAAP") would not be the same as the underwritten net cash flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, underwritten net cash flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

2. "Underwritten net operating income" is, with respect to each of the underlying real properties, the underwritten net cash flow for the property, increased by any and all of the following items that were included in the estimated annual operating expenses for the property for purposes of calculating that underwritten net cash flow--

      o     underwritten recurring replacement reserve amounts;

      o     capital improvements, including recurring capital improvements;

      o in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

      o in the case of certain of the underlying real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

3. The "Most Recent Appraised Value" for each of the underlying real properties is the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "cured value", as stated in the appraisal, is generally calculated as the sum of--

      o     the "as is" value set forth in the related appraisal, plus

      o the estimated costs (as of the date of the appraisal), if any, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

      In general, the amount of costs assumed by the appraiser for these purposes is based on--

      o     an estimate by the individual appraiser,

      o     an estimate by the related borrower,

      o the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

      o     a combination of these estimates.

4.    "Underwritten debt service coverage ratio" or "U/W DSCR" means:

      (a) with respect to any mortgage loan (other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties), the ratio of (i) the underwritten net cash flow for the related underlying real property, to (ii) 12 times the monthly debt service payment for that mortgage loan due on October 1, 1999; and

      (b) with respect to any mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of
            (i) the total underwritten net cash flow for those properties, to
            (ii) 12 times the monthly debt service payment(s) for that mortgage loan (and any and all other mortgage loans with which it is cross-collateralized) due on October 1, 1999.

5. "10/1/99 loan-to-value ratio", "cut-off date loan-to-value ratio", "10/1/99 LTV ratio" or "cut-off date LTV ratio" means:

      (a) with respect to any mortgage loan (other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties), the ratio of (i) the 10/1/99 scheduled principal balance of that mortgage loan, to (ii) the Most Recent Appraised Value of the underlying real property; and

      (b) with respect to any mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of
            (i) the entire 10/1/99 scheduled principal balance of that mortgage loan (and any and all other mortgage loans with which it is cross-collateralized), to (ii) the total Most Recent Appraised Value for those properties.

6. "Leasable square footage", "S.F." or "Sq. Ft." means, in the case of any underlying real property that is a commercial property (other than a hospitality property), the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

7. "Units" means (a) in the case of any underlying real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and (b) in the case of any underlying real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up, in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

8. "Rooms" means, in the case of any underlying real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

9. "Occupancy rate at underwriting" or "occupancy rate at U/W" generally means the percentage of leasable square footage, in the case of underlying real properties that are commercial properties (other than hospitality properties), or units, in the case of underlying real properties that are multifamily rental properties and manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan or such later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. Information shown in this prospectus supplement with respect to any weighted average of occupancy rates at underwriting excludes hospitality properties from the relevant calculations.

10. A "major tenant" is any one of the top three tenants (based on the net rentable area of its space) of a commercial property that leases at least 10% or more of the net rentable area of the property.

11. "Year built" means, with respect to each of the underlying real properties, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

12. "Year renovated" means, with respect to each of the underlying real properties, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

13.   "Most recent debt service coverage ratio" means:

      (a) with respect to any mortgage loan (other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties), the ratio of (i) the most recent net operating income for the underlying real property, to (ii) 12 times the monthly debt service payment for that mortgage loan due on October 1, 1999 (or, in the case of any mortgage loan that is currently in an interest-only period, on the first due date after amortization begins); and

      (b) with respect to any mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of (i) the total most recent net operating income for those properties to (ii) 12 times the monthly debt service payment(s) for that mortgage loan (and any and all other mortgage loans with which it is cross-collateralized) due on October 1, 1999 (or, in the case of any mortgage loan that is currently in an interest-only period, on the first due date after amortization begins).

14. "Most recent operating statement date" means, with respect to each of the mortgage loans, the date indicated on Exhibit A-1 as the "most recent operating statement date" with respect to the mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the underlying real property.

15. "Most recent net operating income" is, with respect to each of the underlying real properties, the total cash flow derived from the property that was available for annual debt service on the related mortgage loan, calculated as the most recent revenues less most recent expenses for that property. For purposes of calculating the most recent net operating income for each of the underlying real properties--

      o "Most recent revenues" are the revenues received, or annualized or estimated in certain cases, in respect of the property for the 12-month period ended as of the most recent operating statement date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. "Revenues" generally consist of all revenues received in respect of the property, including--

            (i) for a multifamily rental property or manufactured housing community, rental and other revenues;

            (ii) for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

            (iii) for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

      o "Most recent expenses" are the expenses incurred, or annualized or estimated in certain cases, for the property for the 12-month period ended as of the most recent operating statement end date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. "Expenses" generally consist of all expenses incurred for the property, including salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the property) and the amount of real estate taxes, general and administrative expenses, ground lease payments and other costs. They do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, and such operating expenses as general administrative expenses, marketing expenses and franchise fees.

16. The "Maturity/ARD Balance" of each of the mortgage loans is the scheduled principal balance of the mortgage loan due expected to be outstanding immediately prior to stated maturity (or, in the case of an ARD loan, the related anticipated repayment date) according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions.

17.   "Maturity/ARD loan-to-value ratio" means:

      (a) with respect to any mortgage loan (other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties) that provides for a balloon payment or has an anticipated repayment date, the ratio of
            (i) the Maturity/ARD Balance of the mortgage loan, to (ii) the Most Recent Appraised Value of the underlying real property;

      (b) with respect to any mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties and that provides for a balloon payment or has an anticipated repayment date, the ratio of (i) the entire Maturity/ARD Balance of that mortgage loan (and any and all other mortgage loans with which it is cross-collateralized), to (ii) the total Most Recent Appraised Value of all those properties.

Additional Loan and Property Information

      Delinquencies. None of the mortgage loans was as of October 1, 1999, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent in respect of any monthly debt service payment.

      Tenant Matters. Described below are special considerations regarding tenants at the underlying real properties--

      o Forty-four of the underlying real properties, securing 22.5% of the initial mortgage pool balance, are, in each case, a retail property, an office property or an industrial property that is leased to one or more major tenants that each occupy 25% or more of the net rentable area of the particular property.

      o The CTL loan, representing 0.6% of the initial mortgage pool balance, is secured by an office property that is leased to a single tenant.

      o A number of companies are major tenants at more than one of the underlying real properties.

      o There are several cases in which a particular entity is a tenant at multiple underlying real properties, and although it may not be a major tenant at any of those properties, it may be significant to the success of the properties.

      o Three of the mortgage loans, representing 1.6% of the initial mortgage pool balance, are secured by multifamily rental properties that have material concentrations of student tenants.

      Ground Leases. Five of the mortgage loans, representing 9.7% of the initial mortgage pool balance, are secured, in whole or in material part, by a mortgage on the borrower's leasehold interest in the underlying real property. In each case, the related ground lease (giving effect to all extension options) expires more than ten years after the stated maturity of the related mortgage loan and either:

      o the ground lessor has subordinated its interest in the underlying real property to the interest of the holder of that mortgage loan; or

      o the ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee (except for one mortgage loan for which an escrow of all ground lease rent payments during the term of the loan have been escrowed).

      See "Risk Factors--Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

      Additional and Other Financing. Four of the underlying real properties, securing 1.9% of the initial mortgage pool balance, are known to us to be encumbered by secured subordinate debt that is not part of the mortgage pool. The following table identifies those properties, indicates the initial principal amount of the secured subordinate debt and sets forth the 10/1/99 scheduled principal balances of the related mortgage loans. The table also shows, in the case of each of those properties, whether the subordinate lender has entered into a "subordination and standstill agreement" with the holder of the related mortgage loan whereby that subordinate lender--

      o expressly subordinated its right to receive collections and proceeds from, and otherwise deal with, that property, and

      o agrees not to take any enforcement or other legal action against that property or the related borrower as long as the related mortgage loan is outstanding and the mortgagee under that mortgage loan has not taken any such enforcement or other legal action.

                                                          % of Initial
                                 10/1/99 Scheduled       Mortgage Pool
                                 Principal Balance    Balance Represented   Initial Principal
                                     of Related            by Related       Amount of Secured
Names                              Mortgage Loans        Mortgage Loans      Subordinate Debt
-----                              --------------        --------------      ----------------
The 700 Building                    $ 9,988,743               1.1%              $ 4,367,223*
Lake Howard Heights Retirement      $ 3,827,680               0.4%              $   477,601*
Signature Lake Apartments           $ 1,896,804               0.2%              $   375,000*
Sandalwood Square                   $ 1,248,760               0.1%              $   351,462*

------------------

* In these cases, the subordinate lender has entered into a subordination and standstill agreement in favor of the mortgagee under the related mortgage loan. In the case of Sandalwood Square, the subordinate lender has entered into a subordination agreement only.

      In addition, borrowers under four of the mortgage loans, representing 3.6% of the initial mortgage pool balance, have unsecured debt of which we are aware. In some cases, the lender on the debt is an affiliate of the borrower. In each case, the lender on the unsecured debt has executed and delivered a subordination and standstill agreement in favor of the mortgagee under the related mortgage loan. In addition, some of the mortgage loans permit the related borrower to incur unsecured subordinated debt in the future, subject to conditions such as limiting the use of proceeds to refurbishing or renovating the underlying real property and/or acquiring furniture, fixtures and equipment for the underlying real property. Borrowers that do not meet special purpose entity, bankruptcy-remote criteria, generally do not have any restriction on the incurrence of unsecured debt. Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Backing Your Certificates" and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

      Except as described above, we have not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding.

      Condominiums. Le Meridien Hotel, the underlying real property securing one of the two cross-collateralized and cross-defaulted mortgage loans identified on Exhibit A-1 as the "LaSalle Loans", is subject to a "declaration of condominium" under the laws of the State of Texas. The declaration of condominium sets forth the requisite percentage of unit owners which are required to make determinations with respect to the property. There can be no assurance given that the borrower under the LaSalle Loans will be entitled to control decisions which may affect that underlying real property. Moreover, it is possible that insurance and condemnation proceeds will be applied to restore the underlying real property as provided by applicable local, state and federal rules and regulations which pertain to the establishment and maintenance of condominiums in the State of Texas and/or the declaration of condominium, even where the loan documents permit application of those proceeds to make a prepayment and that prepayment would be in the best interest of the series "1999-CG3" certificateholders. See "Description of the Mortgage Pool--Significant Mortgage Loans--The LaSalle Loans" in this prospectus supplement.

      Operating Leases. The hospitality properties securing the LaSalle Loans are operated pursuant to operating leases and the hospitality property securing the Westin Hilton Head Loan is operated pursuant to a management agreement, rather than franchise agreements. The operating leases entered into by the related borrower in connection with the LaSalle Loans expire prior to the anticipated repayment date of the LaSalle Loans. See "Description of the Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement.

Certain Underwriting Matters

      General. In connection with the origination of each of the mortgage loans, the related originator of the mortgage loan evaluated the underlying real property or properties in a manner generally consistent with the standards described below. See also "Description of the Trust Assets--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" in the accompanying prospectus.

      Environmental Assessments. A third-party environmental consultant conducted an environmental site assessment, or updated a previously conducted assessment, with respect to 159 of the underlying real properties, representing 99.1% of the initial mortgage pool balance, during the 19-month period ending on October 1, 1999. Each of those environmental site assessments or updates, as the case may be, complied with industry-wide standards. Not all of those environmental site assessments, however, satisfied all the requirements necessary to be considered a "Phase I" environmental site assessment. The environmental testing at any particular underlying real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

      The above-described environmental testing identified various adverse or potentially adverse environmental conditions at the respective underlying real properties. In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. In a few cases, the particular asbestos-containing materials or lead-based paint was in poor condition. This could result in a claim for damages by any party injured by such condition.

      In addition, underground storage tanks are or have been located at some of the underlying real properties. However, in a few cases where an underground storage tank was removed, closure information was not available. Also, in a few cases where an underground storage tank is still present, the integrity of the tank was not or could not be tested.

      In some cases, the cost to remediate, prevent or otherwise deal with an adverse environmental condition identified by the above-described environmental testing was estimated to cost more than $50,000. These cases include--

                                                                                              Estimated Cost to
Property Name                              Environmental Condition                            Remediate/Address
-------------                              -----------------------                            -----------------
Majestic Shopping Center      Concentrations of contaminants from a dry            $100,000 to monitor and treat potential
                              cleaner that are in excess of state standards        off-site migration of contaminants.*

Yonkers Shopping Center       High levels of Tetrachlorine in the ground water     $150,000 if remediation at site is
                              detected.                                            required by the state.**

------------------

*     Borrower has delivered a $150,000 letter of credit to cover this cost.

**    Borrower has reserved $185,000 to cover this cost.

      There are other environmental conditions at some of the underlying real properties, such as asbestos, lead-based paint or underground storage tanks, which did not require the establishment of significant environmental reserves or remediation at the time the related mortgage loan was made. If any environmental conditions are not properly addressed by the related borrower, however, it could result in substantial environmental liability for the trust.

      In cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of the mortgage loan generally required the related borrower either: (i) to carry out the specific remedial measures prior to closing; or (ii) to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount equal to 100% to 125% of the estimated cost to complete the remedial measures. Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at an underlying real property because a responsible party with respect to that condition had already been identified.

      In several cases, the environmental site assessment for an underlying real property identified potential environmental problems at nearby properties. These assessments indicated, however, that--

      o the subject real property had not been affected or had been minimally affected,

      o the potential for the problem to affect the subject real property was limited, or

      o     a person responsible for remediation had been identified.

      The information contained in this prospectus supplement regarding environmental conditions at the respective underlying real properties is based on the environmental site assessments referred to above and has not been independently verified by us or the mortgage loan sellers, the underwriter, the master servicer, the special servicer, the trustee or the affiliates of any of these parties. There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the underlying real properties.

      In the case of each of the underlying real properties identified in the table below, either no environmental testing was conducted in connection with the origination of the related mortgage loan or a "Phase II" environmental site assessment was recommended but not performed. In general, the related originator's election not to take such action with respect to any of these properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. See "--Certain Underwriting Matters--Environmental Insurance" below.

                                              10/1/99 Scheduled            Was Any           Was "Phase II"
                                             Principal Balance of       Environmental          Recommended
Property Name                               Related Mortgage Loan     Testing Conducted?   But Not Performed?
-------------                               ---------------------     ------------------   ------------------
The Atrium                                       $27,468,959                 Yes                   Yes
Murdock Apartments                                $2,248,487                  No                   N/A
Merriwood Village                                 $1,348,592                  No                   N/A
Glenrose Square Apartments                        $1,009,374                 Yes                   Yes
Bri-Mar Building                                    $989,128                  No                   N/A
Casa De Dallas Apartments                           $959,387                  No                   N/A
St. Charles & Prytania Street Apartments            $784,558                  No                   N/A
Butternut Apartments                                $773,600                 Yes                   Yes
244-256 Orange Place Apartments                     $499,253                  No                   N/A
Alan Apartments                                     $498,892                 Yes                   Yes
249 Orange Place Apartments                         $474,291                  No                   N/A
Circa 1886 Building                                 $401,415                  No                   N/A

      The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of an underlying real property prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability for a materially adverse environmental condition at any underlying real property. See "Servicing of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

      Environmental Insurance. In connection with the issuance of the series "1999-CG3" certificates, we will obtain a secured creditor impaired property policy covering environmental matters with respect to the 164 underlying real properties that are not covered by individual policies. In general, that group policy provides coverage for the following losses, subject to the applicable deductibles and, further, to the coverage limits discussed below:

      o in the case of mortgage loans with 10/1/99 scheduled principal balances that are, in each case, less than $25,000,000--

            (i) if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the trust for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

            (ii) if the trust becomes legally obligated to pay as a result of a claim first made against the trust and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will cover that claim; and

            (iii) if the trust enforces the related mortgage, the insurer will thereafter pay clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property; and

      o in the case of mortgage loans with 10/1/99 scheduled principal balances that are, in each case, equal to or greater than $25,000,000--

            (i) if the trust enforces the related mortgage, the insurer will thereafter pay clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property;

provided that the trustee, the master servicer and/or the special servicer first became aware of those adverse environmental conditions during the term of the policy and the appropriate party reported those conditions to the government in accordance with applicable law.

      The coverage limits for the secured creditor impaired property policy that we intend to obtain to cover environmental matters with respect to those underlying real properties that are not covered by individual policies, are based upon the balances of the related mortgage loans. In the case of mortgage loans with 10/1/99 scheduled principal balances that are, in each case, equal to or greater than $25,000,000, the policy will cover clean-up costs on the related underlying real properties only up to $10,000,000 per loss. The remaining properties covered by the policy are grouped by balance of the related mortgage loan. For example, one such group are those underlying real properties that secure mortgage loans with 10/1/99 scheduled principal balances that are, in each case, less than $1,000,000. In the case of each such group--

      o the per occurrence limit will equal 125% of the principal balance of the related mortgage loan with the largest principal balance, and

      o the aggregate limit will equal 20% of the aggregate principal balance of all the related mortgage loans.

      As discussed above, some of the underlying real properties are, in each case, covered by an individual secured creditor impaired property policy. The properties covered by these individual policies have no less insurance coverage than if they were covered under the group policy described above, except the deductible may in some cases be higher.

      Each of the secured creditor impaired property policies described above, including the group policy that we are obtaining, requires that the appropriate party associated with the trust report a claim during the term of the policy. None of those policies includes coverage for asbestos and lead-based paint. Furthermore, none of those policies pays for unreimbursed servicing advances.

      The premium for each of the secured creditor impaired property policies described above, including the group policy that we are obtaining, has been or, as of the date of initial issuance of the series "1999-CG3" certificates, will be paid in full. The insurer under one of those policies is American International Specialty Lines Insurance Company, which currently has a "Aaa" financial strength rating from Moody's and a "AAA" claims-paying ability rating from Fitch and the insurer under the remaining policies is Commerce and Industry Insurance Co. Both insurers are member companies of the American International Group, Inc.

      Property Condition Assessments. Third-party engineering firms inspected all of the underlying real properties or updated previously conducted inspections during the 19-month period ending on October 1, 1999, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the underlying real properties.

      The inspections identified various deferred maintenance items and necessary capital improvements at some of the underlying real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at an underlying real property. When repairs or replacements were recommended, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

      Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of each of the underlying real properties during the 19-month period ending on October 1, 1999, in order to establish the approximate value of the underlying real property. Those appraisals are the basis for the "Appraised Values" for the respective underlying real properties set forth on Exhibit A-1 to this prospectus supplement.

      Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject underlying real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular underlying real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor the underwriter has confirmed the values of the respective underlying real properties in the appraisals referred to above.

      In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale. Implied in the Most Recent Appraised Values for the respective underlying real properties shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under conditions whereby:

      o     buyer and seller are motivated;

      o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

      o a reasonable time is allowed to show the property in the open market;

      o payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

      o the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

      Each appraisal of an underlying real property referred to above involved a physical inspection of the property and reflects a correlation of value based on indicated values by the sales comparison approach, the income approach and/or the cost approach.

      o In the "sales comparison approach", the subject property is compared to similar properties that have been sold recently or for which listing prices or offering figures are known. Data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject property would sell if offered on the market.

      o Under the "income approach", market value is determined by using the "discounted cash flow" method of valuation or by the "direct capitalization" method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the property. The future income of the property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy (or, in some cases, a hypothetical stabilized single years' income expectancy) into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the income approach, the appraiser's method of determination of gross income, gross expense and net operating income may vary from the method of determining underwritten net cash flow, resulting in variances in the related net operating income values.

      o Under the "cost approach" of valuing a property, the estimated value of the land is added to an estimate of the current replacement cost of the improvements less depreciation from all sources.

      Either the appraisal upon which is based the Most Recent Appraised Value for each underlying real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement by the respective appraiser to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriter, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

      In the case of certain mortgage loans that are acquisition financing, the related borrower may have acquired the underlying real property at a price less than the appraised value on which the mortgage loan was underwritten.

      Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the underlying real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the underlying real property. Evidence of this compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In certain instances, a certificate of occupancy was not available or, in the case of one underlying real property, was being processed pending satisfaction of certain code requirements. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

      o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

      o whether existing replacement cost hazard insurance or, if necessary, supplemental "law or ordinance coverage" would, in the event of a material casualty, be sufficient to satisfy the entire mortgage loan or, taking into account the cost of repair, be sufficient to pay down that mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

      Hazard, Liability and Other Insurance. Although exceptions exist, the related loan documents generally require the related borrower to maintain with respect to each of the underlying real properties the following insurance coverage--

      o Hazard insurance in an amount that is subject to a customary deductible, at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the full insurable replacement cost of the improvements located on the insured property. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the insured property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. In some cases, however, a borrower or tenant is permitted to self-insure the subject property, provided that the insuring party or an affiliate maintains a specified net worth.

      o If any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines was required. Such insurance is required to be in an amount that is equal to the lesser of: (i) the outstanding principal balance of the related mortgage loan; (ii) except in certain cases, the full insurable value of the insured property; and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968.

      o Comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1 million per occurrence.

      o Business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least six months or, alternatively, in a specified dollar amount.

      In general, the underlying real properties, including those located in California, are not insured against earthquake risks. In the case of properties (other than those that are manufactured housing communities or self storage facilities) located in California, a third party consultant conducted seismic studies to assess the "probable maximum loss" for the property. In general, when the resulting reports concluded that an underlying real property was likely to experience a "probable maximum loss" in excess of 25% of the estimated replacement cost of the improvements, the related originator required the borrower to obtain earthquake insurance or establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant, unless the original loan-to-value ratio was relatively low.

      With respect to each of the underlying real properties, the master servicer is required to cause the maintenance of all insurance coverage as is required under the related mortgage to the extent (i) the trust has an insurable interest and (ii) the master servicer can require maintenance of insurance under applicable law.

      Under the terms of several of the mortgage loans, the related borrower is required to keep its property insured against loss by fire, hazards, rent loss and other hazards, casualties, liabilities and contingencies as the lender determines to require and in the amounts and for the periods as the lender determines to require. The master servicer will be required to use reasonable efforts to cause the related borrowers under those mortgage loans to maintain insurance generally in the amounts, type and scopes of coverage required under the other mortgage loans.

      Various forms of insurance maintained with respect to any of the underlying real properties, including casualty insurance, environmental insurance, earthquake insurance or other insurance, may be provided under a blanket policy that also covers other underlying real properties and/or other properties that will not secure loans in the trust. As a result of total limits under any blanket policy, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Certain Special Hazard Losses" in the accompanying prospectus.

      With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

      o     to restore the underlying real property; or

      o     towards payment of the related mortgage loan.

      If any underlying real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverages in the same amounts as were previously required under the mortgage that had covered the property.

      The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket policy or master force placed insurance policy insuring against hazard losses on all of the related mortgage loans. If any blanket or master policy contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by the blanket or master policy, to pay out of its own funds all sums that--

      o     are not paid because of the deductible clause, and

      o would have been paid if an individual hazard insurance policy referred to above had been in place.

      The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. Each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to certain exceptions, including standard exceptions regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series "1999-CG3" certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject underlying real property.

Cash Management and Certain Escrows and Reserves

      Cash Management. In the case of 24 of the mortgage loans, representing approximately 41.8% of the initial mortgage pool balance, a "cash management" system has been implemented for the deposit of property revenues into a separate account.

      In the case of certain of the mortgage loans, tenants are required to remit rental payments to an account that is under the sole control of the lender and the borrower is not authorized to make withdrawals from the account. In the other cases, the related borrower or the manager of the underlying real property is required to deposit property revenues into an account that is under the joint control of the related borrower and the master servicer. In these other cases, the borrower is authorized to make withdrawals from the account from time to time until the occurrence of an event of default under the related mortgage loan, in which case the lender would be entitled, under preexisting instructions furnished to the depository institution at which the account is maintained, to direct the depository institution to no longer honor payment requests made by the borrower. In general, no later than the related anticipated repayment date, the borrower under each ARD loan in the trust will be required, if it has not previously done so, to establish an account which is under the sole control of the master servicer and into which all revenue from the underlying real property will be directly deposited.

      Central Accounts. In the case of most of the mortgage loans, including all of those mortgage loans as to which a "cash management" system has been implemented, central accounts have been established for the purpose of holding amounts required to be on deposit as reserves for taxes and insurance, capital improvements, furniture, fixtures and equipment and certain other purposes. As of the date of initial issuance of the series "1999-CG3" certificates, these accounts will be under the sole control of the master servicer. In the case of most of the mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

      Tax and Insurance Escrows. In the case of 152 of the mortgage loans, representing 88.1% of the initial mortgage pool balance, tax and insurance escrows were established, either as separate accounts or, if applicable, as sub-accounts of another account. In those cases, the related borrower is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments and one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain. If an escrow was established, the funds will be applied by the master servicer to pay for items such as taxes, assessments and insurance premiums at the underlying real property.

      Under certain other mortgage loans, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the underlying real property, or the related borrower pays the premium directly.

      In still other cases, either--

      o the related borrower delivered letters of credit from third parties in lieu of establishing and funding a deposit account for tax and insurance escrows, or

      o no escrow was required because a tenant at the underlying real property is responsible for paying all or a portion of the real estate taxes and assessments and/or insurance premiums directly.

      Recurring Replacement Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the reserve deposits that the borrowers have been or are, in each case, required to make into a separate account or, if applicable, a sub-account of another account for capital replacements, repairs and furniture, fixtures and equipment (such reserve, a "contractual recurring replacement reserve") and/or for leasing commissions and tenant improvements (such a reserve, a "contractual recurring LC & TI reserve") on the underlying real properties under the terms of the respective mortgage loans.

      The contractual recurring replacement reserves and the contractual recurring LC & TI reserves shown in the table are, in each case, expressed as dollars per unit for multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues for hospitality properties and dollars per leasable square foot for other commercial properties. The contractual recurring replacement reserves and the contractual recurring LC & TI reserves for most of the underlying real properties are initial amounts and may vary over time. In these cases, the related mortgage and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases, the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under certain of the mortgage loans, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding a deposit account for replacement reserves or reserves for leasing commissions and tenant improvements.

      Engineering Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the "engineering reserves" established, either as a separate account or a sub-account or, in some cases in the form of a letter of credit pledged to the lender, as a result of the inspections of certain of the underlying real properties described above under "--Certain Underwriting Matters--Property Condition Assessments". The repair/replacement items for which these reserves were established are generally items identified by the property inspection firm as in need of repair or replacement in order to restore the subject property to a condition generally consistent with competitive properties of similar age and quality or to comply with regulatory requirements. In some cases, the engineering reserve for certain of the underlying real properties is less than the cost estimate in the related inspection report because--

      o the related originator may have considered certain items identified in the related inspection report significant enough to require a reserve, and/or

      o certain items identified in the related inspection report have been corrected.

      The engineering reserve established for several of the underlying real properties was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. No engineering reserve is required to be replenished. The amounts set forth in this table represent the amounts of the engineering reserves required at the respective dates of origination of the corresponding mortgage loans, and there can be no assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amount will be enough.

Significant Mortgage Loans

      The 45 Broadway Loan. The "45 Broadway Loan" has a 10/1/99 scheduled principal balance of $48,969,762, representing 5.4% of the initial mortgage pool balance. General Electric Capital Corporation ("GECC") originated the 45 Broadway Loan. The 45 Broadway Loan is secured by a mortgage (the "45 Broadway Mortgage") encumbering the fee simple interest of the related borrower (the "45 Broadway Borrower") in an office building (the "45 Broadway Property") located in New York City. The 45 Broadway Borrower is a limited liability company organized under the laws of New York. The 45 Broadway Borrower's sole managing member is a special purpose entity known as Parkway Management Company, Inc., a New York corporation (the "45 Broadway Managing Member").

      The 45 Broadway Loan is one of the ARD loans. It has an anticipated repayment date of September 1, 2009 and a final maturity date of September 1, 2029. The 45 Broadway Loan amortizes on a 30-year schedule. The 45 Broadway Loan accrues interest on an actual/360 basis at a fixed mortgage interest rate of 8.41% per annum. If the 45 Broadway Borrower does not pay the 45 Broadway Loan in full on the anticipated repayment date, the 45 Broadway Loan will accrue interest at a revised mortgage interest rate equal to the initial mortgage interest rate plus two percentage points.

      The 45 Broadway Borrower may not voluntarily prepay the 45 Broadway Loan until 90 days prior to the related anticipated repayment date. At any time following the second anniversary of the date of initial issuance of the series "1999-CG3" certificates, but prior to the related anticipated repayment date, the 45 Broadway Property may be released from the lien of the 45 Broadway Mortgage through a defeasance of 100% of the unpaid principal balance of the 45 Broadway Loan. Defeasance is only permitted upon the satisfaction of certain terms and conditions, including--

      o confirmation from Moody's and Fitch that the defeasance will not result in a withdrawal, downgrade or qualification of any of the then current ratings on the series "1999-CG3" certificates, and

      o     delivery of various legal opinions and documentation.

      The 45 Broadway Property. The 45 Broadway Property is an office building with the characteristics described in the table below.

                                                                                       Most Recent
                                 No. of   Yr. Built/    Occupancy     Underwritten      Appraised
Property Name     Location      Sq. Ft.   Renovated      at U/W       Net Cash Flow       Value
-------------     --------      -------   ---------      ------       -------------       -----
45 Broadway     New York, NY    368,471      1983          99%         $5,425,246      $67,400,000

      The major tenants of the 45 Broadway Property are described in the table below.

                                            Month and Year       Square                   % of Total      Annual
                                               of Lease         Feet of        Annual       Annual     Base Rent Per
Tenant                                        Expiration      Leased Space   Base Rent    Base Rent     Square Foot
------                                        ----------      ------------   ---------    ---------     -----------
Midas Kapiti/Act International Systems       February 2005       26,075       $831,793       7.9%         $31.90
Cozen & O'Connor                              August 2003        18,489       $520,239       5.0%         $28.14
Josephthal Lyon & Ross Inc.                  February 2002       17,314       $467,478       4.4%         $27.00

      Property Management. The 45 Broadway Property is subject to a long-term management agreement between the 45 Broadway Borrower and the 45 Broadway Management Company LLC ("45 Broadway Property Manager"), an affiliate of the 45 Broadway Borrower. Subject to a 30 day notice and cure period granted to the holder of the 45 Broadway Loan, the 45 Broadway Property Manager is permitted to terminate the management agreement for non-payment by the 45 Broadway Borrower of management fees and any costs of operating the 45 Broadway property. The management agreement is not otherwise terminable by the 45 Broadway Property Manager or by the 45 Broadway Borrower, except with the written consent of the holder of the 45 Broadway Loan. The holder of the 45 Broadway Loan may replace the 45 Broadway Property Manager as property manager only upon--

      o a default by the 45 Broadway Property Manager under the management agreement, or

      o the debt service coverage ratio for the 45 Broadway Loan failing to be equal to or greater than 1.10x, or

      o the 45 Broadway Property Manager becoming insolvent or a debtor in any bankruptcy or insolvency proceeding, or

      o the failure of the 45 Broadway Borrower to repay the 45 Broadway Loan in full on its anticipated repayment date, or

      o a default by the 45 Broadway Borrower under the loan documents for the 45 Broadway Loan.

      Cash Management. The 45 Broadway Borrower has established a lockbox account. The tenants at the 45 Broadway Property must deposit their rent payments directly into the lockbox account. On the first day of each month, the holder of the 45 Broadway Mortgage is paid an amount equal to the scheduled monthly payments, and any reserve payments and other amounts due under the 45 Broadway Loan. Any excess amounts remaining on deposit in the lockbox account are then paid to the 45 Broadway Borrower.

      Letters of Credit. The 45 Broadway Borrower has provided a letter of credit in the amount of $2,000,000.00 as additional security for the 45 Broadway Loan. This letter of credit must remain outstanding until it is drawn upon or it is replaced or released, all as described below.

      If and when (i) the underwritten debt service coverage ratio for the 45 Broadway Loan equals or exceeds 1.30x for the preceding 12 months and (ii) the ratio of the 45 Broadway Property's net cash flow to the original mortgage loan balance of $49,000,000, equals or exceeds 12.5%, the 45 Broadway Borrower may replace the $2,000,000.00 letter of credit with a $1,000,000.00 letter of credit. If and when (i) the debt service coverage ratio for the 45 Broadway Loan equals or exceeds 1.35x for the preceding 12 months and (ii) the ratio of the 45 Broadway Property's net cash flow to the original mortgage loan balance of $49,000,000, equals or exceeds 13.5%, then the holder of the 45 Broadway Loan must release the letter of credit.

      If any such letter of credit exists on September 1, 2004, then, at its option, the holder of the 45 Broadway Loan may either (i) draw on that letter of credit in full or (ii) require the 45 Broadway Borrower to pay an amount equal to that letter of credit, and, thereafter, in either case, may apply that draw or payment to prepay the 45 Broadway Loan without prepayment penalty. Upon such prepayment, the letter of credit would be released.

      Most Recent Appraised Value. The 45 Broadway Loan has a 10/1/99 loan-to-value ratio of 72.7% based on a Most Recent Appraised Value of the 45 Broadway Property of $67,400,000. That appraised value is derived from an appraisal conducted during June 1999.

      The 10/1/99 loan-to-value ratio of the 45 Broadway Loan is 69.7%, based on--

      o the 10/1/99 scheduled principal balance of the 45 Broadway Loan, reduced by the $2,000,000 current amount of the letter of credit referred to above, and

      o     the Most Recent Appraised Value of the 45 Broadway Property.

      Underwritten Debt Service Coverage Ratio. The underwritten debt service coverage ratio of the 45 Broadway Loan is 1.21x, based on an aggregate annual debt service of $4,483,760.04 and an aggregate underwritten net cash flow of $5,425,246.

      Additional Indebtedness Prohibited. The 45 Broadway Borrower may not encumber the 45 Broadway Property with any subordinate financing. It is, however, permitted in the ordinary course of business, to incur limited amounts of unsecured trade debt and to grant security interests in equipment and other personal property purchased for use at the 45 Broadway Property.

      Transfer of Ownership Interests. The 45 Broadway Mortgage prohibits the transfer of interests in the 45 Broadway Property or in the 45 Broadway Borrower without the consent of the holder of the 45 Broadway Loan, except in limited circumstances. The 45 Broadway Mortgage permits the managing member, as well as the four additional members of the 45 Broadway Borrower, to transfer all or part of their interests in the 45 Broadway Borrower to certain permitted transferees. If, however, any transfer would result in a permitted transferee owning a 49% or more interest in the 45 Broadway Borrower or a transfer of a direct or indirect interest in (i) the 45 Broadway Borrower presently owned by the 45 Broadway Managing Member or (ii) the 45 Broadway Managing Member, then, the holder of the 45 Broadway Loan must receive the following in connection with any such transfer--

      o confirmation from Moody's and Fitch that the transfer will not result in a withdrawal, downgrade or qualification of any of the then-current ratings of the series "1999-CG3" certificates;

      o a legal opinion and other evidence that the 45 Broadway Borrower, its shareholders, partners, or members, as the case may be, will continue to be, following the transfer, single-purpose entities in accordance with rating agency standards;

      o notice of the transfer, together with copies of all transfer documents, at least ten days prior to the date of the transfer; and

      o payment of all reasonable out-of-pocket costs and expenses incurred by the holder in connection with the transfer.

      Reserves. The 45 Broadway Borrower--

      o has deposited $1,356,000 with the holder of the 45 Broadway Loan, and

      o is required to continue to deposit with the holder of the 45 Broadway Loan $65,000 monthly until the amount on deposit, excluding the initial $1,356,000, equals or exceeds $1,250,000,

for tenant improvements, lease rollovers and leasing commission obligations. At any time that the amount on deposit decreases to an amount below $1,250,000, or, if after September 1, 2007, the holder of the 45 Broadway Loan determines that the scheduled rollover following such date until the related anticipated repayment date exceeds 75,000 rentable square feet, then, in each case, the 45 Broadway Borrower is required to resume the monthly deposit.

      The LaSalle Loans. The "LaSalle Loans" consist of two cross-defaulted and cross-collateralized mortgage loans with an aggregate 10/1/99 scheduled principal balance of $46,403,465, representing 5.2% of the initial mortgage pool balance. GECC originated the LaSalle Loans. The LaSalle Loans are secured by first mortgages (collectively, the "LaSalle Mortgages") on--

      o the fee interest in a hotel property in Texas (the "LaSalle Texas Fee Property"),

      o the fee interest in a hotel property in Minnesota (the "LaSalle Minnesota Fee Property"), and

      o the leasehold interest in a portion of the property adjacent to the LaSalle Minnesota Fee Property which is used for parking facilities (the "Minnesota Leased Property"; and, together with the LaSalle Texas Fee Property and the LaSalle Minnesota Fee Property, the "LaSalle Properties").

The LaSalle Texas Fee Property is subject to a condominium regime. The borrower under the LaSalle Loans (the "LaSalle Borrower") is a special purpose limited partnership organized under the laws of Delaware. The LaSalle Borrower is also an affiliate of LaSalle Hotel Properties (the "LaSalle REIT"), which is (a) the sole general partner of LaSalle Hotel Operating Partnership L.P., which owns 100% of the limited partner interest of the LaSalle Borrower, and (b) the 100% owner of the sole general partner of the LaSalle Borrower.

      Each of the LaSalle Loans is an ARD loan. Each of the LaSalle Loans has an anticipated repayment date of August 1, 2009 and a final maturity of August 1, 2024. Each of the LaSalle Loans amortizes on a 25-year schedule. Each of the LaSalle Loans accrues interest on a 30/360 basis at a fixed mortgage interest rate of 8.10% per annum. If the LaSalle Borrower does not pay the LaSalle Loan in full on the anticipated repayment date, the LaSalle Loans will accrue interest at a revised mortgage interest rate equal to the initial mortgage interest rate plus two percentage points.

      The LaSalle Borrower may not voluntarily prepay the LaSalle Loans until 180 days prior to the related anticipated repayment date. At any time following the second anniversary of the date of initial issuance of the series "1999-CG3" certificates, but prior to the related anticipated repayment date, the LaSalle Borrower may obtain a release of the LaSalle Properties from the lien of the LaSalle Mortgage through a defeasance of the LaSalle Loans (or, if fewer than all of the LaSalle Properties are to be released, through a defeasance of that portion of the LaSalle Loans as is equal to 125% of the allocated loan amount for the related property to be released). Defeasance is only permitted upon the satisfaction of certain conditions, including--

      o confirmation from Moody's and Fitch that the defeasance will not result in a withdrawal, downgrade or qualification of any of the then current ratings on the series "1999-CG3" certificates,

      o     delivery of various legal opinions and documentation, and

      o if less than the entire aggregate amount of the LaSalle Loans is defeased--

            (a) the debt service coverage ratio for the non-defeased portion of the LaSalle Loans (based on the LaSalle Property or Properties that will remain subject to the liens of the LaSalle Mortgages) must be at least equal to the greater of
                  (i) the debt service coverage ratio for the LaSalle Loans (based on all the LaSalle Properties, including those that are being released) for the 12 months immediately prior to the defeasance and (ii) the debt service coverage ratio for the LaSalle Loans (based on all the LaSalle Properties, including those that are being released) at origination, and

            (b) the loan-to-value ratio for the non-defeased portion of the LaSalle Loans (based on the LaSalle Property or Properties that will remain subject to the liens of the LaSalle Mortgages) must be at least equal to the lesser of (i) the combined loan-to-value ratio for the LaSalle Loans (based on all the LaSalle Properties, including those that are being released) immediately prior to the defeasance and (ii) the combined loan-to-value ratio for the LaSalle Loans (based on all the LaSalle Properties, including those that are being released) at origination.

      The LaSalle Properties. The LaSalle Properties are controlled by the LaSalle REIT. The LaSalle Properties consist of two hotels with the characteristics described in the table below. The hotel in Texas is operated as a Le Meridien Hotel and is leased to MHI Leasco Dallas, Inc. ("MHI"), a subsidiary of Le Meriden, pursuant to an operating lease (the "Meridien Operating Lease"). The Meridien Operating Lease has a term which expires on April 30, 2008. GECC, the LaSalle Borrower and MHI have entered into a subordination, non-disturbance and attornment agreement with respect to the Meridien Operating Lease. The hotel in Minnesota is operated as a Radisson Hotel and is leased to Radisson Bloomington Corporation ("Radisson") pursuant to an operating lease (the "Radisson Operating Lease"). The Radisson Operating Lease has a term which expires on April 30, 2009. GECC, the LaSalle Borrower and Radisson have entered into a subordination, non-disturbance and attornment agreement with respect to the Radisson Operating Lease. Radisson and MHI are not affiliated with the LaSalle Borrower. Under each of the Meridien Operating Lease and the Radisson Operating Lease, the LaSalle Borrower collects rent due under the related operating lease based upon revenues from the related LaSalle Property rather than upon income at the related LaSalle Property.

                                                                                                            Most Recent
                                                No. of   Yr. Built/    Avg.                                  Appraised
Hotel                             Location      Rooms    Renovated   Occup (1)  ADR(1)(2)    RevPar(1)(3)      Value
-----                             --------      -----    ---------   --------   ---------    ------------      -----
Radisson South - Bloomington  Bloomington, MN    565     1970/1998      68%       $ 96.53       $65.42      $53,200,000
Le Meridien - Dallas          Dallas, TX         407     1978/1995      65%       $122.66       $78.89      $33,000,000

---------------------

(1)   Based on trailing 12 months ended February 28, 1999.

(2)   "ADR" means average daily rate.

(3)   "RevPar" means revenue per available room.

      Property Management. To the extent permitted pursuant to the terms of the Meridien Operating Lease and the Radisson Operating Lease, or in the event the LaSalle Borrower engages a property manager with respect to either or both of the LaSalle Properties (with the consent of the holder of the LaSalle Loans), then, in each case, the holder of the LaSalle Loans may replace the manager upon--

      (i) the manager becoming insolvent or a debtor in a bankruptcy or insolvency proceeding,

      (ii) the failure of the LaSalle Borrower to repay the LaSalle Loans in full on the anticipated repayment date, or

      (iii) a default by the LaSalle Borrower under the loan documents for the LaSalle Loans.

      Cash Management. The LaSalle Borrower has established a lockbox account. MHI and Radisson have agreed, pursuant to their respective subordination, non-disturbance and attornment agreements, to deposit all rent due to the LaSalle Borrower pursuant to the operating leases directly into the lockbox account. Unless and until the occurrence of certain events, such as a decline in the debt service coverage ratio below 1.40x for the trailing 12 months, the LaSalle Borrower will have access to such funds in the lockbox account.

      Most Recent Appraised Value. The LaSalle Loans have a 10/1/99 loan-to-value ratio of 53.8% based upon an aggregate Most Recent Appraised Value of the LaSalle Properties of $86,200,000. That aggregate appraised value is derived from appraisals conducted during March 1999.

      Underwritten Debt Service Coverage Ratio. The underwritten debt service coverage ratio of the LaSalle Loan is 1.85x, based on an aggregate annual debt service of $4,343,764.44 and an aggregate underwritten net cash flow of $8,045,219.

      Additional Indebtedness Prohibited. Without the consent of the holder of the LaSalle Loans, the LaSalle Borrower may not encumber the LaSalle Properties with any subordinate financing. It is, however, permitted, in the ordinary course of business, to incur limited amounts of unsecured trade debt and to grant security interests in equipment and other personal property purchased for use at the LaSalle Properties. The amount of unsecured trade debt is not to exceed at any one time 2% of the initial loan amount relating to the LaSalle Property at which that equipment or personal property is to be used.

      Transfer of Ownership Interests. With limited exceptions, the LaSalle Mortgage prohibits the transfer of the interests in the LaSalle Properties or in the LaSalle Borrower without the consent of the holder of the LaSalle Loans. The LaSalle Mortgages permit the following transfers without the consent of the holder of the LaSalle Loans:

      o any transfer of all or any shares of beneficial interests in the LaSalle REIT for so long as the shares of the LaSalle REIT continue to be publicly traded on a national stock exchange,

      o     any issuance of additional shares of the LaSalle REIT, and

      o any transfer of limited partnership interests or issuance of additional limited partnership units in the LaSalle Operating Partnership, provided that after giving effect to the transfer or issuance, the LaSalle REIT owns more than 51% of the LaSalle Operating Partnership.

      Reserves. Instead of making monthly payments into the escrow fund established for taxes and insurance premium obligations of the LaSalle Borrower, the LaSalle Borrower is permitted to deliver (a) a cash deposit in an amount equal to approximately 50% of the estimated amount for taxes and insurance premiums, or (b) a letter of credit in such amount.

      The Alliance Portfolio. The "Alliance Portfolio" consists of five cross-defaulted and cross-collateralized mortgage loans (the "Alliance Loans") with an aggregate 10/1/99 scheduled principal balance of $38,336,336, representing 4.3% of the initial mortgage pool balance. Column Financial, Inc. ("Column") originated the Alliance Portfolio. The borrower under the Alliance Portfolio (the "Alliance Borrower") is a limited liability company organized under the laws of Delaware, the general partner of which is Alliance PK SPE, Inc. The Alliance Loans are secured by mortgages (the "Alliance Mortgages") on the fee simple interests of the Alliance Borrower in five multifamily rental properties (the "Alliance Properties"), all of which are located in Texas.

      Each Alliance Loan is a balloon loan which matures on July 1, 2009 and amortizes on a 30-year schedule. Each Alliance Loan accrues interest on an actual/360 basis at a fixed mortgage interest rate of 7.83% per annum.

      The Alliance Borrower may not voluntarily prepay the Alliance Loans until six months prior to maturity. After the second anniversary of the date of initial issuance of the series "1999-CG3" certificates, the Alliance Borrower may obtain a release of any of the Alliance Properties from the lien of the Alliance Mortgages through a defeasance of the Alliance Loans (or, if fewer than all of the Alliance Properties are to be released, through a defeasance of that portion of the Alliance Loans as is equal to or greater than 125% of the allocated loan amount for each Alliance Property to be released). Defeasance is only permitted upon the satisfaction of certain conditions, including--

      o     delivery of various legal opinions and documentation,

      o if less than the entire aggregate amount of the Alliance Loans is defeased, the debt service coverage ratio for the non-defeased portion of the Alliance Loans (based on the Alliance Properties then remaining subject to the liens of the Alliance Mortgages) must be at least equal to the greater of (i) the debt service coverage ratio for the Alliance Loans (based on all the Alliance Properties, including those that are being released) immediately prior to the defeasance and (ii) the debt service coverage ratio for the Alliance Loans (based on all the Alliance Properties, including those that are being released) at origination, and

      o if less than the entire aggregate amount of the Alliance Loans is defeased, the loan-to-value ratio for the non-defeased portion of the Alliance Loans (based on all the Alliance Properties then remaining subject to the liens of the Alliance Mortgages) is not greater than 80%.

      The Alliance Properties. The Alliance Properties consist of five multifamily rental properties having the characteristics described in the table below.

                                                       No. of     Yr. Built/     Occupancy     Most Recent        Underwritten
Property Name                     Location             Units       Renovated      at U/W     Appraised Value     Net Cash Flow
-------------                     --------             -----       ---------      ------     ---------------     -------------
Shadow Creek Apartments   North Richland Hills, TX      240        1986/1996        91%          $11,300,000        $  932,085
Copper Cove Apartments    Houston, TX                   270          1984           96%           10,500,000           949,103
Hilltop Apartments        North Richland Hills, TX      238        1985/1996        91%           10,450,000           852,494
Foxboro Apartments        Houston, TX                   220          1984           97%            9,100,000           749,236
The Pinnacle Apartments   Lewisville, TX                150        1986/1998        95%            7,700,000           645,132
                                                                                                 -----------        ----------

           Total/Wtd. Avg.                                                                       $49,050,000        $4,128,050

      Property Management. The Alliance Properties are subject to management agreements between the Alliance Borrower and Alliance Residential Management, LLC (the "Alliance Property Manager"), an affiliate of the Alliance Borrower. The holder of the Alliance Loans may replace the Alliance Property Manager only upon--

      o a default by the Alliance Property Manager under the management agreement, or

      o that holder's acquiring title to the related Alliance Property by foreclosure or otherwise, or

      o a 50% or greater change in control of the ownership of the Alliance Property Manager, unless Moody's and Fitch have confirmed that the change in control would not result in a downgrade of any of the ratings on the series "1999-CG3" certificates, or

      o a default by the Alliance Borrower under the loan documents for the Alliance Loans or by the Alliance Property Manager under the management agreement.

      Cash Management. The Alliance Borrower must cause all rents from the Alliance Properties to be deposited into a "rent account" within one day of receipt. Unless and until an event of default occurs under the Alliance Loans, the Alliance Borrower will have access to that rent account.

      Most Recent Appraised Value. The Alliance Loans have a 10/1/99 loan-to-value ratio of 78.2%, based on an aggregate Most Recent Appraised Value of the Alliance Properties of $49,050,000. That aggregate appraised value is derived from appraisals conducted between June 7, 1999 and July 1, 1999.

      Underwritten Debt Service Coverage Ratio. The underwritten debt service coverage ratio of the Alliance Loans is 1.24x, based on an aggregate annual debt service of $3,326,738.28 and an aggregate underwritten net cash flow of $4,128,050.

      Additional Indebtedness Prohibited. The Alliance Borrower may not encumber the Alliance Properties with subordinate financing without the consent of the holder of the Alliance Loans. The Alliance Borrower may incur unsecured debt.

      Transfer of Ownership Interests. In general, the Alliance Mortgages prohibit the transfer of interests in the Alliance Properties or ownership interests in the Alliance Borrower without the consent of the holder of the Alliance Loans, except in limited circumstances. Transfer to Blackfoot Associates of the 39% ownership interest in the Alliance Borrower currently held by Alliance Holdings Investment LLC is permitted. The holder of the Alliance Loans must consent to transfers of the Alliance Properties upon satisfaction of certain underwriting criteria.

      Renovation Obligation and Reserves. Pursuant to the terms of the Alliance Mortgage, the Alliance Borrower has agreed to complete approximately $1.6 million in renovation work on the Alliance Properties within one year from the date of origination. The Alliance Borrower has established a repair and remediation reserve in the amount of $276,370 for any deferred maintenance, repairs and/or remedial or corrective work on the Alliance Properties.

      Zoning. Three of the Alliance Properties (Hilltop Apartments, Shadow Creek Apartments and Pinnacle Apartments) have more apartments per acre than are currently allowed pursuant to the local zoning ordinances. In the event of the partial destruction of 50% or more of any of these properties, the Alliance Borrower would have to obtain permission from the respective local authority in order to rebuild at the same apartment density.

      The Westin Hilton Head Loan. The "Westin Hilton Head Loan" has a 10/1/99 scheduled principal balance of $34,953,502, representing 3.9% of the initial mortgage pool balance. GECC originated the Westin Hilton Head Loan. The Westin Hilton Head Loan is secured by a mortgage (the "Westin Hilton Head Mortgage") encumbering the fee simple interest of the related borrower (the "Westin Hilton Head Borrower") in a hotel and resort property (the "Westin Hilton Head Property") located on Hilton Head Island in South Carolina. The Westin Hilton Head Borrower is a limited partnership organized under the laws of Delaware. It is wholly-owned and controlled by wholly-owned subsidiaries of Caesar Park Hotels & Resorts, Inc.

      The Westin Hilton Head Loan is one of the ARD loans. It has an anticipated repayment date of August 1, 2009 and a final maturity of August 1, 2027. The Westin Hilton Head Loan amortizes on a 28-year schedule. The Westin Hilton Head Loan accrues interest on an actual/360 basis at a fixed mortgage interest rate of 8.17% per annum. If the Westin Hilton Head Borrower does not pay the Westin Hilton Head Loan in full by the anticipated repayment date, the Westin Hilton Head Loan will accrue interest a revised mortgage interest rate equal to the initial mortgage interest rate plus two percentage points.

      The Westin Hilton Head Borrower may not voluntarily prepay the Westin Hilton Head Loan until three months prior to the related anticipated repayment date. At any time following the second anniversary of the date of initial issuance of the series "1999-CG3" certificates, but prior to the anticipated repayment date, the Westin Hilton Head Property may be released from the lien of the Westin Hilton Head Mortgage through a defeasance of 100% of the unpaid principal balance of the Westin Hilton Head Loan. Defeasance is only permitted upon the satisfaction of certain terms and conditions, including--

      o confirmation from Moody's and Fitch that the defeasance will not result in a downgrading, withdrawal or qualification of any of the then current ratings on the series "1999-CG3" certificates, and

      o     delivery of various legal opinions and documentation.

      The Westin Hilton Head Property. The Westin Hilton Head Property is a full-service hotel and resort facility located on Hilton Head Island in South Carolina, with the characteristics described in the table below:

                                                                                                                         Most Recent
                                                No. of   Yr. Built/    Avg.                               Underwritten    Appraised
Hotel                          Location         Rooms    Renovated   Occup (1)  ADR(1)(2)   RevPar(1)(3)  Net Cash Flow     Value
-----                          --------         -----    ---------   --------   ---------   ------------  -------------     -----
Westin Resort -         Hilton Head Island, SC   412     1984/1997      64%      $169.26       $109.02     $7,626,447    $81,700,000
  Hilton Head Island

---------------------

(1)   Based on trailing 12 months ended April 30, 1999.

(2)   "ADR" means average daily rate.

(3)   "RevPar" means revenue per available room.

      The Westin Hilton Head Property has three restaurants, a 13,200 square foot ballroom, 25,236 square feet of conference space and three swimming pools. Guests of the Westin Hilton Head Property have access to two of the three 18-hole golf courses and the 16 tennis courts at the adjacent Port Royal Golf & Racquet facility.

      Property Management. The Westin Hilton Head Property is subject to a long-term management agreement with Westin Hotel Company (the "Westin Hilton Head Property Manager"), an affiliate of Starwood Hotels & Resorts Worldwide, Inc. The term of the management agreement expires on December 31, 2019. The Westin Hilton Head Property Manager is obligated under the management agreement to operate the Westin Hilton Head Property as a "Westin" hotel and resort and to promote the Westin Hilton Head Property within Westin's corporate marketing program and worldwide reservations system. The Westin Hilton Head Property Manager has entered into a consent, subordination, non-disturbance and attornment agreement with the holder of the Westin Hilton Head Loan, in which the Westin Hilton Head Property Manager has agreed to the assignment of the management agreement to the lender and to recognize the holder as the "owner" under the management agreement in the event that the Westin Hilton Head Borrower defaults under the Westin Hilton Head Loan. The management agreement is not terminable by the Westin Hilton Head Borrower or the Westin Hilton Head Property Manager, except with the express written consent of the holder of the Westin Hilton Head Loan. The holder of the Westin Hilton Head Loan may replace the Westin Hilton Head Property Manager as property manager only upon acquisition of title to the Westin Hilton Head Property by foreclosure or otherwise.

      Cash Management. The Westin Hilton Head Property Manager is required to deposit daily directly into a cash management account established by the holder of the Westin Hilton Head Loan all operating revenues from the Westin Hilton Head Property. Further, all credit card companies or credit card clearing banks are required to deposit directly into the cash management account all receipts payable with respect to the Westin Hilton Head Property. Prior to the occurrence of (i) a reduction in the debt service coverage ratio below 1.40x, (ii) the related anticipated repayment date, or (iii) an event of default under the Westin Hilton Head Loan, the Westin Hilton Head Borrower will have access to the amounts deposited in the cash management account.

      Most Recent Appraised Value. The Westin Hilton Head Loan has a 10/1/99 loan-to-value ratio of 42.8%, based on a Most Recent Appraised Value of the Westin Hilton Head Property of $81,700,000. That appraised value is derived from an appraisal dated January 1, 1999.

      Underwritten Debt Service Coverage Ratio. The underwritten debt service coverage ratio of the Westin Hilton Head Loan is 2.39x, based on an aggregate annual debt service of $3,185,361.84 and an aggregate underwritten net cash flow of $7,626,447.

      Additional Indebtedness Prohibited. The Westin Hilton Head Borrower may not encumber the Westin Hilton Head Property with any subordinate financing. It is, however, permitted to incur unsecured trade debt and, subject to certain limitations, to grant security interests in equipment and other personal property purchased for use at the property.

      Transfer of Ownership Interests. The Westin Hilton Head Mortgage prohibits the transfer of interests in the Westin Hilton Head Property without the consent of the holder of the Westin Hilton Head Mortgage, except that such holder's consent may not be unreasonably withheld if certain conditions are satisfied, including receipt by the holder of the Westin Hilton Head Mortgage of--

      o evidence that the proposed transferee is a reputable entity with sufficient net worth and sufficient experience in the ownership and management of properties similar to the Westin Hilton Head Property,

      o confirmation from Moody's and Fitch that the transfer will not result in a downgrading, withdrawal or qualification of any of the then-current ratings of the series "1999-CG3" certificates, and

      o a legal opinion and other evidence that the proposed transferee and its partners, members or shareholders are single-purpose entities in accordance with rating agency standards.

      The Westin Hilton Head Mortgage also prohibits the transfer of interests in the Westin Hilton Head Borrower without the consent of the holder of the Westin Hilton Head Mortgage, unless certain conditions are satisfied. The consent of the holder of the Westin Hilton Head Loan is not required where--

      o after giving effect to the transfer(s), Caesar Park Hotels & Resorts continues to own and control 51% of the economic, beneficial and voting interests in the Westin Hilton Head Borrower and 100% of the ownership interests in the general partner of the Westin Hilton Head Borrower,

      o the holder of the Westin Hilton Head Loan receives confirmation from Moody's and Fitch that the transfer will not result in a downgrade, withdrawal or qualification of any of the then-current ratings of the series "1999-CG3" certificates, and

      o the holder of the Westin Hilton Head Loan receives satisfactory evidence that the Westin Hilton Head Borrower and its partners will, following the transfer(s), continue to be single-purpose entities, in accordance with rating agency standards.

      Southshore Beach & Tennis Club Loan. The Southshore Beach & Tennis Club loan (the "Southshore Loan") has a 10/1/99 scheduled principal balance of $34,941,132, representing 3.9% of the initial mortgage pool balance. GECC originated the Southshore Loan. The Southshore Loan is secured by a mortgage (the "Southshore Mortgage") encumbering the fee simple interest of the related borrower (the "Southshore Borrower") in a multifamily rental property (the "Southshore Property") in Alameda, California. The Southshore Borrower is a California limited partnership.

      The Southshore Loan is a balloon loan, which matures on July 1, 2009. The Southshore Loan amortizes on a 30-year schedule. The Southshore Loan accrues interest on an actual/360 basis at a fixed mortgage interest rate of 7.78% per annum.

      The Southshore Borrower may not voluntarily prepay the Southshore Loan until three months prior to the maturity date. After the second anniversary of the date of initial issuance of the series "1999-CG3" certificates, the Southshore Property may be released from the lien of the Southshore Mortgage through a defeasance of 100% of the unpaid principal balance of the Southshore Loan. Defeasance is only permitted upon the satisfaction of certain terms and conditions, including delivery of legal opinions and documentation.

      The Southshore Property is a multifamily rental property with the characteristics described in the table below:

                                                                    # of      Occupancy    Most Recent
Property Name                           Location    Year Built   Apartments    at U/W    Appraised Value     U/W NCF
-------------                           --------    ----------   ----------    ------    ---------------     -------
Southshore Beach & Tennis Club        Alameda, CA      1974          450         95%       $48,500,000     $4,000,095

      The Southshore Beach & Tennis Club is located on the shore of San Francisco Bay. The property has a fitness center, five tennis courts, a basketball court and four outdoor pool areas.

      Property Management. The Southshore Property is subject to a long term management agreement with Maxim Property Management (the "Southshore Property Manager"), an affiliate of the Southshore Borrower. The management agreement is terminable by the holder of the Southshore Loan upon default by the Southshore Property Manager under the management agreement or the occurrence of an event of default under the Southshore Loan.

      Most Recent Appraised Value. The Southshore Loan has a 10/1/99 loan-to-value ratio of 72.0% based on a Most Recent Appraised Value of the Southshore Property of $48,500,000. That appraised value is derived from an appraisal conducted in May 1999.

      Underwritten Debt Service Coverage Ratio. The underwritten debt service coverage ratio of the Southshore Loan is 1.33x, based on an annual debt service of $3,017,643.12 and an underwritten net cash flow of $4,000,095.

      Additional Indebtedness Prohibited. The Southshore Borrower may not encumber the Southshore Property with any subordinate indebtedness, other than trade or operational debt incurred in the ordinary course of business or financing for equipment or other personal property used at the Southshore Property.

      Transfer of Ownership Interest. The Southshore Mortgage prohibits the transfer of the Southshore Property or any controlling interest in the Southshore Borrower without the consent of the holder of the Southshore Loan.

      Related Mortgage Loans. The Southshore Borrower is controlled by Sanford
N. Diller. Mr. Diller also controls the borrower under the mortgage loan secured by The Atrium.

The Mortgage Loan Sellers and the Originators

      General. GECA (as defined below) acquired all of the mortgage loans that it intends to sell to us, representing 50.6% of the initial mortgage pool balance, from GECC through a contribution of Capital. GECC originated all of the GECA mortgage loans.

      Column originated 99 of the mortgage loans that it intends to sell to us, representing 47.0% of the initial mortgage pool balance. It acquired six of the mortgage loans that it intends to sell to us, representing 2.4% of the initial mortgage pool balance, from Union Capital (as defined below). Union Capital directly originated all of the mortgage loans that it transferred to Column.

      GE Capital Access, Inc. and General Electric Capital Corporation. GE Capital Access, Inc. ("GECA") is a wholly owned subsidiary of GECC. Since 1996, GECA and its affiliates have originated or acquired approximately $7.8 billion of commercial mortgage loans in connection with its capital markets programs. Through its GE Capital Real Estate division, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $16.9 billion of assets. GE Capital Real Estate originates and acquires commercial mortgage loans through approximately 20 offices located throughout North America.

      Column Financial, Inc. Column is a corporation organized under the laws of Delaware, and its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Bethesda, Maryland; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Hollywood, Florida; Houston, Texas; Los Angeles, California; Nashville, Tennessee; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle Washington and Tampa, Florida. Column has closed more than $7.5 billion of commercial and multifamily rental mortgage loans since beginning operations in 1993. Column is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is wholly-owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., our parent and the parent of the underwriter.

      Union Capital Investments, LLC. Union Capital Investments, LLC ("Union Capital") is a limited liability company, with its principal offices in Atlanta, Georgia. Union Capital is primarily involved in conduit lending, and it originates, underwrites and closes first mortgage loans secured by all types of multifamily rental and commercial real estate throughout the United States. The principals of Union Capital have been involved in the conduit lending field since January 1993.

      The information set forth in this prospectus supplement concerning the mortgage loan sellers and the originators has, in each case, been provided by the party, and we do not nor does the underwriter make any representation or warranty as to the accuracy or completeness of this information.

Assignment of the Mortgage Loans

      On or before the date of initial issuance of the series "1999-CG3" certificates, the following transfers of the mortgage loans will occur. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

          ----------------                                --------------
                GECA                                         Column
          -----------------                               ---------------
                                   -----------------
             55 mortgage loans      DLJ Commercial    105 mortgage loans
                $454,972,144        Mortgage Corp.       $444,317,061
                                   -----------------

                                              All mortgage loans
                                              $899,289,205

                                   -----------------
                                         Trust
                                   -----------------

      In connection with the foregoing transfers, each mortgage loan seller will be required to deliver the following documents, among others, to the trustee with respect to each of its mortgage loans--

      o either (i) the original promissory note, endorsed without recourse to the order of the trustee, or (ii) if the original promissory note has been lost, a copy of that note, together with a lost note affidavit;

      o the original or a copy of the mortgage, together with originals or copies of any intervening assignments of that document, in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

      o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

      o either (i) a completed assignment of the related mortgage in favor of the trustee, in recordable form, or (ii) a certified copy of that assignment as sent for recording;

      o either (i) a completed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form, or
            (ii) a certified copy of that assignment as sent for recording;

      o originals or copies of all assumption, modifications and substitution agreements in those instances where the terms or provisions of the mortgage or promissory note have been modified or the mortgage loan has been assumed;

      o an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of the mortgage loan; and

      o in those cases where applicable, the original or a copy of the related ground lease.

      The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in trust for the benefit of the series "1999-CG3" certificateholders and, within a specified period of time following the delivery, to conduct a review of those documents. All of the above-described documents actually delivered to the trustee in respect of any of the mortgage loans will collectively be the "mortgage file" for that mortgage loan. The scope of the trustee's review of each mortgage file is, in general, limited solely to confirming that the documents listed above have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

      Within a specified period following the later of (i) the date on which the series "1999-CG3" certificates are initially issued and (ii) the date on which all recording information necessary to complete the subject document is received by the trustee, the trustee must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in its favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

Representations and Warranties

      As of the date of initial issuance of the series "1999-CG3" certificates--

      o     GECA will make with respect to each mortgage loan sold by it to us,

      o Union Capital will make with respect to each mortgage loan originated by it, sold to Column and resold to us, and

      o Column will make with respect to each other mortgage loan sold by it to us, certain representations and warranties generally to the effect listed below, together with such other representations and warranties as may be required by the rating agencies. The respective representations and warranties of Column, GECA and Union Capital may not be identical. For purposes of this prospectus supplement--

      o GECA will be the "warranting party" with respect to each mortgage loan sold by it to us,

      o Union Capital will be the "warranting party" with respect to each mortgage loan originated by it, sold to Column and resold to us, and

      o Column will be the "warranting party" with respect to each other mortgage loan sold by it to us.

The representations and warranties to be made in respect of each mortgage loan by the related warranting party will include:

      o The information relating to the mortgage loan, substantially similar to that set forth in the loan schedule attached to the pooling and servicing agreement, will be accurate and complete in all material respects as of October 1, 1999.

      o Immediately prior to its transfer and assignment of the mortgage loan, the warranting party had good and marketable title to, and was the sole owner of, the mortgage loan.

      o The related mortgage is a valid enforceable first lien upon the related underlying real property and all buildings thereon and fixtures thereto, free and clear of all liens and encumbrances other than Permitted Encumbrances.

      o The related mortgage has not been satisfied, canceled, rescinded or subordinated.

      o To the knowledge of the warranting party, there is no proceeding pending for the total or partial condemnation of the underlying real property for that mortgage loan.

      o Except as otherwise contemplated by the next sentence, there exists an American Land Title Association or equivalent form of lender's title insurance policy or a pro forma policy on which the required premium has been paid, insuring the related originator, its successors and assigns, as to the first priority lien of the related mortgage in the original principal amount of the mortgage loan after all advances of principal, subject only to (i) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable and (ii) the other exceptions set forth in the policy. Alternatively, there exists a marked up title insurance commitment from the closing of the mortgage loan to issue such a policy.

      o The proceeds of that mortgage loan have been fully disbursed except in those cases where the full amount of the mortgage loan has been made, but a portion of the proceeds is being held back pending satisfaction of certain leasing criteria, repairs and other matters with respect to the related underlying real property and there is no requirement for future advances under the mortgage loan.

      o If the related mortgage is a deed of trust, a trustee, duly qualified under applicable law, has been properly designated and currently serves.

      o To the knowledge of the warranting party, the related underlying real property is free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan.

      o The promissory note, the mortgage and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related maker, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity.

      The representations and warranties made by Column, GECA and Union Capital as described above will be assigned by us to the trustee pursuant to the pooling and servicing agreement. If there exists a breach of any of the above-described representations and warranties made by Column, GECA or Union Capital that materially and adversely affects the value of the subject mortgage loan or the interests of the series "1999-CG3" certificateholders therein, then that breach will be a "material breach" of the representation and warranty. The rights of the trust against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

Cures, Repurchases and Substitutions

      If there exists a material breach of any of the representations and warranties made with respect to any of the mortgage loans, as discussed under "--Representations and Warranties" above, then the related warranting party will be required either:

      o     to cure the material breach in all material respects; or

      o subject to the discussion below regarding substitution, to repurchase the mortgage loan at a price generally equal to the sum of--

            (i)   the unpaid principal balance of the mortgage loan,

            (ii) accrued and unpaid interest at the related mortgage rate to but not including the due date occurring in the collection period in which the repurchase occurs,

            (iii) the amount of any related unreimbursed servicing advances and, to the extent not otherwise included in the servicing advances, the costs and expenses of enforcing the repurchase obligation, and

            (iv) interest on any related unreimbursed advances and, if the mortgage loan was a specially serviced mortgage loan, the 25-basis point special servicing fees earned thereon as described under "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

      The time period within which the applicable warranting party must complete such cure or repurchase will be limited to 90 days or, if it is diligently attempting to correct the problem and certain other conditions are satisfied, 180 days following its receipt of notice of the subject material breach.

      If, at any time until the second anniversary of the date of initial issuance of the series "1999-CG3" certificates, any warranting party is required to repurchase any mortgage loan as a result of a material breach of any of its representations and warranties, as contemplated above, then that warranting party may, in lieu of repurchasing the affected mortgage loan:

      o replace the mortgage loan with one or more substitute mortgage loans that (i) has certain payment terms comparable to the mortgage loan to be replaced and (ii) is otherwise acceptable to the designated representative of the controlling class of the series "1999-CG3" certificateholders or, if none has been appointed, to the holder(s) of certificates representing a majority interest in that controlling class; and

      o pay an amount generally equal to the excess of the applicable repurchase price for the mortgage loan to be replaced over the unpaid principal balance of the applicable replacement mortgage loan(s) as of the date of substitution, after application of all payments of principal due on or before that date, whether or not those payments have been received;

except that no substitution will be permitted unless, as confirmed in writing by each of Moody's and Fitch, it would not result in a qualification, downgrade or withdrawal of the rating then assigned to any class of the series "1999-CG3" certificates by that rating agency.

      The warranting parties are not obligated, however, to replace rather than repurchase any mortgage loan as to which there is a material breach. Any substitution will be at the sole discretion of the responsible warranting party. Furthermore, the controlling class of the series "1999-CG3" certificateholders and their designated representative will generally have a disincentive to find any prospective replacement mortgage loan acceptable.

      If the applicable warranting party fails to repurchase or replace any mortgage loan affected by a material breach, then, except as described in the next paragraph, neither we nor any other person will have any obligation to do so.

      Notwithstanding the foregoing, Column will--

      o make the same representations and warranties, including those discussed under "--Representations and Warranties" above, with respect to each mortgage loan originated by Union Capital as it does with respect to each mortgage loan originated by it, and

      o have similar cure, repurchase or replacement obligations in the event of material breaches of those representations and warranties.

      In general, however, if (i) there exists a breach of any such representation or warranty and a breach of any representation or warranty made by Union Capital with respect to the same mortgage loan, (ii) those breaches otherwise give rise to a cure, repurchase or replacement obligation on the part of both Column and Union Capital and (iii) Union Capital fails to satisfy its cure, repurchase or replacement obligation within the period provided therefor, then Column will be required to cure the material breach of its representation or warranty as to, or repurchase or replace, the affected mortgage loan. For this purpose, the cure, repurchase or replacement period for Column (as otherwise described above) will be deemed to commence only upon expiration of the cure, repurchase or replacement period for Union Capital.

      Each of the warranting parties may only have limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise in respect of breaches of any of its representations or warranties. There can be no assurance that any of the warranting parties have or will have sufficient assets with which to fulfill any repurchase/substitution obligations that may arise. Expenses incurred by the master servicer and the trustee with respect to enforcing any such repurchase/substitution obligation will be borne by the applicable warranting party or, if not, will be reimbursable out of the collection account to be maintained by the master servicer.

Changes in Mortgage Pool Characteristics

      The description in this prospectus supplement of the mortgage pool and the underlying real properties is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the scheduled principal payments due on the mortgage loans on or before October 1, 1999. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

      A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the series "1999-CG3" certificates. That current report on Form 8-K will be filed, together with the pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool, such removal or addition will be noted in that current report on Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

General

      The servicing of the mortgage loans will be governed by the pooling and servicing agreement. The following summaries describe certain provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any REO properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer. See "Description of the Governing Documents--Collection and Other Servicing Procedures with Respect to Mortgage Loans" in the accompanying prospectus.

      The pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

      o     any and all applicable laws, and

      o the express terms of the pooling and servicing agreement and the respective mortgage loans.

Furthermore, to the extent consistent with the foregoing, the master servicer and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the following standard (the "Servicing Standard"), which is set forth in further detail in the pooling and servicing agreement:

      o with the same care, skill and diligence as is normal and usual in its general mortgage servicing and asset management activities with respect to comparable loans and real properties that either are part of other third party portfolios or are held as part of its own portfolio, whichever servicing procedures are of a higher standard;

      o with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans, the full collection of all prepayment premiums and yield maintenance charges that may become payable under the mortgage loans and, in the case of the special servicer, if a mortgage loan comes into and continues in default and, in the judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of prepayment premiums and yield maintenance charges, the maximization of the recovery on that defaulted mortgage loan to the series "1999-CG3" certificateholders (as a collective whole) on a present value basis; and

      o     without regard to:

            (i) any known relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers or any other party to the pooling and servicing agreement;

            (ii) the ownership of any series "1999-CG3" certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates;

            (iii) the obligation of the master servicer or the special servicer, as the case may be, to make advances;

            (iv) the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the pooling and servicing agreement or with respect to any particular transaction;

            (v) the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool, or the right to service or manage for others any such other loans or real properties; or

            (vi) any obligation of the master servicer or the special servicer, as the case may be, or any of its affiliates, as a mortgage loan seller, to pay any indemnity or cure any document defect or breach with respect to or to repurchase or replace any mortgage loan.

      In general, the master servicer will be responsible for the servicing and administration of--

      o all mortgage loans as to which no Servicing Transfer Event has occurred, and

      o all worked-out mortgage loans as to which no new Servicing Transfer Event has occurred.

      The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each underlying real property that has been acquired by the trust in respect of a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise (each such property, for so long as it is real estate owned by the trust, an "REO property").

      Mortgage loans as to which no Servicing Transfer Event has ever occurred, and worked-out mortgage loans as to which no new Servicing Transfer Event has occurred, are collectively referred to in this prospectus supplement as "performing mortgage loans". Specially serviced mortgage loans and REO properties are collectively referred to in this prospectus supplement as "specially serviced assets". Performing mortgage loans will include mortgage loans which may be delinquent, but not to the point of resulting in a Servicing Transfer Event.

      Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets and, otherwise, to render certain incidental services with respect to any specially serviced assets. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

      A mortgage loan will become a specially serviced mortgage loan, if it has not already done so, upon the occurrence of a Servicing Transfer Event. A "Servicing Transfer Event" will be considered to have occurred with respect to any mortgage loan if--

      (1) the related borrower fails to make when due any monthly debt service payment, including a balloon payment, or any other payment required under the related promissory note or the related mortgage, and either the failure actually continues, or the master servicer believes it will continue, unremedied for 60 days;

      (2) the master servicer or any of its affiliates owns a material economic interest in the related borrower and, because that borrower failed to make a monthly debt service payment with respect to the mortgage loan, the master servicer must make an advance;

      (3) the master servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, or any other material payment required to be made under the related promissory note or the related mortgage, is likely to occur within 30 days and either (a) the default is likely to remain unremedied for at least 60 days or (b) the related borrower has requested a material modification of the related mortgage loan;

      (4) the master servicer determines that a non-payment default has occurred under the mortgage loan that may materially impair the value of the related underlying real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

      (5) certain events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the related underlying real property, or the related borrower takes certain actions indicating its bankruptcy, insolvency or inability to pay its obligations;

      (6) the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the related underlying real property; or

      (7) if the mortgage loan is a CTL loan, the master servicer determines, in accordance with the Servicing Standard, that a material default has occurred under the related credit tenant lease and the default continues unremedied for 60 days.

      So long as no other Servicing Transfer Event then exists, a mortgage loan will cease to be a specially serviced mortgage loan and will become a "worked-out mortgage loan" as to which the master servicer will re-assume servicing responsibilities, if and when:

      (a) with respect to the circumstances described in clauses (1) and (2) of the preceding paragraph, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

      (b) with respect to the circumstances described in clauses (3) and (5) above, those circumstances cease to exist in the judgment of the special servicer;

      (c) with respect to the circumstances described in clauses (4) and (7) above, the default is cured in the judgment of the special servicer; and

      (d) with respect to the circumstances described in clause (6) above, the proceedings are terminated.

      If any cross-collateralized mortgage loan becomes a specially serviced mortgage loan, then all the other mortgage loans with which it is cross-collateralized must also become specially serviced mortgage loans.

The Initial Master Servicer and the Initial Special Servicer

      The Master Servicer. GE Capital Loan Services, Inc., a Delaware corporation ("GECLS"), will act as initial master servicer with respect to the mortgage pool. GECLS is a wholly owned subsidiary of GECIA Holdings, Inc., which is itself a wholly owned subsidiary of GE Capital Services Corporation, which is itself a wholly owned subsidiary of the General Electric Company and an affiliate of GECA and GECC. GECLS's principal servicing offices are located at 363 N. Sam Houston Parkway E., Suite 1200, Houston, Texas 77060.

      As of June 30, 1999, GECLS serviced approximately 3,470 commercial and multifamily real estate loans, totaling approximately $22.6 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securities transactions.

      The information set forth in this prospectus supplement concerning GECLS has been provided by it. Neither we nor the underwriter makes any representation or warranty as to the accuracy or completeness of this information.

      The Special Servicer. GMAC Commercial Mortgage Corporation, a California Corporation ("GMACCM"), will be the special servicer with respect to the mortgage pool. GMACCM is a wholly-owned direct subsidiary of GMAC Commercial Holding Corporation, which in turn is a direct subsidiary of GMAC Mortgage Group, Inc. GMAC Mortgage Group, Inc. is in turn a wholly-owned direct subsidiary of General Motors Acceptance Corporation. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044.

      As of March 31, 1999, GMACCM was the special servicer of a portfolio of multifamily and commercial loans totaling approximately $30 billion in aggregate outstanding principal amount.

      The information set forth in this prospectus supplement concerning GMACCM has been provided by it. Neither we nor the underwriter makes any representation or warranty as to the accuracy of this information.

Servicing and Other Compensation and Payment of Expenses

      The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

      The "master servicing fee":

      o will be earned in respect of each and every mortgage loan, including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the related underlying real property has become an REO property; and

      o     in the case of each such mortgage loan, will--

            (i)   be calculated on a 30/360 basis,

            (ii)  accrue at the related master servicing fee rate,

            (iii) accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

            (iv) be payable monthly from amounts received in respect of interest on that mortgage loan.

      The "master servicing fee" will be 0.05% per annum with respect to 158 mortgage loans, representing 97.87% of the initial mortgage pool balance, and 0.15% per annum with respect to two mortgage loans, representing 2.13% of the initial mortgage pool balance.

      Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive--

      o All prepayment interest excesses, if any, collected in respect of the entire mortgage pool. If a borrower prepays its mortgage loan, in whole or in part, after the borrower has made its monthly debt service payment on the related due date during any collection period, the amount of any interest collected on the subject prepayment for the period following that due date, less the amount of related master servicing fees payable therefrom and exclusive of any Default Interest and Post-ARD Additional Interest included therein, will be a "Prepayment Interest Excess". "Default Interest" is any interest that (i) accrues on a defaulted mortgage loan solely by reason of the subject default and (ii) is in excess of all interest at the related mortgage rate and any Post-ARD Additional Interest accrued on the mortgage loan.

      o All late payment charges and Default Interest, if any, that were collected in respect of any mortgage loan and that accrued while such mortgage loan was a performing mortgage loan (but only to the extent that any such late payment charges and default interest have not otherwise been applied to pay the master servicer, the special servicer or the trustee, as applicable, interest on advances made thereby with respect to the related mortgage loan as described in this prospectus supplement).

      In addition, all modification fees, assumption fees, assumption application fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected in respect of the mortgage loans will be allocated between the master servicer and the special servicer, as additional compensation, or otherwise applied to cover related expenses, as provided in the pooling and servicing agreement.

      The master servicer will be authorized to invest or direct the investment of funds held in its collection account (see "--Collection Account" below), or in any and all accounts maintained by it that are escrow and/or reserve accounts, in certain government securities and other investment grade obligations specified in the pooling and servicing agreement ("Permitted Investments"). The master servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

      Prepayment Interest Shortfalls. If a borrower prepays a mortgage loan, in whole or in part, prior to the related due date during any collection period and does not pay interest on the prepayment through that due date, then the shortfall in a full month's interest, less the amount of related master servicing fees that would have been payable therefrom and exclusive of any Default Interest and Post-ARD Additional Interest that would have been included therein, will be a "prepayment interest shortfall".

      The pooling and servicing agreement provides that, if any prepayment interest shortfalls are incurred with respect to the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment (a "Compensating Interest Payment") with respect to the related payment date in an amount equal to the lesser of:

      (a)   the total amount of those prepayment interest shortfalls, and

      (b) a portion of all master servicing fees, up to two basis points for each and every mortgage loan, together with all prepayment interest excesses, if any, that are in any case collected with respect to the mortgage pool during the same collection period.

No other master servicing compensation will be available to cover prepayment interest shortfalls.

      Any Compensating Interest Payment made by the master servicer with respect to any payment date will be included among the amounts payable as principal and interest on the series "1999-CG3" certificates on that payment date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the Compensating Interest Payment made by the master servicer with respect to any payment date is less than the total of all prepayment interest shortfalls incurred with respect to the mortgage pool during the related collection period, then that shortfall (a "Net Aggregate Prepayment Interest Shortfall") will be allocated among the respective classes of interest-bearing series "1999-CG3" certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

      Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

      o     the special servicing fee,

      o     the workout fee, and

      o     the liquidation fee.

      The "special servicing fee":

      o will be earned with respect to each specially serviced mortgage loan, and each mortgage loan as to which the related underlying real property has become an REO property,

      o     with respect to each such mortgage loan, will--

            (i)   be calculated on a 30/360 basis,

            (ii) accrue at a "special servicing fee rate" of 0.25% per annum, and

            (iii) accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan, and

      o will be payable monthly from general collections on all the mortgage loans and any REO properties on deposit in the master servicer's collection account from time to time.

      The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each worked-out mortgage loan. The "workout fee" will be payable out of, and will be calculated by application of a "workout fee rate" of 1.0% to, each collection of interest and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan, exclusive of any portion of that collection that represents a recovery of Default Interest or Post-ARD Additional Interest. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated other than for cause or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that became worked-out mortgage loans during the period that it acted as special servicer and remained worked-out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series "1999-CG3" certificateholders.

      The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which it obtains a full or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO property as to which it receives any liquidation proceeds, condemnation proceeds or insurance proceeds, except as described below. As to each specially serviced mortgage loan and REO property, the "liquidation fee" will be payable from, and will be calculated by application of a "liquidation fee rate" of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

      Despite anything to the contrary described above, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

      o the repurchase or replacement of any mortgage loan for a breach of representation or warranty (see "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement);

      o the purchase of any defaulted mortgage loan or REO property by the master servicer, the special servicer or any holder or holders of certificates evidencing a majority interest in the "controlling class" of the series "1999-CG3" certificates (see "--Sale of Defaulted Mortgage Loans" below); or

      o the purchase of all of the mortgage loans and REO properties by the master servicer, the special servicer or any holder or holders of certificates evidencing a majority interest in the "controlling class" of the series "1999-CG3" certificates in connection with the termination of the trust (see "Description of the Offered Certificates--Termination" in this prospectus supplement).

      Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series "1999-CG3" certificateholders.

      Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be entitled to receive all late payment charges and Default Interest, if any, collected in respect of any mortgage loan that accrued while the mortgage loan was a specially serviced mortgage loan, but only to the extent that those late payment charges and Default Interest have not otherwise been applied to pay the master servicer, the special servicer or the trustee, as applicable, interest on advances made the master servicer, the special servicer or the trustee, as the case may be, with respect to the related mortgage loan as described in this prospectus supplement.

      All modification fees, assumption fees, assumption application fees and other comparable transaction fees and charges, if any, collected in respect of the specially serviced mortgage loans, will be allocated between the master servicer and the special servicer, as additional compensation, or otherwise applied to cover related expenses, as provided in the pooling and servicing agreement.

      In addition, the special servicer will be authorized to invest or direct the investment of funds held in its REO account (see "--REO Properties" below) in Permitted Investments. The special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

      Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

      Any and all customary, reasonable and necessary "out of pocket" costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO property, will be "servicing advances". Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, in connection with the related mortgage loan or REO property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it. Upon reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

      The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO property, in lieu of the special servicer's making that advance itself. The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any series "1999-CG3" certificateholder. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

      If the master servicer or the special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so within ten days after the servicing advance is required to be made, then the trustee will be required: (a) if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and (b) if the failure continues for three more business days, to make the servicing advance.

      Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of any such party, would not be ultimately recoverable from expected collections on the related mortgage loan or REO property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO property, it may obtain reimbursement for that advance, together with interest thereon, out of general collections on the mortgage loans and any REO properties on deposit in the master servicer's collection account from time to time.

      The master servicer will be permitted to pay, and the special servicer may direct the payment of, certain servicing expenses directly out of the master servicer's collection account and at times without regard to the relationship between the expense and the funds from which it is being paid, including in connection with the remediation of any adverse environmental circumstance or condition at any of the underlying real properties. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO property, provided that the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series "1999-CG3" certificateholders (as a collective whole).

      The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound monthly, for so long as the servicing advance is outstanding, at a rate per annum equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that advance is reimbursed--

      o first, out of Default Interest and late payment charges collected on the related mortgage loan during that collection period, and

      o then, if and to the extent that the Default Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

Sub-Servicers

      The master servicer and, subject to certain restrictions, the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party servicers. The master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Some of the mortgage loans are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer (those sub-servicers, the "Designated Sub-Servicers"). Each sub-servicing agreement between the master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason the master servicer or special servicer, as the case may be, is no longer acting in that capacity, the trustee or any other successor to the master servicer or special servicer, as applicable, may:

      o assume the party's rights and obligations under the sub-servicing agreement;

      o enter into a new sub-servicing agreement with the sub-servicer on terms which are acceptable to the trustee or successor master servicer or special servicer, as the case may be, and that sub-servicer; or

      o     terminate the sub-servicing agreement without cause.

Notwithstanding the foregoing, neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for a Designated Sub-Servicer without cause, unless it pays that Designated Sub-Servicer a termination fee.

      The master servicer and special servicer will each be required to monitor the performance of sub-servicers retained by it. The master servicer and special servicer will each be solely liable for all fees owed by it to any sub-servicer retained by it, irrespective of whether its compensation pursuant to the pooling and servicing agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the master servicer or special servicer, as the case may be, would be reimbursed under the pooling and servicing agreement.

The Controlling Class Representative

      Controlling Class. As of any date of determination, the controlling class of the series "1999-CG3" certificates (the "Controlling Class") will be the most subordinate class of series "1999-CG3" certificates then outstanding that is eligible to be the Controlling Class and that has an aggregate principal balance that is not less than 25% of that class' original aggregate principal balance. However, if no class of series "1999-CG3" certificates that is eligible to be the Controlling Class has an aggregate principal balance that satisfies this requirement, then the Controlling Class will be the most subordinate eligible class of series "1999-CG3" certificates. The classes of series "1999-CG3" certificates eligible to be the Controlling Class are the "A-1A", "A-1B", "A-1C", "A-2", "A-3", "A-4", "A-5", "B-1", "B-2", "B-3", "B-4", "B-5", "B-6",
"B-7", "B-8", "C" and "D" classes, except that the "A-1A" and "A-1B" classes will be treated as a single class.

      Election, Resignation and Removal. The holders (or, in the case of certificates held in book-entry form, the beneficial owners) of series "1999-CG3" certificates representing greater than 50% of the aggregate principal balance of the Controlling Class will be entitled to select a representative (the "Controlling Class Representative") having certain rights and powers described below or replace an existing Controlling Class Representative.

      The trustee will be required to promptly notify all the holders (and, in the case of certificates held in book-entry form, to the extent actually known to certain designated officers of the trustee, all the beneficial owners) of series "1999-CG3" certificates of the Controlling Class that they may select a Controlling Class Representative upon:

      (i) the receipt by the trustee of written requests for the selection of a Controlling Class Representative from the holders (or, in the case of certificates held in book-entry form, the beneficial owners) of series "1999-CG3" certificates representing greater than 50% of the aggregate principal balance of the Controlling Class;

      (ii) the resignation or removal of the person acting as Controlling Class Representative; or

      (iii) a determination by the trustee that the Controlling Class has changed.

      The notice will explain the process for selecting a Controlling Class Representative. The process may include the designation of the Controlling Class Representative by any holder of series "1999-CG3" certificates representing a majority interest in the Controlling Class by written instructions delivered to the trustee. The appointment of any person as a Controlling Class Representative will not be effective until the person provides the trustee with written confirmation of its acceptance of its appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

      Resignation and Removal of the Controlling Class Representative. The Controlling Class Representative may at any time resign by giving written notice to the trustee and to each holder (or, in the case of certificates held in book-entry form, each beneficial owner) of series "1999-CG3" certificates of the Controlling Class. The holders (or, in the case of certificates held in book-entry form, the beneficial owners) of series "1999-CG3" certificates representing greater than 50% of the aggregate principal balance of the Controlling Class will be entitled to remove any existing Controlling Class Representative by giving written notice to the trustee and to the existing Controlling Class Representative.

      Certain Rights and Powers of the Controlling Class Representative. The Controlling Class Representative will be entitled to advise the special servicer with respect to the following actions. In addition, except as otherwise described below, the special servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten business days of having been notified in writing thereof and having been provided with all reasonably requested information with respect thereto--

      o any foreclosure upon or comparable conversion, which may include acquisitions of an REO property, of the ownership of properties securing those specially serviced mortgage loans as come into and continue in default;

      o any modification, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of a mortgage loan;

      o any proposed sale of a defaulted mortgage loan or any related REO property, other than in connection with the termination of the trust as described under "Description of the Offered
            Certificates--Termination" in this prospectus supplement, for less than par;

      o     any acceptance of a discounted payoff;

      o any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO property;

      o any release of collateral for a mortgage loan, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

      o any acceptance of substitute or additional collateral for a mortgage loan, other than in accordance with the terms of that mortgage loan;

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause; and

      o any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan.

      In addition, except as otherwise described below, the Controlling Class Representative may direct the special servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

      Notwithstanding the foregoing, no advice, direction or objection given or made by the Controlling Class Representative, as contemplated by either of the two preceding paragraphs, may--

      o require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's obligation to act in accordance with the Servicing Standard;

      o     result in certain adverse tax consequences for the trust;

      o expose the trust, the depositor, the master servicer, the special servicer, the trustee or any of their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or

      o materially expand the scope of the master servicer's or special servicer's responsibilities under the pooling and servicing agreement.

The special servicer is to disregard any such advice, direction or objection that does so. Furthermore, the special servicer will not be obligated to seek approval from the Controlling Class Representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if--

      o the special servicer has, as described above, notified the Controlling Class Representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan, and

      o for 60 days following the first such notice, the Controlling Class Representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

      When reviewing the rest of this "Servicing of the Mortgage Loans" section, it is important that you consider the effects that the rights and powers of the Controlling Class Representative discussed above could have on the actions of the special servicer.

      Liability to Borrowers. In general, any and all expenses of the Controlling Class Representative are to be borne by the holders (or, if applicable, the beneficial owners) of the Controlling Class, in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the Controlling Class Representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan, the Controlling Class Representative is to immediately notify the trustee, the master servicer and the special servicer. If (a) the special servicer or the trust are also named parties to the same action, and (b) in the sole judgment of the special servicer, (i) the Controlling Class Representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for the special servicer or the trust to be an adverse party in the action as regards the Controlling Class Representative, then the special servicer on behalf of the trust will, subject to the discussion under "Description of the Governing Documents--Certain Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, assume the defense of the claim against the Controlling Class Representative.

      Liability to the Trust and Series "1999-CG3" Certificateholders. The Controlling Class Representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the Controlling Class Representative does not have any duties to the holders of any class of series "1999-CG3" certificates other than the Controlling Class. It may act solely in the interests of the certificateholders of the Controlling Class and will have no liability to any other series "1999-CG3" certificateholders for having done so. No series "1999-CG3" certificateholder may take any action against the Controlling Class Representative for its having acted solely in the interests of the certificateholders of the Controlling Class.

Replacement of the Special Servicer

      The holders (or, in the case of certificates held in book-entry form, the beneficial owners) of series "1999-CG3" certificates representing more than 50% of the aggregate principal balance of the Controlling Class may terminate an existing special servicer and appoint a successor. In addition, if the special servicer is terminated in connection with an event of default (see "--Events of Default" and "--Rights Upon Event of Default" below), the holders (or, in the case of certificates held in book-entry form, the beneficial owners) of series "1999-CG3" certificates representing more than 50% of the aggregate principal balance of the Controlling Class may appoint a successor. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

      (i) written confirmation from each of Moody's and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series "1999-CG3" certificates, and

      (ii) the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

      Subject to the foregoing, any holder (or, in the case of certificates held in book-entry form, any beneficial owner) of a series "1999-CG3" certificate or any of their affiliates may be appointed as special servicer.

      If the certificateholders of the Controlling Class terminate an existing special servicer without cause, then the reasonable "out-of-pocket" costs and expenses of any related transfer of servicing duties are to be paid by the successor special servicer or the holders (or, if applicable, the beneficial owners) of certificates of the Controlling Class that voted to remove the terminated special servicer, as the parties may agree. The terminated special servicer will be entitled to:

      o payment out of the master servicer's collection account for all accrued and unpaid special servicing fees; and

      o reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest.

Upon reimbursement, any advance will be treated as if it were made by the successor special servicer.

Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Provisions

Subject to the discussion under "--The Controlling Class Representative" above, the master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender under any mortgage loan may have under either a "due-on-sale" or "due-on-encumbrance clause" to accelerate payment of that mortgage loan. However, under the circumstances described below, neither the master servicer nor the special servicer may waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause unless it has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series "1999-CG3" certificates. With respect to "due-on-sale" clauses, this requirement will apply only if the outstanding principal balance of the subject mortgage loan, together with the total outstanding principal balance of all other mortgage loans that are cross-collateralized with the subject mortgage loan or have been made to the same borrower or affiliated borrowers, is equal to or greater than a specified percentage of the then total principal balance of the mortgage pool. In the case of "due-on-encumbrance" provisions, this requirement will always apply. In addition, the master servicer may not waive its rights or grant its consent under any "due-on-sale" or "due-on-encumbrance" clause without the consent of the special servicer.

Modifications, Waivers, Amendments and Consents

      Subject to the discussion under "--The Controlling Class Representative" above, the special servicer, with respect to specially serviced mortgage loans, and the master servicer, with respect to performing mortgage loans, each may, consistent with the Servicing Standard, agree to:

      o any modification, waiver or amendment of any term of any mortgage loan;

      o     extend the maturity of any mortgage loan;

      o defer or forgive the payment of interest on and principal of any mortgage loan;

      o defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on any mortgage loan;

      o permit the release, addition or substitution of collateral securing any mortgage loan; or

      o permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

The ability of the special servicer, in the case of specially serviced mortgage loans, and the master servicer, in the case of performing mortgage loans, to agree to any of the foregoing, however, is subject to each of the following limitations, conditions and restrictions:

      o With limited exception, including with respect to certain routine matters, the master servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loans without the consent of the special servicer, provided that such consent--

            (i) is to be withheld or granted by the special servicer in accordance with the Servicing Standard, and

            (ii) will be deemed to have been granted if not expressly denied within ten business days following the special servicer's receipt from the master servicer of all information reasonably requested by it in order to make an informed decision.

      o With limited exception, including with respect to Post-ARD Additional Interest as described below, the special servicer may not agree to or consent to the master servicer's agreeing to any modification, waiver or amendment of any term of any mortgage loan, or take or consent to the master servicer's taking any of the other above-referenced actions with respect to any mortgage loan, if doing so would--

            (i) affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loans, or

            (ii) in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon,

            unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default in respect of payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series "1999-CG3" certificateholders, as a collective whole, on a present value basis than would liquidation.

      o The special servicer may not extend or consent to the master servicer's extending the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

            (i) the fifth anniversary of the mortgage loan's original stated maturity date,

            (ii)  two years prior to the rated final payment date, and

            (iii) if the mortgage loan is secured by a mortgage solely or primarily on the related borrower's leasehold interest in the related underlying real property, ten years prior to the end of the then current term of the related ground lease, plus any unilateral options to extend.

      o Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan that would--

            (i) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986,

            (ii) result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code of 1986, or

            (iii) adversely affect the status of either grantor trust created under the pooling and servicing agreement as a grantor trust under the Internal Revenue Code of 1986;

      o The special servicer may not permit or consent to the master servicer's permitting any borrower to add or substitute any real estate collateral for its mortgage loans, unless the special servicer has first--

            (i) determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that:

                  (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

                  (b) that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations, and

            (ii) received confirmation from each of Moody's and Fitch that the addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series "1999-CG3" certificates.

      o Subject to limited exceptions, the special servicer may not release or consent to the master servicer's releasing any material collateral securing an outstanding mortgage loan other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

      The limitations, conditions and restrictions described above will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that is required under the terms of the subject mortgage loan in effect on the date of initial issuance of the series "1999-CG3" certificates (or, in the case of a replacement mortgage loan, on the related date of substitution) or that is solely within the control of the related borrower. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

      Notwithstanding the foregoing, the master servicer will be permitted, in the case of certain ARD loans, in its discretion, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if, prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for that Post-ARD Additional Interest. However, the master servicer's determination to waive the trust's right to receive that Post-ARD Additional Interest--

      o     must be in accordance with the Servicing Standard, and

      o     will be subject to approval by the special servicer.

The master servicer will not have any liability to the trust, the series "1999-CG3" certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

      All modifications, waivers and amendments entered into in respect of the mortgage loans are to be in writing. Each of the master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

Required Appraisals

      Promptly following the occurrence of any of the following events (each, an "Appraisal Trigger Event") with respect to any of the mortgage loans, the special servicer must obtain, and deliver to the trustee and master servicer a copy of, an appraisal of the related underlying real property from an independent appraiser meeting certain specified qualifications (a "Required Appraisal"), unless such an appraisal had previously been obtained within the prior 12 months--

      o the mortgage loan becomes a Modified Mortgage Loan (as defined below);

      o the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

      o a receiver is appointed and continues in that capacity in respect of the underlying real property securing the mortgage loan;

      o the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings; or

      o the underlying real property securing the mortgage loan becomes an REO property.

      Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $1,000,000, the special servicer may perform an internal valuation of the underlying real property.

      As a result of any such appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. The "Appraisal Reduction Amount" for any mortgage loan as to which an Appraisal Trigger Event has occurred--

      o will be determined shortly following the later of the date on which the relevant appraisal or other valuation is obtained or performed and the date on which the first relevant Appraisal Trigger Event occurred, and

      o     will equal the excess, if any, of "x" over "y" where--

            (a)   "x" is equal to the sum of:

                  (i) the unpaid principal balance of the mortgage loan, net of any related unreimbursed advances of principal;

                  (ii) to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

                  (iii) all accrued but unpaid special servicing fees in respect of the mortgage loan;

                  (iv) all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the required appraisal loan, together with interest thereon; and

                  (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related underlying real property, net of any escrow reserves held by the master servicer or the special servicer which covers the particular item and certain other related reserves; and

            (b) "y" is equal to 90% of the resulting appraised or estimated value of the related underlying real property or REO property, as such appraised or estimated value may be reduced, to not less than zero, by the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan.

      If, however, any Required Appraisal or other valuation is not obtained or performed within 60 days of an Appraisal Trigger Event, and no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, then until the Required Appraisal or other valuation is obtained or performed, the "Appraisal Reduction Amount" for the subject mortgage loan will equal approximately 25% of the unpaid principal balance of that mortgage loan, net of any related unreimbursed advances of principal. After receipt of the Required Appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the prior paragraph.

      An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

      If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, within 30 days of each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior Required Appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

      o the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--General" above,

      o the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

      o no other Servicing Transfer Event has occurred with respect to the subject mortgage loan during the preceding three months.

      The cost of each required appraisal (and any update thereof) will be advanced by the master servicer and will be reimbursable to the master servicer as a servicing advance.

      At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan, the Controlling Class Representative will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal that satisfies the criteria for a Required Appraisal. Upon request of the Controlling Class Representative, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan based on that appraisal.

      A "Modified Mortgage Loan" is any mortgage loan as to which any Servicing Transfer Event has occurred and which has been modified by the special servicer in a manner that:

      (A) affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing current scheduled payments of principal and/or interest with respect to the mortgage loan;

      (B) except as expressly contemplated by the related loan documents, results in a release of the lien of the mortgage on any material portion of the related underlying real property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or

      (C) in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due thereon.

Collection Account

      General. The master servicer will be required to establish and maintain an account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That "collection account" must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the series "1999-CG3" certificates.

      The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

      Deposits. Under the pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within one business day following receipt, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the series "1999-CG3" certificates, other than monthly debt service payments due on or before October 1, 1999, which monthly debt service payments belong to the related mortgage loan seller:

      (i) all payments on account of principal on the mortgage loans, including principal prepayments;

      (ii) all payments on account of interest on the mortgage loans, including Default Interest and Post-ARD Additional Interest;

      (iii) all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

      (iv) all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to an underlying real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of an underlying real property, in each case to the extent not otherwise required to be applied to the restoration of the underlying real property or released to the related borrower;

      (v) all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans" below;

      (vi) any amounts paid by Column, GECA or Union Capital in connection with the repurchase or replacement of a mortgage loan as described under "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

      (vii) any amounts paid to purchase all the mortgage loans and any REO properties in connection with the termination of the trust as contemplated under "Description of the Offered
            Certificates--Termination" in this prospectus supplement;

     (viii) any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

      (ix) all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the Mortgage Pool--Certain Underwriting Matters--Hazard, Liability and Other Insurance" in this prospectus supplement;

      (x) any amount required to be transferred from the special servicer's REO account (see "--REO Properties" below); and

      (xi) any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

      Upon receipt of any of the amounts described in clauses (i) through (v) above with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's collection account.

      Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

      (i) to remit to the trustee for deposit in the trustee's payment account (see "Description of the Offered Certificates--Payment Account" in this prospectus supplement) on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO properties that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

            o monthly debt service payments due on a due date subsequent to the end of the related collection period,

            o payments and other collections received after the end of the related collection period, and

            o amounts that are payable or reimbursable from the collection account to any person other than the series "1999-CG3" certificateholders in accordance with any of clauses (ii) through (xvii) below;

      (ii) to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party, such reimbursement to be made out of collections on the mortgage loan or REO property as to which the advance was made;

      (iii) to pay itself earned and unpaid master servicing fees in respect of each mortgage loan, such payment to be made out of collections on that mortgage loan that are allocable as interest;

      (iv) to pay the special servicer, out of general collections on the mortgage loans and any REO properties, earned and unpaid special servicing fees in respect of each specially serviced mortgage loan and each mortgage loan as to which the related underlying property has become an REO property;

      (v) to pay the special servicer (or, if applicable, any predecessor special servicer) earned and unpaid workout fees and liquidation fees to which it is entitled, such payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

      (vi) to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO properties, for any unreimbursed advance made by that party that has been determined not to be ultimately recoverable pursuant to clause (ii) above;

      (vii) to pay itself, the special servicer or the trustee, as applicable, unpaid interest on any advance made by that party, such payment to be made out of Default Interest and late payment charges received
            (A) with respect to the mortgage loan as to which the advance was made and (B) during the collection period in which that advance is reimbursed;

     (viii) in connection with the reimbursement of advances as described in clause (ii) or (vi) above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO properties, any interest accrued and payable on that advance and not otherwise payable pursuant to clause
            (vii) above;

      (ix) to pay itself any items of additional master servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master Servicing Compensation" above;

      (x) to pay the special servicer any items of additional special servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Special Servicing Compensation" above;

      (xi) to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO property, such payments to be made out of collections on that mortgage loan or REO property, as the case may be;

      (xii) to pay, out of general collections on the mortgage loans and any REO properties, any servicing expenses that would, if advanced, be nonrecoverable pursuant to clause (ii) above;

     (xiii) to pay, out of general collections on the mortgage loans and any REO properties, for certain costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any underlying real property that secures a defaulted mortgage loan;

      (xiv) to pay itself, the special servicer, the trustee, us or any of their or our respective directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO properties, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Certain Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Certain Matters Regarding the Trustee" in the accompanying prospectus;

      (xv) to pay, out of general collections on the mortgage loans and any REO properties, for the costs of certain opinions of counsel, the cost of recording the pooling and servicing agreement and certain expenses incurred by the tax administrator in connection with providing advice to the special servicer;

      (xvi) to pay any other items described in this prospectus supplement as being payable from the collection account;

     (xvii) to withdraw amounts deposited in the Collection Account in error, including amounts received on any mortgage loan or REO property that has been purchased or otherwise removed from the trust; and

    (xviii) to clear and terminate the Collection Account upon the termination of the pooling and servicing agreement.

Realization Upon Defaulted Mortgage Loans

      The pooling and servicing agreement grants to the master servicer, the special servicer and any single certificateholder or group of certificateholders of the Controlling Class, a right to purchase from the trust certain defaulted mortgage loans in the priority described below.

      If the special servicer has determined, in its judgment, that the sale of any defaulted mortgage loan under the circumstances described below is in accordance with the Servicing Standard, the special servicer must give prompt written notice of its determination to the trustee and the master servicer. The trustee will then be required, within five days after receipt of that notice, to provide a similar notice to all certificateholders of the Controlling Class. Any single certificateholder or group of certificateholders of the Controlling Class may, at its or their option, within ten days after receiving the notice from the trustee, purchase that defaulted mortgage loan from the trust, at a cash price generally equal to the outstanding principal balance of, all accrued and unpaid interest on and all unreimbursed servicing advances with respect to, the subject mortgage loan. If two or more separate certificateholders or groups of certificateholders of the Controlling Class want to purchase the defaulted mortgage loan, preference will be given to the certificateholder or group of certificateholders with the largest interest in the Controlling Class. If certificateholders of the Controlling Class have not purchased that defaulted mortgage loan within ten days of their having received the relevant notice, then for a limited period, either the special servicer or the master servicer, in that order of priority, may at its option purchase the defaulted mortgage loan from the trust at the same cash price as was applicable for the certificateholders of the Controlling Class. Each of the master servicer and the special servicer may designate an affiliate to complete the purchase.

      The special servicer may offer to sell any defaulted mortgage loan not otherwise purchased as described in the preceding paragraph, if and when the special servicer determines, consistent with the Servicing Standard, that a sale would be in the best economic interests of the series "1999-CG3" certificateholders (as a collective whole). Any offer must be made in a commercially reasonable manner for a period of not less than ten days. Subject to the discussion in the next paragraph and under "--The Controlling Class Representative" above, the special servicer will be required to accept the highest cash bid received from any person that is a "fair price", determined in accordance with the pooling and servicing agreement, for the mortgage loan.

      The special servicer will not be obligated to accept the highest cash bid if the special servicer determines, in accordance with the Servicing Standard, that rejection of the highest cash bid would be in the best interests of the certificateholders, as a collective whole. Furthermore, subject to the discussion under "--The Controlling Class Representative" above, the special servicer may accept a lower cash bid from any person or entity other than itself or an affiliate if it determines, in accordance with the Servicing Standard, that acceptance of the bid would be in the best interests of the certificateholders, as a collective whole. For example, the prospective buyer making the lower bid may be more likely to perform its obligations or the terms, other than the price, offered by the prospective buyer making the lower bid may be more favorable.

      Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted mortgage loan or any REO property.

      In connection with the sale of any defaulted mortgage loan, the special servicer may charge prospective bidders, and retain, fees that approximate the special servicer's actual costs in the preparation and delivery of information pertaining to the sales or evaluating bids without obligation to deposit the amounts into its collection account.

      If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Controlling Class Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

      o     institute foreclosure proceedings;

      o     exercise any power of sale contained in the related mortgage;

      o     obtain a deed in lieu of foreclosure; or

      o otherwise acquire title to the related underlying real property, by operation of law or otherwise.

      The special servicer may not, however, acquire title to any underlying real property, have a receiver of rents appointed with respect to any underlying real property or take any other action with respect to any underlying real property that would cause the trustee, for the benefit of the series "1999-CG3" certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular real property within the meaning of certain federal environmental laws, unless--

      o the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and

      o     either:

            (a) the report indicates that (i) the particular real property is in compliance with applicable environmental laws and regulations and (ii) there are no circumstances or conditions present at the real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

            (b) the special servicer, based solely as to environmental matters and related costs on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (a)(ii) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking those actions.

      If the trust acquires title to any underlying real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third taxable year following the taxable year in which that acquisition occurred, subject to limited exceptions as described under "--REO Properties" below.

      If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the series "1999-CG3" certificateholders, for any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances, including interest thereon, of delinquent payments made with respect to the mortgage loan. In addition, amounts otherwise payable on the series "1999-CG3" certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

      If any underlying real property suffers sufficient damage that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to complete the restoration unless it determines that--

      o     the restoration would be in accordance with the Servicing Standard;
            and

      o the expenses will be recoverable by it from related insurance proceeds, condemnation proceeds and/or liquidation proceeds.

REO Properties

      If title to any underlying real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

      o     the IRS grants an extension of time to sell the property, or

      o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code of 1986.

      Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO property in a manner that will be reasonably likely to realize a fair price for the property. The special servicer may retain an independent contractor to operate and manage any REO property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer shall act in accordance with the Servicing Standard to liquidate an REO property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO property within the period specified in the extension or opinion.

      In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any underlying real property acquired as REO property in a manner that:

      (i) maintains its status as "foreclosure property" under the REMIC provisions of the Internal Revenue Code of 1986, and

      (ii)  is in accordance with the Servicing Standard.

      The special servicer must review the operation of each REO property and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on "net income from foreclosure property", within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code of 1986, or a tax on "prohibited transactions" under Section 860F of the Internal Revenue Code of 1986. This determination is most likely to occur in the case of an REO property that is a hotel or residential health care facility. To the extent that income the trust receives from an REO property is subject to--

      o a tax on "net income from foreclosure property", that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

      o a tax on "prohibited transactions", that income would be subject to federal tax at a 100% rate.

      The determination as to whether income from an REO property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The "non-service" portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO property would reduce the amount available for payment to the series "1999-CG3" certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable "out-of-pocket" costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

      The special servicer will be required to segregate and hold all funds collected and received in connection with any REO property separate and apart from its own funds and general assets. If an REO property is acquired, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO property. That "REO account" must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the series "1999-CG3" certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to an REO property. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

      The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO property, but only to the extent of amounts on deposit in the account relating to that particular REO property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received in respect of each REO property during that collection period, net of (i) any withdrawals made out of those amounts as described in the preceding sentence and
(ii) any portion of those amounts that may be retained as reserves as described in the next sentence. The special servicer may, subject to certain limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

      The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

Inspections; Collection of Operating Information

      The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the related underlying real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan. Beginning in 2000, the master servicer also will be required, at its own expense, to inspect or cause an inspection of each underlying real property at least once per calendar year (or, in the case

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of each mortgage loan with an unpaid principal balance of under $2,000,000 and the CTL loan, once every two years), if the special servicer has not already undertaken an inspection in that period as described in the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause to be prepared a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

      o any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware, or

      o any change in the property's condition, occupancy or value that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, considers to be material.

      The special servicer, in the case of each specially serviced mortgage loan, and the master servicer, in the case of each performing mortgage loan, will each be required to use reasonable efforts to collect from the related borrower and review the following items, to the extent that those items are required to be delivered pursuant to the related loan documents:

      (i) the quarterly and annual operating statements, budgets and rent rolls of the underlying real mortgaged property; and

      (ii)  the quarterly and annual financial statements of the borrower.

      The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery.

Evidence as to Compliance

      On or before April 30 of each year, beginning April 30, 2001, each of the master servicer and the special servicer must--

      o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year and, on the basis of that examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America ("USAP"), the firm confirms that the master servicer or the special servicer, as applicable, has complied with the minimum servicing standards identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report. In rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

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      o     deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion thereof during which the series "1999-CG3" certificates were outstanding.

Events of Default

      Each of the following events, circumstances and conditions will be considered "events of default" under the pooling and servicing agreement:

      o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for two business days following the date on which the deposit or remittance was required to be made;

      o the master servicer fails to remit to the trustee for deposit in the trustee's payment account any amount required to be so remitted, and that failure continues unremedied for one business day following the date on which the remittance was required to be made;

      o the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

      o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 60 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by series "1999-CG3" certificateholders entitled to not less than 25% of the voting rights for the "1999-CG3" series;

      o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series "1999-CG3" certificateholders, and that breach continues unremedied for 60 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by series "1999-CG3" certificateholders entitled to not less than 25% of the voting rights for the "1999-CG3" series;

      o a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 30 days;

      o the master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

      o the master servicer or special servicer admits in writing its inability to pay its debts or take certain other actions indicating its insolvency or inability to pay its obligations;

      o one or more ratings assigned by either Moody's or Fitch to the series "1999-CG3" certificates are qualified, downgraded or withdrawn as a result of the master servicer or special servicer acting in that capacity; and

      o the trustee receives written notice from either Moody's or Fitch that the continuation of the master servicer or the special servicer, as the case may be, in that capacity would result in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to any class of the series "1999-CG3" certificates.

      When a single entity acts as master servicer and special servicer, an event of default in one capacity will be an event of default in the other capacity.

Rights Upon Event of Default

      If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series "1999-CG3" certificateholders entitled to not less than 25% of the voting rights for the "1999-CG3" series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series "1999-CG3" certificateholder. Upon any termination, the trustee must either:

      o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

      o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

The holders of series "1999-CG3" certificates entitled to a majority of the voting rights for the "1999-CG3" series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. The appointment of a successor special servicer by the trustee is subject to the rights of the holders of series "1999-CG3" certificates evidencing a majority interest in the Controlling Class to designate a successor special servicer as described under "--Replacement of the Special Servicer" above.

      In general, certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series "1999-CG3" certificates affected by any event of default may waive the event of default. However, certain of the events of default described under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series "1999-CG3" certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the defaulting party. Upon any

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waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

Sale of Master Servicing Rights

      If the master servicer is terminated as a result of certain events of default, then for a limited period the trustee will solicit bids for the master servicer's servicing rights under the pooling and servicing agreement and will deliver the net proceeds of any resulting sale to the terminated master servicer. An attempted sale is to occur during the 45-day period following termination, during which 45-day period the trustee will act as successor master servicer. See "--Events of Default" and "--Rights Upon Event of Default" above.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

General

      The series "1999-CG3" certificates will be issued, on or about October 12, 1999, pursuant to the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

      o     the mortgage loans;

      o any and all payments under and proceeds of the mortgage loans received after October 1, 1999, exclusive of payments of principal, interest and other amounts due on or before that date or, in the case of a replacement mortgage loan (see "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement), on or before the related date of substitution;

      o     the loan documents for the mortgage loans;

      o     any REO properties acquired in respect of defaulted mortgage loans;

      o those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the trustee's payment account (see "--Payment Account" below) or the trustee's interest reserve account (see
            "--Payments--Interest Reserve Account" below); and

      o various rights incidental to the representations and warranties made by Column, GECA and Union Capital as described under "Description of the Mortgage Pool--Representations and Warranties" and "--Cures, Repurchases and Substitutions" in this prospectus supplement.

      The series "1999-CG3" certificates will include the following classes:

      o     the "A-1A", "A-1B", "A-1C", "A-2", "A-3", "A-4", "A-5", "B-1" and
            "B-2" classes, which are the classes of series "1999-CG3" certificates that are offered by this prospectus supplement, and

      o     the "B-3", "B-4", "B-5", "B-6", "B-7", "B-8", "C", "D", "E", "R-I",
            "R-II" and "R-III" classes, which are the classes of series "1999-CG3" certificates that--

            (i)   will be retained or privately placed by us, and

            (ii)  are not offered by this prospectus supplement.

      The class "A-1A", "A-1B", "A-1C", "A-2", "A-3", "A-4", "A-5", "B-1",
"B-2", "B-3", "B-4", "B-5", "B-6", "B-7", "B-8", "C" and "D" certificates are the only series "1999-CG3" certificates that will have principal balances. We refer to these certificates as the "principal balance certificates" of the "1999-CG3" series. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu thereof, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses. See "--Reductions in Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

      The class "S" certificates will not have principal balances, and the holders of the class "S" certificates will not be entitled to receive payments of principal. However, each class "S" certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The aggregate notional amount of all the class "S" certificates will equal the aggregate principal balance of all the series "1999-CG3" principal balance certificates outstanding from time to time.

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the series "1999-CG3" certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The "certificate factor" for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding aggregate principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original aggregate principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's report.

Registration and Denominations

      General. The offered certificates will be issued in book-entry form in original denominations of:

      o in the case of the class "S" certificates, $10,000 initial notional amount and in any whole dollar denomination in excess of $10,000; and

      o in the case of the other offered certificates, $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates". For so long as any class of offered certificates is held in book-entry form--

      o all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

      o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

      The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, Cedel and Euroclear. You will hold your certificates through DTC (in the United States) or Cedel Bank, Societe Anonyme or the Euroclear System (in Europe), if you are a participating organization of the system, or indirectly through organizations that are participants in the systems. Cedel and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Cedel's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

      Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Cedel and Euroclear will occur in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Cedel or Euroclear, on the other, will be accomplished in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets it settlement requirements, deliver instruction to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Cedel and Euroclear may not deliver instructions directly to the depositaries.

      Because of time-zone differences--

      o credits of securities in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

      o those credits or any transactions in those securities settled during that processing will be reported to the relevant Cedel or Euroclear participant on that business day.

Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit E hereto.

      The beneficial owners of offered certificates that are not participating organizations in DTC, Cedel or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Cedel or Euroclear. In addition, those beneficial owners will receive all payments of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Cedel, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Cedel, Euroclear or beneficial owners of the offered certificates, as applicable.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit payments of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

      Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

      DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the pooling and servicing agreement only at that direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

Payment Account

      General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series "1999-CG3" certificates and from which it will make those payments. That "payment account" must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the series "1999-CG3" certificates. Funds held in the trustee's payment account will remain uninvested.

      Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the payment account the following funds:

      o All payments and other collections on the mortgage loans and any REO properties that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

            (a) monthly debt service payments due on a due date subsequent to the end of the related collection period;

            (b) payments and other collections received after the end of the related collection period;

            (c) amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series "1999-CG3" certificateholders, including--

                  (i) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, Default Interest and late payment charges,

                  (ii) amounts payable in reimbursement of outstanding advances, together with interest thereon, and

                  (iii) amounts payable in respect of other expenses of the
                        trust; and

            (d) amounts deposited in the master servicer's collection account in error.

      o Any advances of delinquent monthly debt service payments and Compensating Interest Payments made with respect to that payment date.

See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans--Collection Account" and "Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

      With respect to each payment date that occurs during March, commencing in March 2000, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its payment account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an actual/360 basis.

      Withdrawals. The trustee may from time to time make withdrawals from its payment account for any of the following purposes:

      o to pay itself a monthly fee which is described under "--The Trustee" below;

      o to indemnify itself and certain related persons as described under "Description of the Governing Documents--Certain Matters Regarding the Trustee" in the accompanying prospectus;

      o to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

      o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing of the Mortgage Loans--REO Properties" in this prospectus supplement;

      o with respect to each payment date during February of any year or during January of any year that is not a leap year, commencing in 2000, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to those mortgage loans that accrue interest on an actual/360 basis; and

      o to pay to the person entitled thereto any amounts deposited in the payment account in error.

      On each payment date, all amounts on deposit in the trustee's payment account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series "1999-CG3" certificates. We refer to those funds that are available to make payments on the series "1999-CG3" certificates on any payment date as the "Available Funds" for that date. The Available Funds for any payment date will reflect the deposits to be made to the trustee's payment account in connection with that payment date as described under "--Payment Account--Deposits" above.

      The Available Funds for any payment date will consist of three separate components--

      o the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the offered certificates as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below,

      o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD loans during the related collection period, which will be paid to the holders of the class "E" certificates and which, in no event, will be paid to the holders of the offered certificates, and

      o the remaining portion of those funds, which we refer to as the "Available P&I Funds" and which will be paid to the holders of all the series "1999-CG3" certificates, other than the class "E" certificates, as described under "--Payments--Priority of Payments" below.

Interest Reserve Account

      The trustee must maintain an account in which it will hold certain "interest reserve amounts" described below with respect to those mortgage loans that accrue interest on an actual/360 basis. That "interest reserve account" must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the series "1999-CG3" certificates. Funds held in the trustee's interest reserve account will remain uninvested.

      During January, except in a leap year, and February of each calendar year, beginning in 2000, the trustee will, on or before the payment date in that month, withdraw from its payment account and deposit in its interest reserve account the interest reserve amount with respect to each mortgage loan that accrues interest on an actual/360 basis and for which the monthly debt service payment due in that month was either received or advanced. That "interest reserve amount" for each such mortgage loan will equal one day's interest accrued at the related mortgage interest rate on the unpaid principal balance of that loan as of the end of the related collection period, net of all unreimbursed advances of principal then outstanding with respect to that loan.

      During March of each calendar year, beginning in 2000, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its payment account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an actual/360 basis. All interest reserve amounts that are so transferred from the interest reserve account to the payment account will be included in the Available P&I Funds for the payment date during the month of transfer.

Payments

      General. On each payment date, the trustee will, subject to the Available Funds, make all payments required to be made on the series "1999-CG3" certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

      In order for a series "1999-CG3" certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

      Cede & Co. will be the registered holder of your certificates, and you will receive payments on your certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

      Payments of Interest. All of the classes of the series "1999-CG3" certificates will bear interest, except for the "E", "R-I", "R-II" and "R-III" classes.

      With respect to each class of interest-bearing certificates of the "1999-CG3" series, that interest will accrue during each interest accrual period based upon--

      o     the pass-through rate for that class and the related payment date,

      o the aggregate principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

      o     the assumption that each year consists of twelve 30-day months.

      On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each class of interest-bearing certificates of the "1999-CG3" series will be entitled to receive--

      o the total amount of interest accrued during the related interest accrual period with respect to that class of series "1999-CG3" certificates, reduced by

      o the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of series "1999-CG3" certificates.

      If the holders of any class of interest-bearing certificates of the "1999-CG3" series do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below.

      The portion of any Net Aggregate Prepayment Interest Shortfall for any payment date that is allocable to any particular class of interest-bearing certificates of the "1999-CG3" series will equal the product of--

      o the total amount of interest accrued during the related interest accrual period with respect to that class of series "1999-CG3" certificates, multiplied by

      o a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of series "1999-CG3" certificates, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the "1999-CG3" series.

      Calculation of Pass-Through Rates.

      General. The pass-through rates for the class "A-1A", "A-1B" and "A-1C" certificates will be fixed at 7.120%, 7.340% and 7.440% per annum, respectively. The pass-through rate for the class "A-2" certificates for any payment date will equal the lesser of (i) 7.540% per annum and (ii) the Weighted Average Pool Pass-Through Rate for that payment date. The pass-through rate for the "A-3" certificates for any payment date will equal the lesser of (i) 7.730% per annum and (ii) the Weighted Average Pool Pass-Through Rate for that payment date. The pass-through rate for the "A-4" certificates for any payment date will equal the lesser of (i) 7.830% per annum and (ii) the Weighted Average Pool Pass-Through Rate for that payment date. The pass-through rate for the "A-5" certificates for any payment date will equal the lesser of (i) 8.120% per annum and (ii) the Weighted Average Pool Pass-Through Rate for that payment date. The pass-through rates for the class "B-1" and "B-2" certificates for any payment date will, in each case, equal the Weighted Average Pool Pass-Through Rate for that payment date.

      The pass-through rate applicable to the class "S" certificates for each payment date will equal the excess, if any, of--

      o the Weighted Average Pool Pass-Through Rate for that payment date, over

      o the weighted average of the pass-through rates for each of the respective classes of the series "1999-CG3" principal balance certificates for that payment date, weighted on the basis of the relative aggregate principal balances of those classes of principal balance certificates outstanding immediately prior to that payment date.

      The pass-through rates for the class "B-3", "B-4", "B-5", "B-6", "B-7", "B-8", "C" and "D" certificates for each payment date will, in each case, equal the lesser of (i) 6.925% per annum and (ii) the Weighted Average Pool Pass-Through Rate for that payment date.

      The class "E", "R-I", "R-II" and "R-III" certificates will not be interest-bearing and, therefore, will not have pass-through rates.

      Weighted Average Pool Pass-Through Rate. The "Weighted Average Pool Pass-Through Rate" for each payment date will equal the weighted average of the following annual rates with respect to all of the mortgage loans, weighted on the basis of the mortgage loans' respective stated principal balances immediately prior to that payment date:

      o in the case of each mortgage loan that accrues interest on a 30/360 basis, an annual rate equal to--

            (a) the mortgage interest rate in effect for that mortgage loan as of October 1, 1999, minus

            (b) the sum of (i) the related master servicing fee rate and (ii) 0.002% per annum; and

      o in the case of each mortgage loan that accrues interest on an actual/360 basis, an annual rate generally equal to--

            (x) a fraction, expressed as a percentage, the numerator of which is, subject to adjustment as described below, 12 times the amount of interest that accrued or would have accrued with respect to that mortgage loan on an actual/360 basis during the related interest accrual period, based on its stated principal balance immediately preceding that payment date and its mortgage interest rate in effect as of October 1, 1999, and the denominator of which is the stated principal balance of the mortgage loan immediately prior to that payment date, minus

            (y) the sum of (i) the related master servicing fee rate and (ii) 0.002% per annum.

Notwithstanding the foregoing, if the subject payment date occurs during January (except during a leap year) or February, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the numerator of the fraction described in clause (x) of the second bullet point above will be decreased by any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's payment account to the trustee's interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the numerator of the fraction described in clause (x) of the second bullet point above will be increased by any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's payment account during that month.

      The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

      Stated Principal Balance. The "stated principal balance" of each mortgage loan:

      o will initially equal its scheduled principal balance as of October 1, 1999 or, in the case of a replacement mortgage loan (see "Description of the Mortgage Pool--Cures, Repurchases and Substitutions" in this prospectus supplement), as of the related date of substitution; and

      o will be permanently reduced on each subsequent payment date, to not less than zero, by--

            (i) that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan (see "--Payments--Payments of Principal" below), and

            (ii) the principal portion of any Realized Loss incurred in respect of that mortgage loan during the related collection period (see "--Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below).

      However, the stated principal balance of a mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectible with respect to the mortgage loan or any related REO property have been received.

      Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the total amount of principal payable with respect to each class of the series "1999-CG3" principal balance certificates on each payment date will, except as described below, equal that class' allocable share of the Total Principal Payment Amount for that payment date.

      The "Total Principal Payment Amount" for any payment date will, in general, equal the total, without duplication, of the following:

      o all payments of principal (other than voluntary principal prepayments) received on the mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a scheduled payment of principal due on or before October 1, 1999 or on a due date subsequent to the end of the related collection period;

      o all scheduled payments of principal received on the mortgage loans prior to, but that are due during, the related collection period;

      o all voluntary principal prepayments received on the mortgage loans during the related collection period;

      o all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received on or in respect of any of the mortgage loans during the related collection period and that were identified and applied by the master servicer as recoveries of principal thereof, in each case net of any portion of the particular collection that represents a late collection of principal due on or before October 1, 1999 or for which an advance of principal was previously made for a prior payment date; and

      o all advances of principal made in respect of the mortgage loans for that payment date.

      In general, the aggregate portion of the Total Principal Payment Amount that will be allocated to the class "A-1A" and "A-1B" certificates on each payment date will equal:

      o in the case of the class "A-1A" certificates, the lesser of (i) the entire Total Principal Payment Amount for that payment date and (ii) the aggregate principal balance of the class "A-1A" certificates immediately prior to that payment date; and

      o in the case of the class "A-1B" certificates, the lesser of (i) the entire Total Principal Payment Amount for that payment date, reduced by any portion thereof allocable to the class "A-1A" certificates as described in the preceding bullet point, and (ii) the aggregate principal balance of the class "A-1B" certificates immediately prior to that payment date.

However, if both of those classes are outstanding as of the occurrence of any Senior Principal Payment Cross-Over Date, then the Total Principal Payment Amount for each payment date on and after that Senior Principal Payment Cross-Over Date will be allocable between those two classes on a pro rata basis in accordance with their respective aggregate principal balances immediately prior to that payment date, in each case up to that aggregate principal balance. The "Senior Principal Payment Cross-Over Date" will be the first payment date, if any, as of which the aggregate principal balance of the class "A-1A" and "A-1B" certificates outstanding immediately prior to that payment date, equals or exceeds the sum of:

      (a) the aggregate stated principal balance of the mortgage pool that will be outstanding immediately following that payment date, plus

      (b)   the lesser of--

            (i)   the Total Principal Payment Amount for that payment date, and

            (ii) the portion of the Available P&I Funds for that payment date that will remain after all required payments of interest on the class "S", "A-1A" and "A-1B" certificates have been made on that payment date.

      While the class "A-1A" and "A-1B" certificates are outstanding, no portion of the Total Principal Payment Amount for any payment date will be allocated to any other class of series "1999-CG3" principal balance certificates. Following the retirement of the class "A-1A" and "A-1B" certificates, the Total Principal Payment Amount for each payment date will be allocated to the remaining classes of the series "1999-CG3" principal balance certificates in the order of priority set forth below, in each such case up to the lesser of (i) the portion of that Total Principal Payment Amount that remains unallocated and (ii) the principal balance of the particular class immediately prior to that payment date. In general, this means that, following the retirement of the class "A-1A" and "A-1B" certificates, the holders of the outstanding class of series "1999-CG3" principal balance certificates that is ranked the highest in the following table will be entitled to receive payments of principal in an amount equal to the entire Total Principal Payment Amount for each payment date until the aggregate principal balance of that class is reduced to zero. In no event will the holders of any class of series "1999-CG3" principal balance certificates listed in the following table be entitled to receive any payments of principal until the aggregate principal balance of the class "A-1A" and "A-1B" certificates is reduced to zero. Furthermore, in no event will the holders of any class of series "1999-CG3" principal balance certificates listed in the following table be entitled to receive any payments of principal until the aggregate principal balance of all other classes, if any, of series "1999-CG3" principal balance certificates listed above it in the following table is reduced to zero.

                         Order of Allocation           Class
                         -------------------           -----
                                  1.                   A-1C
                                  2.                    A-2
                                  3.                    A-3
                                  4.                    A-4
                                  5.                    A-5
                                  6.                    B-1
                                  7.                    B-2
                                  8.                    B-3
                                  9.                    B-4
                                  10.                   B-5
                                  11.                   B-6
                                  12.                   B-7
                                  13.                   B-8
                                  14.                    C
                                  15.                    D

      Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the aggregate principal balance of any class of the series "1999-CG3" principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of principal balance certificates, then, subject to Available P&I Funds and the priority of payment described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References in this prospectus supplement to the "reimbursement amount" mean, in the case of any class of the series "1999-CG3" principal balance certificates for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all reductions, if any, made in the aggregate principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

      Priority of Payments. On each payment date, the trustee will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

Order of      Recipient
Payment   Class or Classes                 Type and Amount of Payment
-------   ----------------                 --------------------------
1        S, A-1A and A-1B   Interest up to the total interest payable on those classes(1)
2A       A-1A               Principal up to the total principal payable on that class(2)
2B       A-1B               Principal up to the total principal payable on that class(2)
3        A-1A and A-1B      Reimbursement up to the reimbursement amounts for those classes(3)
----------------------------------------------------------------------------------------------

Order of      Recipient
Payment   Class or Classes                 Type and Amount of Payment
-------   ----------------                 --------------------------
4        A-1C               Interest up to the total interest payable on that class
5        A-1C               Principal up to the total principal payable on that class(4)
6        A-1C               Reimbursement up to the reimbursement amount for that class
----------------------------------------------------------------------------------------------
7        A-2                Interest up to the total interest payable on that class
8        A-2                Principal up to the total principal payable on that class(4)
9        A-2                Reimbursement up to the reimbursement amount for that class
----------------------------------------------------------------------------------------------
10       A-3                Interest up to the total interest payable on that class
11       A-3                Principal up to the total principal payable on that class(4)
12       A-3                Reimbursement up to the reimbursement amount for that class
----------------------------------------------------------------------------------------------
13       A-4                Interest up to the total interest payable on that class
14       A-4                Principal up to the total principal payable on that class(4)
15       A-4                Reimbursement up to the reimbursement amount for that class
----------------------------------------------------------------------------------------------
16       A-5                Interest up to the total interest payable on that class
17       A-5                Principal up to the total principal payable on that class(4)
18       A-5                Reimbursement up to the reimbursement amount for that class
----------------------------------------------------------------------------------------------
19       B-1                Interest up to the total interest payable on that class
20       B-1                Principal up to the total principal payable on that class(4)
21       B-1                Reimbursement up to the reimbursement amount for that class
----------------------------------------------------------------------------------------------
22       B-2                Interest up to the total interest payable on that class
23       B-2                Principal up to the total principal payable on that class(4)
24       B-2                Reimbursement up to the reimbursement amount for that class
----------------------------------------------------------------------------------------------
25       B-3                Interest up to the total interest payable on that class
26       B-3                Principal up to the total principal payable on that class(4)
27       B-3                Reimbursement up to the reimbursement amount for that class
----------------------------------------------------------------------------------------------
28       B-4                Interest up to the total interest payable on that class
29       B-4                Principal up to the total principal payable on that class(4)
30       B-4                Reimbursement up to the reimbursement amount for that class
----------------------------------------------------------------------------------------------

Order of      Recipient
Payment   Class or Classes                 Type and Amount of Payment
-------   ----------------                 --------------------------
31       B-5                Interest up to the total interest payable on that class
32       B-5                Principal up to the total principal payable on that class(4)
33       B-5                Reimbursement up to the reimbursement amount for that class
----------------------------------------------------------------------------------------------
34       B-6                Interest up to the total interest payable on that class
35       B-6                Principal up to the total principal payable on that class(4)
36       B-6                Reimbursement up to the reimbursement amount for that class
----------------------------------------------------------------------------------------------
37       B-7                Interest up to the total interest payable on that class
38       B-7                Principal up to the total principal payable on that class(4)
39       B-7                Reimbursement up to the reimbursement amount for that class
----------------------------------------------------------------------------------------------
40       B-8                Interest up to the total interest payable on that class
41       B-8                Principal up to the total principal payable on that class(4)
42       B-8                Reimbursement up to the reimbursement amount for that class
----------------------------------------------------------------------------------------------
43       C                  Interest up to the total interest payable on that class
44       C                  Principal up to the total principal payable on that class(4)
45       C                  Reimbursement up to the reimbursement amount for that class
----------------------------------------------------------------------------------------------
46       D                  Interest up to the total interest payable on that class
47       D                  Principal up to the total principal payable on that class(4)
48       D                  Reimbursement up to the reimbursement amount for that class
----------------------------------------------------------------------------------------------
49    R-I, R-II and R-III   Any remaining Available P&I Funds

------------------

(1) Pro rata among the recipient classes based on the respective amounts of interest payable thereon.

(2) On and after the Senior Principal Payment Cross-Over Date, and in any event on the final payment date, payments 2A and 2B above will be combined and made on a pro rata basis in accordance with the respective aggregate principal balances of the recipient classes then outstanding.

(3) Pro rata between the recipient classes based on their respective reimbursement amounts.

(4) No principal will be payable on the recipient class unless and until the aggregate principal balance of all classes of the series "1999-CG3" principal balance certificates listed above the recipient class in the foregoing table has been reduced to zero.

                             -----------------------

      Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan and that prepayment consideration is calculated as a percentage of the amount prepaid, including where the prepayment consideration equals the greater of a specified percentage of the amount prepaid and an amount calculated pursuant to a yield maintenance formula, then the entire amount of that prepayment consideration will be paid as additional interest on the payment date corresponding to that collection period to the holders of the class "S" certificates.

      If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan and that prepayment consideration is calculated pursuant to a yield maintenance formula, including where the prepayment consideration equals the greater of a specified percentage of the amount prepaid and an amount calculated pursuant to a yield maintenance formula, then that prepayment consideration will be paid as additional interest on the payment date corresponding to that collection period as follows:

      o The holders of each class of offered certificates (other than the class "S" certificates) then entitled to payments of principal on that payment date will be entitled to an amount equal to the product of--

            (i)   the amount of that prepayment consideration, multiplied by

            (ii) a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of offered certificates for that payment date, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the related prepaid mortgage loan, over the relevant Discount Rate, multiplied by

            (iii) a fraction, not greater than one or less than zero, the numerator of which is equal to the aggregate payments of principal to be made with respect to that class of offered certificates on that payment date, and the denominator of which is equal to the Total Principal Payment Amount for that payment date.

      o Any portion of the prepayment consideration that may remain after the payment(s) on the other classes of offered certificates as contemplated by the prior bullet point, will be payable to the holders of the class "S" certificates.

      For purposes of the foregoing, the relevant "Discount Rate" will be the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. For example, a 6% per annum Treasury Rate would equate to a 5.9263% per annum Discount Rate.

      The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the weighted average life, calculated in accordance with the related loan documents, of the prepaid mortgage loan immediately prior to the prepayment. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

      Neither we nor the underwriter makes any representation as to the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge or as to the collectability of any prepayment premium or yield maintenance charge. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

      Payments of Additional Interest. The class "E" certificates will entitle the holders to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD loans. It is anticipated that the initial special servicer will acquire the class "E" certificates.

      Treatment of REO Properties. Notwithstanding that any underlying real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO property is liquidated, for purposes of determining--

      o     payments on the series "1999-CG3" certificates,

      o allocations of Realized Losses and Additional Trust Fund Expenses to the series "1999-CG3" certificates, and

      o the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

      Operating revenues and other proceeds derived from an REO property will be applied--

      o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, certain costs and expenses incurred in connection with the operation and disposition of the REO property, and

      o thereafter, as collections of principal, interest and other amounts "due" on the related mortgage loan.

      To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to make advances of principal and/or interest in respect of each mortgage loan as to which the related underlying real property has become an REO property, in all cases as if the mortgage loan had remained outstanding.

Reductions to Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses

      As a result of Realized Losses and Additional Trust Fund Expenses, the aggregate stated principal balance of the mortgage pool may decline below the aggregate principal balance of the series "1999-CG3" principal balance certificates. If this occurs following the payments made to the series "1999-CG3" certificateholders on any payment date, then the respective aggregate principal balances of the various classes of the series "1999-CG3" principal balance certificates are to be successively reduced in the following order, until the aggregate principal balance of the series "1999-CG3" principal balance certificates equals the aggregate stated principal balance of the mortgage pool that will be outstanding immediately following that payment date.

                         Order of Allocation           Class
                         -------------------           -----
                                  1.                     D
                                  2.                     C
                                  3.                    B-8
                                  4.                    B-7
                                  5.                    B-6
                                  6.                    B-5
                                  7.                    B-4
                                  8.                    B-3
                                  9.                    B-2
                                  10.                   B-1
                                  11.                   A-5
                                  12.                   A-4
                                  13.                   A-3
                                  14.                   A-2
                                  15.                  A-1C
                                  16.             A-1A and A-1B*

                  ----------------

                  *     Pro rata based on aggregate principal balances.

      The reductions in the aggregate principal balances of the respective classes of the series "1999-CG3" principal balance certificates, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the mortgage loans and the series "1999-CG3" principal balance certificates. A reduction of this type in the aggregate principal balance of a class of the series "1999-CG3" principal balance certificates will result in a corresponding reduction in the aggregate notional amount of the class "S" certificates.

      Any "Realized Losses" are losses on or in respect of the mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at an underlying real property. The Realized Loss in respect of a liquidated mortgage loan (or related REO property) is an amount generally equal to the excess, if any, of:

      o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and (ii) all related unreimbursed servicing advances and unpaid liquidation expenses, over

      o the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

      An "Additional Trust Fund Expense" is, in general, an expense of the trust that (i) arises out of a default on a mortgage loan or an otherwise unanticipated event and (ii) is not covered by a servicing advance or a corresponding collection from the related borrower. Some examples of Additional Trust Fund Expenses are:

      o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

      o any interest paid to the master servicer, the special servicer and/or the trustee in respect of unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the related mortgage loan;

      o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

      o certain unanticipated, non-mortgage loan specific expenses of the trust, including--

            (i) certain reimbursements and indemnifications to the trustee as described under "Description of the Governing
                  Documents--Certain Matters Regarding the Trustee" in the accompanying prospectus,

            (ii) certain reimbursements to the master servicer, the special servicer and us as described under "Description of the Governing Documents--Certain Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

            (iii) certain federal, state and local taxes, and certain
                  tax-related expenses, payable out of the trust assets as described under "Federal Income Tax
                  Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

      o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower; and

      o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any underlying real property securing a defaulted mortgage loan as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

Advances of Delinquent Monthly Debt Service Payments

      The master servicer will be required to make, for each payment date, an aggregate amount of advances of principal and/or interest ("P&I advances") generally equal to all monthly debt service payments (other than balloon payments) and assumed monthly debt service payments, in each case net of related master servicing fees, that (a) were due or deemed due, as the case may be, in respect of the mortgage loans during the related collection period and (b) were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan, then the master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

      o the amount of the interest portion of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

      o a fraction, the numerator of which is equal to the stated principal balance of the mortgage loan, net of the Appraisal Reduction Amount, and the denominator of which is equal to the stated principal balance of the mortgage loan. See "Servicing of the Mortgage Loans--Required Appraisals" in this prospectus supplement.

With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement thereof as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be part of the Available Funds for that payment date.

      If the master servicer fails to make a required P&I advance and the trustee is aware of that failure, the trustee will be obligated to make the advance. See "--The Trustee" below.

      The master servicer and the trustee will each be entitled to recover any P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes any P&I advance that it subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued thereon as described below, out of general collections on the mortgage loans and any REO properties on deposit in the master servicer's collection account from time to time. See "Description of the Certificates--Advances in Respect of Delinquencies" in the accompanying prospectus and "Servicing of the Mortgage Loans--Collection Account" in this prospectus supplement.

      The master servicer and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds. That interest will accrue on the amount of each P&I advance, and compound monthly, for so long as that advance is outstanding at an annual rate equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as that "prime rate" may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that advance is reimbursed--

      o first, out of Default Interest and late payment charges collected on the related mortgage loan during that collection period, and

      o then, if and to the extent that the Default Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

      Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer or the trustee, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding P&I advances will result in a reduction in amounts payable on the series "1999-CG3" certificates.

      An "assumed monthly debt service payment" will be an amount of principal and/or interest deemed due with respect to:

      o each mortgage loan that is delinquent in respect of its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

      o each mortgage loan as to which the related underlying real property has become an REO property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related underlying real property has become an REO property, will equal, for each due date that the REO property remains part of the trust, the monthly debt service payment (or, in the case of a mortgage loan delinquent in respect of its balloon payment, the assumed monthly debt service payment) due (or deemed due) on the last due date prior to the acquisition of that REO property. Assumed monthly debt service payments for ARD loans do not include Post-ARD Additional Interest or accelerated amortization payments.

Reports to Certificateholders; Certain Available Information

      Trustee Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will prepare and make available electronically (or, upon request, provide by first class mail) on each payment date to each series "1999-CG3" certificateholder a reporting statement substantially in the form of, and containing the information set forth in, Exhibit B to this prospectus supplement, detailing the payments on that payment date and the performance, both in the aggregate and individually to the extent available, of the mortgage loans and the underlying real properties.

      Book-Entry Certificates. If you hold your certificates in book-entry from through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a series "1999-CG3" certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued in respect of your certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series "1999-CG3" certificate registrar are required to recognize as series "1999-CG3" certificateholders only those persons in whose names the series "1999-CG3" certificates are registered on the books and records of the series "1999-CG3" certificate registrar.

      Information Available Electronically. The trustee will make available each month, to any interested party, the trustee's reports via the trustee's internet website, electronic bulletin board and fax-on-demand service. In addition, the trustee will also make certain mortgage loan information as presented in the standard Commercial Mortgage Securities Association loan setup file and loan periodic update file formats available to any holder or beneficial owner of an offered certificate via the trustee's internet website. The trustee's internet website will initially be located at "www.ctslink.com/cmbs".

      The trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with regard to the services described above, investors may call (301) 815-6600.

      The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

      The trustee may require registration and the acceptance of a disclaimer in connection with providing access to its electronic bulletin board and internet website. The trustee shall not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

      Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee by any such holder or beneficial owner as a prospective transferee of an offered certificate or any interest therein, subject to the discussion in the following paragraph, originals or copies of, among other things, the following items:

      o the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

      o all monthly reports of the trustee delivered to series "1999-CG3" certificateholders since the date of initial issuance of the series "1999-CG3" certificates;

      o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the series "1999-CG3" certificates, as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

      o all accountant's reports delivered to the trustee in respect of the master servicer and/or the special servicer since the date of initial issuance of the series "1999-CG3" certificates, as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

      o the most recent inspection report in respect of each underlying real property prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement;

      o the most recent appraisal, if any, with respect to each underlying real property obtained by the master servicer or the special servicer and delivered to the trustee (see "Servicing of the Mortgage Loans--Required Appraisals" in this prospectus supplement);

      o the most recent quarterly and annual operating statement and rent roll for each underlying real property and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" in this prospectus supplement; and

      o the mortgage files, including all documents, such as modifications, waivers and amendments of the mortgage loans, that are to be added to the mortgage files from time to time.

      Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

      In connection with providing access to or copies of the items described above, the trustee may require:

      o in the case of a beneficial owner of a series "1999-CG3" certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

      o in the case of a prospective purchaser of series "1999-CG3" certificates or interests therein, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of series "1999-CG3" certificates or an interest therein, is requesting the information for use in evaluating a possible investment in the series "1999-CG3" certificates and will otherwise keep the information confidential.

Series "1999-CG3" certificateholders will be deemed to have agreed to keep the information described above confidential by the acceptance of their series "1999-CG3" certificates. However, no holder, beneficial owner or prospective transferee of any series "1999-CG3" certificate or interest therein will be required to keep confidential any information that has previously been filed with the SEC, and the trustee will not be required to obtain either of the confirmations referred to in the second preceding sentence in connection with providing any information that has previously been filed with the SEC.

Voting Rights

      99% of the voting rights for the series "1999-CG3" certificates will be allocated among the respective classes of series "1999-CG3" principal balance certificates in proportion to the respective aggregate principal balances thereof at all times during the term of the pooling and servicing agreement. 1% of the voting rights will be allocated to the class "S" certificates. Voting rights allocated to a class of series "1999-CG3" certificates will be allocated among those certificates in proportion to the percentage interests in that class evidenced by each such certificate.

Termination

      The obligations created by the pooling and servicing agreement will terminate following the earliest of--

      (i) the final payment, or advance in respect thereof, or other liquidation of the last mortgage loan or related REO property remaining in the trust, and

      (ii) the purchase of all of the mortgage loans and REO properties remaining in the trust assets by the master servicer, the special servicer or any single certificateholder or group of certificateholders in the Controlling Class (in that order of preference).

      Written notice of termination of the pooling and servicing agreement will be given to each series "1999-CG3" certificateholder. The final payment with respect to each series "1999-CG3" certificate will be made only upon surrender and cancellation of that certificate at the office of the series "1999-CG3" certificate registrar or at any other location specified in the notice of termination.

      Any purchase by the master servicer, the special servicer or any single holder or group of holders of the Controlling Class of all the mortgage loans and REO properties remaining in the trust is required to be made at a price equal to (a) the sum of (i) the aggregate principal balance of all the mortgage loans then included in the trust (other than any mortgage loans as to which the related underlying real properties have become REO properties), together with interest (other than Default Interest and Post-ARD Additional Interest) on and unreimbursed servicing advances for those mortgage loans and (ii) the appraised value of all REO properties then included in the trust, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee, minus (b) solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement. The purchase will effect early retirement of the outstanding certificates of the "1999-CG3" series, but the right of the master servicer, the special servicer or any single holder or group of holders of the Controlling Class to effect the termination is subject to the requirement that the aggregate stated principal balance of the mortgage pool be less than 1% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series "1999-CG3" certificateholders, will constitute part of the available distribution amount for the final payment date. Any person or entity effecting a purchase will be responsible for reimbursing the parties to the pooling and servicing agreement (other than itself, if applicable) for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

The Trustee

      Norwest Bank Minnesota, National Association ("Norwest Bank") will act as initial trustee pursuant to the pooling and servicing agreement. It is a direct, wholly owned subsidiary of Wells Fargo & Company and is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank maintains an office at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains an office in New York located at 3 New York Plaza, New York, New York 10004. Series "1999-CG3" certificateholders and other interested parties should direct their inquiries to the New York Office. The telephone number is (212) 515-5240.

      The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

      o     be authorized under those laws to exercise trust powers,

      o     have a combined capital and surplus of at least $50,000,000, and

      o be subject to supervision or examination by federal or state authority.

If the corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

      We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series "1999-CG3" certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly (or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee).

      The trustee will be entitled to a monthly fee for its services, which fee will accrue on a 30/360 basis at 0.002% per annum on the stated principal balance outstanding from time to time of each mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO properties.

      See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

                        YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

      General. The yield on any offered certificate will depend on:

      (a)   the price at which the certificate is purchased by an investor, and

      (b)   the rate, timing and amount of payments on the certificate.

      The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

      o     the pass-through rate for the certificate,

      o the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance or notional amount of the certificate,

      o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance or notional amount of the certificate, and

      o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

      Pass-Through Rates. The pass-through rates applicable to the class "S", "A-2", "A-3", "A-4", "A-5", "B-1" and "B-2" certificates will, in each case, equal, be limited by or be calculated based on the Weighted Average Pool Pass-Through Rate. Accordingly, the yields on the class "S", "A-2", "A-3", "A-4", "A-5", "B-1" and "B-2" certificates will be sensitive in varying degrees to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default. In addition, the pass-through rate for the class "S" certificates will vary with changes in the relative sizes of the aggregate principal balances of the respective classes of the series "1999-CG3" principal balance certificates. See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

      Rate and Timing of Principal Payments. The yield to maturity on the class "S" certificates will be extremely sensitive to, and the yield to maturity on any other offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal payments made in reduction of the certificate principal balances or certified notional amounts of the series "1999-CG3" certificates. In turn, the rate and timing of principal payments that are paid or otherwise result in reduction of the aggregate principal balance or notional amount, as the case may be, of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans. Finally, the rate and timing of principal payments on or in respect of the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the underlying real properties, or purchases or other removals of mortgage loans from the trust.

      Prepayments and other early liquidations of the mortgage loans will result in payments on the series "1999-CG3" principal balance certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of those certificates. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the series "1999-CG3" principal balance certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of The Mortgage Loans--Modifications, Waivers, Amendment and Consent" in this prospectus supplement. In addition, the ability of a borrower under an ARD loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the related underlying real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD loan will be paid in full on its anticipated repayment date.

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn paid or otherwise result in a reduction of the principal balance or notional amount of the certificate. If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase class "S" certificates, or if you purchase any other offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      If you are contemplating an investment in the class "S" certificates, you should fully consider the risk that an extremely rapid rate of principal payments on the mortgage loans could result in your failure to recoup fully your initial investment.

      Because the rate of principal payments on or in respect of the mortgage loans will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

      Even if they are available and payable on your certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your certificates attributable to the related prepayments of the mortgage loans.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans will affect the amount of payments on your certificates, the yield to maturity of your certificates, the rate of principal payments on your certificates and the weighted average life of your certificates. Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your certificates for the current month. Although any shortfalls in payments of interest may be made up on future payment dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your certificates.

      If--

      o you calculate the anticipated yield to maturity for your certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced, and

      o the additional losses result in a reduction of the total payments on or the aggregate principal balance or notional amount of your certificates,

then your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative.

      The timing of any loss on a liquidated mortgage loans that results in a reduction of the total payments on or the aggregate principal balance or notional amount of your certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans do not result in a reduction of the total payments on or the aggregate principal balance or certificate notional amount of your certificates, the losses may still affect the timing of payments on (and, accordingly, the weighted average life and yield to maturity of) your certificates.

      Certain Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or in respect of the mortgage loans:

      o     prevailing interest rates;

      o the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

      o the demographics and relative economic vitality of the areas in which the underlying real properties are located;

      o the general supply and demand for commercial and multifamily rental space of the type available at the underlying real properties in the areas in which the underlying real properties are located;

      o     the quality of management of the underlying real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      See "Risk Factors--Risks Related to the Mortgage Loans", "Description of the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

      The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell underlying real properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their underlying real properties prior to the exhaustion of tax depreciation benefits.

      A number of the underlying borrowers are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

      We make no representation or warranty regarding:

      o the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans;

      o     the relative importance of those factors;

      o the percentage of the aggregate principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

      o     the overall rate of prepayment or default on the mortgage loans.

      CPR Model. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the "constant prepayment rate" model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

      Unpaid Interest. If the portion of the Available P&I Funds payable in respect of interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

Weighted Average Lives of Certain Classes Offered Certificates

      The tables set forth on Exhibit C to this prospectus supplement indicate the respective weighted average lives of the class "A-1A", "A-1B", "A-1C", "A-2", "A-3", "A-4", "A-5", "B-1" and "B-2" certificates, and set forth the percentages of the respective initial aggregate principal balances of those classes of offered certificates that would be outstanding after the payment dates in each of the calendar months shown, subject, however, to the following discussion and the maturity assumptions specified below.

      For purposes in this prospectus supplement, "weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor, assuming no losses. For purposes of this "Yield and Maturity Considerations" section and Exhibit C to this prospectus supplement, the weighted average life of a series "1999-CG3" principal balance certificate, such as a class "A-1A", "A-1B", "A-1C", "A-2", "A-3", "A-4", "A-5", "B-1" or "B-2"
certificate, is determined by:

      (i) multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date, as discussed under "--The Maturity Assumptions" below, to the related payment date,

      (ii)  summing the results, and

      (iii) dividing the sum by the total amount of the reductions in the principal balance of the certificate.

The weighted average life of any series "1999-CG3" principal balance certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds, as described in this prospectus supplement. The weighted average life of any series "1999-CG3" principal balance certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase of a mortgage loan from the trust or the optional termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement. The purchase of a mortgage loan from the trust will have the same effect on payments to the series "1999-CG3" certificateholders as if the mortgage loan had prepaid in full, except that no prepayment premium or yield maintenance charge is collectable in respect thereof.

      The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement,. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment and loss scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial aggregate principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

The Maturity Assumptions

      The tables set forth on Exhibits C and D to this prospectus supplement have been prepared on the basis of the following assumptions regarding the characteristics of the series "1999-CG3" certificates and the mortgage loans and the performance of the mortgage loans (collectively, the "Maturity Assumptions"):

      o as of the date of initial issuance of the series "1999-CG3" certificates, the mortgage loans have the terms identified in the table titled "Characteristics of the Mortgage Loans" in Exhibit A-1 to this prospectus supplement;

      o each ARD loan is paid in full on its anticipated repayment date, no mortgage loan is prepaid during its prepayment lock-out period, during any period that a yield maintenance charge is required or during any period that defeasance thereof may be required and, otherwise, each mortgage loan is assumed to prepay at the specified CPR;

      o no mortgage loan is repurchased or replaced as a result of a material breach of a representation or warranty;

      o none of the master servicer, the special servicer or any single certificateholder or group of certificateholders of the Controlling Class exercises its option to purchase the mortgage loans and thereby cause a termination of the trust;

      o there are no delinquencies or losses on the mortgage loans, and there is no extension of the maturity date of any mortgage loan;

      o payments on the series "1999-CG3" certificates will be made on the tenth day of each month, commencing in November 1999;

      o     payments on the mortgage loans earn no reinvestment return;

      o the only expenses payable out of the trust assets are the master servicing fee and the trustee's fee;

      o the respective classes of the series "1999-CG3" certificates will, in each case, be issued with the initial aggregate principal balance or notional amount described in this prospectus supplement;

      o the pass-through rates for the respective classes of the series "1999-CG3" certificates will be as described in this prospectus supplement; and

      o the series "1999-CG3" certificates will be settled with investors on October 19, 1999.

Yield Sensitivity of the Class S Certificates

      The yield to investors on the class "S" certificates will be highly sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans. If you are contemplating an investment in the class "S" certificates, you should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment and/or liquidation of the mortgage loans could result in your failure to recoup fully your initial investment.

      The tables set forth on Exhibit D to this prospectus supplement show pre-tax corporate bond equivalent yields for the class "S" certificates based on the Maturity Assumptions and, further assuming the specified purchase prices and the indicated prepayment scenarios. The assumed purchase prices for the class "S" certificates are--

      o expressed in 32nds (e.g., 4-08 means 4.25%) as a percentage of the initial aggregate notional amount of the class "S" certificates, and

      o     exclusive of accrued interest.

      The yields set forth in the tables on Exhibit D to this prospectus supplement were calculated by--

      o determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the class "S" certificates, would cause the discounted present value of each assumed stream of cash flows to equal--

            (i) each of the assumed purchase prices for the class "S" certificates, plus

            (ii) accrued interest at the initial pass-through rate for the class "S" certificates from and including October 1, 1999 to but excluding the assumed settlement date, and

      o converting those monthly discount rates to corporate bond equivalent rates.

      Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the class "S" certificates. Consequently, they do not purport to reflect the return on any investment on the class "S" certificates when reinvestment rates are considered.

      There can be no assurance that--

      o the mortgage loans will prepay in accordance with the assumptions used in preparing the tables on Exhibit D to this prospectus supplement,

      o the mortgage loans will prepay as assumed at any of the rates shown in the tables,

      o     the mortgage loans will not experience losses,

      o mortgage loans will not be liquidated during any applicable prepayment lock-out period or during any other period that prepayments are assumed not to occur,

      o the ARD loans will be paid in full on their respective anticipated repayment dates,

      o the cash flows on the class "S" certificates will correspond to the cash flows shown in this prospectus supplement, or

      o     the purchase price of the class "S" certificates will be as assumed.

      It is unlikely that the mortgage loans will prepay as assumed at any of the specified percentages of CPR until maturity or that all of the mortgage loans will so prepay at the same rate. Actual yields to maturity for investors in the class "S" certificates may be materially different than those indicated on Exhibit D to this prospectus supplement. Timing of changes in rate of prepayments and other liquidations may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and other liquidations is consistent with the expectations of investors. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificates.

                                 USE OF PROCEEDS

      Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans and to pay certain expenses in connection with the issuance of the series "1999-CG3" certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      Upon the issuance of the series "1999-CG3" certificates, Sidley & Austin, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to certain other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986 (for purposes of this "Federal Income Tax Consequences" section, the "Code"). The assets of REMIC I will generally include the mortgage loans, any REO properties acquired on behalf of the series "1999-CG3" certificateholders, the master servicer's collection account, the special servicer's REO account and the trustee's payment account and interest reserve account, but will exclude any collections of Post-ARD Additional Interest on the ARD loans. Each of certain individual mortgage loans may be the sole asset of a separate REMIC, and the "regular interest" in each of those "single mortgage loan REMICs", instead of the related mortgage loan, will be an asset of REMIC I. For federal income tax purposes,

      o the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will be the assets of REMIC II,

      o the class "R-I" certificates will evidence the sole class of "residual interests" in REMIC I and in each of the "single mortgage loan REMICs",

      o the separate non-certificated regular interests in REMIC II will be the "regular interests" in REMIC II and will be the assets of REMIC III,

      o the class "R-II" certificates will evidence the sole class of "residual interests" in REMIC II,

      o     the class "A-1A", "A-1B", "A-1C", "A-2", "A-3", "A-4", "A-5", "B-1",
            "B-2", "B-3", "B-4", "B-5", "B-6", "B-7", "B-8", "C" and "D"
            certificates will evidence the "regular interests" in, and will generally be treated as debt obligations of, REMIC III,

      o the class "R-III" certificates will evidence the sole class of "residual interests" in REMIC III, and

      o the class "E" certificates will represent beneficial interests in the portion of the trust assets consisting of any amounts applied as Post-ARD Additional Interest on the ARD loans, which portion will be treated as a grantor trust for federal income tax purposes.

Discount and Premium; Prepayment Consideration

      For federal income tax reporting purposes, it is anticipated that the class "S" and class "B-2" certificates will be issued with more than a de minimus amount of original issue discount. The class "B-1" certificates will be issued with a de minimus amount of original issue discount. The other classes of offered certificates will not be issued with original issue discount. When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

      o the ARD loans will be paid in full on their respective anticipated repayment dates,

      o     no mortgage loan will otherwise be prepaid prior to maturity, and

      o     there will be no extension of maturity for any mortgage loan.

However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

      The IRS has issued regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.

      If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. This is a possibility of particular relevance to a holder of a class "S" certificate. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to the series "1999-CG3" certificates. Although the matter is not free from doubt, a holder of a class "S" certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in the certificate exceeds the maximum amount of future payments to which the holder is entitled, assuming no further prepayments of the mortgage loans. Any loss might be treated as a capital loss.

      Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

      Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, prepayment premiums or yield maintenance charges will be treated as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Constructive Sales of Class S Certificates

      The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain upon the "constructive sale of an appreciated financial position". A constructive sale of a financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that:

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Accordingly, only class "S" certificates, which do not have principal balances, could be subject to this provision and only if a holder of those certificates engages in a constructive sale transaction.

Characterization of Investments in Offered Certificates

      Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the series "1999-CG3" certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

      Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code.

      To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

      o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code;

      o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

      o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986 impose various requirements on--

      o employee benefit plans, and on certain other retirement plans, arrangements and accounts, that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986 (each, an "ERISA Plan"), and

      o     persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan ("Plan Assets"). For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

      A fiduciary of any ERISA Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of series "1999-CG3" certificates that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

      The U.S. Department of Labor has issued an individual prohibited transaction exemption to the underwriter, identified as Prohibited Transaction Exemption 90-83 (the "Exemption"). Subject to the satisfaction of certain conditions set forth therein, the Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions pursuant to Sections 4975(a) and (b) of the U.S. tax code, certain transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the class "S", "A-1A" and "A-1B" certificates, that are underwritten by one of the following parties (each, an "Exemption-Favored Party")--

      (a)   the underwriter,

      (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter, and

      (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to those mortgage pass-through certificates.

      The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a class "S", "A-1A" or "A-1B" certificate to be eligible for exemptive relief thereunder. The conditions are as follows:

      o first, the acquisition of the certificate by a plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

      o second, the rights and interests evidenced by that certificate must not be subordinated to the rights and interests evidenced by the other certificates;

      o third, at the time of its acquisition by the plan, that certificate must be rated in one of the three highest generic rating categories by Moody's, Fitch, Standard & Poor's or Duff & Phelps;

      o fourth, the trustee cannot be an affiliate of any other member of the "restricted group", which (in addition to the trustee) consists of the Exemption-Favored Parties, us, the master servicer, the special servicer, any sub-servicers, the mortgage loan sellers, each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the aggregate unamortized principal balance of the mortgage pool as of the date of initial issuance of the series "1999-CG3" certificates and any and all affiliates of any of the aforementioned persons;

      o fifth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of series "1999-CG3" certificates; the sum of all payments made to and retained by us pursuant to the assignment of the mortgage loans to the trust must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

      o sixth, the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      Because the class "S", "A-1A" and "A-1B" certificates are not subordinated to any other class of series "1999-CG3" certificates, the second general condition set forth above is satisfied with respect to the class "S", "A-1A" and "A-1B" certificates. It is a condition of their issuance that the class "S", "A-1A" or "A-1B" certificates be rated not lower than "Aaa" by Moody's and "AAA" by Fitch. In addition, the initial trustee is not an affiliate of any other member of the restricted group. Accordingly, as of the date of initial issuance of the series "1999-CG3" certificates, the third and fourth general conditions set forth above will be satisfied with respect to the class "S", "A-1A" and "A-1B" certificates. A fiduciary of an ERISA Plan contemplating purchasing a class "S", "A-1A" or "A-1B" certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the third and fourth general conditions set forth above. A fiduciary of an ERISA Plan contemplating purchasing a class "S", "A-1A" or "A-1B" certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. An ERISA Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the sixth general condition set forth above in connection with the purchase of a class "S", "A-1A" or "A-1B" certificate.

      The Exemption also requires that the trust meet the following requirements:

      o the trust assets must consist solely of assets of the type that have been included in other investment pools;

      o certificates evidencing interests in those other investment pools must have been rated in one of the three highest generic categories of Moody's, Fitch, Standard & Poor's or Duff & Phelps for at least one year prior to the ERISA Plan's acquisition of a class "S", "A-1A" or "A-1B" certificate; and

      o certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of a class "S", "A-1A" or "A-1B" certificate.

      We believe that these requirements have been satisfied as of the date of this prospectus supplement.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code of 1986, in connection with--

      o the direct or indirect sale, exchange or transfer of class "S", "A-1A" or "A-1B" certificates acquired by an ERISA Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest (as defined in the accompanying prospectus) with respect to the investing ERISA Plan,

      o the direct or indirect acquisition or disposition in the secondary market of class "S", "A-1A" or "A-1B" certificates by an ERISA Plan, and

      o the continued holding of class "S", "A-1A" or "A-1B" certificates by an ERISA Plan.

      However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a class "S", "A-1A" or "A-1B" certificate on behalf of an Excluded ERISA Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that ERISA Plan. For purposes of this prospectus supplement, an "Excluded ERISA Plan" is an ERISA Plan sponsored by any member of the restricted group referred to above.

      Moreover, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code of 1986 in connection with--

      o the direct or indirect sale, exchange or transfer of class "S", "A-1A" or "A-1B" certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the ERISA Plan in those certificates is (i) a borrower with respect to 5.0% or less of the fair market value of the mortgage loans or
            (ii) an affiliate of this person,

      o the direct or indirect acquisition or disposition in the secondary market of class "S", "A-1A" or "A-1B" certificates by an ERISA Plan, and

      o     the holding of class "S", "A-1A" or "A-1B" certificates by an ERISA
            Plan.

      Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Section 4975(c) of the Internal Revenue Code of 1986, for transactions in connection with the servicing, management and operation of the trust assets.

      Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code of 1986 if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of providing services to the ERISA Plan (or by virtue of having certain specified relationships to this person) solely as a result of the ERISA Plan's ownership of class "S", "A-1A" or "A-1B" certificates.

      Before purchasing a class "S", "A-1A" or "A-1B" certificate, a fiduciary of an ERISA Plan should itself confirm that:

      o the class "S", "A-1A" and "A-1B" certificates are "certificates" for purposes of the Exemption, and

      o the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

      In addition to determining the availability of the exemptive relief provided in the Exemption, a fiduciary of an ERISA Plan considering an investment in class "S", "A-1A" or "A-1B" certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying prospectus. There can be no assurance that any such exemption will apply with respect to any particular investment by an ERISA Plan in class "S", "A-1A" or "A-1B" certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of class "S", "A-1A" or "A-1B" certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

      The characteristics of the class "A-1C", "A-2", "A-3", "A-4", "A-5", "B-1" and "B-2" certificates do not meet the requirements of the Exemption. Accordingly, those offered certificates may not be acquired by, on behalf of or with the assets of an ERISA Plan, except in the case of an insurance company using funds in its general account, which may be able to rely on Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"), which we discuss below.

      So long as certain conditions are satisfied, Section III of PTCE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code of 1986 transactions in connection with the servicing, management and operation of the trust under circumstances where an insurance company general account has an interest in the trust as a result of its acquisition of series "1999-CG3" certificates. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of the series "1999-CG3" certificates, such as the class "A-1C", "A-2", "A-3", "A-4", "A-5", "B-1" and "B-2" certificates, that do not meet the requirements of the Exemption solely because they (a) are subordinated to other classes of the series

"1999-CG3" certificates or (b) have not received a rating at the time of the purchase in one of the three highest rating categories from Moody's, Fitch, Standard & Poor's or Duff & Phelps. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class "A-1C", "A-2", "A-3", "A-4", "A-5", "B-1" or "B-2" certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

      A governmental plan as defined in Section 3(32) of ERISA is not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code of 1986. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any such similar law.

      Any fiduciary of an ERISA Plan considering whether to purchase an offered certificate on behalf of that ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 to the investment.

      The sale of offered certificates to an ERISA Plan is in no way a representation or warranty by us or the underwriter that the investment meets all relevant legal requirements with respect to investments by ERISA Plans generally or by any particular ERISA Plan, or that the investment is appropriate for ERISA Plans generally or for any particular ERISA Plan.

                                LEGAL INVESTMENT

      The offered certificates will not be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

      Neither we nor the underwriter makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

            o     are legal investments for them, or

            o     are subject to investment, capital or other restrictions.

      All depository institutions considering an investment in the offered certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

      See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions of an underwriting agreement dated October 5, 1999 between us and the underwriter, the underwriter has agreed to purchase from us and we have agreed to sell to the underwriter 100% of each class of the offered certificates. It is expected that delivery of the offered certificates will be made to the underwriter in book-entry form through the same day funds settlement system of DTC on or about October 12, 1999 against payment therefor in immediately available funds.

      The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of our registration statement shall be in effect, and that no proceedings for the purpose of obtaining a stop order shall be pending before or threatened by the SEC.

      The distribution of the offered certificates by the underwriter may be accomplished from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately 100.75% of the aggregate principal balance of the offered certificates, plus accrued interest on all the offered certificates from October 1, 1999. The underwriter may accomplish the transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter. The underwriter may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriter and any dealers that participate with the underwriter in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      The underwriting agreement provides that we will indemnify the underwriter, and that under limited circumstances the underwriter will indemnify us, against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect of any such liabilities.

      We have also been advised by the underwriter that it presently intends to make a market in the offered certificates. The underwriter has no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Risks Related to the Offered Certificates--Many Factors, Including Lack of Liquidity, can Adversely Affect the Market Value of Your Certificates" in this prospectus supplement and "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Certificates and May Have an Adverse Effect on the Market Value of Your Certificates" in the accompanying prospectus.

      The underwriter also may impose a penalty bid. This occurs when a particular broker-dealer repays to the underwriter a portion of the underwriting discount received by it because the representatives have repurchased offered certificates sold by or for the account of the underwriter in stabilizing or short covering transactions.

      These activities by the underwriter may stabilize, maintain or otherwise affect the market price of the offered certificates. As a result, the price of the offered certificates may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriter at any time. These transactions may be achieved in the over-the-counter market or otherwise.

      The underwriter is an affiliate of both us and Column, one of the mortgage loan sellers.

      This prospectus supplement may only be issued or passed on in the United Kingdom to a person who is of a kind described in article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom this prospectus supplement may otherwise lawfully be issued or passed on.

      The trust described in this prospectus supplement may only be promoted, whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise, by an authorized person under Chapter III of the Financial Services Act 1986 of the United Kingdom ("FSA") to a person in the United Kingdom if that person is of a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991 (as amended).

                                  LEGAL MATTERS

      Certain legal matters relating to the series "1999-CG3" certificates will be passed upon for us and the underwriter by Sidley & Austin, New York, New York.

                                     RATINGS

      It is a condition to their issuance that the respective classes of offered certificates receive the credit ratings shown in the table on page S-4 from Moody's and Fitch.

      The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each payment date and, except in the case of the class "S" certificates, the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final payment date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      o     the tax attributes of the offered certificates or of the trust,

      o whether or to what extent prepayments of principal may be received on the mortgage loans,

      o the likelihood or frequency of prepayments of principal on the mortgage loans,

      o the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated,

      o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

      o whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received.

      Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the class "S" certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the mortgage loans.

      In general, the ratings address credit risk and not prepayment risk. As described in this prospectus supplement, the amounts payable with respect to the class "S" certificates consist primarily of interest. Even if the entire mortgage pool were to prepay in the initial month, with the result that the class "S" certificateholders receive only a single month's interest payment and, accordingly, suffer a nearly complete loss of their investment, all amounts "due" to those certificateholders will nevertheless have been paid. This result would be consistent with the respective ratings received on the class "S" certificates. The aggregate notional amount of the class "S" certificates is subject to reduction in connection with each reduction in the aggregate principal balance of a class of series "1999-CG3" principal balance certificates, whether as a result of payments of principal or in connection with Realized Losses and Additional Trust Fund Expenses. The ratings of the class "S" certificates do not address the timing or magnitude of reduction of the aggregate notional amount of those certificates, but only the obligation to pay interest timely on that aggregate notional amount as so reduced from time to time.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or Fitch.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                   EXHIBIT A-1

                         CERTAIN CHARACTERISTICS OF THE
                MORTGAGE LOANS AND THE UNDERLYING REAL PROPERTIES

                       See this Exhibit for tables titled:

            Managers and Locations of the Underlying Real Properties

                 Descriptions of the Underlying Real Properties

                      Characteristics of the Mortgage Loans

                      Additional Mortgage Loan Information

             Engineering Reserves and Recurring Replacement Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule


                                      A-1-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

            Managers and Locations of the Underlying Real Properties

                                                                                                                               Zip
#    Property Name              Manager                    Address                      City            County          State  Code
-    -------------              -------                    -------                      ----            ------          -----  ----
1    45 Broadway                45 Broadway Management     45 Broadway                  New York        New York         NY   10006
                                Company LLC
2    Radisson South -           Radisson Bloomington       7800 Normandale Boulevard    Bloomington     Hennepin         MN   55439
     Bloomington (1A)           Corporation
3    Le Meridien - Dallas       MHI Leasco Dallas, Inc.    650 North Pearl Street       Dallas          Dallas           TX   75201
     (1A)
4a   Shadow Creek Apartments    Alliance Residential       6715 Buenos Aires Drive      North Richland  Tarrant          TX   76180
                                Management, LLC                                         Hills
4b   Copper Cove Apartments     Alliance Residential       12903 Bran Rock Drive        Houston         Harris           TX   77082
                                Management, LLC
4c   Hilltop Apartments         Alliance Residential       6424 Industrial Park         North Richland  Tarrant          TX   76180
                                Management, LLC            Boulevard                    Hills
4d   Foxboro Apartments         Alliance Residential       10411 South Drive            Houston         Harris           TX   77099
                                Management, LLC
4e   The Pinnacle Apartments    Alliance Residential       146 Valley View Drive        Lewisville      Denton           TX   75067
                                Management, LLC
5    Westin Resort - Hilton     Westin Hotel Company       2 Grasslawn Avenue           Hilton Head     Beaufort         SC   29928
     Head Island                                                                        Island
6    Southshore Beach &         Maxim Property Management  901 Shorepoint Court         Alameda         Alameda          CA   94501
     Tennis Club
7    2 Penn Center Plaza        Crown Properties, Inc.     1500-1540 John F. Kennedy    Philadelphia    Philadelphia     PA   19102
                                                           Boulevard
8    Yonkers Shopping Center    Irwin B. Ackerman          2500 Central Park Avenue     Yonkers         Westchester      NY   10710
9    The Atrium                 Maxim Property Management  1900 South Norfolk Street    San Mateo       San Mateo        CA   94403
10   Candlewyck Apartments      EPT Management Company     100 East Candlewyck Drive    Kalamazoo       Kalamazoo        MI   49001
11   Lakes at Palm Beach        EPT Management Company     4070 Woods Edge Circle       Riviera Beach   Palm Beach       FL   33410
12   Pensacola Place            RMK Management Company     4334 North Hazel Street      Chicago         Cook             IL   60613
13   West End Court             Grubb & Ellis Management   1255 22nd Street Northwest   Washington      District of      DC   20037
                                Services, Inc.                                                          Columbia
14a  Ameriserve -               Owner Managed              600 Commerce Drive           Burlington      Burlington       NJ   08016
     Burlington, NJ
14b  Ameriserve - Grand         Owner Managed              650 Ionia Avenue Southwest   Grand Rapids    Kent             MI   49503
     Rapids, MI
15   Rancho Verde Mobile        James & Associates, Inc.   750 Rohnert Park Expressway  Rohnert Park    Sonoma           CA   94928
     Home Park
16   Commerce Centre            MacKenzie & Associates,    1777 Reisterstown Road       Pikesville      Baltimore        MD   21208
                                Inc.
17   Points East Shopping       Coastal Property           7289-7361 Mentor Avenue      Mentor          Lake             OH   44060
     Center                     Management, Ltd.
18   Hidden Creek Apartments    CPG Holdings, Inc.         1701 Marshall Road           Vacaville       Solano           CA   95687
19   800 Madison Avenue         The Macklowe Organization  800 Madison Avenue           New York        New York         NY   10021
20   The 700 Building           Kiniry & Company, Inc.     700 East Main Street         Richmond        Henrico          VA   23219
21   Schaumburg Corners         SIDCOR Schaumburg          16-60  East Golf Road        Schaumburg      Cook             IL   60173
     Shopping Center            Associates, LLC
22   BJ's Wholesale Club        Owner Managed              6825 Dublin Center Drive     Dublin          Franklin         OH   43017
23   Holiday Inn - Oklahoma     Janus American Group, Inc. 2101 South Meridian Avenue   Oklahoma City   Oklahoma         OK   73108
     City, OK
24   The Regency Apartments     Floyd Construction Co.,    505 Regency Drive            Fayetteville    Cumberland       NC   28314
                                Inc.
25   Canyon Parke Apartments    Hartex Property Partners,  2222 Graycliff Drive         Dallas          Dallas           TX   75228
                                LP
26   Riverview Marketplace      Rosen Associates           4077 North Main Street       Fall River      Bristol          MA   02720
                                Management Corp.
27   Commons on Apache          Arizona Campus             1111 Apache Boulevard        Tempe           Maricopa         AZ   85289
                                Management, LLC
28   Olympic Corporate Center   CPX Realty Investment      3940 Olympic Boulevard       Erlanger        Boone            KY   41018
     Building                   Services Corp.
29   Chaparral Village          Sierra Management Group,   400 West Baseline Road       Tempe           Maricopa         AZ   85283
                                LLC
30   Rolling Meadows Plaza      J. Caren Real Estate, Inc. 2827-2913 Kirchoff Road      Rolling Meadows Cook             IL   60008
31   The Hill at Woodway        JMG Realty, Inc.           10951 Laureate Drive         San Antonio     Bexar            TX   78249
32   Shady Grove                Medical Center             15001 Shady Grove Road       Rockville       Montgomery       MD   20850
     Professional Center        Development Corporation
33   Oxford Square Apartments   South Atlantic Management  1000 Village Greenway        Cary            Wake             NC   27511
34   Spectrum Retail Center     Watergate Marina           5888 Westheimer Road         Houston         Harris           TX   77057
35   Country Oaks Apartments    EPT Management Company     3865 Kirby Parkway           Memphis         Shelby           TN   38115
36   Lamplighter - Chino        Bessire & Casenhiser, Inc. 4400 Philadelphia Street     Chino           San Bernardino   CA   91710
37   Park 80 East Office        Owner Managed              160 Pehle Avenue             Saddle Brook    Bergen           NJ   07663
     Building
38   Centerpoint Corporate      Etkin Management, LLC      2001 Centerpoint Parkway     Pontiac         Oakland          MI   48341
     Center
39   Gold Ridge Apartments      FPI Management, Inc.       2929 Routier Road            Sacramento      Sacramento       CA   95827
40   Tantara Club Apartments    DMJ Management, Inc.       7784 College Circle          North Richland  Tarrant          TX   76180
                                                                                        Hills
41   Moulton La Paz Shopping    The Carlson Company        26550 Moulton Parkway        Laguna Hills    Orange           CA   92653
     Center
42   Arrowhead Shopping         Westwood Financial  Corp.  20165 North 67th Avenue      Glendale        Maricopa         AZ   85308
     Center
43   Landmark Hotel             Owner Managed              920 North Rampart Street     New Orleans     New Orleans      LA   70116
44   Legg Mason Center          Mackenzie & Associates,    600 Washington Avenue        Towson          Baltimore        MD   21204
                                Inc.
45   American Crossing          Goodman Investment         3101 and 3035 Menaul         Albuquerque     Bernalillo       NM   87107
     Shopping Center            Company, Inc.              Boulevard Northeast
46   Kaiser Permanente Office   JSH Rentals, LLC           4330 East Mira Loma Avenue   Anaheim         Orange           CA   92807
     Building
47   Lakeside Village           Miller Multi Management    9665-9669 North Central      Dallas          Dallas           TX   75231
     Shopping Center            Corp.                      Expressway
48   Crossroads Shopping        Brekke Real Estate Group,  901 North Carpenter Road     Modesto         Stanislaus       CA   95351
     Center                     Inc.
49   Richmond Tower             Greystar Management        3411 Richmond Avenue         Houston         Harris           TX   77046
                                Services, L.P.
50   The Palm Breezes Club      Owner Managed              3500 West Lantana Road       Lantana         Palm Beach       FL   33462
     Manufactured Home
     Community
51   Majestic Shopping Center   Majestic Property          2910, 2986 and 2990 Center   Hampton         Bay              MI   48708
                                Management Corp.           Road
52   West Main Place            InveServe, Inc.            25-55 South Raymond Avenue,  Alhambra        Los Angeles      CA   91801
                                                           10-88 South Palm Avenue,
                                                           2000 West Main Street
53   Oxon Run Manor             Curtis Property            204-222 Wayne Place          Washington      District of      DC   20032
     Apartments                 Management Corporation                                                  Columbia
54   Mt. Olive Centre           Plaza Associates, Inc.     NC Highway 55 and US         Mt. Olive       Wayne            NC   28365
                                                           Highway 117
55   Applegate Square Shopping  Etkin Management, LLC      29649 Northwestern Highway   Southfield      Oakland          MI   48034
     Center
56   Heritage Hills Retail      Westwood Financial Corp.   9227 and 9231 Lincoln        Littleton       Douglas          CO   80124
     Center                                                Avenue
57   Waters of Winrock          JMG Realty, Inc.           6403 Del Monte Drive         Houston         Harris           TX   77057
     Apartments
58   Garden Wood Apartments     EPT Management Company     4787 Garden Grove Cove       Memphis         Shelby           TN   38134
59   Lehigh Street Shopping     Milelli Realty             2300 Lehigh Street           Allentown       Lehigh           PA   18103
     Center
60   Ashton Woods Apartments    Ramshaw-Smith Company      2215-2319 South First        Champaign       Champaign        IL   61820
                                                           Street

            Managers and Locations of the Underlying Real Properties

                                                                                                                               Zip
#    Property Name              Manager                    Address                      City            County          State  Code
-    -------------              -------                    -------                      ----            ------          -----  ----
61   Kmart Shopping Center -    RD Management Corp.        120-128 Medway Street        Milford         Worcester        MA   01757
     Milford
62   Parkside Center            Parkside Marketing and     13881-13901 Midway Road      Farmers Branch  Dallas           TX   75244
                                Management Co.
63   Park 51 Medical Building   Brackett Company, Inc.     10512 Park Road              Charlotte       Mecklenburg      NC   28210
64   Quality Suites -           Citimark Hospitality, Inc. 1010 University Drive East   College Station Brazos           TX   77840
     College Station
65   King Arthur Mobile Home    Oakland & Company          81 Gallahad Way              Bozeman         Gallatin         MT   59718
     Park
66   The Fox Glen I and II      Wallace H. Campbell &      5902-5920 Cross Country      Baltimore       Baltimore        MD   21215
     Apartments                 Co., Inc.                  Boulevard, 2800-2912 Glen
                                                           Avenue &
                                                           3114-3132 Parkington Avenue
67   Lake Howard Heights        Grand Court Lifestyles,    650 North Lake Howard Drive  Winter Haven    Polk             FL   33881
     Retirement                 Inc.
68   Stockdale Town Center      Galindo Commercial         3300-3536 Stine Road and     Bakersfield     Kern             CA   93309
                                Property Management        4701-4771 Planz Road
69   Batavia Palms Business     Birkeland, Cooper &        2322-2328 North Batavia      Orange          Orange           CA   92865
     Center                     Associates                 Street
70   Town Center North          Rich Development Company   1801, 1851, 1889 and         Signal Hill     Los Angeles      CA   90806
                                                           1899 Willow Street
71   Creekside Apartments       H.R. Lubben Company, Inc.  2939-3009 12th Avenue        Cedar Rapids    Linn             IA   52404
     (1B)                                                  Southwest
72   Brookside Apartments       H.R. Lubben Company, Inc.  1040-1138 Patrick Court      Waterloo        Blackhawk        IA   50701
     (1B)
73   Glenbrook Centre           H.R. Lubben Company, Inc.  4341-4353 1st Avenue         Cedar Rapids    Linn             IA   52402
     Apartments (1B)                                       Southeast &
                                                           11 Glenbrook Drive Southeast
74   Hardwick Apartments (1B)   H.R. Lubben Company, Inc.  1804-1806 Second Street      Rochester       Olmsted          MN   55902
                                                           Southwest
75   Sequoia Bend Apartments    DMJ Management, Inc.       601 Brown Trail              Hurst           Tarrant          TX   76053
76   1264 Lexington Avenue      Gold Leaf Management Corp. 1264 Lexington Avenue        New York        New York         NY   10028
77   Tenth Street Medical       Owner Managed              1450 Tenth Street            Santa Monica    Los Angeles      CA   90401
     Building
78   Storage USA - La Quinta    Storage USA Franchise      46-600 Adams Street          La Quinta       Riverside        CA   92253
                                Corp., Inc.
79a  Action Self Storage -      Westland Management, Inc.  5000 Justin Road             Lewisville      Denton           TX   75077
     Lewisville
79b  Good Self Storage          Westland Management, Inc.  1624 Morgan Boulevard        Harlingen       Cameron          TX   78550
79c  Action Self Storage -      Westland Management, Inc.  7007 South Lake Houston      Houston         Harris           TX   77049
     Houston                                               Parkway
80   Lincolnwood / Pinetree     Charleston Apartments      2219 South 9th Street        Charleston      Coles            IL   61920
     Apartments                 Management Company
81   Brookside Mobile Home      Alan H. Glover             8155 South 1700 West         West Jordan     Salt Lake        UT   84088
     Park
82   Villa Reanna Apartments    Collegiate Property        1924 West Pensacola Street   Tallahassee     Leon             FL   32304
                                Services, Inc.
83   Arbor Village Townhomes    CNC Investments, Inc.      6298 Ludington Drive         Houston         Harris           TX   77035
84   Park South Apartments      Cohen-Esrey Real Estate    3711 Southwest Park South    Topeka          Shawnee          KS   66609
                                Services, Inc.             Court
85   Deer Park Mansion          Greystar Multi-family      7329 Carrie Lane             Deer Park       Harris           TX   77536
                                Services, LP
86   Holiday Inn Southeast -    Janus American Group, Inc. 5120 Victory Drive           Indianapolis    Marion           IN   46203
     Indianapolis, IN
87   Lakeshore on the Hill      Walldorf Property          5600 Lake Resort Terrace     Chattanooga     Hamilton         TN   37415
                                Management, Inc.
88   Sandia Vista Shopping      Goodman Investment         11500 Menaul Boulevard       Albuquerque     Bernalillo       NM   87112
     Center                     Company, Inc.              Northeast
89   West Valley Place          TGK Management Company     5300-5324 Doniphan Drive     El Paso         El Paso          TX   79932
     Shopping Center
90   Spring Medical Building    Cornerstone Property       6226 East Spring Street      Long Beach      Los Angeles      CA   90815
                                Management
91   Bingo King Warehouse       P.J. Morgan Real Estate    1704 and 3211 Nebraska       Council Bluffs  Pottawattamie    IA   51501
                                                           Avenue
92   Rite Aid - San Jacinto     Pacific Investors Group    1605 South San Jacinto       San Jacinto     Riverside        CA   92583
                                                           Avenue
93   Federal Point Station      Lat Purser & Associates,   1000 North Lake Park         Carolina Beach  New Hanover      NC   28428
                                Inc.                       Boulevard
94   Northland Medical Center   Rita D. Hutchens Property  1000 East First Street       Duluth          St. Louis        MN   55802
                                Management
95   Murdock Apartments         Owner Managed              22210 Southwest Murdock      Sherwood        Washington       OR   97140
                                                           Road
96   Harbour Village            Owner Managed              13245 Atlantic Boulevard     Jacksonville    Duval            FL   32225
97   Chestnut Park Apartments   Benson Investments, Inc.   901-A West Silversands       San Antonio     Bexar            TX   78216
                                                           Drive
98   Village Center             Diversified Management,    1939, 1945 and 1957 West     Phoenix         Maricopa         AZ   85021
                                LLC                        Dunlap Avenue
99   Sherwood Park Apartments   Marcum Management Company  6302 Robin Hood Lane         Huntsville      Madison          AL   35806
100  Blockbuster Video and      Lawrence Realty Group,     14936 Ventura Boulevard      Sherman Oaks    Los Angeles      CA   91403
     Radio Shack                Inc.
101  Northern Plaza Shopping    Servicenter, Inc.          740-800 Central Street       Millinocket     Penobscot        ME   04462
     Center
102  Peconic Bay Properties     Owner Managed              27-33 and 83-93 Main Street  Southampton     Suffolk          NY   11968
103  Marketplace at             Etkin Management Services  3999 Centerpoint Parkway     Pontiac         Oakland          MI   48341
     Centerpoint
104  New England Financial      Owner Managed              19935 Ventura Boulevard      Woodland Hills  Los Angeles      CA   91364
     Building
105  Riverlawn Mobile Home      Owner Managed              8215 Stoner Road             Riverview       Hillsborough     FL   33569
     Park
106  Lakeside Mobile Estates    Owner Managed              6610 Northwest Whitney Road  Vancouver       Clark            WA   98665
107  Signature Lake             Del Development            601 Josephine Street         Pass Christian  Harrison         MS   39571
     Apartments                 Corporation
108  Niki's Point Apartments    Katya Machado Lopez        6515-6535 West 24th Avenue   Hialeah         Miami-Dade       FL   33016
109  Belle Terre Village        Christopher Homes, Inc.    1620 Marseille               LaPlace         St. John the     LA   70068
     Apartments/Belle Pointe                               Drive/8875-8893 Richmond                     Baptist
     Apartments                                            Drive
110  Palmetto Trailer Park      GLS Real Estate            301 North Federal Highway    Hallandale      Broward          FL   33008
                                Management Co.
111  Palm Valley Crossing       ZELL Commercial Real       319 North Litchfield Road    Goodyear        Maricopa         AZ   85338
                                Estate Services, Inc.
112  Moon Glow Apartments       Williams and Henley        736 Moon Road                Columbus        Franklin         OH   43224
                                Management Co.
113  Manor Court Apartments     Gator Realty and           13890 NE 3rd Court           North Miami     Dade             FL   33181
                                Management, Inc. and
                                Gator Development
                                Corporation
114  Wickham Corners Shopping   Matthew Falconer           1050-1070 Wickham Road       Melbourne       Brevard          FL   32935
     Center
115  Twinbridge Apartment       Elar Property Management,  201 West Blacklidge Street   Tucson          Pima             AZ   85705
     Complex                    Inc.
116  Marmion Royal Apartments   Paul Calvo & Company       5800 Marmion Way             Los Angeles     Los Angeles      CA   90042
117  TYIF Park Condominiums     Owner Managed              4315 South Kirkwood          Houston         Harris           TX   77072
118  Tilbury Garden             Barac Company              7806-7820 Tilbury Street     Bethesda        Montgomery       MD   20814
     Apartments
119  The Sanitas Building       The Colorado Group, Inc.   3125 Sterling Circle         Boulder         Boulder          CO   80301
120  2516-2526 North Kedzie     Owner Managed              2516-2526 North Kedzie       Chicago         Cook             IL   60647
     Boulevard                                             Boulevard
121  Old South Apartments       Newport Asset Management,  812 Shaver Road              Pasadena        Harris           TX   77506
                                Inc.
122  Whitfield Village          Owner Managed              6509-6549 Magellan Court     Sarasota        Manatee          FL   34243
     Apartments
123  Rancocas Valley            Owner Managed              220 Sunset Road              Willingboro     Burlington       NJ   08046
     Professional Arts Building

            Managers and Locations of the Underlying Real Properties

                                                                                                                               Zip
#    Property Name              Manager                    Address                      City            County          State  Code
-    -------------              -------                    -------                      ----            ------          -----  ----
124  Arbor Village South        First Apartment Management 1829 East 8th Street         Anderson        Madison          IN   46012
     Apartments
125  Kress Energy Center        Key Management             224 East Douglas Avenue      Wichita         Sedgwick         KS   67202
     Office Building
126  11401 Industriplex         Sealy and Company, Inc.    11401 Industriplex           Baton Rouge     East Baton       LA   70809
     Warehouse                                             Boulevard                                    Rouge
127  Quail Point                Trammell Crow Central      1934 Rutland Drive           Austin          Travis           TX   78758
                                Texas, Ltd.
128  Merriwood Village          Owner Managed              3224 Janet Drive             Amarillo        Randall          TX   79109
     Apartments
129  85 Old Long Ridge Road     Owner Managed              85 Old Long Ridge Road       Stamford        Fairfield        CT   06903
130  Pavilion Plaza             Dana Butcher Associates    2168 Diamond Hill Road       Woonsocket      Providence       RI   02895
131  Avon Manor Apartments      Bradbury Development, LLC  16840 Telegraph Road         Detroit         Wayne            MI   48219
132  20/20 Greenville Retail    20/20 Management Company,  2100 Greenville Avenue       Dallas          Dallas           TX   75206
     Center                     Inc.
133  Westover Apartments        Owner Managed              5705, 5711 and 5717 North    Arlington       Arlington        VA   22205
                                                           Washington Boulevard, 111
                                                           North Kensington, 5716
                                                           North 11th Road
134  East 29th Street           Owner Managed              710, 722 and 811 East 29th   Norfolk         Norfolk City     VA   23504
     Apartments (1C)                                       Street
135  Chesapeake Drive           Owner Managed              2011 Chesapeake Drive        Chesapeake      Chesapeake City  VA   23324
     Apartments (1C)
136  Sandalwood Square          Case, Huff & Sanchez, Inc. 4325 North 23rd Street       Phoenix         Maricopa         AZ   85015
137  1200 Medical Building      Longley-Jones Management   1200 East Genesee Street     Syracuse        Onodaga          NY   13210
                                Corp.
138  1416 Apartments (1D)       Abie Label and             803 South 15th and 810       Tacoma          Pierce           WA   98405
                                Associates, Inc.           South 14th Street
139  1419 Apartments (1D)       Abie Label and             1405-1421 South 'J' Street   Tacoma          Pierce           WA   98405
                                Associates, Inc.
140  Groton Fashion Plaza       Weicorp, Inc.              970-992 Poquonnock Road      Groton          New London       CT   06340
141  Scioto Fairway Woods       RW Mangement Group, Inc.   3274 Mapleway Court          Columbus        Franklin         OH   43204
     Apartments
142  Park Garden Apartments     Owner Managed              1701 Rogers Road             Fort Worth      Tarrant          TX   76107
143  Glenrose Square            Altex Development Corp.    802 Castleglen Drive         Garland         Dallas           TX   75043
     Apartments
144  Blue Gem Mobile Home       Owner Managed              6560 Pyramid Lake Highway    Sparks          Washoe           NV   89436
     Park
145  Bri-Mar Building           Ac'cent                    6365 Carlson Drive           Eden Prairie    Hennepin         MN   55346
146  244-256 Orange Place       Owner Managed              244-256 Orange Place         Plainfield      Union            NJ   07060
     (1E)
147  249 Orange Place           Owner Managed              247-253 Orange Place         Plainfield      Union            NJ   07060
     Apartments (1E)
148  Casa De Dallas             Owner Managed              1712 Howard Road             Madera          Madera           CA   93637
     Apartments
149  Mooring Circle Duplexes    Owner Managed              233-253 Mooring Circle       Austin          Travis           TX   78734
150  Amherst Street Mall        Owner Managed              427-429 Amherst Street       Nashua          Hillsborough     NH   03063
151  Hollywood Video -          Owner Managed              6001 South Packard Avenue    Cudahy          Milwaukee        WI   53110
     Cudahy, WI
152  Pioneer House Apartments   Owner Managed              2851 West Pioneer Drive      Irving          Dallas           TX   75061
153  St. Charles & Prytania     Owner Managed              3102 St. Charles & 1818      New Orleans     Orleans          LA   70115
     Street Apartments                                     Prytania Street
154  Butternut Apartments       Barac Company              413, 415 and 422 Butternut   Washington      District of      DC   20012
                                                           Street                                       Columbia
155  Clarewood Gardens          Owner Managed              5801 Clarewood               Houston         Harris           TX   77081
     Apartments
156  Autumn Run Apartments      BH Management Services,    505 East Alexander Lane      Euless          Tarrant          TX   76040
                                Inc.
157  Whittier Gardens           Barac Company              300-304 Aspen Street,        Washington      District of      DC   20012
                                                           301-305 Whittier Street &                    Columbia
                                                           6718-6722 3rd Street
158  Alan Apartments            Owner Managed              8508-8510 Flower Avenue      Takoma Park     Montgomery       MD   20912
159  Airport Square             Baxter Property Management 1623 White Mountain Highway  North Conway    Carroll          NH   03860
160  Circa 1886 Building        Owner Managed              201-209 Park Avenue          Plainfield      Union            NJ   07060

(1A)  The Mortgage Loans secured by Radisson South - Bloomington and Le Meridien
      - Dallas, respectively, are cross-collateralized and cross-defaulted.

(1B) The Mortgage Loans secured by Creekside Apartments, Brookside Apartments, Glenbrook Centre Apartments and Hardwick Apartments, respectively, are cross-collateralized and cross-defaulted.

(1C) The Mortgage Loans secured by East 29th Street Apartments and Chesapeake Drive Apartments, respectively, are cross-collateralized and cross-defaulted.

(1D) The Mortgage Loans secured by 1416 Apartments and 1419 Apartments, respectively, are cross-collateralized and cross-defaulted.

(1E) The Mortgage Loans secured by 244-256 Orange Place and 249 Orange Place Apartments, respectively, are cross-collateralized and cross-defaulted.

                 Descriptions of the Underlying Real Properties

                                                                             Units/
                                                                             Sq.Ft./                              Occupancy
                                                  Property       Hotel       Rooms/  Fee Simple/   Year    Year    Rate at
#      Property Name            Property Type     Sub-Type     Franchise      Pads    Leasehold   Built  Renovated  U/W (2)
-      -------------            -------------     --------     ---------      ----    ---------   -----  ---------  ------
1      45 Broadway              Office                                      368,471     Fee        1983      N/A    99%
2      Radisson South -         Hotel            Full Service   Radisson        565     Fee/       1970     1998    N/A
       Bloomington (1A)                                                               Leasehold
3      Le Meridien - Dallas     Hotel            Full Service      Le           407     Fee        1978     1995    N/A
       (1A)                                                     Meridien
4a     Shadow Creek Apartments  Multifamily                                     240     Fee        1986     1996    91%
4b     Copper Cove Apartments   Multifamily                                     270     Fee        1984      N/A    96%
4c     Hilltop Apartments       Multifamily                                     238     Fee        1985     1996    91%
4d     Foxboro Apartments       Multifamily                                     220     Fee        1984      N/A    97%
4e     The Pinnacle Apartments  Multifamily                                     150     Fee        1986     1998    95%
5      Westin Resort - Hilton   Hotel            Full Service    Westin         412     Fee        1984     1997    N/A
       Head Island
6      Southshore Beach &       Multifamily                                     450     Fee        1974      N/A    95%
       Tennis Club
7      2 Penn Center Plaza      Office                                      498,277     Fee        1957     1988    89%
8      Yonkers Shopping Center  Retail            Anchored                  425,575     Fee/       1950     1984   100%
                                                                                      Leasehold
9      The Atrium               Office                                      162,359     Fee        1983      N/A    89%
10     Candlewyck Apartments    Multifamily                                     487     Fee        1971     1981    92%
11     Lakes at Palm Beach      Multifamily                                     348     Fee        1985      N/A    95%
12     Pensacola Place          Multifamily                                     264     Fee        1980      N/A    99%
13     West End Court           Office                                       94,278     Fee        1989      N/A   100%
14a    Ameriserve -             Industrial                                  184,819     Fee        1986     1999   100%
       Burlington, NJ
14b    Ameriserve - Grand       Industrial                                  176,941     Fee        1986     1996   100%
       Rapids, MI
15     Rancho Verde Mobile      Manufactured                                    302     Fee/       1974      N/A   100%
       Home Park                Housing                                               Leasehold
16     Commerce Centre          Mixed Use       Office/Retail               159,938     Fee        1983     1984    92%
17     Points East Shopping     Retail            Anchored                  194,727     Fee        1988      N/A    87%
       Center
18     Hidden Creek Apartments  Multifamily                                     240     Fee        1986      N/A   100%
19     800 Madison Avenue       Multifamily                                      51     Fee        1926     1997    90%
20     The 700 Building         Office                                      179,597     Fee        1966     1995    89%
21     Schaumburg Corners       Retail            Anchored                  153,633     Fee        1972     1998    98%
       Shopping Center
22     BJ's Wholesale Club      Retail            Anchored                  109,081     Fee        1999      N/A   100%
23     Holiday Inn - Oklahoma   Hotel            Full Service   Holiday         246     Fee        1983     1997    N/A
       City, OK                                                   Inn
24     The Regency Apartments   Multifamily                                     186     Fee        1996     1997    99%
25     Canyon Parke Apartments  Multifamily                                     312     Fee        1975     1995    89%
26     Riverview Marketplace    Retail            Anchored                   97,146     Fee        1989      N/A   100%
27     Commons on Apache        Multifamily                                     112     Fee        1987     1998    94%
28     Olympic Corporate        Office                                       90,070     Fee        1988      N/A    97%
       Center Building
29     Chaparral Village        Manufactured                                    360     Fee        1971      N/A    98%
                                Housing
30     Rolling Meadows Plaza    Retail            Anchored                  128,538     Fee        1965     1989    96%
31     The Hill at Woodway      Multifamily                                     248     Fee        1985     1986    96%
32     Shady Grove              Office                                       51,179     Fee        1999      N/A   100%
       Professional Center
33     Oxford Square Apartments Multifamily                                     184     Fee        1974     1997    92%
34     Spectrum Retail Center   Retail           Unanchored                  39,766     Fee        1977      N/A    96%
35     Country Oaks Apartments  Multifamily                                     200     Fee        1984      N/A    92%
36     Lamplighter - Chino      Manufactured                                    260     Fee        1971      N/A   100%
                                Housing
37     Park 80 East Office      Office                                       83,049   Leasehold    1968     1998   100%
       Building
38     Centerpoint Corporate    Office                                       71,723     Fee        1997      N/A    96%
       Center
39     Gold Ridge Apartments    Multifamily                                     268     Fee        1987      N/A    99%
40     Tantara Club Apartments  Multifamily                                     286     Fee        1974     1993    93%
41     Moulton La Paz Shopping  Retail           Unanchored                  59,119     Fee        1987      N/A    92%
       Center
42     Arrowhead Shopping       Retail            Anchored                   83,740     Fee        1990      N/A   100%
       Center
43     Landmark Hotel           Hotel            Full Service    None           102     Fee        1963     1999    N/A
44     Legg Mason Center        Mixed Use          Office/                   63,247     Fee/       1989     1990   100%
                                                    Retail                            Leasehold
45     American Crossing        Retail            Anchored                   72,800     Fee        1997     1999   100%
       Shopping Center
46     Kaiser Permanente        CTL                                          31,300     Fee        1999      N/A   100%
       Office Building
47     Lakeside Village         Retail           Unanchored                  45,710     Fee        1986      N/A    94%
       Shopping Center
48     Crossroads Shopping      Retail              Shadow                   46,362     Fee        1991     1995    97%
       Center                                      Anchored
49     Richmond Tower           Office                                       88,040     Fee        1968     1996   100%
50     The Palm Breezes Club    Manufactured                                    189     Fee        1987     1988    99%
       Manufactured Home        Housing
       Community
51     Majestic Shopping Center Retail            Anchored                  136,183     Fee        1960     1996    97%
52     West Main Place          Mixed Use          Office/                   63,938     Fee        1984      N/A    90%
                                                    Retail
53     Oxon Run Manor           Multifamily                                     165     Fee        1940     1988    95%
       Apartments
54     Mt. Olive Centre         Retail            Anchored                  115,425     Fee        1987     1999   100%
55     Applegate Square         Retail           Unanchored                  53,992     Fee        1977     1998    94%
       Shopping Center
56     Heritage Hills Retail    Retail              Shadow                   34,749     Fee        1998      N/A   100%
       Center                                      Anchored
57     Waters of Winrock        Multifamily                                     117     Fee        1970     1989    98%
       Apartments
58     Garden Wood Apartments   Multifamily                                     152     Fee        1984      N/A    95%
59     Lehigh Street Shopping   Retail           Unanchored                  87,024     Fee        1972     1988   100%
       Center
60     Ashton Woods Apartments  Multifamily                                     156     Fee        1967     1998    97%
61     Kmart Shopping Center -  Retail            Anchored                  140,770     Fee        1974     1977    95%
       Milford
62     Parkside Center          Retail           Unanchored                  26,605     Fee        1999      N/A    91%
63     Park 51 Medical Building Office                                       34,000     Fee        1988      N/A   100%
64     Quality Suites -         Hotel              Limited      Quality          81     Fee        1998      N/A    N/A
       College Station                             Service       Suites
65     King Arthur Mobile Home  Manufactured                                    210     Fee        1971      N/A   100%
       Park                     Housing
66     The Fox Glen I and II    Multifamily                                     152     Fee        1964     1988    95%
       Apartments
67     Lake Howard Heights      Independent/                                    130     Fee        1979     1988    92%
       Retirement               Assisted Living
68     Stockdale Town Center    Retail              Shadow                   44,849     Fee        1985      N/A    95%
                                                   Anchored
69     Batavia Palms Business   Industrial                                   74,685     Fee        1987      N/A   100%
       Center
70     Town Center North        Retail            Anchored                   29,633     Fee        1998      N/A   100%
71     Creekside Apartments     Multifamily                                      77     Fee        1975     1981   100%
       (1B)
72     Brookside Apartments     Multifamily                                      61     Fee        1976      N/A   100%
       (1B)

                                    Most Recent
           Date of                   Operating        Most          Most            Most
         Occupancy      Appraised    Statement       Recent        Recent          Recent
#          Rate (2)       Value        Date          Revenue       Expenses          NOI         U/W NOI        U/W NCF(3)
-          --------       -----        ----          -------       --------          ---         -------        ----------
1         8/1/99       $67,400,000    4/30/98     $ 9,290,389   $ 5,271,785      $4,018,604     $6,103,139     $5,425,246
2           N/A         53,200,000    12/31/98     25,830,832    19,706,503       6,124,329      6,149,200      5,087,759

3           N/A         33,000,000    12/31/98     16,423,238    12,826,952       3,596,286      3,626,962      2,957,460

4a        7/1/99        11,300,000    3/31/99       1,497,625       667,937         829,688        992,085        932,085
4b        7/2/99        10,500,000    3/31/99       1,635,697       677,238         958,459      1,016,603        949,103
4c        7/9/99        10,450,000    3/31/99       1,457,815       660,294         797,521        911,994        852,494
4d        6/30/99        9,100,000    3/31/99       1,309,901       560,277         749,624        804,236        749,236
4e        7/1/99         7,700,000    3/31/99       1,090,626       502,843         587,783        682,632        645,132
5           N/A         81,700,000    4/30/99      31,777,388    22,677,909       9,099,479      8,436,400      7,626,447

6         5/25/99       48,500,000    4/30/99       6,259,529     2,262,130       3,997,399      4,135,095      4,000,095

7         5/1/99        50,000,000    4/30/99       8,758,228     4,072,096       4,686,132      4,740,504      3,684,595
8         7/6/99        46,300,000    12/31/98      7,559,406     2,895,926       4,663,480      4,315,564      4,094,335

9         5/28/99       43,000,000    4/30/99       4,727,232     1,309,188       3,418,044      3,492,816      3,134,019
10        5/30/99       23,800,000    6/30/99       3,669,054     1,678,964       1,990,090      2,201,640      2,079,890
11        5/19/99       21,700,000    4/30/99       2,914,486     1,104,887       1,809,599      1,886,012      1,799,012
12        3/29/99       23,000,000    2/28/99       3,646,011     2,028,332       1,617,679      1,704,557      1,626,390
13        5/1/99        20,100,000    4/30/99       2,434,446       920,041       1,514,405      1,845,660      1,690,129
14a       8/20/99       12,600,000     8/1/99       1,049,424        31,483       1,017,941      1,095,872      1,047,564

14b       8/20/99       10,900,000     8/1/99         979,212        29,376         949,836        949,836        904,726

15        6/25/99       19,340,000    12/31/98      2,419,125       825,081       1,594,044      1,569,735      1,562,235

16        6/24/99       17,850,000    3/31/99       2,422,738       865,492       1,557,246      1,691,529      1,524,093
17        1/1/99        17,700,000    12/31/98      2,151,784       581,292       1,570,492      1,571,890      1,472,301

18        7/1/99        15,900,000    4/30/99       2,139,173       758,956       1,380,217      1,365,519      1,305,519
19        7/1/99        17,200,000    4/30/99       1,901,100       593,211       1,307,889      1,225,855      1,212,422
20        7/7/99        13,900,000    3/31/99       2,183,526       960,490       1,223,036      1,330,373      1,114,853
21        4/1/99        12,650,000    3/31/99       1,689,831       650,859       1,038,972      1,149,465      1,067,834

22        5/5/99        11,400,000    5/31/99       1,107,180        57,954       1,049,226        986,697        970,335
23          N/A         14,000,000    5/31/99       5,251,207     3,677,232       1,573,975      1,440,123      1,240,362

24        7/20/98       10,925,000    12/31/98      1,432,587       331,162       1,101,425      1,037,126        999,926
25        8/9/99        10,500,000    5/31/99       1,739,820       849,414         890,406      1,042,804        964,804
26        5/1/99        10,500,000    4/30/99       1,214,880       330,176         884,704        920,033        862,368
27        4/8/99        10,200,000    3/31/99       1,638,663       709,740         928,923        882,314        839,754
28        3/1/99        11,800,000    5/31/99       1,387,250       503,347         883,903      1,000,230        898,682

29        3/1/99        10,040,000    12/31/98      1,643,338       802,959         840,379        870,247        853,722

30        4/1/99        10,400,000    12/31/98      1,471,623       579,427         892,196        938,709        873,449
31        4/29/99        9,275,000    5/31/99       1,581,404       730,645         850,759        837,683        775,683
32        7/26/99        9,700,000    12/31/99      1,326,157       352,617         973,540        894,915        812,353

33        6/5/99         9,975,000    3/31/99       1,262,819       435,015         827,804        811,835        753,323
34        5/11/99        9,000,000    5/31/99       1,175,173       291,333         883,840        862,994        803,538
35        5/6/99         8,900,000    4/30/99       1,301,247       534,987         766,260        773,592        723,592
36        5/1/99         9,150,000    3/31/99       1,385,735       575,185         810,550        782,443        769,443

37        8/26/99        9,000,000    12/31/98      1,541,369       766,077         775,292        860,311        760,610

38        4/1/99         8,300,000    3/31/99       1,225,173       423,322         801,851        795,482        714,286

39       12/31/98       12,520,000    4/30/99       1,712,801       708,036       1,004,765        972,010        893,101
40        6/15/99        9,550,000    5/25/99       1,816,148       990,091         826,057        811,676        740,426
41        6/30/99        8,500,000    12/31/98        946,068       210,595         735,473        793,466        717,650

42        5/1/99         7,900,000    4/30/99       1,161,143       388,001         773,142        768,105        721,598

43          N/A         11,100,000    1/31/99       3,138,727     1,662,131       1,476,596      1,203,568      1,079,749
44        6/1/99         7,400,000    3/31/98       1,436,054       549,192         886,862        752,725        678,997

45        9/8/99         7,500,000    12/31/99        866,231       128,724         737,507        704,081        671,573

46        8/26/99        5,900,000      N/A               N/A           N/A             N/A        543,930        539,548

47        6/1/99         7,300,000    2/28/99         960,488       222,258         738,230        654,880        612,575

48        3/1/99         7,200,000    2/28/99         986,631       306,656         679,975        667,441        607,279

49        3/31/99        8,650,000    3/31/99       1,071,924       578,766         493,158        739,346        623,300
50        5/1/99         6,750,000    12/31/98        842,735       297,109         545,626        550,118        540,668


51        7/1/99         6,700,000    6/30/99         879,987       207,496         672,491        669,415        576,462
52        6/29/99        8,700,000    4/30/99       1,049,025       232,691         816,334        789,650        668,880

53        3/6/98         6,100,000    12/31/98      1,183,124       478,040         705,084        626,721        589,596

54        3/1/99         6,150,000    2/28/99         613,739       104,155         509,584        580,710        532,883
55        3/31/99        6,500,000    3/31/99         881,693       386,235         495,458        599,786        542,135

56        6/1/99         6,800,000    5/31/99         800,872       161,005         639,867        612,794        572,438

57        7/31/99        5,600,000    6/30/99         822,945       357,262         465,683        477,216        447,966

58        7/7/99         5,500,000    3/31/99         916,228       427,957         488,271        494,619        456,619
59        7/1/99         5,425,000    4/30/99         395,670       154,959         240,711        508,875        475,301

60        6/30/99        5,700,000    6/30/99         862,380       427,549         434,831        500,268        461,268
61        6/8/99         5,380,000    2/28/99         529,780       245,283         284,497        521,857        462,950

62        5/27/99        5,500,000    4/30/99         603,396        64,948         538,448        516,750        478,597
63        8/1/99         5,300,000    12/31/98        722,497       205,535         516,962        483,415        435,905
64          N/A          5,500,000    1/31/99       1,671,670       805,300         866,370        660,991        581,590

65        3/1/99         5,000,000    5/20/99         696,785       199,475         497,310        450,070        441,571

66        4/1/99         5,000,000    4/30/99       1,101,133       555,206         545,927        507,769        463,494

67        6/30/99        5,700,000    6/30/99       2,020,034     1,575,392         444,642        477,396        444,896

68        3/2/99         5,300,000    3/31/99         710,208       211,526         498,682        496,784        447,205

69        7/1/99         5,150,000    5/31/99         582,374       132,296         450,078        459,088        426,527

70        7/9/99         4,750,000    4/30/99         506,062        77,490         428,572        437,601        430,422
71        6/1/99         1,770,000    6/30/99         322,916       153,524         169,392        163,266        144,016

72        6/1/99         1,260,000    6/30/99         236,165       104,659         131,506        127,769        112,769


                                                                             Units/
                                                                             Sq.Ft./                              Occupancy
                                                  Property       Hotel       Rooms/  Fee Simple/   Year    Year    Rate at
#      Property Name             Property Type    Sub-Type     Franchise      Pads    Leasehold   Built  Renovated  U/W (2)
-      -------------             -------------    --------     ---------      ----    ---------   -----  ---------  ------
73     Glenbrook Centre          Multifamily                                     58     Fee        1967     1978    98%
       Apartments (1B)
74     Hardwick Apartments (1B)  Multifamily                                     32     Fee        1967     1996   100%
75     Sequoia Bend Apartments   Multifamily                                    176     Fee        1968     1997    94%
76     1264 Lexington Avenue     Multifamily                                     22     Fee        1930     1985   100%
77     Tenth Street Medical      Office                                      26,555     Fee        1983      N/A    99%
       Building
78     Storage USA - La Quinta   Self Storage                                74,455     Fee        1998      N/A    99%
79a    Action Self Storage -     Self Storage                                65,700     Fee        1984     1987    98%
       Lewisville
79b    Good Self Storage         Self Storage                                50,275     Fee        1973      N/A    93%
79c    Action Self Storage -     Self Storage                                52,050     Fee        1983      N/A    58%
       Houston
80     Lincolnwood / Pinetree    Multifamily                                    123     Fee        1973      N/A    97%
       Apartments
81     Brookside Mobile Home     Manufactured                                   170     Fee        1974      N/A    99%
       Park                      Housing
82     Villa Reanna Apartments   Multifamily                                     64     Fee        1969     1999   100%
83     Arbor Village Townhomes   Multifamily                                    101     Fee        1983      N/A    93%
84     Park South Apartments     Multifamily                                    234     Fee        1970     1998    91%
85     Deer Park Mansion         Multifamily                                    191     Fee        1974     1998    94%
86     Holiday Inn Southeast -   Hotel               Full       Holiday         140     Fee        1973     1997    N/A
       Indianapolis, IN                            Service        Inn
87     Lakeshore on the Hill     Multifamily                                    121     Fee        1969     1991    95%
88     Sandia Vista Shopping     Retail             Shadow                   53,223     Fee        1986      N/A   100%
       Center                                      Anchored
89     West Valley Place         Retail           Anchored                   78,441     Fee        1985     1998    98%
       Shopping Center
90     Spring Medical Building   Office                                      33,370     Fee        1967     1999    92%
91     Bingo King Warehouse      Industrial                                 160,093     Fee        1972     1991   100%
92     Rite Aid - San Jacinto    Retail           Anchored                   16,730     Fee        1999      N/A   100%
93     Federal Point Station     Retail           Anchored                   80,219     Fee        1984      N/A    94%
94     Northland Medical Center  Office                                      38,254     Fee        1976     1988   100%
95     Murdock Apartments        Multifamily                                     56     Fee        1993      N/A    96%
96     Harbour Village           Retail          Unanchored                  21,000     Fee        1998      N/A   100%
97     Chestnut Park Apartments  Multifamily                                    144     Fee        1977     1994    92%
98     Village Center            Retail          Unanchored                  44,890     Fee        1987      N/A    84%
99     Sherwood Park Apartments  Multifamily                                    132     Fee        1978      N/A    93%
100    Blockbuster Video and     Retail          Unanchored                   9,287     Fee        1972     1990   100%
       Radio Shack
101    Northern Plaza Shopping   Retail           Anchored                   85,887     Fee        1970     1994    92%
       Center
102    Peconic Bay Properties    Mixed Use         Office/                   13,085     Fee        1940     1998   100%
                                                   Retail/
                                                 Multifamily
103    Marketplace at            Retail          Unanchored                  19,749     Fee        1997      N/A    91%
       Centerpoint
104    New England Financial     Office                                      18,090     Fee        1981     1999   100%
       Building
105    Riverlawn Mobile Home     Manufactured                                   138     Fee        1975      N/A    95%
       Park                      Housing
106    Lakeside Mobile Estates   Manufactured                                   124     Fee        1968      N/A   100%
                                 Housing
107    Signature Lake            Multifamily                                    116     Fee        1974     1990    93%
       Apartments
108    Niki's Point Apartments   Multifamily                                     53     Fee        1996      N/A    96%
109    Belle Terre Village       Multifamily                                    100     Fee        1978     1986    98%
       Apartments/Belle Pointe
       Apartments
110    Palmetto Trailer Park     Manufactured                                   137     Fee        1940     1960    97%
                                 Housing
111    Palm Valley Crossing      Retail             Shadow                   16,200     Fee        1997      N/A   100%
                                                   Anchored
112    Moon Glow Apartments      Multifamily                                     92     Fee        1971     1997   100%
113    Manor Court Apartments    Multifamily                                     74     Fee        1971     1993    95%
114    Wickham Corners           Retail             Shadow                   16,775     Fee        1999      N/A   100%
       Shopping Center                             Anchored
115    Twinbridge Apartment      Multifamily                                    104     Fee        1983      N/A    95%
       Complex
116    Marmion Royal Apartments  Multifamily                                     60     Fee        1987      N/A    97%
117    TYIF Park Condominiums    Multifamily                                     43     Fee        1986     1995   100%
118    Tilbury Garden            Multifamily                                     30     Fee        1951     1985   100%
       Apartments
119    The Sanitas Building      Industrial                                  16,572     Fee        1998      N/A   100%
120    2516-2526 North Kedzie    Multifamily                                     39     Fee        1912     1993   100%
       Boulevard
121    Old South Apartments      Multifamily                                    100     Fee        1968     1998    91%
122    Whitfield Village         Multifamily                                     48     Fee        1988      N/A    96%
       Apartments
123    Rancocas Valley           Office                                      17,400     Fee        1981      N/A    90%
       Professional Arts
       Building
124    Arbor Village South       Multifamily                                     94     Fee        1965     1996    96%
       Apartments
125    Kress Energy Center       Office                                      54,550     Fee        1920     1985    87%
       Office Building
126    11401 Industriplex        Industrial                                  42,378     Fee        1996      N/A   100%
       Warehouse
127    Quail Point               Mixed Use         Office/                   26,340     Fee        1982     1995   100%
                                                   Retail/
                                                  Industrial
128    Merriwood Village         Multifamily                                     56     Fee        1983      N/A    98%
       Apartments
129    85 Old Long Ridge Road    Office                                      16,693     Fee        1986     1989   100%
130    Pavilion Plaza            Retail          Unanchored                  36,800     Fee        1986     1998    83%
131    Avon Manor Apartments     Multifamily                                     58     Fee        1969      N/A   100%
132    20/20 Greenville Retail   Retail          Unanchored                  12,022     Fee        1920     1998   100%
       Center
133    Westover Apartments       Multifamily                                     40     Fee        1940     1988   100%
134    East 29th Street          Multifamily                                     52     Fee        1965     1999    96%
       Apartments (1C)
135    Chesapeake Drive          Multifamily                                     24     Fee        1965     1998    96%
       Apartments (1C)
136    Sandalwood Square         Multifamily                                     67     Fee        1967     1998    97%
137    1200 Medical Building     Office                                      27,471     Fee        1959     1993    95%
138    1416 Apartments (1D)      Multifamily                                     84     Fee        1972      N/A    90%
139    1419 Apartments (1D)      Multifamily                                     61     Fee        1971     1983    92%
140    Groton Fashion Plaza      Retail          Unanchored                  24,000     Fee        1978     1985   100%
141    Scioto Fairway Woods      Multifamily                                     80     Fee        1977      N/A   100%
       Apartments
142    Park Garden Apartments    Multifamily                                     77     Fee        1966     1997   100%
143    Glenrose Square           Multifamily                                     35     Fee        1984     1998   100%
       Apartments
144    Blue Gem Mobile Home      Manufactured                                    52     Fee        1980      N/A    96%
       Park                      Housing
145    Bri-Mar Building          Mixed Use         Office/                   27,198     Fee        1988      N/A   100%
                                                    Light
                                                  Industrial
146    244-256 Orange Place      Multifamily                                     23     Fee        1940     1989   100%
       (1E)
147    249 Orange Place          Multifamily                                     20     Fee        1940     1991    95%
       Apartments (1E)

                                    Most Recent
           Date of                   Operating        Most          Most            Most
         Occupancy      Appraised    Statement       Recent        Recent          Recent
#          Rate (2)       Value        Date          Revenue       Expenses          NOI         U/W NOI        U/W NCF (3)
-          --------       -----        ----          -------       --------          ---         -------        ----------
73        6/1/99         1,350,000    6/30/99         249,365       142,859         106,506        116,614        100,114

74        6/1/99           700,000    6/30/99         147,718        68,620          79,098         71,397         63,397
75        6/15/99        5,950,000    5/31/99       1,244,815       742,966         501,849        490,352        446,352
76        4/16/99        5,400,000    5/31/99         525,366       174,395         350,971        402,031        393,056
77       12/31/98        4,800,000    12/31/98        748,627       287,707         460,920        421,935        389,289

78        4/27/99        4,900,000    3/31/99         539,937       186,052         353,885        478,752        467,593
79a       2/28/99        2,800,000    12/31/98        384,454       117,576         266,878        251,692        241,837

79b       2/27/99        1,560,000    12/31/98        246,659        84,438         162,221        157,163        141,163
79c       2/28/99        1,280,000    12/31/98        176,144        84,314          91,830         86,163         78,355

80        7/28/99        4,200,000    5/31/99         757,828       208,440         549,388        483,058        440,008

81        6/30/99        4,510,000    5/31/99         587,499       235,711         351,788        357,002        350,202

82        8/16/99        3,800,000    5/31/99         528,134       177,605         350,529        349,152        329,952
83        4/1/99         3,850,000    6/30/99         606,445       209,212         397,233        366,900        341,400
84        6/1/99         5,650,000    6/30/99       1,061,133       560,030         501,103        479,972        414,633
85        5/25/99        4,000,000    6/30/99         965,321       625,275         340,046        374,430        326,930
86          N/A          4,720,000    4/30/99       2,265,398     1,694,719         570,679        508,442        419,784

87        8/5/99         4,475,000    6/30/99         836,937       333,334         503,603        453,081        422,831
88        1/1/99         3,500,000    12/31/98        416,036        81,644         334,392        373,972        312,882

89        6/22/99        3,725,000    5/31/99         475,307       187,386         287,921        372,035        340,024

90        6/1/99         3,600,000    12/31/98        597,877       272,906         324,971        347,213        307,439
91        4/1/99         3,600,000    4/30/99         631,812       182,035         449,777        440,197        348,432
92        8/6/99         3,500,000     7/9/99         349,806        47,892         301,914        301,770        299,260
93        5/28/99        4,135,000    12/31/98        525,297       121,969         403,328        359,781        314,263
94        5/1/99         3,900,000    12/31/98        693,003       309,248         383,755        344,319        295,671
95        5/31/99        3,300,000    5/31/99         387,684       110,353         277,331        251,677        237,468
96        6/1/99         2,950,000     5/1/99         374,612        50,853         323,759        283,765        266,333
97        6/25/99        3,075,000    3/31/99         679,706       383,794         295,912        281,315        245,065
98        8/27/99        2,900,000    4/30/99         414,317       166,085         248,232        277,791        235,399
99        6/30/99        2,650,000    12/31/98        569,490       285,183         284,307        299,666        260,066
100      11/12/98        2,900,000    12/31/98        384,563        34,048         350,515        261,691        246,223

101       5/31/99        2,700,000    5/31/99         387,247       163,373         223,874        233,483        212,903

102       6/29/99        3,365,000    12/31/98        354,793        76,392         278,401        262,153        248,555


103       3/31/99        2,640,000    3/31/99         305,856       107,508         198,348        257,432        234,603

104       8/13/99        2,800,000    4/30/99         391,960       127,235         264,725        257,535        232,631

105       5/12/99        2,480,000    3/31/99         455,268       148,701         306,567        220,706        213,806

106       3/1/99         3,150,000    3/31/99         400,837       199,219         201,618        211,569        205,369

107       5/27/99        2,550,000    12/31/98        501,445       239,486         261,959        262,532        233,532

108       5/1/99         2,650,000    4/30/99         357,266       123,668         233,598        249,683        239,083
109       3/31/99        2,565,000    1/31/99         540,771       245,134         295,637        274,951        244,951


110       7/1/99         2,300,000    2/28/99         369,899       149,945         219,954        222,172        215,672

111       6/21/99        2,430,000    4/30/99         292,608        37,410         255,198        215,201        204,677

112       4/16/99        2,250,000    5/31/99         381,170       146,758         234,412        216,321        191,941
113       6/4/99         2,440,000    12/31/98        469,364       280,420         188,944        211,813        186,275
114       6/11/99        2,280,000    3/19/99         266,576        53,421         213,155        215,421        202,788

115       6/1/99         2,175,000    6/25/99         461,104       239,904         221,200        215,900        189,900

116       6/1/99         2,480,000    4/30/99         373,308       149,232         224,076        220,577        202,942
117       8/1/99         2,250,000    4/30/99         330,056       149,339         180,717        194,294        183,544
118       3/31/99        2,100,000    12/31/98        276,260        78,637         197,623        192,486        184,986

119       4/12/99        2,200,000    6/30/99         247,809        50,918         196,891        198,016        185,256
120       3/1/99         2,100,000    12/31/98        290,785       115,450         175,335        182,940        173,190

121       6/1/99         1,910,000    3/31/99         501,937       286,698         215,239        196,119        171,119
122       4/1/99         2,000,000    12/31/98        324,345       128,265         196,080        203,122        191,122

123       5/1/99         2,030,000    5/31/99         301,574        83,482         218,092        215,501        190,988


124       7/19/99        1,900,000    5/31/99         457,299       261,191         196,108        185,197        161,697

125       6/1/99         2,400,000    5/31/99         491,804       276,341         215,463        217,105        160,457

126       6/29/99        1,750,000    1/31/99         198,847        37,934         160,913        181,890        167,985

127       4/1/99         1,825,000    3/31/99         231,712        49,947         181,765        179,102        159,076


128       7/21/99        1,700,000    5/31/99         322,280       143,373         178,907        170,259        156,259

129       4/13/99        1,800,000    12/31/98        277,302        67,907         209,395        171,950        152,094
130       5/1/99         1,860,000    12/31/98        267,201        67,747         199,454        206,917        169,537
131       4/1/99         1,700,000    4/30/99         298,298       124,490         173,808        170,035        155,535
132       6/29/99        2,000,000    12/31/98        257,086        37,612         219,474        195,020        177,378

133       5/1/99         1,625,000    12/31/98        280,419       122,953         157,466        169,683        158,305
134       6/1/99         1,100,000    5/31/99         229,226        93,401         135,825        111,593         98,593

135       6/1/99           580,000    5/31/99         113,832        42,773          71,059         52,748         46,748

136       6/1/99         1,875,000    5/31/99         326,808       204,630         122,178        156,230        139,480
137       4/1/99         1,900,000    12/31/98        471,975       233,678         238,297        182,543        148,204
138       3/1/99         1,850,000    4/30/99         342,887       239,689         103,198        102,551         81,551
139       3/1/99         1,275,000    4/30/99         263,966       140,098         123,868         92,309         77,059
140       7/6/99         1,700,000    12/31/98        241,204        59,449         181,755        166,003        141,085
141       5/1/99         2,400,000    12/31/98        400,942       155,602         245,340        239,872        219,872

142       4/1/99         1,400,000    12/31/98        369,771       220,908         148,863        156,411        137,161
143       7/1/99         1,425,000    6/30/99         233,606       127,227         106,379        120,071        111,321

144       6/1/99         1,720,000    5/31/99         213,360        59,239         154,121        142,428        139,828

145       6/1/99         1,650,000    3/31/99         275,888       103,105         172,783        152,306        129,874


146       7/26/99          800,000    5/31/99         156,712        48,882         107,830         78,416         70,554

147       7/26/99          800,000    5/31/99         144,523        48,436          96,087         70,039         63,539


                                                                             Units/
                                                                             Sq.Ft./                              Occupancy
                                                  Property       Hotel       Rooms/  Fee Simple/   Year    Year    Rate at
#      Property Name             Property Type    Sub-Type     Franchise      Pads    Leasehold   Built  Renovated  U/W (2)
-      -------------             -------------    --------     ---------      ----    ---------   -----  ---------  -------
148    Casa De Dallas            Multifamily                                     32     Fee        1972      N/A   100%
       Apartments
149    Mooring Circle Duplexes   Multifamily                                     16     Fee        1984     1997   100%
150    Amherst Street Mall       Mixed Use         Office/                   22,713     Fee        1980     1998   100%
                                                    Retail
151    Hollywood Video -         Retail          Unanchored                   6,656     Fee        1999      N/A   100%
       Cudahy, WI
152    Pioneer House Apartments  Multifamily                                     65     Fee        1969     1997    95%
153    St. Charles & Prytania    Multifamily                                     19     Fee        1880     1998   100%
       Street Apartments
154    Butternut Apartments      Multifamily                                     53     Fee        1922     1991    98%
155    Clarewood Gardens         Multifamily                                     64     Fee        1972     1998    94%
       Apartments
156    Autumn Run Apartments     Multifamily                                     38     Fee        1964     1998    97%
157    Whittier Gardens          Multifamily                                     42     Fee        1940     1998    95%
158    Alan Apartments           Multifamily                                     22     Fee        1940     1995   100%
159    Airport Square            Retail          Unanchored                   5,998     Fee        1955     1999   100%
160    Circa 1886 Building       Mixed Use         Office/                   14,196     Fee        1886     1991    91%
                                                    Retail
                                                                                                   --------------------
Total/Weighted Average:                                                                            1977     1993    96%
                                                                                                   ====================
Maximum:                                                                                           1999     1999   100%
Minimum:                                                                                           1880     1960    58%

                                            Most Recent
                   Date of                   Operating        Most          Most            Most
                 Occupancy      Appraised    Statement       Recent        Recent          Recent
#                  Rate (2)       Value        Date          Revenue       Expenses          NOI         U/W NOI        U/W NCF (3)
-                  --------       -----        ----          -------       --------          ---         -------        -----------
148               8/1/99         1,350,000    5/31/99         190,872        61,229         129,643        114,141        106,138

149               8/15/99        1,200,000    4/30/99         170,853        47,176         123,677        108,319        104,319
150               6/7/99         1,575,000    12/31/98        241,838       110,921         130,917        138,868        118,426

151               7/19/99        1,150,000    6/30/99         115,282           N/A         115,282        106,232        105,566

152               4/30/99        1,100,000    4/30/99         345,504       231,030         114,474        114,734         98,484
153               6/10/99        1,050,000    4/30/99         127,310        35,119          92,191         95,347         90,597

154               3/12/99        1,120,000    12/31/98        254,086       154,766          99,320        102,791         89,541
155               1/1/99         1,000,000    5/31/99         274,966       169,835         105,131        102,146         86,146

156               3/1/99           800,000    12/31/98        237,298       139,571          97,727         85,792         76,292
157               3/12/99        1,050,000    12/31/98        227,130       163,417          63,713         70,141         59,641
158               6/2/99           630,000    12/31/98        131,247        59,557          71,690         67,703         62,203
159               3/4/99           675,000    5/31/99          93,255        26,147          67,108         62,329         55,431
160               7/16/99        1,000,000    5/31/99         121,924        27,465          94,459         76,593         56,392
                            -----------------------------------------------------------------------------------------------------

Total/Weighted Average:     $1,307,170,000               $244,303,115  $126,119,765    $118,183,350   $121,145,936   $109,928,780
                            =====================================================================================================
Maximum:                       $81,700,000                $31,777,388   $22,677,909      $9,099,479     $8,436,400     $7,626,447
Minimum:                          $580,000                    $93,255       $26,147         $63,713        $52,748        $46,748

(1A)  The Mortgage Loans secured by Radisson South - Bloomington and Le Meridien
      - Dallas, respectively, are cross-collateralized and cross-defaulted.

(1B) The Mortgage Loans secured by Creekside Apartments, Brookside Apartments, Glenbrook Centre Apartments and Hardwick Apartments, respectively, are cross-collateralized and cross-defaulted.

(1C) The Mortgage Loans secured by East 29th Street Apartments and Chesapeake Drive Apartments, respectively, are cross-collateralized and cross-defaulted.

(1D) The Mortgage Loans secured by 1416 Apartments and 1419 Apartments, respectively, are cross-collateralized and cross-defaulted.

(1E) The Mortgage Loans secured by 244-256 Orange Place and 249 Orange Place Apartments, respectively, are cross-collateralized and cross-defaulted.

(2)   Does not include any hotel properties.

(3) Underwritten NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and U/W FF&E.

                      Characteristics of the Mortgage Loans

                                                          10/1/99                    Origination    Remaining     Original
                                             Original    Scheduled  Percentage of   Amortization  Amortization    Term to
                                            Principal    Principal    Mortgage         Term           Term        Maturity
#    Loan Name                               Balance      Balance   Pool Balance      (months)      (months)    (months) (3)
-    ---------                               -------      -------   ------------      --------      --------    ------------
1    45 Broadway                         $ 49,000,000  $ 48,969,762     5.4%            360            359           120
2    Radisson South - Bloomington (1A)     30,300,000    30,237,096     3.4%            300            298           120
3    Le Meridien - Dallas (1A)             16,200,000    16,166,368     1.8%            300            298           120
4    The Alliance Loan                     38,400,000    38,336,336     4.3%            360            357           120
5    Westin Resort - Hilton Head Island    35,000,000    34,953,502     3.9%            336            334           120
6    Southshore Beach & Tennis Club        35,000,000    34,941,132     3.9%            360            357           120
7    2 Penn Center Plaza                   33,500,000    33,478,985     3.7%            360            359           120
8    Yonkers Shopping Center               30,000,000    29,561,900     3.3%            300            288           120
9    The Atrium                            27,500,000    27,468,959     3.1%            360            358           120
10   Candlewyck Apartments                 19,000,000    18,988,057     2.1%            360            359           120
11   Lakes at Palm Beach                   17,000,000    16,971,978     1.9%            360            357           120
12   Pensacola Place                       15,350,000    15,339,574     1.7%            360            359           120
13   West End Court                        15,300,000    15,289,713     1.7%            360            359           120
14   The Ameriserve Loan                   15,100,000    15,090,871     1.7%            360            359           120
15   Rancho Verde Mobile Home Park         14,750,000    14,739,982     1.6%            360            359           120
16   Commerce Centre                       13,779,000    13,758,528     1.5%            360            357           120
17   Points East Shopping Center           13,500,000    13,478,068     1.5%            360            357           120
18   Hidden Creek Apartments               12,350,000    12,328,507     1.4%            360            357           120
19   800 Madison Avenue                    11,400,000    11,381,263     1.3%            360            357           120
20   The 700 Building                      10,000,000     9,988,743     1.1%            360            358           120
21   Schaumburg Corners Shopping Center     9,500,000     9,494,101     1.1%            360            359           120
22   BJ's Wholesale Club                    8,789,000     8,779,602     1.0%            360            358           120
23   Holiday Inn - Oklahoma City, OK        8,700,000     8,691,817     1.0%            300            299           120
24   The Regency Apartments                 8,740,000     8,650,061     1.0%            360            347           240
25   Canyon Parke Apartments                8,400,000     8,394,611     0.9%            360            359           84
26   Riverview Marketplace                  8,250,000     8,243,791     0.9%            360            359           120
27   Commons on Apache                      8,080,000     8,060,016     0.9%            360            356           120
28   Olympic Corporate Center Building      8,000,000     7,991,375     0.9%            360            358           120
29   Chaparral Village                      7,999,000     7,979,972     0.9%            360            356           120
30   Rolling Meadows Plaza                  7,800,000     7,794,903     0.9%            360            359           120
31   The Hill at Woodway                    7,343,000     7,322,860     0.8%            360            356           120
32   Shady Grove Professional Center        7,200,000     7,195,390     0.8%            360            359           120
33   Oxford Square Apartments               7,200,000     7,187,994     0.8%            360            357           120
34   Spectrum Retail Center                 7,100,000     7,091,921     0.8%            360            358           120
35   Country Oaks Apartments                7,100,000     7,081,893     0.8%            360            356           120
36   Lamplighter - Chino                    7,000,000     6,995,463     0.8%            360            359           60
37   Park 80 East Office Building           6,825,000     6,817,130     0.8%            360            358           120
38   Centerpoint Corporate Center           6,600,000     6,593,019     0.7%            360            358           120
39   Gold Ridge Apartments                  6,600,000     6,493,812     0.7%            300            287           300
40   Tantara Club Apartments                6,400,000     6,395,843     0.7%            360            359           84
41   Moulton La Paz Shopping Center         6,400,000     6,385,636     0.7%            360            356           120
42   Arrowhead Shopping Center              6,300,000     6,290,411     0.7%            360            357           120
43   Landmark Hotel                         6,000,000     5,954,361     0.7%            180            177           120
44   Legg Mason Center                      5,918,000     5,909,473     0.7%            360            357           120
45   American Crossing Shopping Center      5,800,000     5,796,241     0.6%            360            359           120
46   Kaiser Permanente Office               5,400,000     5,389,861     0.6%            177            176           177
     Building  (2)
47   Lakeside Village Shopping Center       5,387,000     5,381,427     0.6%            360            358           120
48   Crossroads Shopping Center             5,200,000     5,196,882     0.6%            360            359           120
49   Richmond Tower                         5,119,000     5,116,061     0.6%            360            359           84
50   The Palm Breezes Club                  5,100,000     5,091,471     0.6%            360            357           120
     Manufactured Home Community
51   Majestic Shopping Center               5,000,000     4,994,798     0.6%            360            358           120
52   West Main Place                        4,900,000     4,892,918     0.5%            360            357           120
53   Oxon Run Manor Apartments              4,880,000     4,826,748     0.5%            360            346           144
54   Mt. Olive Centre                       4,800,000     4,794,811     0.5%            360            358           120
55   Applegate Square Shopping Center       4,700,000     4,695,468     0.5%            360            358           120
56   Heritage Hills Retail Center           4,614,000     4,606,438     0.5%            360            357           120
57   Waters of Winrock Apartments           4,472,127     4,468,603     0.5%            360            359           120
58   Garden Wood Apartments                 4,350,000     4,342,451     0.5%            360            357           120
59   Lehigh Street Shopping Center          4,340,000     4,337,022     0.5%            360            359           120
60   Ashton Woods Apartments                4,300,000     4,297,091     0.5%            360            359           120
61   Kmart Shopping Center - Milford        4,300,000     4,293,445     0.5%            360            357           120
62   Parkside Center                        4,245,000     4,240,473     0.5%            360            358           120
63   Park 51 Medical Building               4,000,000     3,997,300     0.4%            360            359           120
64   Quality Suites - College Station       3,994,000     3,990,280     0.4%            300            299           120

        Remaining
         Term to   Mortgage                  First
        Maturity   Interest      Monthly    Payment  Maturity            Prepayment Provision            Defeasance
#     (months) (3)   Rate        Payment      Date     Date    ARD (4)   as of Origination (5)           Option (6)
-     ------------   ----        -------      ----     ----    -------   ---------------------           ----------
1          119      8.410%   $  373,646.67  10/1/99   9/1/29   9/1/09    L (9.75), O (0.25)                  Yes
2          118      8.100%      235,871.08   9/1/99   8/1/24   8/1/09    L (9.5), O (0.5)                    Yes
3          118      8.100%      126,109.29   9/1/99   8/1/24   8/1/09    L (9.5), O (0.5)                    Yes
4          117      7.830%      277,228.19   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
5          118      8.170%      265,446.82   9/1/99   8/1/27   8/1/09    L (9.75). O (0.25)                  Yes
6          117      7.780%      251,470.26   8/1/99   7/1/09             L (9.75), O (0.25)                  Yes
7          119      8.330%      253,560.86  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
8          108      6.880%      209,742.76  11/1/98  10/1/23  10/1/08    L (9.75), O (0.25)                  Yes
9          118      7.980%      201,401.97   9/1/99   8/1/09             L (9.75), O (0.25)                  Yes
10         119      8.320%      143,676.73  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
11         117      7.850%      122,966.93   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
12         119      7.940%      111,991.48  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
13         119      7.990%      112,159.34  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
14         119      8.510%      116,212.97  10/1/99   9/1/09             L (9.75), O (0.25)                  Yes
15         119      7.940%      107,613.96  10/1/99   9/1/09             L (9.75), O (0.25)                  Yes
16         117      8.200%      103,033.09   8/1/99   7/1/09             L (9.67), O (0.33)                  Yes
17         117      7.900%       98,118.73   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
18         117      7.660%       87,710.07   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
19         117      7.860%       82,539.25   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
20         118      7.990%       73,306.76   9/1/99   8/1/09             L (9.75), O (0.25)                  Yes
21         119      8.380%       72,240.39  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
22         118      8.180%       65,596.81   9/1/99   8/1/09             L (9.67), O (0.33)                  Yes
23         119      8.680%       71,113.20  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
24         227      6.890%       57,503.20  10/1/98   9/1/28   9/1/18    L (19.75), O (0.25)                 Yes
25         83       8.220%       62,929.32  10/1/99   9/1/06             L (6.75), O (0.25)                  Yes
26         119      7.430%       57,290.27  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
27         116      7.660%       57,384.40   7/1/99   6/1/09             L (9.67), O (0.33)                  Yes
28         118      8.150%       59,539.85   9/1/99   8/1/09             L (9.75), O (0.25)                  Yes
29         116      7.810%       57,637.83   7/1/99   6/1/09             L (9.75), O (0.25)                  Yes
30         119      8.130%       57,942.09  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
31         116      7.250%       50,092.20   7/1/99   6/1/09             L (9.5), O (0.5)                    Yes
32         119      8.230%       53,990.00  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
33         117      7.810%       51,880.53   8/1/99   7/1/09             L (9.75), O (0.25)                  Yes
34         118      7.950%       51,850.02   9/1/99   8/1/09             L (9.75), O (0.25)                  Yes
35         116      7.540%       49,838.84   7/1/99   6/1/09             L (9.5), O (0.5)                    Yes
36         59       8.170%       52,195.50  10/1/99   9/1/04             L (4.75), O (0.25)                  Yes
37         118      7.900%       49,604.47   9/1/99   8/1/09             L (9.75), O (0.25)                  Yes
38         118      8.220%       49,444.47   9/1/99   8/1/09             L (9.5), O (0.5)                    Yes
39         287      6.830%       45,934.12  10/1/98   9/1/23             L (24.75), O (0.25)                 Yes
40         83       8.160%       47,676.73  10/1/99   9/1/06             L (6.5), O (0.5)                    Yes
41         116      8.030%       47,094.85   7/1/99   6/1/09             L (9.75), O (0.25)                  Yes
42         117      8.120%       46,755.27   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
43         117      8.840%       60,286.24   8/1/99   7/1/09             L (9.75), O (0.25)                  Yes
44         117      8.300%       44,668.15   8/1/99   7/1/09             L (9.67), O (0.33)                  Yes
45         119      8.170%       43,247.70  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
46         176      7.680%       44,699.39  10/1/99   6/1/14             L (14.25), O (0.5)                  Yes

47         118      8.300%       40,660.24   9/1/99   8/1/09             L (9.67), O (0.33)                  Yes
48         119      8.550%       40,167.91  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
49         83       8.760%       40,307.76  10/1/99   9/1/06             L (5), O (2)                        Yes
50         117      7.800%       36,713.40   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes

51         118      8.280%       37,668.83   9/1/99   8/1/09             L (9.5), O (0.5)                    Yes
52         117      8.290%       36,949.94   8/1/99   7/1/09             L (9.75), O (0.25)                  Yes
53         130      6.920%       32,204.99   9/1/98   8/1/28   8/1/10    L (11.75), O (0.25)                 Yes
54         118      8.140%       35,690.28   9/1/99   8/1/09             L (9.5), O (0.5)                    Yes
55         118      8.550%       36,305.61   9/1/99   8/1/09             L (9.5), O (0.5)                    Yes
56         117      7.870%       33,438.69   8/1/99   7/1/09             L (9.75), O (0.25)                  Yes
57         119      7.200%       30,356.27  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
58         117      7.670%       30,923.80   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
59         119      7.890%       31,513.21  10/1/99   9/1/09             L (9.75), O (0.25)                  Yes
60         119      7.960%       31,432.05  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
61         117      8.115%       31,897.28   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
62         118      8.190%       31,712.39   9/1/99   8/1/09             L (9.75), O (0.25)                  Yes
63         119      7.970%       29,266.97  10/1/99   9/1/09             L (9.75), O (0.25)                  Yes
64         119      8.740%       32,809.29  10/1/99   9/1/09             L (9.75), O (0.25)                  Yes

                      Characteristics of the Mortgage Loans

                                                      10/1/99                    Origination    Remaining     Original
                                         Original    Scheduled  Percentage of   Amortization  Amortization    Term to
                                        Principal    Principal    Mortgage         Term           Term        Maturity
#    Loan Name                           Balance      Balance   Pool Balance      (months)      (months)    (months) (3)
-    ---------                           -------      -------   ------------      --------      --------    ------------
65   King Arthur Mobile Home Park       3,959,000     3,956,496     0.4%            360            359           120
66   The Fox Glen I and II Apartments   3,900,000     3,897,588     0.4%            360            359           120
67   Lake Howard Heights Retirement     3,830,000     3,827,680     0.4%            360            359           93
68   Stockdale Town Center              3,791,000     3,788,617     0.4%            360            359           120
69   Batavia Palms Business Center      3,770,000     3,767,470     0.4%            360            359           120
70   Town Center North                  3,755,000     3,752,610     0.4%            360            359           120
71   Creekside Apartments (1B)          1,300,000     1,299,173     0.1%            360            359           120
72   Brookside Apartments (1B)          1,005,000     1,004,360     0.1%            360            359           120
73   Glenbrook Centre Apartments (1B)     885,000       884,437     0.1%            360            359           120
74   Hardwick Apartments (1B)             560,000       559,644     0.1%            360            359           120
75   Sequoia Bend Apartments            3,720,000     3,716,189     0.4%            300            299           84
76   1264 Lexington Avenue              3,652,000     3,649,623     0.4%            360            359           120
77   Tenth Street Medical Building      3,600,000     3,594,700     0.4%            360            357           120
78   Storage USA - La Quinta            3,440,000     3,431,045     0.4%            300            297           120
79   Storage Loan                       3,400,000     3,388,112     0.4%            300            296           120
80   Lincolnwood / Pinetree Apartments  3,312,000     3,308,779     0.4%            360            358           120
81   Brookside Mobile Home Park         3,292,000     3,288,373     0.4%            360            358           120
82   Villa Reanna Apartments            3,040,000     3,037,944     0.3%            360            359           120
83   Arbor Village Townhomes            3,040,000     3,036,687     0.3%            360            358           120
84   Park South Apartments              3,030,000     3,027,197     0.3%            300            299           300
85   Deer Park Mansion                  2,900,000     2,868,396     0.3%            360            344           120
86   Holiday Inn Southeast -            2,850,000     2,847,394     0.3%            300            299           120
     Indianapolis, IN
87   Lakeshore on the Hill              2,800,000     2,794,974     0.3%            240            239           120
88   Sandia Vista Shopping Center       2,750,000     2,746,038     0.3%            360            357           120
89   West Valley Place Shopping Center  2,732,000     2,728,112     0.3%            360            357           120
90   Spring Medical Building            2,700,000     2,698,264     0.3%            360            359           120
91   Bingo King Warehouse               2,700,000     2,695,531     0.3%            300            298           120
92   Rite Aid - San Jacinto             2,682,000     2,680,208     0.3%            360            359           120
93   Federal Point Station              2,599,000     2,595,381     0.3%            360            357           120
94   Northland Medical Center           2,425,000     2,418,243     0.3%            324            320           120
95   Murdock Apartments                 2,250,000     2,248,487     0.3%            360            359           120
96   Harbour Village                    2,200,000     2,198,518     0.2%            360            359           120
97   Chestnut Park Apartments           2,150,000     2,147,625     0.2%            360            358           120
98   Village Center                     2,109,000     2,107,625     0.2%            360            359           120
99   Sherwood Park Apartments           2,025,000     2,020,069     0.2%            360            356           120
100  Blockbuster Video and Radio Shack  2,003,000     2,000,051     0.2%            360            357           120
101  Northern Plaza Shopping Center     2,000,000     1,998,361     0.2%            360            359           109
102  Peconic Bay Properties             2,000,000     1,995,206     0.2%            300            297           120
103  Marketplace at Centerpoint         1,950,000     1,948,104     0.2%            360            358           120
104  New England Financial Building     1,925,000     1,923,162     0.2%            300            299           120
105  Riverlawn Mobile Home Park         1,920,000     1,917,042     0.2%            360            357           120
106  Lakeside Mobile Estates            1,900,000     1,898,779     0.2%            360            359           120
107  Signature Lake Apartments          1,900,000     1,896,804     0.2%            360            357           120
108  Niki's Point Apartments            1,860,000     1,857,169     0.2%            360            357           120
109  Belle Terre Village                1,830,000     1,825,497     0.2%            360            356           120
     Apartments/Belle Pointe Apartments
110  Palmetto Trailer Park              1,800,000     1,798,127     0.2%            360            358           120
111  Palm Valley Crossing               1,800,000     1,797,891     0.2%            360            358           120
112  Moon Glow Apartments               1,800,000     1,772,211     0.2%            300            287           180
113  Manor Court Apartments             1,800,000     1,771,046     0.2%            300            286           300
114  Wickham Corners Shopping Center    1,741,000     1,739,092     0.2%            360            358           120
115  Twinbridge Apartment Complex       1,740,000     1,737,222     0.2%            360            357           120
116  Marmion Royal Apartments           1,730,000     1,727,507     0.2%            360            357           120
117  TYIF Park Condominiums             1,690,000     1,687,357     0.2%            360            357           120
118  Tilbury Garden Apartments          1,610,000     1,608,297     0.2%            360            358           120
119  The Sanitas Building               1,600,000     1,597,468     0.2%            360            357           120
120  2516-2526 North Kedzie Boulevard   1,575,000     1,572,773     0.2%            360            357           120
121  Old South Apartments               1,500,000     1,497,345     0.2%            360            357           120
122  Whitfield Village Apartments       1,500,000     1,493,566     0.2%            240            237           240
123  Rancocas Valley Professional Arts  1,470,000     1,468,676     0.2%            300            299           120
     Building
124  Arbor Village South Apartments     1,450,000     1,449,105     0.2%            360            359           120
125  Kress Energy Center Office         1,451,000     1,446,211     0.2%            360            354           120
     Building
126  11401 Industriplex Warehouse       1,400,000     1,397,952     0.2%            360            357           120
127  Quail Point                        1,365,000     1,363,123     0.2%            360            357           120
128  Merriwood Village Apartments       1,350,000     1,348,592     0.1%            360            358           120

       Remaining
        Term to   Mortgage                  First
       Maturity   Interest      Monthly    Payment  Maturity            Prepayment Provision            Defeasance
#    (months) (3)   Rate        Payment      Date     Date    ARD (4)   as of Origination (5)           Option (6)
-    ------------   ----        -------      ----     ----    -------   ---------------------           ----------
65        119      8.290%       29,854.05  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
66        119      8.400%       29,711.67  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
67        92       8.500%       29,449.39  10/1/99   6/1/07             L (7.25), O (0.5)                   Yes
68        119      8.320%       28,667.29  10/1/99   9/1/09             L (9.75), O (0.25)                  Yes
69        119      8.000%       27,662.92  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
70        119      8.260%       28,236.46  10/1/99   9/1/09             L (9.75), O (0.25)                  Yes
71        119      8.260%        9,775.61  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
72        119      8.260%        7,557.30  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
73        119      8.260%        6,654.93  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
74        119      8.260%        4,211.03  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
75        83       8.160%       29,106.96  10/1/99   9/1/06             L (6.5), O (0.5)                    Yes
76        119      8.150%       27,179.94  10/1/99   9/1/09             L (9.75), O (0.25)                  Yes
77        117      8.230%       26,995.00   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
78        117      8.220%       27,053.76   8/1/99   7/1/09             L (9.75), O (0.25)                  Yes
79        116      8.420%       27,194.67   7/1/99   6/1/09             L (9.75), O (0.25)                  Yes
80        118      8.520%       25,513.37   9/1/99   8/1/09             L (9.75), O (0.25)                  Yes
81        118      8.070%       24,316.37   9/1/99   8/1/09             L (9.75), O (0.25)                  Yes
82        119      7.960%       22,221.73  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
83        118      8.110%       22,540.00   9/1/99   8/1/09             L (9.5), O (0.5)                    Yes
84        299      8.780%       24,972.74  10/1/99   9/1/24             L (24.5), O (0.5)                   Yes
85        104      7.510%       20,297.08   7/1/98   6/1/08             L (9.5), O (0.5)                    Yes
86        119      8.850%       23,625.03  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes

87        119      7.550%       22,642.29  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
88        117      8.300%       20,756.58   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
89        117      8.340%       20,697.72   8/1/99   7/1/09             L (9.75), O (0.25)                  Yes
90        119      8.210%       20,208.32  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
91        118      8.650%       22,014.73   9/1/99   8/1/09             L (9.5), O (0.5)                    Yes
92        119      8.020%       19,716.97  10/1/99   9/1/09             L (9.75), O (0.25)                  Yes
93        117      8.410%       19,818.52   8/1/99   7/1/09             L (9.75), O (0.25)                  Yes
94        116      8.460%       19,052.46   7/1/99   6/1/09             L (9.5), O (0.5)                    Yes
95        119      7.990%       16,494.02  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
96        119      7.980%       16,112.16  10/1/99   9/1/09             L (9.75), O (0.25)                  Yes
97        118      8.060%       15,865.96   9/1/99   8/1/09             L (9.5), O (0.5)                    Yes
98        119      8.140%       15,681.42  10/1/99   9/1/09             L (9.75), O (0.25)                  Yes
99        116      7.720%       14,465.39   7/1/99   6/1/09             L (9.75), O (0.25)                  Yes
100       117      8.230%       15,019.72   8/1/99   7/1/09             L (9.58), O (0.42)                  Yes
101       108      7.000%       13,306.05  10/1/99  10/1/08             L (8.58), O (0.5)                   Yes
102       117      8.600%       16,239.54   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
103       118      8.520%       15,021.46   9/1/99   8/1/09             L (9.5), O (0.5)                    Yes
104       119      8.590%       15,617.55  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
105       117      8.080%       14,195.50   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
106       119      8.210%       14,220.67  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
107       117      7.780%       13,651.24   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
108       117      8.120%       13,803.94   8/1/99   7/1/09             L (9.75), O (0.25)                  Yes
109       116      7.680%       13,021.93   7/1/99   6/1/09             L (9.75), O (0.25)                  Yes

110       118      8.280%       13,560.78   9/1/99   8/1/09             L (9.5), O (0.5)                    Yes
111       118      7.840%       13,007.55   9/1/99   8/1/09             L (9.75), O (0.25)                  Yes
112       167      7.070%       12,802.52  10/1/98   9/1/23   9/1/13    L (14.75), O (0.25)                 Yes
113       286      7.230%       12,987.34   9/1/98   8/1/23             L (15), YM 1% (9.75), O (0.25)      No
114       118      8.090%       12,884.24   9/1/99   8/1/09             L (9.75), O (0.25)                  Yes
115       117      7.960%       12,719.02   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
116       117      8.300%       13,057.77   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
117       117      8.030%       12,435.98   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
118       118      8.220%       12,061.45   9/1/99   8/1/09             L (9.5), O (0.5)                    Yes
119       117      7.990%       11,729.08   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
120       117      8.360%       11,954.47   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
121       117      7.600%       10,591.12   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
122       237      8.580%       13,093.40   8/1/99   7/1/19             L (19.5), O (0.5)                   Yes
123       119      8.940%       12,275.84  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes

124       119      8.410%       11,056.89  10/1/99   9/1/09             L (9.5), O (0.5)                    Yes
125       114      8.130%       10,778.71   5/1/99   4/1/09             L (9.75), O (0.25)                  Yes

126       117      8.250%       10,517.73   8/1/99   7/1/09             L (9.75), O (0.25)                  Yes
127       117      8.450%       10,447.34   8/1/99   7/1/09             L (9.5), O (0.5)                    Yes
128       118      8.270%       10,161.09   9/1/99   8/1/09             L (9.5), O (0.5)                    Yes

                      Characteristics of the Mortgage Loans

                                                               10/1/99                    Origination    Remaining     Original
                                                  Original    Scheduled  Percentage of   Amortization  Amortization    Term to
                                                 Principal    Principal    Mortgage         Term           Term        Maturity
#    Loan Name                                    Balance      Balance   Pool Balance      (months)      (months)    (months) (3)
-    ---------                                    -------      -------   ------------      --------      --------    ------------
129  85 Old Long Ridge Road                      1,350,000     1,347,976     0.1%            360            357           120
130  Pavilion Plaza                              1,350,000     1,347,747     0.1%            300            298           120
131  Avon Manor Apartments                       1,350,000     1,347,246     0.1%            360            356           120
132  20/20 Greenville Retail Center              1,345,000     1,343,824     0.1%            300            299           120
133  Westover Apartments                         1,300,000     1,298,302     0.1%            360            357           120
134  East 29th Street Apartments (1C)              851,000       850,200     0.1%            360            358           120
135  Chesapeake Drive Apartments (1C)              414,000       413,611     0.0%            360            358           120
136  Sandalwood Square                           1,250,000     1,248,760     0.1%            360            358           120
137  1200 Medical Building                       1,200,000     1,198,912     0.1%            300            299           120
138  1416 Apartments (1D)                          630,000       629,428     0.1%            300            299           120
139  1419 Apartments (1D)                          530,000       529,519     0.1%            300            299           120
140  Groton Fashion Plaza                        1,050,000     1,048,219     0.1%            300            298           120
141  Scioto Fairway Woods Apartments             1,050,000     1,043,928     0.1%            180            178           180
142  Park Garden Apartments                      1,025,000     1,022,019     0.1%            240            238           240
143  Glenrose Square Apartments                  1,010,000     1,009,374     0.1%            360            359           120
144  Blue Gem Mobile Home Park                   1,000,000       998,838     0.1%            360            358           120
145  Bri-Mar Building                              992,000       989,128     0.1%            240            238           120
146  244-256 Orange Place (1E)                     500,000       499,253     0.1%            240            239           120
147  249 Orange Place Apartments (1E)              475,000       474,291     0.1%            240            239           120
148  Casa De Dallas Apartments                     960,000       959,387     0.1%            360            359           120
149  Mooring Circle Duplexes                       925,000       923,811     0.1%            360            357           120
150  Amherst Street Mall                           925,000       922,974     0.1%            300            297           120
151  Hollywood Video - Cudahy, WI                  800,000       798,832     0.1%            324            322           120
152  Pioneer House Apartments                      800,000       798,766     0.1%            300            298           120
153  St. Charles & Prytania Street                 785,000       784,558     0.1%            360            359           120
     Apartments
154  Butternut Apartments                          775,000       773,600     0.1%            300            298           120
155  Clarewood Gardens Apartments                  650,000       648,469     0.1%            300            297           120
156  Autumn Run Apartments                         640,000       639,600     0.1%            360            359           120
157  Whittier Gardens                              515,000       514,070     0.1%            300            298           120
158  Alan Apartments                               500,000       498,892     0.1%            300            297           120
159  Airport Square                                425,000       424,364     0.0%            300            298           120
160  Circa 1886 Building                           402,000       401,415     0.0%            240            239           120

                                             -------------------------------------------------------------------------------------
Total/Weighted Average:                       $901,161,127  $899,289,205    100.0%           346            344           123
                                             =====================================================================================

Maximum:                                       $49,000,000   $48,969,762     5.4%            360            359           300
Minimum:                                          $402,000      $401,415     0.0%            177            176           60

                              Remaining
                               Term to   Mortgage                  First
                              Maturity   Interest      Monthly    Payment  Maturity            Prepayment Provision       Defeasance
#                           (months) (3)   Rate        Payment      Date     Date    ARD (4)   as of Origination (5)      Option (6)
-                           ------------   ----        -------      ----     ----    -------   ---------------------      ----------
129                              117      8.170%       10,066.27   8/1/99   7/1/09             L (9.5), O (0.5)               Yes
130                              118      8.610%       10,970.82   9/1/99   8/1/09             L (9.5), O (0.5)               Yes
131                              116      8.380%       10,265.74   7/1/99   6/1/09             L (9.5), O (0.5)               Yes
132                              119      9.120%       11,397.92  10/1/99   9/1/09             L (9.5), O (0.5)               Yes
133                              117      8.610%       10,097.40   8/1/99   7/1/09             L (9.5), O (0.5)               Yes
134                              118      8.640%        6,628.07   9/1/99   8/1/09             L (9.5), O (0.5)               Yes
135                              118      8.640%        3,224.47   9/1/99   8/1/09             L (9.5), O (0.5)               Yes
136                              118      8.450%        9,567.16   9/1/99   8/1/09             L (9.5), O (0.5)               Yes
137                              119      8.900%        9,988.31  10/1/99   9/1/09             L (9.5), O (0.5)               Yes
138                              119      8.890%        5,239.56  10/1/99   9/1/09             L (9.5), O (0.5)               Yes
139                              119      8.890%        4,407.89  10/1/99   9/1/09             L (9.5), O (0.5)               Yes
140                              118      8.530%        8,476.12   9/1/99   8/1/09             L (9.5), O (0.5)               Yes
141                              178      7.620%        9,805.37   9/1/99   8/1/14             L (14.5), O (0.5)              Yes
142                              238      8.630%        8,979.70   9/1/99   8/1/19             L (19.5), O (0.5)              Yes
143                              119      8.390%        7,687.43  10/1/99   9/1/09             L (9.5), O (0.5)               Yes
144                              118      7.870%        7,247.22   9/1/99   8/1/09             L (9.5), O (0.5)               Yes
145                              118      8.660%        8,709.53   9/1/99   8/1/09             L (9.5), O (0.5)               Yes
146                              119      9.020%        4,505.06  10/1/99   9/1/09             L (9.5), O (0.5)               Yes
147                              119      9.020%        4,279.81  10/1/99   9/1/09             L (9.5), O (0.5)               Yes
148                              119      8.240%        7,205.41  10/1/99   9/1/09             L (9.5), O (0.5)               Yes
149                              117      8.660%        7,217.60   8/1/99   7/1/09             L (9.5), O (0.5)               Yes
150                              117      9.000%        7,762.57   8/1/99   7/1/09             L (9.5), O (0.5)               Yes
151                              118      8.220%        6,153.84   9/1/99   8/1/09             L (9.5), O (0.5)               Yes
152                              118      8.990%        6,708.09   9/1/99   8/1/09             L (9.5), O (0.5)               Yes
153                              119      8.850%        6,231.75  10/1/99   9/1/09             L (9.5), O (0.5)               Yes

154                              118      8.220%        6,094.96   9/1/99   8/1/09             L (9.5), O (0.5)               Yes
155                              117      8.680%        5,313.06   8/1/99   7/1/09             L (9.5), O (0.5)               Yes
156                              119      8.350%        4,853.17  10/1/99   9/1/09             L (9.5), O (0.5)               Yes
157                              118      8.220%        4,050.20   9/1/99   8/1/09             L (9.5), O (0.5)               Yes
158                              117      8.950%        4,178.88   8/1/99   7/1/09             L (9.5), O (0.5)               Yes
159                              118      9.130%        3,604.49   9/1/99   8/1/09             L (9.5), O (0.5)               Yes
160                              119      9.220%        3,673.97  10/1/99   9/1/09             L (9.5), O (0.5)               Yes

                          ---------------------------------------------------------
Total/Weighted Average:          120      8.041%   $6,725,397.56  8/11/99  1/12/13
                          =========================================================

Maximum:                         299      9.220%     $373,646.67  10/1/99   9/1/29
Minimum:                          59      6.830%       $3,224.47   7/1/98   9/1/04

(1A)  The Mortgage Loans secured by Radisson South - Bloomington and Le Meridien
      - Dallas, respectively, are cross-collateralized and cross-defaulted.
(1B) The Mortgage Loans secured by Creekside Apartments, Brookside Apartments, Glenbrook Centre Apartments and Hardwick Apartments, respectively, are cross-collateralized and cross-defaulted.
(1C) The Mortgage Loans secured by East 29th Street Apartments and Chesapeake Drive Apartments, respectively, are cross-collateralized and cross-defaulted.
(1D) The Mortgage Loans secured by 1416 Apartments and 1419 Apartments, respectively, are cross-collateralized and cross-defaulted.
(1E) The Mortgage Loans secured by 244-256 Orange Place and 249 Orange Place Apartments, respectively, are cross-collateralized and cross-defaulted.
(2) The Mortgage Loan secured by Kaiser Permanente Office Building provides for the increase in monthly payment as follows: $48,788.33 in January 2002, $51,499.38 in July 2004, $54,413.24 in January 2007, $57,544.82 in
      July 2009 and $60,912.01 in January 2012.
(3) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.
(4)   Anticipated Repayment Date.
(5)   Prepayment Provision as of Origination:
                 L (x) = Lockout or Defeasance for x years
                 YM A% (x) = Greater of Yield Maintenance Premium and
                             A% Prepayment for x years
                 O (x) = Prepayable at par for x years
(6)   "Yes" means that defeasance is permitted notwithstanding the Lockout
      Period.

                      Additional Mortgage Loan Information

                                                   10/1/99
                                                  Scheduled
                                                  Principal        Appraised     10/1/99     Maturity/ARD   Maturity/ARD
#    Loan Name                                     Balance           Value    LTV Ratio (3)    Balance    LTV Ratio (3)(4)
-    ---------                                     -------           -----    -------------    -------    ----------------
1    45 Broadway                                 $ 48,969,762  $   67,400,000     72.7%     $ 44,248,860       65.7%
2    Radisson South - Bloomington (1A)             30,237,096      53,200,000     53.8%       24,533,257       43.7%
3    Le Meridien - Dallas (1A)                     16,166,368      33,000,000     53.8%       13,116,791       43.7%
4    The Alliance Loan                             38,336,336      49,050,000     78.2%       34,218,102       69.8%
5    Westin Resort - Hilton Head Island            34,953,502      81,700,000     42.8%       30,606,397       37.5%
6    Southshore Beach & Tennis Club                34,941,132      48,500,000     72.0%       31,150,276       64.2%
7    2 Penn Center Plaza                           33,478,985      50,000,000     67.0%       30,196,271       60.4%
8    Yonkers Shopping Center                       29,561,900      46,300,000     63.8%       23,910,945       51.6%
9    The Atrium                                    27,468,959      43,000,000     63.9%       24,589,704       57.2%
10   Candlewyck Apartments                         18,988,057      23,800,000     79.8%       17,122,295       71.9%
11   Lakes at Palm Beach                           16,971,978      21,700,000     78.2%       15,156,021       69.8%
12   Pensacola Place                               15,339,574      23,000,000     66.7%       13,709,828       59.6%
13   West End Court                                15,289,713      20,100,000     76.1%       13,681,544       68.1%
14   The Ameriserve Loan                           15,090,871      23,500,000     64.2%       13,666,915       58.2%
15   Rancho Verde Mobile Home Park                 14,739,982      19,340,000     76.2%       13,173,940       68.1%
16   Commerce Centre                               13,758,528      17,850,000     77.1%       12,387,564       69.4%
17   Points East Shopping Center                   13,478,068      17,700,000     76.1%       12,050,276       68.1%
18   Hidden Creek Apartments                       12,328,507      15,900,000     77.5%       10,959,114       68.9%
19   800 Madison Avenue                            11,381,263      17,200,000     66.2%       10,165,921       59.1%
20   The 700 Building                               9,988,743      13,900,000     71.9%        8,943,851       64.3%
21   Schaumburg Corners Shopping Center             9,494,101      12,650,000     75.1%        8,572,971       67.8%
22   BJ's Wholesale Club                            8,779,602      11,400,000     77.0%        7,896,224       69.3%
23   Holiday Inn - Oklahoma City, OK                8,691,817      14,000,000     62.1%        7,310,022       52.2%
24   The Regency Apartments                         8,650,061      10,925,000     79.2%        5,309,559       48.6%
25   Canyon Parke Apartments                        8,394,611      10,500,000     79.9%        7,883,683       75.1%
26   Riverview Marketplace                          8,243,791      10,500,000     78.5%        7,276,351       69.3%
27   Commons on Apache                              8,060,016      10,200,000     79.0%        7,169,032       70.3%
28   Olympic Corporate Center Building              7,991,375      11,800,000     67.7%        7,182,304       60.9%
29   Chaparral Village                              7,979,972      10,040,000     79.5%        7,123,389       71.0%
30   Rolling Meadows Plaza                          7,794,903      10,400,000     75.0%        6,998,096       67.3%
31   The Hill at Woodway                            7,322,860       9,275,000     79.0%        6,447,826       69.5%
32   Shady Grove Professional Center                7,195,390       9,700,000     74.2%        6,474,924       66.8%
33   Oxford Square Apartments                       7,187,994       9,975,000     72.1%        6,412,763       64.3%
34   Spectrum Retail Center                         7,091,921       9,000,000     78.8%        6,344,046       70.5%
35   Country Oaks Apartments                        7,081,893       8,900,000     79.6%        6,280,695       70.6%
36   Lamplighter - Chino                            6,995,463       9,150,000     76.5%        6,716,638       73.4%
37   Park 80 East Office Building                   6,817,130       9,000,000     75.7%        6,090,983       67.7%
38   Centerpoint Corporate Center                   6,593,019       8,300,000     79.4%        5,935,136       71.5%
39   Gold Ridge Apartments                          6,493,812      12,520,000     51.9%          331,967       2.7%
40   Tantara Club Apartments                        6,395,843       9,550,000     67.0%        6,001,256       62.8%
41   Moulton La Paz Shopping Center                 6,385,636       8,500,000     75.1%        5,729,745       67.4%
42   Arrowhead Shopping Center                      6,290,411       7,900,000     79.6%        5,653,147       71.6%
43   Landmark Hotel                                 5,954,361      11,100,000     53.6%        3,020,476       27.2%
44   Legg Mason Center                              5,909,473       7,400,000     79.9%        5,332,819       72.1%
45   American Crossing Shopping Center              5,796,241       7,500,000     77.3%        5,208,604       69.4%
46   Kaiser Permanente Office Building (2)          5,389,861       5,900,000     91.4%                -       0.0%
47   Lakeside Village Shopping Center               5,381,427       7,300,000     73.7%        4,853,356       66.5%
48   Crossroads Shopping Center                     5,196,882       7,200,000     72.2%        4,710,739       65.4%
49   Richmond Tower                                 5,116,061       8,650,000     59.1%        4,841,697       56.0%
50   The Palm Breezes Club Manufactured Home        5,091,471       6,750,000     75.4%        4,541,263       67.3%
     Community
51   Majestic Shopping Center                       4,994,798       6,700,000     74.5%        4,502,604       67.2%
52   West Main Place                                4,892,918       8,700,000     56.2%        4,414,456       50.7%
53   Oxon Run Manor Apartments                      4,826,748       6,100,000     79.1%        4,058,287       66.5%
54   Mt. Olive Centre                               4,794,811       6,150,000     78.0%        4,308,369       70.1%
55   Applegate Square Shopping Center               4,695,468       6,500,000     72.2%        4,258,695       65.5%
56   Heritage Hills Retail Center                   4,606,438       6,800,000     67.7%        4,115,523       60.5%
57   Waters of Winrock Apartments                   4,468,603       5,600,000     79.8%        3,921,134       70.0%
58   Garden Wood Apartments                         4,342,451       5,500,000     79.0%        3,861,050       70.2%
59   Lehigh Street Shopping Center                  4,337,022       5,425,000     79.9%        3,871,601       71.4%
60   Ashton Woods Apartments                        4,297,091       5,700,000     75.4%        3,842,382       67.4%
61   Kmart Shopping Center - Milford                4,293,445       5,380,000     79.8%        3,858,040       71.7%
62   Parkside Center                                4,240,473       5,500,000     77.1%        3,814,692       69.4%
63   Park 51 Medical Building                       3,997,300       5,300,000     75.4%        3,575,165       67.5%
64   Quality Suites - College Station               3,990,280       5,500,000     72.6%        3,361,378       61.1%

      Most Recent  Most Recent     U/W           U/W          U/W
#          NOI       DSCR (5)      NOI         NCF (6)     DSCR (5)
-          ---       --------      ---         -------     --------
1    $  4,018,604     0.90x   $  6,103,139  $  5,425,246     1.21x
2       6,124,329     2.24       6,149,200     5,087,759     1.85
3       3,596,286     2.24       3,626,962     2,957,460     1.85
4       3,923,075     1.18       4,407,550     4,128,050     1.24
5       9,099,479     2.86       8,436,400     7,626,447     2.39
6       3,997,399     1.32       4,135,095     4,000,095     1.33
7       4,686,132     1.54       4,740,504     3,684,595     1.21
8       4,663,480     1.85       4,315,564     4,094,335     1.63
9       3,418,044     1.41       3,492,816     3,134,019     1.30
10      1,990,090     1.15       2,201,640     2,079,890     1.21
11      1,809,599     1.23       1,886,012     1,799,012     1.22
12      1,617,679     1.20       1,704,557     1,626,390     1.21
13      1,514,405     1.13       1,845,660     1,690,129     1.26
14      1,967,777     1.41       2,045,708     1,952,290     1.40
15      1,594,044     1.23       1,569,735     1,562,235     1.21
16      1,557,246     1.26       1,691,529     1,524,093     1.23
17      1,570,492     1.33       1,571,890     1,472,301     1.25
18      1,380,217     1.31       1,365,519     1,305,519     1.24
19      1,307,889     1.32       1,225,855     1,212,422     1.22
20      1,223,036     1.39       1,330,373     1,114,853     1.27
21      1,038,972     1.20       1,149,465     1,067,834     1.23
22      1,049,226     1.33         986,697       970,335     1.23
23      1,573,975     1.84       1,440,123     1,240,362     1.45
24      1,101,425     1.60       1,037,126       999,926     1.45
25        890,406     1.18       1,042,804       964,804     1.28
26        884,704     1.29         920,033       862,368     1.25
27        928,923     1.35         882,314       839,754     1.22
28        883,903     1.24       1,000,230       898,682     1.26
29        840,379     1.22         870,247       853,722     1.23
30        892,196     1.28         938,709       873,449     1.26
31        850,759     1.42         837,683       775,683     1.29
32        973,540     1.50         894,915       812,353     1.25
33        827,804     1.33         811,835       753,323     1.21
34        883,840     1.42         862,994       803,538     1.29
35        766,260     1.28         773,592       723,592     1.21
36        810,550     1.29         782,443       769,443     1.23
37        775,292     1.30         860,311       760,610     1.28
38        801,851     1.35         795,482       714,286     1.20
39      1,004,765     1.82         972,010       893,101     1.62
40        826,057     1.44         811,676       740,426     1.29
41        735,473     1.30         793,466       717,650     1.27
42        773,142     1.38         768,105       721,598     1.29
43      1,476,596     2.04       1,203,568     1,079,749     1.49
44        886,862     1.65         752,725       678,997     1.27
45        737,507     1.42         704,081       671,573     1.29
46            N/A      N/A         543,930       539,548     1.01
47        738,230     1.51         654,880       612,575     1.26
48        679,975     1.41         667,441       607,279     1.26
49        493,158     1.02         739,346       623,300     1.29
50        545,626     1.24         550,118       540,668     1.23

51        672,491     1.49         669,415       576,462     1.28
52        816,334     1.84         789,650       668,880     1.51
53        705,084     1.82         626,721       589,596     1.53
54        509,584     1.19         580,710       532,883     1.24
55        495,458     1.14         599,786       542,135     1.24
56        639,867     1.59         612,794       572,438     1.43
57        465,683     1.28         477,216       447,966     1.23
58        488,271     1.32         494,619       456,619     1.23
59        240,711     0.64         508,875       475,301     1.26
60        434,831     1.15         500,268       461,268     1.22
61        284,497     0.74         521,857       462,950     1.21
62        538,448     1.41         516,750       478,597     1.26
63        516,962     1.47         483,415       435,905     1.24
64        866,370     2.20         660,991       581,590     1.48

                      Additional Mortgage Loan Information

                                                   10/1/99
                                                  Scheduled
                                                  Principal        Appraised     10/1/99     Maturity/ARD   Maturity/ARD
#    Loan Name                                     Balance           Value    LTV Ratio (3)    Balance    LTV Ratio (3)(4)
-    ---------                                     -------           -----    -------------    -------    ----------------
65   King Arthur Mobile Home Park                   3,956,496       5,000,000     79.1%        3,565,272       71.3%
66   The Fox Glen I and II Apartments               3,897,588       5,000,000     78.0%        3,521,042       70.4%
67   Lake Howard Heights Retirement                 3,827,680       5,700,000     67.2%        3,526,058       61.9%
68   Stockdale Town Center                          3,788,617       5,300,000     71.5%        3,416,348       64.5%
69   Batavia Palms Business Center                  3,767,470       5,150,000     73.2%        3,372,010       65.5%
70   Town Center North                              3,752,610       4,750,000     79.0%        3,379,211       71.1%
71   Creekside Apartments (1B)                      1,299,173       1,770,000     73.8%        1,169,899       66.4%
72   Brookside Apartments (1B)                      1,004,360       1,260,000     73.8%          904,422       66.4%
73   Glenbrook Centre Apartments (1B)                 884,437       1,350,000     73.8%          796,432       66.4%
74   Hardwick Apartments (1B)                         559,644         700,000     73.8%          503,957       66.4%
75   Sequoia Bend Apartments                        3,716,189       5,950,000     62.5%        3,330,188       56.0%
76   1264 Lexington Avenue                          3,649,623       5,400,000     67.6%        3,278,087       60.7%
77   Tenth Street Medical Building                  3,594,700       4,800,000     74.9%        3,238,738       67.5%
78   Storage USA - La Quinta                        3,431,045       4,900,000     70.0%        2,854,935       58.3%
79   Storage Loan                                   3,388,112       5,640,000     60.1%        2,837,165       50.3%
80   Lincolnwood / Pinetree Apartments              3,308,779       4,200,000     78.8%        2,998,986       71.4%
81   Brookside Mobile Home Park                     3,288,373       4,510,000     72.9%        2,949,935       65.4%
82   Villa Reanna Apartments                        3,037,944       3,800,000     79.9%        2,716,474       71.5%
83   Arbor Village Townhomes                        3,036,687       3,850,000     78.9%        2,726,702       70.8%
84   Park South Apartments                          3,027,197       5,650,000     53.6%          291,539       5.2%
85   Deer Park Mansion                              2,868,396       4,000,000     71.7%        2,563,196       64.1%
86   Holiday Inn Southeast -                        2,847,394       4,720,000     60.3%        2,405,733       51.0%
     Indianapolis, IN
87   Lakeshore on the Hill                          2,794,974       4,475,000     62.5%        1,944,096       43.4%
88   Sandia Vista Shopping Center                   2,746,038       3,500,000     78.5%        2,478,075       70.8%
89   West Valley Place Shopping Center              2,728,112       3,725,000     73.2%        2,464,138       66.2%
90   Spring Medical Building                        2,698,264       3,600,000     75.0%        2,426,965       67.4%
91   Bingo King Warehouse                           2,695,531       3,600,000     74.9%        2,267,330       63.0%
92   Rite Aid - San Jacinto                         2,680,208       3,500,000     76.6%        2,400,011       68.6%
93   Federal Point Station                          2,595,381       4,135,000     62.8%        2,347,964       56.8%
94   Northland Medical Center                       2,418,243       3,900,000     62.0%        2,103,128       53.9%
95   Murdock Apartments                             2,248,487       3,300,000     68.1%        2,011,992       61.0%
96   Harbour Village                                2,198,518       2,950,000     74.5%        1,966,810       66.7%
97   Chestnut Park Apartments                       2,147,625       3,075,000     69.8%        1,926,140       62.6%
98   Village Center                                 2,107,625       2,900,000     72.7%        1,892,623       65.3%
99   Sherwood Park Apartments                       2,020,069       2,650,000     76.2%        1,799,360       67.9%
100  Blockbuster Video and Radio Shack              2,000,051       2,900,000     69.0%        1,801,998       62.1%
101  Northern Plaza Shopping Center                 1,998,361       2,700,000     74.0%        1,776,021       65.8%
102  Peconic Bay Properties                         1,995,206       3,365,000     59.3%        1,677,605       49.9%
103  Marketplace at Centerpoint                     1,948,104       2,640,000     73.8%        1,765,707       66.9%
104  New England Financial Building                 1,923,162       2,800,000     68.7%        1,613,462       57.6%
105  Riverlawn Mobile Home Park                     1,917,042       2,480,000     77.3%        1,721,231       69.4%
106  Lakeside Mobile Estates                        1,898,779       3,150,000     60.3%        1,707,865       54.2%
107  Signature Lake Apartments                      1,896,804       2,550,000     74.4%        1,691,016       66.3%
108  Niki's Point Apartments                        1,857,169       2,650,000     70.1%        1,669,024       63.0%
109  Belle Terre Village Apartments/                1,825,497       2,565,000     71.2%        1,624,484       63.3%
     Belle Pointe Apartments
110  Palmetto Trailer Park                          1,798,127       2,300,000     78.2%        1,620,937       70.5%
111  Palm Valley Crossing                           1,797,891       2,430,000     74.0%        1,604,078       66.0%
112  Moon Glow Apartments                           1,772,211       2,250,000     78.8%        1,142,442       50.8%
113  Manor Court Apartments                         1,771,046       2,440,000     72.6%          105,105       4.3%
114  Wickham Corners Shopping Center                1,739,092       2,280,000     76.3%        1,560,837       68.5%
115  Twinbridge Apartment Complex                   1,737,222       2,175,000     79.9%        1,555,396       71.5%
116  Marmion Royal Apartments                       1,727,507       2,480,000     69.7%        1,558,936       62.9%
117  TYIF Park Condominiums                         1,687,357       2,250,000     75.0%        1,513,239       67.3%
118  Tilbury Garden Apartments                      1,608,297       2,100,000     76.6%        1,447,814       68.9%
119  The Sanitas Building                           1,597,468       2,200,000     72.6%        1,431,281       65.1%
120  2516-2526 North Kedzie Boulevard               1,572,773       2,100,000     74.9%        1,421,233       67.7%
121  Old South Apartments                           1,497,345       1,910,000     78.4%        1,329,080       69.6%
122  Whitfield Village Apartments                   1,493,566       2,000,000     74.7%           78,898       3.9%
123  Rancocas Valley Professional Arts Building     1,468,676       2,030,000     72.3%        1,243,855       61.3%
124  Arbor Village South Apartments                 1,449,105       1,900,000     76.3%        1,309,405       68.9%
125  Kress Energy Center Office Building            1,446,211       2,400,000     60.3%        1,302,174       54.3%
126  11401 Industriplex Warehouse                   1,397,952       1,750,000     79.9%        1,260,099       72.0%
127  Quail Point                                    1,363,123       1,825,000     74.7%        1,234,285       67.6%
128  Merriwood Village Apartments                   1,348,592       1,700,000     79.3%        1,215,420       71.5%

      Most Recent  Most Recent     U/W           U/W          U/W
#          NOI       DSCR (5)      NOI         NCF (6)     DSCR (5)
-          ---       --------      ---         -------     --------
65        497,310     1.39         450,070       441,571     1.23
66        545,927     1.53         507,769       463,494     1.30
67        444,642     1.26         477,396       444,896     1.26
68        498,682     1.45         496,784       447,205     1.30
69        450,078     1.36         459,088       426,527     1.28
70        428,572     1.26         437,601       430,422     1.27
71        169,392     1.44         163,266       144,016     1.24
72        131,506     1.44         127,769       112,769     1.24
73        106,506     1.44         116,614       100,114     1.24
74         79,098     1.44          71,397        63,397     1.24
75        501,849     1.44         490,352       446,352     1.28
76        350,971     1.08         402,031       393,056     1.21
77        460,920     1.42         421,935       389,289     1.20
78        353,885     1.09         478,752       467,593     1.44
79        520,929     1.60         495,018       461,355     1.41
80        549,388     1.79         483,058       440,008     1.44
81        351,788     1.21         357,002       350,202     1.20
82        350,529     1.31         349,152       329,952     1.24
83        397,233     1.47         366,900       341,400     1.26
84        501,103     1.67         479,972       414,633     1.38
85        340,046     1.40         374,430       326,930     1.34
86        570,679     2.01         508,442       419,784     1.48

87        503,603     1.85         453,081       422,831     1.56
88        334,392     1.34         373,972       312,882     1.26
89        287,921     1.16         372,035       340,024     1.37
90        324,971     1.34         347,213       307,439     1.27
91        449,777     1.70         440,197       348,432     1.32
92        301,914     1.28         301,770       299,260     1.26
93        403,328     1.70         359,781       314,263     1.32
94        383,755     1.68         344,319       295,671     1.29
95        277,331     1.40         251,677       237,468     1.20
96        323,759     1.67         283,765       266,333     1.38
97        295,912     1.55         281,315       245,065     1.29
98        248,232     1.32         277,791       235,399     1.25
99        284,307     1.64         299,666       260,066     1.50
100       350,515     1.94         261,691       246,223     1.37
101       223,874     1.40         233,483       212,903     1.33
102       278,401     1.43         262,153       248,555     1.28
103       198,348     1.10         257,432       234,603     1.30
104       264,725     1.41         257,535       232,631     1.24
105       306,567     1.80         220,706       213,806     1.26
106       201,618     1.18         211,569       205,369     1.20
107       261,959     1.60         262,532       233,532     1.43
108       233,598     1.41         249,683       239,083     1.44
109       295,637     1.89         274,951       244,951     1.57

110       219,954     1.35         222,172       215,672     1.33
111       255,198     1.63         215,201       204,677     1.31
112       234,412     1.53         216,321       191,941     1.25
113       188,944     1.21         211,813       186,275     1.20
114       213,155     1.38         215,421       202,788     1.31
115       221,200     1.45         215,900       189,900     1.24
116       224,076     1.43         220,577       202,942     1.30
117       180,717     1.21         194,294       183,544     1.23
118       197,623     1.37         192,486       184,986     1.28
119       196,891     1.40         198,016       185,256     1.32
120       175,335     1.22         182,940       173,190     1.21
121       215,239     1.69         196,119       171,119     1.35
122       196,080     1.25         203,122       191,122     1.22
123       218,092     1.48         215,501       190,988     1.30
124       196,108     1.48         185,197       161,697     1.22
125       215,463     1.67         217,105       160,457     1.24
126       160,913     1.27         181,890       167,985     1.33
127       181,765     1.45         179,102       159,076     1.27
128       178,907     1.47         170,259       156,259     1.28

                      Additional Mortgage Loan Information

                                                   10/1/99
                                                  Scheduled
                                                  Principal        Appraised     10/1/99     Maturity/ARD   Maturity/ARD
#    Loan Name                                     Balance           Value    LTV Ratio (3)    Balance    LTV Ratio (3)(4)
-    ---------                                     -------           -----    -------------    -------    ----------------
129  85 Old Long Ridge Road                         1,347,976       1,800,000     74.9%        1,212,819       67.4%
130  Pavilion Plaza                                 1,347,747       1,860,000     72.5%        1,132,420       60.9%
131  Avon Manor Apartments                          1,347,246       1,700,000     79.2%        1,218,563       71.7%
132  20/20 Greenville Retail Center                 1,343,824       2,000,000     67.2%        1,143,541       57.2%
133  Westover Apartments                            1,298,302       1,625,000     79.9%        1,179,782       72.6%
134  East 29th Street Apartments (1C)                 850,200       1,100,000     75.2%          772,658       68.4%
135  Chesapeake Drive Apartments (1C)                 413,611         580,000     75.2%          375,887       68.4%
136  Sandalwood Square                              1,248,760       1,875,000     66.6%        1,130,064       60.3%
137  1200 Medical Building                          1,198,912       1,900,000     63.1%        1,014,303       53.4%
138  1416 Apartments (1D)                             629,428       1,850,000     37.1%          532,366       31.4%
139  1419 Apartments (1D)                             529,519       1,275,000     37.1%          447,863       31.4%
140  Groton Fashion Plaza                           1,048,219       1,700,000     61.7%          878,828       51.7%
141  Scioto Fairway Woods Apartments                1,043,928       2,400,000     43.5%           22,887       1.0%
142  Park Garden Apartments                         1,022,019       1,400,000     73.0%           53,898       3.8%
143  Glenrose Square Apartments                     1,009,374       1,425,000     70.8%          911,650       64.0%
144  Blue Gem Mobile Home Park                        998,838       1,720,000     58.1%          891,805       51.8%
145  Bri-Mar Building                                 989,128       1,650,000     59.9%          715,787       43.4%
146  244-256 Orange Place (1E)                        499,253         800,000     60.8%          364,986       44.5%
147  249 Orange Place Apartments (1E)                 474,291         800,000     60.8%          346,737       44.5%
148  Casa De Dallas Apartments                        959,387       1,350,000     71.1%          863,525       64.0%
149  Mooring Circle Duplexes                          923,811       1,200,000     77.0%          840,403       70.0%
150  Amherst Street Mall                              922,974       1,575,000     58.6%          784,370       49.8%
151  Hollywood Video - Cudahy, WI                     798,832       1,150,000     69.5%          689,471       60.0%
152  Pioneer House Apartments                         798,766       1,100,000     72.6%          678,014       61.6%
153  St. Charles & Prytania Street Apartments         784,558       1,050,000     74.7%          715,888       68.2%
154  Butternut Apartments                             773,600       1,120,000     69.1%          643,047       57.4%
155  Clarewood Gardens Apartments                     648,469       1,000,000     64.8%          546,422       54.6%
156  Autumn Run Apartments                            639,600         800,000     80.0%          577,150       72.1%
157  Whittier Gardens                                 514,070       1,050,000     49.0%          427,315       40.7%
158  Alan Apartments                                  498,892         630,000     79.2%          423,415       67.2%
159  Airport Square                                   424,364         675,000     62.9%          361,538       53.6%
160  Circa 1886 Building                              401,415       1,000,000     40.1%          295,367       29.5%

                                                 --------------------------------------------------------------------------
Total/Weighted Average (7):                      $899,289,205  $1,307,170,000     70.3%     $774,551,612       62.2%
                                                 ==========================================================================

     Maximum:                                    $ 48,969,762  $   81,700,000     80.0%     $ 44,248,860       75.1%
     Minimum:                                    $    401,415  $      580,000     37.1%     $         --       27.2%

                                Most Recent  Most Recent     U/W           U/W          U/W
#                                    NOI       DSCR (5)      NOI         NCF (6)     DSCR (5)
-                                    ---       --------      ---         -------     --------
129                                 209,395     1.73         171,950       152,094     1.26
130                                 199,454     1.52         206,917       169,537     1.29
131                                 173,808     1.41         170,035       155,535     1.26
132                                 219,474     1.60         195,020       177,378     1.30
133                                 157,466     1.30         169,683       158,305     1.31
134                                 135,825     1.75         111,593        98,593     1.23
135                                  71,059     1.75          52,748        46,748     1.23
136                                 122,178     1.06         156,230       139,480     1.21
137                                 238,297     1.99         182,543       148,204     1.24
138                                 103,198     1.96         102,551        81,551     1.37
139                                 123,868     1.96          92,309        77,059     1.37
140                                 181,755     1.79         166,003       141,085     1.39
141                                 245,340     2.09         239,872       219,872     1.87
142                                 148,863     1.38         156,411       137,161     1.27
143                                 106,379     1.15         120,071       111,321     1.21
144                                 154,121     1.77         142,428       139,828     1.61
145                                 172,783     1.65         152,306       129,874     1.24
146                                 107,830     1.93          78,416        70,554     1.27
147                                  96,087     1.93          70,039        63,539     1.27
148                                 129,643     1.50         114,141       106,138     1.23
149                                 123,677     1.43         108,319       104,319     1.20
150                                 130,917     1.41         138,868       118,426     1.27
151                                 115,282     1.56         106,232       105,566     1.43
152                                 114,474     1.42         114,734        98,484     1.22
153                                  92,191     1.23          95,347        90,597     1.21
154                                  99,320     1.36         102,791        89,541     1.22
155                                 105,131     1.65         102,146        86,146     1.35
156                                  97,727     1.68          85,792        76,292     1.31
157                                  63,713     1.31          70,141        59,641     1.23
158                                  71,690     1.43          67,703        62,203     1.24
159                                  67,108     1.55          62,329        55,431     1.28
160                                  94,459     2.14          76,593        56,392     1.28

                               -------------------------------------------------------------
Total/Weighted Average (7):    $118,183,350     1.47x   $121,145,936  $109,928,780     1.36x
                               =============================================================

     Maximum:                  $  9,099,479     2.86x   $  8,436,400  $  7,626,447     2.39x
     Minimum:                  $     63,713     0.64x   $     52,748  $     46,748     1.20x

(1A)  The Mortgage Loans secured by Radisson South - Bloomington and Le Meridien
      - Dallas, respectively, are cross-collateralized and cross-defaulted.
(1B) The Mortgage Loans secured by Creekside Apartments, Brookside Apartments, Glenbrook Centre Apartments and Hardwick Apartments, respectively, are cross-collateralized and cross-defaulted.
(1C) The Mortgage Loans secured by East 29th Street Apartments and Chesapeake Drive Apartments, respectively, are cross-collateralized and cross-defaulted.
(1D) The Mortgage Loans secured by 1416 Apartments and 1419 Apartments, respectively, are cross-collateralized and cross-defaulted.
(1E) The Mortgage Loans secured by 244-256 Orange Place and 249 Orange Place Apartments, respectively, are cross-collateralized and cross-defaulted.
(2) The Mortgage Loan secured by Kaiser Permanente Office Building provides for the increase in monthly payment as follows: $48,788.33 in January 2002, $51,499.38 in July 2004, $54,413.24 in January 2007, $57,544.82 in
      July 2009 and $60,912.01 in January 2012.
(3) In the case of cross-collateralized and cross-defaulted Mortgage Loans, the combined LTV is presented for each and every related Mortgage Loan.
(4) At maturity with respect to Balloon Loans and Fully Amortizing Loans or at the ARD in the case of ARD Loans. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value. Weighted Average, Maximum and Minimum presented are calculated without regard to any Fully Amortizing Loans.
(5) DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted Mortgage Loans the combined DSCR is presented for each and every Mortgage Loan.
(6) Underwritten NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and U/W FF&E.
(7) For the purposes of Weighted Average, Minimum and Maximum, as it relates to DSCR and LTV, the CTL Loan has been excluded.

             Engineering Reserves and Recurring Replacement Reserves

                                                       Contractual     U/W
                                          Engineering   Recurring    Recurring   Contractual               Tax &
                                          Reserve at   Replacement  Replacement   Recurring      U/W     Insurance
#    Loan Name                            Origination   Reserve       Reserve     LC & TI       LC & TI   Escrows
-    ---------                            -----------   -------       -------     -------       -------   -------
1    45 Broadway                             N/A        $73,694      $55,271      $780,000    $622,622     Both
2    Radisson South - Bloomington (1A)     $17,500        N/A         4.00%         N/A          N/A       Both
3    Le Meridien - Dallas (1A)               N/A          N/A         4.00%         N/A          N/A       Both
4    The Alliance Loan                    $264,157      $279,500     $279,500       N/A          N/A       Both
5    Westin Resort - Hilton Head Island    $81,250       4.00%        2.60%         N/A          N/A       Both
6    Southshore Beach & Tennis Club        $76,625        N/A        $135,000       N/A          N/A        Tax
7    2 Penn Center Plaza                     N/A        $74,584      $99,655        N/A       $956,254     Both
8    Yonkers Shopping Center                 N/A        $63,750      $63,859      $150,000    $157,370     Both
9    The Atrium                            $23,125        N/A        $24,354        N/A       $334,443      Tax
10   Candlewyck Apartments                 $87,500      $121,750     $121,750       N/A          N/A       Both
11   Lakes at Palm Beach                   $10,313      $86,986      $87,000        N/A          N/A       Both
12   Pensacola Place                      $530,188      $66,007      $78,167        N/A          N/A       Both
13   West End Court                         $500        $18,940      $14,142      $120,000    $141,389     Both
14   The Ameriserve Loan                   $19,125        N/A        $35,762        N/A        $57,656     None
15   Rancho Verde Mobile Home Park        $110,769       $9,000       $7,500        N/A          N/A       Both
16   Commerce Centre                       $44,608      $23,880      $23,856      $159,960    $143,580     Both
17   Points East Shopping Center             N/A          N/A        $29,209      $24,000      $70,380     Both
18   Hidden Creek Apartments               $27,776      $60,000      $60,000        N/A          N/A       Both
19   800 Madison Avenue                    $1,938       $13,428      $13,433        N/A          N/A       Both
20   The 700 Building                      $8,415       $35,940      $35,920        N/A       $179,600     Both
21   Schaumburg Corners Shopping Center    $50,250        N/A        $23,045        N/A        $58,586     Both
22   BJ's Wholesale Club                     N/A        $16,380      $16,362        N/A          N/A       None
23   Holiday Inn - Oklahoma City, OK         N/A         4.00%        4.00%         N/A          N/A       Both
24   The Regency Apartments                  N/A        $37,200      $37,200        N/A          N/A       Both
25   Canyon Parke Apartments               $19,688      $78,000      $78,000        N/A          N/A       Both
26   Riverview Marketplace                 $10,625      $14,633      $14,572       $5,724      $43,093      Tax
27   Commons on Apache                     $47,994      $42,600      $42,560        N/A          N/A       Both
28   Olympic Corporate Center Building     $9,130       $18,000      $18,014      $100,020     $83,534     Both
29   Chaparral Village                     $41,375      $16,524      $16,525        N/A          N/A       Both
30   Rolling Meadows Plaza                 $37,750        N/A        $19,281        N/A        $45,979     Both
31   The Hill at Woodway                   $1,200       $62,004      $62,000        N/A          N/A       Both
32   Shady Grove Professional Center         N/A          N/A         $7,677        N/A        $74,885     Both
33   Oxford Square Apartments              $54,138      $58,500      $58,512        N/A          N/A       Both
34   Spectrum Retail Center                $35,409      $11,928      $11,932        N/A        $47,524     Both
35   Country Oaks Apartments               $73,125      $50,000      $50,000        N/A          N/A       Both
36   Lamplighter - Chino                   $6,250         N/A        $13,000        N/A          N/A       Both
37   Park 80 East Office Building            N/A        $16,440      $16,400      $80,040      $83,301     Both
38   Centerpoint Corporate Center            N/A          N/A        $10,758        N/A        $70,438     Both
39   Gold Ridge Apartments                 $7,050       $78,900      $78,910        N/A          N/A       Both
40   Tantara Club Apartments              $500,000      $71,500      $71,250        N/A          N/A       Both
41   Moulton La Paz Shopping Center        $6,750       $16,500      $16,553        N/A        $59,263     Both
42   Arrowhead Shopping Center             $1,250       $12,561      $12,561        N/A        $33,946     Both
43   Landmark Hotel                       $150,000        N/A         4.00%         N/A          N/A       Both
44   Legg Mason Center                     $13,488      $12,360      $12,325      $69,840      $61,403     Both
45   American Crossing Shopping Center      $750        $10,920      $10,920        N/A        $21,588     Both
46   Kaiser Permanente Office Building       N/A          N/A         $4,382        N/A          N/A       None
47   Lakeside Village Shopping Center      $20,013       $9,180       $9,142      $41,592      $33,163     Both
48   Crossroads Shopping Center              N/A          N/A        $10,200        N/A        $49,962     Both
49   Richmond Tower                          N/A        $17,976      $17,981        N/A        $98,064     Both
50   The Palm Breezes Club Manufactured
     Home Community                          N/A          N/A         $9,450        N/A          N/A       Both
51   Majestic Shopping Center                N/A          N/A        $20,427        N/A        $72,526     Both
52   West Main Place                       $22,750      $33,780      $34,075        N/A        $86,695     Both
53   Oxon Run Manor Apartments             $15,525      $24,780      $37,125        N/A          N/A       Both
54   Mt. Olive Centre                      $64,250        N/A        $22,508      $25,200      $25,319     Both
55   Applegate Square Shopping Center      $8,030         N/A         $9,179        N/A        $48,472     Both
56   Heritage Hills Retail Center          $1,100        $5,220       $5,203        N/A        $35,153     Both
57   Waters of Winrock Apartments          $10,463      $29,256      $29,250        N/A          N/A       Both
58   Garden Wood Apartments                $65,000      $38,012      $38,000        N/A          N/A       Both
59   Lehigh Street Shopping Center           N/A        $13,080      $13,054      $20,520      $20,520     Both
60   Ashton Woods Apartments              $135,500      $42,240      $39,000        N/A          N/A       Both
61   Kmart Shopping Center - Milford       $2,063       $21,116      $21,116        N/A        $37,791     Both

             Engineering Reserves and Recurring Replacement Reserves

                                                       Contractual     U/W
                                          Engineering   Recurring    Recurring   Contractual               Tax &
                                          Reserve at   Replacement  Replacement   Recurring      U/W     Insurance
#    Loan Name                            Origination   Reserve       Reserve     LC & TI       LC & TI   Escrows
-    ---------                            -----------   -------       -------     -------       -------   -------
62   Parkside Center                         N/A         $4,020       $3,991      $34,200      $34,161     Both
63   Park 51 Medical Building              $15,594       $6,840       $6,800      $34,020      $40,710     Both
64   Quality Suites - College Station        N/A         4.00%        5.00%         N/A          N/A       Both
65   King Arthur Mobile Home Park          $24,375      $10,164       $8,499        N/A          N/A       Both
66   The Fox Glen I and II Apartments     $223,181      $44,352      $44,275        N/A          N/A       Both
67   Lake Howard Heights Retirement       $124,375      $33,250      $32,500        N/A          N/A       Both
68   Stockdale Town Center                 $68,750       $9,840       $9,862      $39,720      $39,718     Both
69   Batavia Palms Business Center           N/A          N/A        $11,950        N/A        $20,611     Both
70   Town Center North                     $2,500        $4,500       $4,500        N/A        $2,679       Tax
71   Creekside Apartments (1B)             $29,375      $19,250      $19,250        N/A          N/A       Both
72   Brookside Apartments (1B)             $8,750       $15,000      $15,000        N/A          N/A       Both
73   Glenbrook Centre Apartments (1B)      $6,250       $16,500      $16,500        N/A          N/A       Both
74   Hardwick Apartments (1B)              $4,125        $8,012       $8,000        N/A          N/A       Both
75   Sequoia Bend Apartments              $250,000      $44,000      $44,000        N/A          N/A       Both
76   1264 Lexington Avenue                 $3,750        $7,680       $7,675        N/A        $1,300      Both
77   Tenth Street Medical Building           N/A         $4,768       $5,311      $18,000      $27,335     Both
78   Storage USA - La Quinta                 N/A        $11,160      $11,159        N/A          N/A        Tax
79   Storage Loan                          $91,969      $33,672      $33,663        N/A          N/A       Both
80   Lincolnwood / Pinetree Apartments     $77,633      $42,480      $43,050        N/A          N/A       Both
81   Brookside Mobile Home Park            $63,188        N/A         $6,800        N/A          N/A       Both
82   Villa Reanna Apartments                 N/A        $16,000      $19,200        N/A          N/A       Both
83   Arbor Village Townhomes               $10,000      $25,500      $25,500        N/A          N/A       Both
84   Park South Apartments                   N/A        $65,286      $65,339        N/A          N/A       Both
85   Deer Park Mansion                    $401,800      $47,500      $47,500        N/A          N/A       Both
86   Holiday Inn Southeast -
     Indianapolis, IN                      $47,563       4.00%        4.00%         N/A          N/A       Both
87   Lakeshore on the Hill                 $1,500       $30,250      $30,250        N/A          N/A       Both
88   Sandia Vista Shopping Center          $2,625        $8,001       $8,000      $75,000      $53,090     Both
89   West Valley Place Shopping Center     $20,689      $11,760      $11,767      $37,560      $20,244     Both
90   Spring Medical Building               $22,656        N/A         $6,740      $24,000      $33,034     Both
91   Bingo King Warehouse                  $17,750      $24,000      $24,014      $92,400      $67,751     Both
92   Rite Aid - San Jacinto                  N/A          N/A         $2,510        N/A          N/A       Both
93   Federal Point Station                 $2,969       $26,520      $20,055        N/A        $25,463     Both
94   Northland Medical Center              $45,423        N/A        $10,326      $24,000      $38,322     Both
95   Murdock Apartments                    $4,025        $8,400      $14,209        N/A          N/A       Both
96   Harbour Village                         N/A         $3,156       $3,150        N/A        $14,282     Both
97   Chestnut Park Apartments              $42,500      $36,250      $36,250        N/A          N/A       Both
98   Village Center                        $12,500      $10,800      $10,774        N/A        $31,619     Both
99   Sherwood Park Apartments              $69,013      $39,600      $39,600        N/A          N/A       Both
100  Blockbuster Video and Radio Shack       N/A         $3,840       $3,808        N/A        $11,660     Both
101  Northern Plaza Shopping Center          N/A        $12,883      $13,183        N/A        $7,397      Both
102  Peconic Bay Properties                  N/A         $3,512       $3,513        N/A        $10,085     Both
103  Marketplace at Centerpoint              N/A          N/A         $2,922        N/A        $19,907     Both
104  New England Financial Building          N/A          N/A         $2,904      $27,135      $22,000     Both
105  Riverlawn Mobile Home Park            $5,406         N/A         $6,900        N/A          N/A       Both
106  Lakeside Mobile Estates                 N/A          N/A         $6,200        N/A          N/A       Both
107  Signature Lake Apartments             $14,875      $23,200      $29,000        N/A          N/A       Both
108  Niki's Point Apartments               $3,793       $10,620      $10,600        N/A          N/A       Both
109  Belle Terre Village Apartments/
     Belle Pointe Apartments                 N/A        $35,040      $30,000        N/A          N/A       Both
110  Palmetto Trailer Park                 $5,375        $6,500       $6,500        N/A          N/A       Both
111  Palm Valley Crossing                    N/A         $2,400       $2,430        N/A        $8,094      Both
112  Moon Glow Apartments                  $4,313       $24,420      $24,380        N/A          N/A       Both
113  Manor Court Apartments                  N/A        $28,800      $25,538        N/A          N/A       Both
114  Wickham Corners Shopping Center         N/A         $2,520       $2,516      $12,600      $10,117     Both
115  Twinbridge Apartment Complex          $10,498      $26,000      $26,000        N/A          N/A       Both
116  Marmion Royal Apartments                N/A        $17,640      $17,635        N/A          N/A       Both
117  TYIF Park Condominiums                $3,438       $10,750      $10,750        N/A          N/A       Both
118  Tilbury Garden Apartments             $5,000        $7,500       $7,500        N/A          N/A       Both
119  The Sanitas Building                    N/A          N/A         $1,657        N/A        $11,103     Both
120  2516-2526 North Kedzie Boulevard        N/A         $9,750       $9,750        N/A          N/A       Both
121  Old South Apartments                    N/A        $25,000      $25,000        N/A          N/A       Both
122  Whitfield Village Apartments            N/A        $12,000      $12,000        N/A          N/A       Both

             Engineering Reserves and Recurring Replacement Reserves

                                                       Contractual     U/W
                                          Engineering   Recurring    Recurring   Contractual               Tax &
                                          Reserve at   Replacement  Replacement   Recurring      U/W     Insurance
#    Loan Name                            Origination   Reserve       Reserve     LC & TI       LC & TI   Escrows
-    ---------                            -----------   -------       -------     -------       -------   -------
123  Rancocas Valley Professional
     Arts Building                         $7,688        $3,602       $4,503      $45,333      $20,010     Both
124  Arbor Village South Apartments        $56,219      $23,500      $23,500        N/A          N/A       Both
125  Kress Energy Center Office Building   $41,634      $14,040      $13,965      $43,860      $42,683     Both
126  11401 Industriplex Warehouse          $3,719        $6,360       $6,357       $7,560      $7,548      Both
127  Quail Point                           $1,600         N/A         $3,951        N/A        $16,075     Both
128  Merriwood Village Apartments           $938        $14,012      $14,000        N/A          N/A       Both
129  85 Old Long Ridge Road                  N/A          N/A         $3,184      $16,693      $16,672     Both
130  Pavilion Plaza                        $7,500         N/A         $5,760        N/A        $31,620     Both
131  Avon Manor Apartments                 $80,688      $14,500      $14,500        N/A          N/A       Both
132  20/20 Greenville Retail Center         $375         $5,620       $5,620      $24,375      $12,022     Both
133  Westover Apartments                     N/A        $11,644      $11,378        N/A          N/A       Both
134  East 29th Street Apartments (1C)      $11,156      $13,000      $13,000        N/A          N/A       Both
135  Chesapeake Drive Apartments (1C)      $24,235       $6,000       $6,000        N/A          N/A       Both
136  Sandalwood Square                     $6,250       $16,750      $16,750        N/A          N/A       Both
137  1200 Medical Building                   N/A         $5,850       $6,868        N/A        $27,471     Both
138  1416 Apartments (1D)                   $625        $21,000      $21,000        N/A          N/A       Both
139  1419 Apartments (1D)                   $625        $15,250      $15,250        N/A          N/A       Both
140  Groton Fashion Plaza                  $11,250        N/A         $3,654        N/A        $21,264     Both
141  Scioto Fairway Woods Apartments         N/A          N/A        $20,000        N/A          N/A       Both
142  Park Garden Apartments                $2,188       $15,400      $19,250        N/A          N/A       Both
143  Glenrose Square Apartments            $1,313        $8,750       $8,750        N/A          N/A       Both
144  Blue Gem Mobile Home Park            $143,900        N/A         $2,600        N/A          N/A       Both
145  Bri-Mar Building                        N/A          N/A         $4,080        N/A        $18,352     Both
146  244-256 Orange Place (1E)             $6,750        $7,866       $7,862        N/A          N/A       Both
147  249 Orange Place Apartments (1E)      $8,125        $6,500       $6,500        N/A          N/A       Both
148  Casa De Dallas Apartments               N/A          N/A         $8,003        N/A          N/A       Both
149  Mooring Circle Duplexes                 N/A         $4,000       $4,000        N/A          N/A       Both
150  Amherst Street Mall                   $21,875        N/A         $3,407        N/A        $17,035     Both
151  Hollywood Video - Cudahy, WI            N/A          N/A          $666         N/A          N/A       Both
152  Pioneer House Apartments                N/A        $16,250      $16,250        N/A          N/A       Both
153  St. Charles & Prytania Street
     Apartments                            $7,688        $4,750       $4,750        N/A          N/A       Both
154  Butternut Apartments                  $2,500       $13,250      $13,250        N/A          N/A       Both
155  Clarewood Gardens Apartments            N/A        $17,216      $16,000        N/A          N/A       Both
156  Autumn Run Apartments                 $12,500       $9,500       $9,500        N/A          N/A       Both
157  Whittier Gardens                      $5,625       $10,500      $10,500        N/A          N/A       Both
158  Alan Apartments                         N/A         $5,500       $5,500        N/A          N/A       Both
159  Airport Square                          N/A          $900         $900       $15,333      $5,998      Both
160  Circa 1886 Building                   $17,438       $3,625       $3,625      $16,575      $16,576     Both

(1A)  The Mortgage Loans secured by Radisson South - Bloomington and Le Meridien
      - Dallas, respectively, are cross-collateralized and cross-defaulted.
(1B) The Mortgage Loans secured by Creekside Apartments, Brookside Apartments, Glenbrook Centre Apartments and Hardwick Apartments, respectively, are cross-collateralized and cross-defaulted.
(1C) The Mortgage Loans secured by East 29th Street Apartments and Chesapeake Drive Apartments, respectively, are cross-collateralized and cross-defaulted.
(1D) The Mortgage Loans secured by 1416 Apartments and 1419 Apartments, respectively, are cross-collateralized and cross-defaulted.
(1E) The Mortgage Loans secured by 244-256 Orange Place and 249 Orange Place Apartments, respectively, are cross-collateralized and cross-defaulted.

                 Major Tenants of the Commercial Properties (1)

                                                                                                      Major
                                                                     Major              Major      Tenant # 1
                                      Property                    Tenant # 1          Tenant # 1     Lease
#    Property Name                      Type      Sq. Ft.            Name              Sq. Ft.   Expiration Date
-    -------------                      ----      -------            ----              -------   ---------------
1    45 Broadway                      Office      368,471             N/A                N/A          N/A
7    2 Penn Center Plaza              Office      498,277             N/A                N/A          N/A
8    Yonkers Shopping Center          Retail      425,575          Bradlees            196,000      3/31/09
9    The Atrium                       Office      162,359     Inktomi Corporation      36,275       10/31/03

13   West End Court                   Office       94,278      CGX Communications      39,018        2/1/09

14a  Ameriserve - Burlington, NJ      Industrial  184,819       Ameriserve Food        184,819      7/31/19
                                                               Distribution, Inc.
14b  Ameriserve - Grand Rapids, MI    Industrial  176,941       Ameriserve Food        176,941      7/31/19
                                                               Distribution, Inc.
16   Commerce Centre                  Mixed Use   159,938       T/A Loco Hombre        17,200        6/1/06
17   Points East Shopping Center      Retail      194,727        Marc Glassman         35,480       5/31/13

20   The 700 Building                 Office      179,597             N/A                N/A          N/A
21   Schaumburg Corners Shopping      Retail      153,633        Babies "R" Us         43,105        3/1/06
     Center
22   BJ's Wholesale Club              Retail      109,081     BJ's Wholesale Club      109,081      1/31/19
26   Riverview Marketplace            Retail       97,146      Shaws Supermarket       54,200       12/31/09
28   Olympic Corporate Center         Office       90,070      Prime Succession        20,524       12/31/07
     Building
30   Rolling Meadows Plaza            Retail      128,538    Dominick's Finer Foods    71,987        6/1/09
32   Shady Grove Professional Center  Office       51,179         Integramed           19,712        6/5/09

34   Spectrum Retail Center           Retail       39,766  Houston's Restaurant, Inc.   6,014       12/31/10
37   Park 80 East Office Building     Office       83,049       Liberty Mutual         22,547       10/31/04
38   Centerpoint Corporate Center     Office       71,723   Lear Seating Corporation   26,100        6/1/03
41   Moulton La Paz Shopping Center   Retail       59,119         Planet Kids          12,200       6/30/05
42   Arrowhead Shopping Center        Retail       83,740         Abco Foods           41,072       11/1/09
44   Legg Mason Center                Mixed Use    63,247            WMIX              15,340        5/1/06
45   American Crossing Shopping       Retail       72,800          JC Penney           50,000       9/28/07
     Center
46   Kaiser Permanente Office         CTL          31,300   Kaiser Foundation Health   31,300       6/30/14
     Building                                                      Plan, Inc.
47   Lakeside Village Shopping Center Retail       45,710        Larry's Shoes         10,000       11/30/03
48   Crossroads Shopping Center       Retail       46,362             N/A                N/A          N/A
49   Richmond Tower                   Office       88,040  AmeriHealth HMO of Texas,   34,496       10/31/02
                                                                      Inc.
51   Majestic Shopping Center         Retail      136,183       Kroger Company         64,562       11/30/14

52   West Main Place                  Mixed Use    63,938  Healthcare Partners, Inc.    9,072       12/31/00
54   Mt. Olive Centre                 Retail      115,425      Roses Stores, Inc.      45,495        7/1/08
55   Applegate Square Shopping Center Retail       53,992             N/A                N/A          N/A
56   Heritage Hills Retail Center     Retail       34,749   B&B Retail Liquors, Inc.    5,336       5/31/04
59   Lehigh Street Shopping Center    Retail       87,024       Redner's Market        53,577        7/1/18
61   Kmart Shopping Center - Milford  Retail      140,770      Kmart Corporation       100,678      2/28/04

62   Parkside Center                  Retail       26,605       Leather Country         3,633       5/31/04
63   Park 51 Medical Building         Office       34,000     Mecklenburg Medical       9,469       2/25/04
68   Stockdale Town Center            Retail       44,849           Carrows             5,575        4/1/01
69   Batavia Palms Business Center    Industrial   74,685         Demo Deluxe           8,400        1/1/00
70   Town Center North                Retail       29,633          OfficeMax           23,633       11/30/18
77   Tenth Street Medical Building    Office       26,555     Parker/Rosenman/Rodi      4,480        7/1/02
88   Sandia Vista Shopping Center     Retail       53,223       Tuesday Morning        11,460       1/15/08

89   West Valley Place Shopping       Retail       78,441    Southwest Supermarkets    26,250       1/18/10
     Center
90   Spring Medical Building          Office       33,370    Memorial Medical Group     8,767       8/31/04
91   Bingo King Warehouse             Industrial  160,093     First Data Resources     53,884       3/31/02

92   Rite Aid - San Jacinto           Retail       16,730          Rite Aid            16,730       5/29/18
93   Federal Point Station            Retail       80,219          Food Lion           28,603       10/25/12
94   Northland Medical Center         Office       38,254     St. Luke's Hospital       8,986       12/31/08
96   Harbour Village                  Retail       21,000     Durango Steak House       5,600       3/31/05
98   Village Center                   Retail       44,890   Bio-Medical Application    10,350       11/30/03
                                                                     of AZ
100  Blockbuster Video and Radio      Retail       9,287          Blockbuster           6,650       4/30/01
     Shack
101  Northern Plaza Shopping Center   Retail       85,887            Ames              49,920        1/1/04
102  Peconic Bay Properties           Mixed Use    13,085        Edward Archer          1,464        1/1/02
103  Marketplace at Centerpoint       Retail       19,749      L & T Coney Island       3,350       7/31/07
104  New England Financial Building   Office       18,090       New England Life       12,105       10/31/05
                                                               Insurance Company
111  Palm Valley Crossing             Retail       16,200       Hollywood Video         7,000       9/19/12
114  Wickham Corners Shopping Center  Retail       16,775       Hollywood Video         6,656       1/14/14
119  The Sanitas Building             Industrial   16,572       Worldprints.com         5,995       4/30/04
123  Rancocas Valley Professional     Office       17,400     Rancocas Orthopedic       4,932       3/31/01
     Arts Building                                                Association
125  Kress Energy Center Office       Office       54,550   Coulter Enterprises Inc.   39,163       12/31/00
     Building
126  11401 Industriplex Warehouse     Industrial   42,378    Morgan Products, Inc.     22,596       8/31/02

127  Quail Point                      Mixed Use    26,340      Austin Radiologic       18,812        2/1/07
129  85 Old Long Ridge Road           Office       16,693     Horizon Systems Inc      12,066       12/31/00
130  Pavilion Plaza                   Retail       36,800        Cherry & Webb          9,600       1/31/02
132  20/20 Greenville Retail Center   Retail       12,022        Simply Fondue          2,900       6/30/02
137  1200 Medical Building            Office       27,471  Cohen, Paul S., M.D., P.C.   4,681       8/31/03
140  Groton Fashion Plaza             Retail       24,000     Easter Seal Goodwill      9,950       6/30/05
145  Bri-Mar Building                 Mixed Use    27,198       Protoserv, Inc.        13,186       3/31/04
150  Amherst Street Mall              Mixed Use    22,713             N/A                N/A          N/A
151  Hollywood Video - Cudahy, WI     Retail       6,656    Hollywood Entertainment     6,656        5/6/14
                                                                  Corporation
159  Airport Square                   Retail       5,998          Bootleggers           3,726       5/31/03
160  Circa 1886 Building              Mixed Use    14,196       Dr. Jay Gordon          4,000       9/30/01

                Major                 Major           Major            Major              Major          Major
              Tenant #2            Tenant # 2      Tenant # 2        Tenant # 3         Tenant # 3     Tenant # 3
#                Name                Sq. Ft.   Lease Expiration Date   Name              Sq. Ft.    Expiration Date
-                ----              ----------  ---------------------   ----              -------    ---------------
1                N/A                  N/A             N/A               N/A                N/A            N/A
7                N/A                  N/A             N/A               N/A                N/A            N/A
8              Pathmark              50,085         3/31/05             N/A                N/A            N/A
9          Netgravity, Inc.          26,520         10/11/05        Macromedia/          16,402         2/29/00
                                                                      Inktomi
13          Department of            19,916          3/1/03     United Arab Emirates     14,892          6/1/02
             Agriculture
14a              N/A                  N/A             N/A               N/A                N/A            N/A

14b              N/A                  N/A             N/A               N/A                N/A            N/A

16               N/A                  N/A             N/A               N/A                N/A            N/A
17           Office Depot            28,497         12/31/12    Marshalls Department     22,500         1/31/04
                                                                       Store
20               N/A                  N/A             N/A               N/A                N/A            N/A
21           Office Depot            31,093         12/1/06       Hancock Fabrics        19,190          7/1/08

22               N/A                  N/A             N/A               N/A                N/A            N/A
26               N/A                  N/A             N/A               N/A                N/A            N/A
28          Blue Chip Tech           19,903         5/31/08      Toyota Motor Mfg.       13,592         4/30/03
                                                                   North America
30               N/A                  N/A             N/A               N/A                N/A            N/A
32         National Fitness          10,017         6/20/09             N/A                N/A            N/A
             Institution
34           Jason's Deli            4,450          3/31/03             N/A                N/A            N/A
37      Sealed Air Corporation       21,182         8/31/08             GSA              18,844         9/14/01
38          Aerotek, Inc.            9,300           6/1/06    RCO Engineering, Inc.      9,200          4/1/01
41       Sav-On Express #3827        8,000          1/31/03    Kragen Autoworks # 715     7,922         7/31/03
42         Revco Drug Store          8,450          12/1/04             N/A                N/A            N/A
44       Miles & Stockbridge         11,490          4/1/05         Legg Mason            8,569          3/1/00
45          David's Bridal           10,200          3/7/04             N/A                N/A            N/A

46               N/A                  N/A             N/A               N/A                N/A            N/A

47    Special Occasions Dresses      8,715          4/30/02       Pockets Menswear        5,941         4/30/05
48               N/A                  N/A             N/A               N/A                N/A            N/A
49       American Tower Corp.        12,924         9/30/03    Greystar Multi Family     12,376         12/31/04
                                                                      Services
51             Odd Lots              19,794         1/31/04       Fabri Centers of       14,672         1/31/07
                                                                      America
52       Sea Star Restaurant         7,000          1/31/01             N/A                N/A            N/A
54         Food Lion, Inc.           35,032          7/1/13             N/A                N/A            N/A
55               N/A                  N/A             N/A               N/A                N/A            N/A
56           Blockbuster             4,060           3/1/09             N/A                N/A            N/A
59             Big Lots              28,272         1/30/04             N/A                N/A            N/A
61      Perfect Shape Gym and        21,900         11/30/08            N/A                N/A            N/A
            Fitness Center
62          Mattress Firm            3,575          1/21/04        Schlotzsky's           2,730         2/22/09
63         Pineville OBGYN           4,373          4/30/00    Charlotte Orthopaedic      3,844         2/28/04
68               N/A                  N/A             N/A               N/A                N/A            N/A
69               N/A                  N/A             N/A               N/A                N/A            N/A
70             Del Taco              3,700           1/1/19             N/A                N/A            N/A
77      Gurfield/Varga/Wasson        4,098           7/1/02    Ross/Miyakawa/Sorotzkin    3,741          7/1/02
88          Family Dollar            8,450          12/31/00        Consignment           7,120         5/31/00
                                                                    Furnishings
89       Goodwill Industries         12,000         4/30/06     Family Dollar Store       8,050         12/31/08

90               N/A                  N/A             N/A               N/A                N/A            N/A
91        American Clothing          41,277         7/31/05            Warren            40,032         3/31/01
                                                               Distribution-Warehouse
92               N/A                  N/A             N/A               N/A                N/A            N/A
93              Maxway               22,100         6/14/04        CVS/Pharmacy           8,450         5/31/04
94          Duluth OB/GYN            5,754          8/31/10         Orthopedics           5,677         2/28/00
96     Coals' Brick Oven Pizza       2,100          5/31/03      Royal Dry Cleaners       2,100         5/31/03
98      Tuscan Sporting Goods,       5,000          11/30/00            N/A                N/A            N/A
                 Inc.
100          Radio Shack             2,637           5/4/01             N/A                N/A            N/A

101              IGA                 15,067          6/1/01             N/A                N/A            N/A
102          Laura Ashley            1,464           1/1/03             N/A                N/A            N/A
103      Coffee Beanery Ltd.         3,030          10/31/08            N/A                N/A            N/A
104        Russon Financial          5,985          1/31/04             N/A                N/A            N/A
            Services, Inc.
111         Rent-A-Center            3,540           4/1/04             N/A                N/A            N/A
114          Dollar Tree             4,048          5/31/04             N/A                N/A            N/A
119      Mail Solutions, Inc.        5,454          11/30/03     Applied Technology       5,123         11/30/05
123       Rancocas Hospital          3,768          11/30/01    Radiation Facilities      3,288         12/31/03
                                                                       Group
125              N/A                  N/A             N/A               N/A                N/A            N/A

126   21st Century/Vr Tch, Inc.      10,282         4/30/03       President Baking        9,500          7/1/01
                                                                      Company
127              N/A                  N/A             N/A               N/A                N/A            N/A
129     Business Dev. Resources      2,458          6/30/03             N/A                N/A            N/A
130          Knapp Video             9,600          12/31/02      Women & Infants'        4,600         7/14/02
132        Crazy Charlie's           2,682          11/30/03      Nero's Italian          2,440         5/31/02
137     Sheenan, Richard, M.D.       2,957          11/30/00            N/A                N/A            N/A
140            TCMB & T              2,800          1/31/02     Kirk's Floorcovering      2,700         3/31/02
145            K-Knife               6,967          5/31/03    Distribution Dynamics      5,278         1/31/05
150              N/A                  N/A             N/A               N/A                N/A            N/A
151              N/A                  N/A             N/A               N/A                N/A            N/A

159          Sound Resort            2,272          4/30/04             N/A                N/A            N/A
160         Beverly Jones            1,500          8/31/01    Christ Holy Tabernacle     1,456         2/28/01

(1)   Only those tenants which occupy 10% or more of the property area.

                              Multifamily Schedule

                                            Utilities                    Subject     Subject     Subject    Subject    Subject
                                             Tenant              #        Studio     Studio      Studio      1 BR       1 BR
#    Property Name                            Pays           Elevators    Units     Avg. Rent   Max. Rent    Units    Avg. Rent
-    -------------                            ----           ---------    -----     ---------   ---------    -----    ---------
4a   Shadow Creek Apartments              Electric/Water         0         N/A        N/A         N/A        120        $527
4b   Copper Cove Apartments                 Electric             0         N/A        N/A         N/A        192        $470
4c   Hilltop Apartments                   Electric/Water         0         N/A        N/A         N/A        150        $500
4d   Foxboro Apartments                     Electric             0         N/A        N/A         N/A        172        $472
4e   The Pinnacle Apartments             Electric/Water/         0         N/A        N/A         N/A         86        $590
                                              Sewer
6    Southshore Beach & Tennis Club       Electric/Gas          15          93        $890       $1,015      191       $1,093
10   Candlewyck Apartments                Electric/Gas/          0          2         $430        $430       137        $515
                                           Water/Sewer
11   Lakes at Palm Beach                 Electric/Water/         0         N/A        N/A         N/A         51        $660
                                              Sewer
12   Pensacola Place                        Electric             5          56        $657        $740       112        $849
18   Hidden Creek Apartments              Electric/Gas           0         N/A        N/A         N/A         96        $698
19   800 Madison Avenue                       None               2          14       $1,686      $2,200       28       $1,441
24   The Regency Apartments               Electric/Gas/          0         N/A        N/A         N/A         54        $578
                                           Water/Sewer
25   Canyon Parke Apartments                Electric             0          16        $423        $435       138        $475
27   Commons on Apache                        None               0         N/A        N/A         N/A        N/A         N/A
31   The Hill at Woodway                    Electric             0         N/A        N/A         N/A        160        $498
33   Oxford Square Apartments               Electric             0         N/A        N/A         N/A         40        $566
35   Country Oaks Apartments                Electric             0         N/A        N/A         N/A        116        $592
39   Gold Ridge Apartments                Electric/Gas           0         N/A        N/A         N/A        100        $497
40   Tantara Club Apartments                Electric             0          1         $520        $520       129        $463
53   Oxon Run Manor Apartments              Electric             0          1         $500        $500        80        $556
57   Waters of Winrock Apartments         Electric/Gas/          0         N/A        N/A         N/A         84        $602
                                           Water/Sewer
58   Garden Wood Apartments                 Electric             0         N/A        N/A         N/A         55        $459
60   Ashton Woods Apartments                Electric             0         N/A        N/A         N/A        N/A         N/A
66   The Fox Glen I and II Apartments     Electric/Gas           0         N/A        N/A         N/A         30        $561
71   Creekside Apartments (1B)            Electric/Gas           0          17        $294        $375        56        $369
72   Brookside Apartments (1B)              Electric             0          9         $266        $275        44        $333
73   Glenbrook Centre Apartments (1B)        Electric            0          1         $295        $295        52        $356
74   Hardwick Apartments (1B)             Electric/Gas           0         N/A        N/A         N/A         32        $376
75   Sequoia Bend Apartments                Electric             0         N/A        N/A         N/A         54        $473
76   1264 Lexington Avenue                Electric/Gas           1          1        $1,350      $1,350       8        $1,591
80   Lincolnwood / Pinetree Apartments    Electric/Gas           0          6         $340        $340        8         $366
82   Villa Reanna Apartments             Electric/Water/         0         N/A        N/A         N/A         32        $553
                                              Sewer
83   Arbor Village Townhomes              Electric/Water         0         N/A        N/A         N/A        N/A         N/A
84   Park South Apartments                  Electric             0          8         $296        $300       120        $402
85   Deer Park Mansion                      Electric             0         N/A        N/A         N/A         86        $389
87   Lakeshore on the Hill                Electric/Gas           0          1         $420        $420        41        $470
95   Murdock Apartments                     Electric             0         N/A        N/A         N/A        N/A         N/A
97   Chestnut Park Apartments                 None               0          48        $366        $375        64        $430
99   Sherwood Park Apartments               Electric             0         N/A        N/A         N/A         40        $350
107  Signature Lake Apartments              Electric             0         N/A        N/A         N/A         10        $362
108  Niki's Point Apartments             Electric/Water/         0         N/A        N/A         N/A         10        $557
                                              Sewer
109  Belle Terre Village Apartments/        Electric             0         N/A        N/A         N/A        N/A         N/A
     Belle Pointe Apartments
112  Moon Glow Apartments                 Electric/Gas/          0         N/A        N/A         N/A         76        $355
                                           Water/Sewer
113  Manor Court Apartments                 Electric             1         N/A        N/A         N/A         26        $510
115  Twinbridge Apartment Complex             None               0         N/A        N/A         N/A         80        $389
116  Marmion Royal Apartments             Electric/Gas           0          2         $350        $350        26        $501
117  TYIF Park Condominiums                 Electric             0         N/A        N/A         N/A         6         $371
118  Tilbury Garden Apartments            Electric/Gas           0         N/A        N/A         N/A         30        $783
120  2516-2526 North Kedzie Boulevard     Electric/Gas           0         N/A        N/A         N/A         13        $596
121  Old South Apartments                     None               0         N/A        N/A         N/A         40        $400
122  Whitfield Village Apartments         Electric/Gas           0         N/A        N/A         N/A        N/A         N/A
124  Arbor Village South Apartments         Electric             0          4         $285        $285        19        $411
128  Merriwood Village Apartments         Electric/Gas/          0         N/A        N/A         N/A         32        $406
                                           Water/Sewer
131  Avon Manor Apartments                  Electric             0          5         $372        $385        53        $452
133  Westover Apartments                    Electric             0         N/A        N/A         N/A         37        $591
134  East 29th Street Apartments (1C)     Electric/Gas           0         N/A        N/A         N/A        N/A         N/A
135  Chesapeake Drive Apartments (1C)     Electric/Gas           0         N/A        N/A         N/A        N/A         N/A
136  Sandalwood Square                      Electric             0          2         $300        $300        21        $365
138  1416 Apartments (1D)                     None               0         N/A        N/A         N/A         84        $178
139  1419 Apartments (1D)                 Electric/Gas           0          10        $132        $207        51        $167
141  Scioto Fairway Woods Apartments      Electric/Gas           0          16        $380        $389        53        $431
142  Park Garden Apartments                   None               0         N/A        N/A         N/A         53        $396
143  Glenrose Square Apartments             Electric             0         N/A        N/A         N/A         18        $551
146  244-256 Orange Place (1E)            Electric/Gas           0          3         $525        $550        13        $580
147  249 Orange Place Apartments (1E)     Electric/Gas           0         N/A        N/A         N/A         13        $611

         Subject     Subject    Subject      Subject    Subject    Subject      Subject   Subject    Subject      Subject
          1 BR        2 BR       2 BR         2 BR       3 BR       3 BR         3 BR       4 BR      4 BR          4 BR
#       Max. Rent     Units    Avg. Rent    Max. Rent    Units    Avg. Rent    Max. Rent   Units    Avg. Rent    Max. Rent
-       ---------     -----    ---------    ---------    -----    ---------    ---------   -----    ---------    ---------
4a        $620        120        $629         $745        N/A        N/A         N/A        N/A        N/A          N/A
4b        $605         78        $645         $765        N/A        N/A         N/A        N/A        N/A          N/A
4c        $605         88        $616         $705        N/A        N/A         N/A        N/A        N/A          N/A
4d        $650         48        $652         $780        N/A        N/A         N/A        N/A        N/A          N/A
4e        $669         64        $713         $775        N/A        N/A         N/A        N/A        N/A          N/A

6        $1,355       165       $1,477       $1,680        1       $2,430       $2,430      N/A        N/A          N/A
10        $565        223        $603         $655        65        $743         $805        60       $823         $850

11        $690        272        $730         $800        25        $918         $935       N/A        N/A          N/A

12        $895         96       $1,015       $1,070       N/A        N/A         N/A        N/A        N/A          N/A
18        $760        144        $849        $1,000       N/A        N/A         N/A        N/A        N/A          N/A
19       $3,295        9        $1,243       $1,500       N/A        N/A         N/A        N/A        N/A          N/A
24        $598        108        $680         $685        24        $767         $775       N/A        N/A          N/A

25        $525        158        $641         $695        N/A        N/A         N/A        N/A        N/A          N/A
27         N/A        112       $1,205       $1,516       N/A        N/A         N/A        N/A        N/A          N/A
31        $600         88        $632         $685        N/A        N/A         N/A        N/A        N/A          N/A
33        $574        120        $622         $655        24        $751         $825       N/A        N/A          N/A
35        $695         84        $632         $665        N/A        N/A         N/A        N/A        N/A          N/A
39        $540        168        $580         $640        N/A        N/A         N/A        N/A        N/A          N/A
40        $545        124        $600         $705        32        $793         $835       N/A        N/A          N/A
53        $695         84        $687         $757        N/A        N/A         N/A        N/A        N/A          N/A
57        $700         33        $741         $785        N/A        N/A         N/A        N/A        N/A          N/A

58        $590         73        $555         $635        24        $648         $690       N/A        N/A          N/A
60         N/A        156        $482        $1,000       N/A        N/A         N/A        N/A        N/A          N/A
66        $575        110        $642         $680        12        $730         $820       N/A        N/A          N/A
71        $380         4         $458         $460        N/A        N/A         N/A        N/A        N/A          N/A
72        $340         8         $392         $410        N/A        N/A         N/A        N/A        N/A          N/A
73        $444         5         $480         $560        N/A        N/A         N/A        N/A        N/A          N/A
74        $380        N/A         N/A         N/A         N/A        N/A         N/A        N/A        N/A          N/A
75        $675        109        $606         $740        13        $908        $1,018      N/A        N/A          N/A
76       $1,950        6        $1,822       $2,350        7        $404         $708       N/A        N/A          N/A
80        $370         74        $578         $600        35        $700         $860       N/A        N/A          N/A
82        $640         32        $732         $800        N/A        N/A         N/A        N/A        N/A          N/A

83         N/A        101        $545         $600        N/A        N/A         N/A        N/A        N/A          N/A
84        $470        106        $459         $520        N/A        N/A         N/A        N/A        N/A          N/A
85        $440         99        $475         $515         6        $549         $625       N/A        N/A          N/A
87        $550         61        $599         $931        18        $824        $1,030      N/A        N/A          N/A
95         N/A         56        $600         $625        N/A        N/A         N/A        N/A        N/A          N/A
97        $430         32        $575         $575        N/A        N/A         N/A        N/A        N/A          N/A
99        $350         80        $429         $455        12        $502         $510       N/A        N/A          N/A
107       $370        100        $400         $813         6        $493         $595       N/A        N/A          N/A
108       $585         37        $645         $700         6        $758         $785       N/A        N/A          N/A

109        N/A        100        $433         $525        N/A        N/A         N/A        N/A        N/A          N/A

112       $379         16        $415         $449        N/A        N/A         N/A        N/A        N/A          N/A

113       $550         48        $611         $635        N/A        N/A         N/A        N/A        N/A          N/A
115       $520         24        $522         $790        N/A        N/A         N/A        N/A        N/A          N/A
116       $525         32        $610         $665        N/A        N/A         N/A        N/A        N/A          N/A
117       $425         28        $686         $750         9        $719         $750       N/A        N/A          N/A
118       $810        N/A         N/A         N/A         N/A        N/A         N/A        N/A        N/A          N/A
120       $695         26        $737         $870        N/A        N/A         N/A        N/A        N/A          N/A
121       $400         60        $495         $500        N/A        N/A         N/A        N/A        N/A          N/A
122        N/A         32        $595         $620        16        $634         $675       N/A        N/A          N/A
124       $435         71        $440         $506        N/A        N/A         N/A        N/A        N/A          N/A
128       $425         24        $549         $575        N/A        N/A         N/A        N/A        N/A          N/A

131       $470        N/A         N/A         N/A         N/A        N/A         N/A        N/A        N/A          N/A
133       $645         1         $850         $850         2        $950         $975       N/A        N/A          N/A
134        N/A         52        $387         $395        N/A        N/A         N/A        N/A        N/A          N/A
135        N/A         24        $400         $425        N/A        N/A         N/A        N/A        N/A          N/A
136       $375         44        $528         $650        N/A        N/A         N/A        N/A        N/A          N/A
138       $400        N/A         N/A         N/A         N/A        N/A         N/A        N/A        N/A          N/A
139       $389        N/A         N/A         N/A         N/A        N/A         N/A        N/A        N/A          N/A
141       $529         11        $545         $545        N/A        N/A         N/A        N/A        N/A          N/A
142       $475         24        $498         $550        N/A        N/A         N/A        N/A        N/A          N/A
143       $595         17        $695         $725        N/A        N/A         N/A        N/A        N/A          N/A
146       $625         7         $780         $825        N/A        N/A         N/A        N/A        N/A          N/A
147       $716         4         $849         $900         3        $900         $925       N/A        N/A          N/A

                              Multifamily Schedule

                                            Utilities                    Subject     Subject     Subject    Subject    Subject
                                             Tenant              #        Studio     Studio      Studio      1 BR       1 BR
#    Property Name                            Pays           Elevators    Units     Avg. Rent   Max. Rent    Units    Avg. Rent
-    -------------                            ----           ---------    -----     ---------   ---------    -----    ---------
148  Casa De Dallas Apartments            Electric/Gas           0         N/A        N/A         N/A        N/A         N/A
149  Mooring Circle Duplexes              Electric/Gas/          0         N/A        N/A         N/A        N/A         N/A
                                           Water/Sewer
152  Pioneer House Apartments               Electric             0         N/A        N/A         N/A         17        $418
153  St. Charles & Prytania Street
     Apartments                             Electric             0          10        $795       $1,400       4         $606
154  Butternut Apartments                   Electric             0          33        $401        $485        18        $471
155  Clarewood Gardens Apartments           Electric             0         N/A        N/A         N/A         52        $354
156  Autumn Run Apartments                    None               0         N/A        N/A         N/A         16        $405
157  Whittier Gardens                       Electric             0          3         $295        $385        39        $523
158  Alan Apartments                          None               0          1         $275        $275        9         $506

     Subject     Subject    Subject      Subject    Subject    Subject      Subject   Subject    Subject      Subject
      1 BR        2 BR       2 BR         2 BR       3 BR       3 BR         3 BR       4 BR      4 BR          4 BR
#   Max. Rent     Units    Avg. Rent    Max. Rent    Units    Avg. Rent    Max. Rent   Units    Avg. Rent    Max. Rent
-   ---------     -----    ---------    ---------    -----    ---------    ---------   -----    ---------    ---------
148    N/A         27        $485         $525         5        $546         $610       N/A        N/A          N/A
149    N/A         8         $888        $1,105        8        $932         $975       N/A        N/A          N/A

152   $500         48        $504         $610        N/A        N/A         N/A        N/A        N/A          N/A
153   $800         5         $745        $1,100       N/A        N/A         N/A        N/A        N/A          N/A
154   $489         2         $605         $605        N/A        N/A         N/A        N/A        N/A          N/A
155   $375         12        $375         $395        N/A        N/A         N/A        N/A        N/A          N/A
156   $455         22        $680         $693        N/A        N/A         N/A        N/A        N/A          N/A
157   $549        N/A         N/A         N/A         N/A        N/A         N/A        N/A        N/A          N/A
158   $525         12        $543         $610        N/A        N/A         N/A        N/A        N/A          N/A

(1B) The Mortgage Loans secured by Creekside Apartments, Brookside Apartments, Glenbrook Centre Apartments and Hardwick Apartments, respectively, are cross-collateralized and cross-defaulted.
(1C) The Mortgage Loans secured by East 29th Street Apartments and Chesapeake Drive Apartments, respectively, are cross-collateralized and cross-defaulted.
(1D) The Mortgage Loans secured by 1416 Apartments and 1419 Apartments, respectively, are cross-collateralized and cross-defaulted.
(1E) The Mortgage Loans secured by 244-256 Orange Place and 249 Orange Place Apartments, respectively, are cross-collateralized and cross-defaulted.

                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION


                       See this Exhibit for tables titled:

                             Mortgage Interest Rates

                      10/1/99 Scheduled Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                            Year Built/Year Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                          10/1/99 Loan-to-Value Ratios

                       Underlying Real Properties by State

                       Mortgage Loans by Amortization Type

                   Underlying Real Properties by Property Type

                       Mortgage Loans by Property Sub-Type

                       Prepayment Provision as of 10/1/99

                                Prepayment Option

                        Mortgage Pool Prepayment Profile


                                      A-2-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                             Mortgage Interest Rates

                                                                                           Weighted
                                                             10/1/99      Percentage of     Average                     Weighted
                                           Number of        Scheduled       Initial        Mortgage    Weighted         Average
           Range of                         Mortgage        Principal     Mortgage Pool    Interest     Average         10/1/99
     Mortgage Interest Rates                 Loans           Balance        Balance          Rates    U/W DSCR (1)   LTV Ratio (1)
------------------------------------------------------------------------------------------------------------------------------------
 6.830%        -          7.000%               5          $ 51,530,881        5.7%           6.884%       1.58x           66.7%
 7.001%        -          7.250%               4            15,334,720        1.7%           7.212%       1.26            78.5%
 7.251%        -          7.500%               1             8,243,791        0.9%           7.430%       1.25            78.5%
 7.501%        -          7.750%               11           49,252,937        5.5%           7.631%       1.30            75.8%
 7.751%        -          8.000%               28          268,622,732       29.9%           7.889%       1.26            73.4%
 8.001%        -          8.250%               42          237,352,870       26.4%           8.151%       1.54            65.8%
 8.251%        -          8.500%               32          182,460,220       20.3%           8.356%       1.24            72.4%
 8.501%        -          8.750%               20           59,571,173        6.6%           8.588%       1.35            68.6%
 8.751%        -          9.000%               12           23,776,735        2.6%           8.842%       1.37            58.5%
 9.001%        -          9.220%               5             3,143,147        0.3%           9.103%       1.29            61.2%

                                          ------------------------------------------------------------------------------------------
Total/Weighted Average:                       160         $899,289,205      100.0%           8.041%       1.36x           70.3%
                                          ==========================================================================================

Maximum Mortgage Interest Rate:             9.220%
Minimum Mortgage Interest Rate:             6.830%
Weighted Average Mortgage Interest Rate:    8.041%

(1) Excluding the CTL Loan.

                      10/1/99 Scheduled Principal Balances

                                                                                            Weighted
                                                               10/1/99     Percentage of    Average                     Weighted
                                                Number of      Scheduled      Initial       Mortgage     Weighted        Average
                 Range of                       Mortgage      Principal    Mortgage Pool   Interest      Average        10/1/99
   10/1/99 Scheduled Principal Balances          Loans         Balance        Balance         Rates     U/W DSCR (1)  LTV Ratio (1)
-----------------------------------------------------------------------------------------------------------------------------------
 $   401,415        -           500,000            6       $  2,711,826        0.3%          8.996%        1.26x          63.6%
     500,001        -           750,000            6          3,520,729        0.4%          8.555%        1.31           57.6%
     750,001        -         1,000,000            11         9,684,531        1.1%          8.502%        1.29           68.7%
   1,000,001        -         1,250,000            7          7,575,572        0.8%          8.409%        1.34           64.6%
   1,250,001        -         1,500,000            14        19,448,837        2.2%          8.409%        1.28           74.5%
   1,500,001        -         1,750,000            7         11,669,717        1.3%          8.134%        1.27           75.0%
   1,750,001        -         2,000,000            13        24,399,399        2.7%          7.931%        1.32           71.6%
   2,000,001        -         3,000,000            16        39,794,915        4.4%          8.159%        1.34           70.4%
   3,000,001        -         4,000,000            18        64,456,690        7.2%          8.284%        1.30           72.1%
   4,000,001        -         5,000,000            12        54,790,267        6.1%          7.925%        1.31           74.7%
   5,000,001        -         6,000,000            8         43,835,776        4.9%          8.305%        1.30           70.2%
   6,000,001        -         7,000,000            7         45,971,315        5.1%          7.920%        1.31           72.2%
   7,000,001        -         8,000,000            8         59,646,308        6.6%          7.864%        1.25           75.7%
   8,000,001        -         9,000,000            6         50,819,897        5.7%          7.848%        1.31           75.9%
   9,000,001        -        11,500,000            3         30,864,107        3.4%          8.062%        1.24           70.8%
  11,500,001        -        15,500,000            7        100,025,244       11.1%          8.030%        1.26           73.2%
  15,500,001        -        19,500,000            3         52,126,403        5.8%          8.099%        1.41           71.2%
  19,500,001        -        34,500,000            4        120,746,941       13.4%          7.838%        1.49           62.2%
  34,500,001        -       $48,969,762            4        157,200,732       17.5%          8.075%        1.51           67.2%

                                               -------------------------------------------------------------------------------------
Total/Weighted Average:                           160      $899,289,205       100.0%         8.041%        1.36x          70.3%
                                               =====================================================================================

Maximum 10/1/99 Scheduled Principal Balance:               $ 48,969,762
Minimum 10/1/99 Scheduled Principal Balance:               $    401,415
Average 10/1/99 Scheduled Principal Balance:               $  5,620,558

(1) Excluding the CTL Loan.

                           Original Amortization Terms

                                                                                         Weighted
                                                            10/1/99     Percentage of    Average                       Weighted
        Range of                         Number of         Scheduled       Initial       Mortgage    Weighted          Average
   Original Amortization                 Mortgage          Principal    Mortgage Pool    Interest     Average           10/1/99
      Terms (Months)                      Loans             Balance        Balance         Rates     U/W DSCR (1)    LTV Ratio (1)
------------------------------------------------------------------------------------------------------------------------------------
    177       -     239                     3            $  12,388,149       1.4%          8.232%       1.55x             52.1%
    240       -     299                     7                7,674,646       0.9%          8.311%       1.36              64.6%
    300       -     313                     30             133,855,825      14.9%          7.934%       1.60              60.2%
    314       -     360                    120             745,370,585      82.9%          8.055%       1.32              72.3%

                                        --------------------------------------------------------------------------------------------
Total/Weighted Average:                    160           $ 899,289,205     100.0%          8.041%       1.36x             70.3%
                                        ============================================================================================

Maximum Original Amortization Term (Months):                       360
Minimum Original Amortization Term (Months):                       177
Wtd. Avg. Original Amortization Term (Months):                     346

(1)   Excluding the CTL Loan.

                      Original Terms to Stated Maturity (1)

                                                                                         Weighted
                                                            10/1/99     Percentage of    Average                       Weighted
        Range of                         Number of         Scheduled       Initial       Mortgage    Weighted          Average
   Original Terms                        Mortgage          Principal    Mortgage Pool    Interest     Average           10/1/99
to Stated Maturity (Months)               Loans             Balance        Balance         Rates     U/W DSCR (2)    LTV Ratio (2)
------------------------------------------------------------------------------------------------------------------------------------
     60       -     115                     7            $  36,444,207       4.1%          8.232%       1.27x             70.6%
    116       -     120                    143             827,354,550      92.0%          8.063%       1.36              70.3%
    121       -     200                     4               13,032,747       1.4%          7.311%       1.51              74.2%
    201       -     300                     6               22,457,701       2.5%          7.346%       1.45              66.8%

                                        --------------------------------------------------------------------------------------------
Total/Weighted Average:                    160           $ 899,289,205      100.0%         8.041%       1.36x             70.3%
                                        ============================================================================================

Maximum Original Term to Stated Maturity (Months):                 300
Minimum Original Term to Stated Maturity (Months):                  60
Wtd. Avg. Original Term to Stated Maturity (Months):               123

(1) In the case of Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2)   Excluding the CTL Loan.

                          Remaining Amortization Terms

                                                                                    Weighted
                                                        10/1/99     Percentage of    Average                       Weighted
        Range of                     Number of         Scheduled       Initial       Mortgage    Weighted          Average
   Original Amortization             Mortgage          Principal    Mortgage Pool    Interest     Average           10/1/99
      Terms (Months)                  Loans             Balance        Balance         Rates     U/W DSCR (1)    LTV Ratio (1)
--------------------------------------------------------------------------------------------------------------------------------
    176      -    238                   6            $  15,892,863        1.8%        8.317%        1.44x            58.1%
    239      -    298                   23             108,659,361       12.1%        7.734%        1.65             59.5%
    299      -    312                   11              29,366,397        3.3%        8.694%        1.39             62.8%
    313      -    359                  120             745,370,585       82.9%        8.055%        1.32             72.3%

                                     -------------------------------------------------------------------------------------------
Total/Weighted Average:                160           $ 899,289,205      100.0%        8.041%        1.36x            70.3%
                                     ===========================================================================================

Maximum Remaining Amortization Term (Months):                  359
Minimum Remaining Amortization Term (Months):                  176
Wtd. Avg. Remaining Amortization Term (Months):                344

(1)   Excluding the CTL Loan.

                     Remaining Terms to Stated Maturity (1)

                                                                                         Weighted
                                                            10/1/99     Percentage of    Average                       Weighted
       Range of                          Number of         Scheduled       Initial       Mortgage    Weighted          Average
   Remaining Terms                       Mortgage          Principal    Mortgage Pool    Interest     Average           10/1/99
to Stated Maturity (Months)               Loans             Balance        Balance         Rates     U/W DSCR (2)    LTV Ratio (2)
------------------------------------------------------------------------------------------------------------------------------------
    59       -    114                       10           $  70,320,714       7.8%          7.632%       1.43x             67.6%
    115      -    119                      140             793,478,043      88.2%          8.109%       1.35              70.6%
    120      -    199                       4               13,032,747       1.4%          7.311%       1.51              74.2%
    200      -    299                       6               22,457,701       2.5%          7.346%       1.45              66.8%

                                     -------------------------------------------------------------------------------------------
Total/Weighted Average:                    160           $ 899,289,205     100.0%          8.041%       1.36x             70.3%
                                     ===========================================================================================

Maximum Remaining Term to Stated Maturity (Months):                299
Minimum Remaining Term to Stated Maturity (Months):                 59
Wtd. Avg. Remaining Term to Stated Maturity (Months):              120

(1) In the case of Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2)   Excluding the CTL Loan.

                         Years Built/Years Renovated (1)

                                                                                           Weighted
                                         Number of         10/1/99       Percentage of      Average                     Weighted
                                         Underlying       Scheduled         Initial        Mortgage     Weighted         Average
             Range of Years                 Real          Principal       Mortgage Pool    Interest     Average          10/1/99
            Built/Renovated              Properties        Balance          Balance          Rates     U/W DSCR (2)   LTV Ratio (2)
------------------------------------------------------------------------------------------------------------------------------------
      1960         -        1970             3          $   5,044,152      0.6%              8.280%       1.26x            71.7%
      1971         -        1980             19           112,329,763      12.5%             7.948%       1.28             73.3%
      1981         -        1990             59           407,975,542      45.4%             7.970%       1.29             72.4%
      1991         -        1999             86           373,939,749      41.6%             8.144%       1.47             66.9%

                                         -------------------------------------------------------------------------------------------
Total/Weighted Average:                     167         $ 899,289,205     100.0%             8.041%       1.36x            70.3%
                                         ===========================================================================================

Maximum Year Built/Renovated:               1999
Minimum Year Built/Renovated:               1960
Wtd. Avg. Year Built/Renovated:             1989

(1) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.
(2)   Excluding the CTL Loan.

                         Occupancy Rates at Underwriting

                                                                                           Weighted
                                          Number of        10/1/99       Percentage of      Average                     Weighted
                                          Underlying      Scheduled         Initial        Mortgage     Weighted         Average
                Range of                    Real          Principal       Mortgage Pool    Interest     Average          10/1/99
        Occupancy Rates at U/W          Properties (1)     Balance          Balance          Rates     U/W DSCR (2)   LTV Ratio (2)
------------------------------------------------------------------------------------------------------------------------------------
      58.0%        -        79.9%             1         $     768,933         0.1%          8.420%       1.41x            60.1%
      80.0%        -        89.9%             8            97,710,948        10.9%          8.125%       1.26             69.1%
      90.0%        -        94.9%             33          153,144,437        17.0%          8.074%       1.26             73.1%
      95.0%        -        97.4%             38          175,119,043        19.5%          7.945%       1.28             74.9%
      97.5%        -       100.0%             80          369,705,027        41.1%          7.989%       1.30             72.5%

                                         -------------------------------------------------------------------------------------------
Total/Weighted Average:                      160        $ 796,448,388        88.6%          8.013%       1.29x            72.7%
                                         ===========================================================================================

Maximum Occupancy Rate at U/W (1):         100.0%
Minimum Occupancy Rate at U/W (1):          58.0%
Wtd. Avg. Occupancy Rate at U/W (1):        95.9%

(1)   Does not include any hotel properties.
(2)   Excluding the CTL Loan.

                    Underwritten Debt Service Coverage Ratios

                                                                            Weighted
                                               10/1/99       Percentage of  Average                      Weighted
                                 Number of    Scheduled        Initial      Mortgage      Weighted        Average
         Range of                Mortgage     Principal     Mortgage Pool   Interest      Average         10/1/99
        U/W DSCRs                 Loans        Balance         Balance       Rates      U/W DSCR (1)   LTV Ratio (1)
----------------------------------------------------------------------------------------------------------------------
           CTL                      1       $   5,389,861        0.6%        7.680%          N/A            N/A
  1.20x     -    1.21               20        178,662,994       19.9%        8.202%         1.21x          72.6%
   1.22     -    1.24               38        193,248,205       21.5%        7.980%         1.23           76.2%
   1.25     -    1.29               48        210,343,166       23.4%        8.098%         1.27           74.3%
   1.30     -    1.34               19         97,010,509       10.8%        8.001%         1.32           70.2%
   1.35     -    1.39               9          14,306,857        1.6%        8.359%         1.37           65.1%
   1.40     -    2.39x              25        200,327,613       22.3%        7.904%         1.74           58.7%

                                 -------------------------------------------------------------------------------------
Total/Weighted Average:            160      $ 899,289,205      100.0%        8.041%         1.36x          70.3%
                                 =====================================================================================

Maximum Underwritten DSCR (1):    2.39x
Minimum Underwritten DSCR (1):    1.20x
Wtd. Avg. Underwritten DSCR (1):  1.36x

(1)   Excluding the CTL Loan.

                          10/1/99 Loan-to-Value Ratios

                                                                                Weighted
                                                   10/1/99       Percentage of  Average                      Weighted
                                     Number of    Scheduled        Initial      Mortgage      Weighted        Average
   Range of 10/1/99                  Mortgage     Principal      Mortgage Pool  Interest      Average         10/1/99
 Loan-to-Value Ratios                 Loans        Balance         Balance       Rates      U/W DSCR (1)   LTV Ratio (1)
--------------------------------------------------------------------------------------------------------------------------
   CTL                                  1       $   5,389,861        0.6%        7.680%          N/A            N/A
  37.10%    -   55.00%                  11         99,950,695       11.1%        8.116%         1.98x          49.4%
  55.10%    -   65.00%                  24        121,127,462       13.5%        7.978%         1.42           62.6%
  65.10%    -   67.50%                  7          73,015,929        8.1%        8.185%         1.22           66.8%
  67.60%    -   70.00%                  11         31,297,747        3.5%        8.143%         1.31           68.4%
  70.10%    -   72.50%                  13         77,135,081        8.6%        7.981%         1.30           71.9%
  72.60%    -   75.00%                  32        126,232,580       14.0%        8.282%         1.25           73.5%
  75.10%    -   77.50%                  24        145,090,742       16.1%        8.032%         1.25           76.3%
  77.60%    -   78.50%                  8          78,286,014        8.7%        7.862%         1.24           78.2%
  78.60%    -   79.50%                  16         73,888,561        8.2%        7.716%         1.30           79.1%
  79.60%    -   80.00%                  13         67,874,534        7.5%        8.071%         1.24           79.8%

                                     -------------------------------------------------------------------------------------
Total/Weighted Average:                160      $ 899,289,305      100.0%        8.041%         1.36x          70.3%
                                     =====================================================================================

Maximum 10/1/99 LTV Ratio (1):       80.0%
Minimum 10/1/99 Date LTV Ratio (1):  37.1%
Wtd. Avg. 10/1/99 LTV Ratio (1):     70.3%

(1)   Excluding the CTL Loan.

                       Underlying Real Properties by State

                                                                                      Weighted
                                  Number of           10/1/99       Percentage of     Average                           Weighted
                                  Underlying         Scheduled        Initial         Mortgage       Weighted          Average
                                    Real             Principal      Mortgage Pool     Interest        Average           10/1/99
State                             Properties          Balance         Balance          Rates         U/W DSCR (1)    LTV Ratio (1)
------------------------------------------------------------------------------------------------------------------------------------
California                           21            $ 155,156,174       17.3%           7.934%           1.31x            70.6%
Texas                                34              137,072,187       15.2%           8.035%           1.35             72.4%
New York                             6                96,756,666       10.8%           7.878%           1.34             68.6%
Michigan                             7                45,560,071        5.1%           8.364%           1.25             75.7%
Illinois                             6                41,807,221        4.6%           8.139%           1.24             72.3%
Florida                              11               41,703,633        4.6%           7.969%           1.25             75.9%
Pennsylvania                         2                37,816,007        4.2%           8.280%           1.22             68.5%
South Carolina                       1                34,953,502        3.9%           8.170%           2.39             42.8%
Minnesota                            4                34,204,110        3.8%           8.144%           1.78             54.9%
Maryland                             6                32,868,169        3.7%           8.261%           1.25             77.1%
Arizona                              7                29,221,897        3.2%           7.897%           1.25             78.0%
North Carolina                       5                27,225,547        3.0%           7.657%           1.31             75.0%
Ohio                                 4                25,073,809        2.8%           7.928%           1.27             75.2%
District of Columbia                 4                21,404,131        2.4%           7.763%           1.32             75.9%
New Jersey                           6                17,758,257        2.0%           8.355%           1.34             68.6%
Tennessee                            3                14,219,318        1.6%           7.582%           1.28             76.1%
Virginia                             4                12,550,856        1.4%           8.120%           1.27             73.1%
Massachusetts                        2                12,537,236        1.4%           7.665%           1.24             78.9%
Louisiana                            4                 9,962,367        1.1%           8.545%           1.46             62.2%
Oklahoma                             1                 8,691,817        1.0%           8.680%           1.45             62.1%
New Mexico                           2                 8,542,278        0.9%           8.212%           1.28             77.7%
Kentucky                             1                 7,991,375        0.9%           8.150%           1.26             67.7%
Colorado                             2                 6,203,907        0.7%           7.901%           1.40             69.0%
Iowa                                 4                 5,883,501        0.7%           8.439%           1.28             74.3%
Kansas                               2                 4,473,408        0.5%           8.570%           1.33             55.8%
Indiana                              2                 4,296,499        0.5%           8.702%           1.39             65.7%
Montana                              1                 3,956,496        0.4%           8.290%           1.23             79.1%
Utah                                 1                 3,288,373        0.4%           8.070%           1.20             72.9%
Washington                           3                 3,057,725        0.3%           8.468%           1.26             51.5%
Connecticut                          2                 2,396,195        0.3%           8.327%           1.32             69.1%
Oregon                               1                 2,248,487        0.3%           7.990%           1.20             68.1%
Alabama                              1                 2,020,069        0.2%           7.720%           1.50             76.2%
Maine                                1                 1,998,361        0.2%           7.000%           1.33             74.0%
Mississippi                          1                 1,896,804        0.2%           7.780%           1.43             74.4%
Rhode Island                         1                 1,347,747        0.1%           8.610%           1.29             72.5%
New Hampshire                        2                 1,347,338        0.1%           9.041%           1.27             60.0%
Nevada                               1                   998,838        0.1%           7.870%           1.61             58.1%
Wisconsin                            1                   798,832        0.1%           8.220%           1.43             69.5%

                                   -------------------------------------------------------------------------------------------------
Total/Weighted Average:             167            $ 899,289,205      100.0%           8.041%           1.36x            70.3%
                                   =================================================================================================

(1) Excluding the CTL Loan.

                       Mortgage Loans by Amortization Type

                                                                                       Weighted
                                                   10/1/99          Percentage of     Average                           Weighted
                                  Number of       Scheduled           Initial          Mortgage       Weighted          Average
                                   Mortgage       Principal         Mortgage Pool     Interest        Average           10/1/99
Loan Type                          Loans           Balance            Balance          Rates         U/W DSCR (1)    LTV Ratio (1)
------------------------------------------------------------------------------------------------------------------------------------
Balloon                             145         $ 703,910,129         78.3%            8.090%           1.27x            72.9%
ARD                                  8            175,137,648         19.5%            7.892%           1.71             60.8%
Fully Amortizing                     7             20,241,429          2.3%            7.644%           1.47             57.9%

                                   -------------------------------------------------------------------------------------------------
Total/Weighted Average:             160         $ 899,289,205        100.0%            8.041%           1.36x            70.3%
                                   =================================================================================================

(1)   Excluding the CTL Loan.

                  Underlying Real Properties by Property Type

                                                                         Weighted
                             Number of       10/1/99      Percentage of   Average                    Weighted
                            Underlying      Scheduled       Initial      Mortgage     Weighted        Average
                               Real         Principal     Mortgage Pool  Interest      Average        10/1/99
Property Type               Properties       Balance        Balance        Rates     U/W DSCR (1)  LTV Ratio (1)
------------------------------------------------------------------------------------------------------------------
Multifamily                     74        $ 305,461,578      34.0%        7.862%        1.28x          74.0%
Office                          19          189,002,580      21.0%        8.234%        1.24           70.3%
Retail                          37          182,500,932      20.3%        7.924%        1.33           73.4%
Hotel                            7          102,840,818      11.4%        8.261%        1.95           51.7%
Manufactured Housing            10           48,664,543       5.4%        8.002%        1.23           75.8%
Mixed Use                        8           30,232,765       3.4%        8.325%        1.29           71.4%
Industrial                       6           24,549,292       2.7%        8.398%        1.36           68.2%
Self Storage                     4            6,819,157       0.8%        8.319%        1.43           65.1%
CTL                              1            5,389,861       0.6%        7.680%         N/A            N/A
Independent/Assisted Living      1            3,827,680       0.4%        8.500%        1.26           67.2%

                             -------------------------------------------------------------------------------------
Total/Weighted Average:         167       $ 899,289,205     100.0%        8.041%        1.36x          70.3%
                             =====================================================================================

(1)   Excluding the CTL Loan.

                       Mortgage Loans by Property Sub-Type

                                                                                Weighted
                                    Number of       10/1/99      Percentage of   Average                    Weighted
                                   Underlying      Scheduled       Initial      Mortgage     Weighted        Average
                                      Real         Principal     Mortgage Pool  Interest      Average        10/1/99
Property Type  Property Sub-Type   Properties       Balance        Balance        Rates      U/W DSCR       LTV Ratio
------------------------------------------------------------------------------------------------------------------------
Retail
               Anchored     (1)        22         $137,151,702      15.3%        7.829%        1.35x          73.1%
               Unanchored              15           45,349,230       5.0%        8.212%        1.28           74.6%

                                    ------------------------------------------------------------------------------------
Total/Weighted Average:                37         $182,500,932      20.3%        7.924%        1.33x          73.4%
                                    ====================================================================================

(1)   Includes shadow anchored properties.

                       Prepayment Provision as of 10/1/99

                                                                             Weighted        Weighted
                                                                              Average         Average
                                                 10/1/99     Percentage of   Remaining       Remaining      Weighted
        Range of                 Number of      Scheduled      Initial        Lockout         Lockout        Average
    Remaining Terms to           Mortgage       Principal    Mortgage Pool    Period      Plus YM Period    Maturity
 Stated Maturity (Years) (1)       Loans         Balance       Balance        (Years)         (Years)      (Years) (1)
-----------------------------------------------------------------------------------------------------------------------
    4.0         -       4.9          1       $   6,995,463       0.8%           4.7             4.7            4.9
    6.0         -       6.9          4          23,622,704       2.6%           6.2             6.2            6.9
    7.0         -       7.9          1           3,827,680       0.4%           7.2             7.2            7.7
    8.0         -       8.9          1           2,868,396       0.3%           8.2             8.2            8.7
    9.0         -       9.9         143        826,484,515      91.9%           9.4             9.4            9.8
   10.0         -      10.9          1           4,826,748       0.5%          10.6            10.6           10.8
   13.0         -      13.9          1           1,772,211       0.2%          13.7            13.7           13.9
   14.0         -      14.9          2           6,433,789       0.7%          14.2            14.2           14.7
   18.0         -      18.9          1           8,650,061       1.0%          18.7            18.7           18.9
   19.0         -      19.9          2           2,515,586       0.3%          19.3            19.3           19.8
   23.0         -      23.9          2           8,264,858       0.9%          21.6            23.6           23.9
   24.0         -      24.9          1           3,027,197       0.3%          24.4            24.4           24.9

                                 --------------------------------------------------------------------------------------
Total/Weighted Average:             160      $ 899,289,205     100.0%           9.6             9.6           10.0
                                 ======================================================================================

(1) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.

                                Prepayment Option

                                                                               Weighted        Weighted
                                                                                Average         Average
                                                  10/1/99      Percentage of   Remaining       Remaining      Weighted
                                 Number of       Scheduled       Initial        Lockout         Lockout        Average
                                 Mortgage        Principal     Mortgage Pool    Period      Plus YM Period    Maturity
  Prepayment Option                Loans          Balance        Balance        (Years)         (Years)      (Years) (1)
--------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                159        $ 897,518,159      99.8%           9.6             9.6           10.0
Lockout / Yield Maintenance          1             1,771,046       0.2%          13.8            23.6           23.8

                                 -----------------------------------------------------------------------------------------
Total/Weighted Average:             160        $ 899,289,205     100.0%           9.6             9.6           10.0
                                 =========================================================================================

(1) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.

                      Mortgage Pool Prepayment Profile (1)

                             Number of
             Months Since    Mortgage     Outstanding       % of Pool       Yield     % of Pool
  Date         10/1/99         Loans      Balance (mm)       Lockout     Maintenance     Open         Total
---------------------------------------------------------------------------------------------------------------
 Oct-99            0            160          $ 899.3         100.00%        0.00%        0.00%       100.0%

 Oct-00           12            160          $ 891.8         100.00%        0.00%        0.00%       100.0%

 Oct-01           24            160          $ 883.4         100.00%        0.00%        0.00%       100.0%

 Oct-02           36            160          $ 874.3         100.00%        0.00%        0.00%       100.0%

 Oct-03           48            160          $ 864.4         100.00%        0.00%        0.00%       100.0%

 Oct-04           60            159          $ 847.2          99.42%        0.00%        0.58%       100.0%

 Oct-05           72            159          $ 835.6          99.42%        0.00%        0.58%       100.0%

 Oct-06           84            155          $ 801.1         100.00%        0.00%        0.00%       100.0%

 Oct-07           96            154          $ 784.3         100.00%        0.00%        0.00%       100.0%

 Oct-08          108            151          $ 741.8         100.00%        0.00%        0.00%       100.0%

 Oct-09          120            10           $  27.0         100.00%        0.00%        0.00%       100.0%

 Oct-10          132             9           $  21.6         100.00%        0.00%        0.00%       100.0%

 Oct-11          144             9           $  20.2         100.00%        0.00%        0.00%       100.0%

 Oct-12          156             9           $  18.7         100.00%        0.00%        0.00%       100.0%

 Oct-13          168             8           $  16.0         92.85%         7.15%        0.00%       100.0%

 Oct-14          180             6           $  14.5         92.65%         7.35%        0.00%       100.0%

 Oct-15          192             6           $  13.6         92.75%         7.25%        0.00%       100.0%

 Oct-16          204             6           $  12.6         92.87%         7.13%        0.00%       100.0%

 Oct-17          216             6           $  11.5         93.01%         6.99%        0.00%       100.0%

 Oct-18          228             5           $   5.1         86.16%        13.84%        0.00%       100.0%
---------------------------------------------------------------------------------------------------------------

(1) Calculated assuming that no Mortgage Loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD Loans are assumed to pay in full on their respective Anticipated Repayment Dates. Otherwise calculated based on Maturity Assumptions to be set forth in the final prospectus supplement.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   EXHIBIT B

                             FORM OF TRUSTEE REPORT

                      [This page intentionally left blank]

[LOGO] Norwest Banks

                         DLJ Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG3

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                    Leslie Gaskill
                                                    (212) 515-5254
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 11/10/1999
New York, NY  10004                                     Record Date:  10/29/1999

                           DISTRIBUTION DATE STATEMENT

                                Table of Contents

     STATEMENT SECTIONS                                            PAGE(s)
     ------------------                                            -------

     Certificate Distribution Detail                                  2
     Certificate Factor Detail                                        3
     Reconciliation Detail                                            4
     Other Required Information                                       5
     Ratings Detail                                                   6
     Current Mortgage Loan and Property Stratification Tables       7 - 9
     Mortgage Loan Detail                                            10
     Principal Prepayment Detail                                     11
     Historical Detail                                               12
     Delinquency Loan Detail                                         13
     Specially Serviced Loan Detail                                14 - 15
     Modified Loan Detail                                            16
     Liquidated Loan Detail                                          17


        Underwriter                              Servicer                             Special Servicer
        -----------                              --------                             ----------------
Donaldson, Lufkin & Jenrette         GE Capital Loan Services Inc.             GMAC Commercial Mortgage Corporation
Securities Corporation               363 North Sam Houston Parkway, East       650 Dresher Road
277 Park Avenue                      Suite 1200                                Horsham, PA 10944-8015
New York, NY 10172                   Houston, TX 77060

Contact:      N. Dante LaRocca       Contact:      Shelly Shrimpton            Contact:      Coral I. Horstmeyer
Phone Number: (212) 892-3000         Phone Number: (281) 405-7087              Phone Number: (215) 328-1790

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 1 of 17

[LOGO] Norwest Banks

                         DLJ Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG3

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                    Leslie Gaskill
                                                    (212) 515-5254
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 11/10/1999
New York, NY  10004                                     Record Date:  10/29/1999



                         Certificate Distribution Detail

                                                                                                              Realized Loss/
                      Pass-Through      Original     Beginning     Principal       Interest      Prepayment  Additional Trust
 Class      CUSIP         Rate          Balance       Balance     Distribution   Distribution    Penalties    Fund Expenses
 -----      -----      ---------        -------       -------     ------------   ------------    ---------    -------------
  A-1A                 0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  A-1B                 0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  A-1C                 0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  A-2                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  A-3                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  A-4                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  A-5                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-1                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-2                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-3                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-4                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-5                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-6                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-7                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
  B-8                  0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
   C                   0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
   D                   0.000000%          0.00          0.00          0.00           0.00           0.00          0.00
======                                    ====          ====          ====           ====           ====          ====
Totals                                    0.00          0.00          0.00           0.00           0.00          0.00

                                           Current
               Total         Ending     Subordination
 Class      Distribution     Balance       Level (1)
 -----      ------------     -------       ---------
  A-1A          0.00          0.00          0.00%
  A-1B          0.00          0.00          0.00%
  A-1C          0.00          0.00          0.00%
  A-2           0.00          0.00          0.00%
  A-3           0.00          0.00          0.00%
  A-4           0.00          0.00          0.00%
  A-5           0.00          0.00          0.00%
  B-1           0.00          0.00          0.00%
  B-2           0.00          0.00          0.00%
  B-3           0.00          0.00          0.00%
  B-4           0.00          0.00          0.00%
  B-5           0.00          0.00          0.00%
  B-6           0.00          0.00          0.00%
  B-7           0.00          0.00          0.00%
  B-8           0.00          0.00          0.00%
   C            0.00          0.00          0.00%
   D            0.00          0.00          0.00%
======          ====          ====
Totals          0.00          0.00


                                        Original      Beginning                                                  Ending
                      Pass-Through      Notional      Notional     Interest       Prepayment      Total         Notional
 Class      CUSIP         Rate           Amount        Amount     Distribution    Penalties    Distribution      Amount
 -----      -----      ---------        --------      --------    ------------    ----------   ------------     --------
   S                   0.000000%          0.00          0.00          0.00           0.00          0.00           0.00

- ----------
(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 2 of 17

[LOGO] Norwest Banks

                         DLJ Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG3

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                    Leslie Gaskill
                                                    (212) 515-5254
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 11/10/1999
New York, NY  10004                                     Record Date:  10/29/1999


                            Certificate Factor Detail

                                                                                 Realized Loss/
                      Beginning     Principal       Interest      Prepayment    Additional Trust      Ending
 Class      CUSIP      Balance     Distribution   Distribution    Penalties      Fund Expenses        Balance
 -----      -----      -------     ------------   ------------    ---------      -------------        -------
 A-1A                0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 A-1B                0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 A-1C                0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 A-2                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 A-3                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 A-4                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 A-5                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-1                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-2                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-3                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-4                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-5                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-6                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-7                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
 B-8                 0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
  C                  0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000
  D                  0.00000000     0.00000000     0.00000000      0.00000000      0.00000000        0.00000000

                      Beginning                                    Ending
                       Notional      Interest      Prepayment      Notional
 Class      CUSIP      Balance     Distribution    Penalties        Amount
 -----      -----      -------     ------------    ---------      ---------
 S                   0.00000000     0.00000000     0.00000000     0.00000000



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 3 of 17


[LOGO] Norwest Banks

                         DLJ Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG3

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                    Leslie Gaskill
                                                    (212) 515-5254
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 11/10/1999
New York, NY  10004                                     Record Date:  10/29/1999


                              Reconciliation Detail


       Advance Summary                                                     Servicing Fee Breakdowns
 P & I Advances Outstanding                 0.00             Current Period Accrued Master Servicing Fees                     0.00
 Servicing Advances Outstanding             0.00             Less Delinquent Master Servicing Fees                            0.00
                                                             Less Reductions to Master Servicing Fees                         0.00
                                                             Plus Master Servicing Fees for Delinquent Payments Received      0.00
 Reimbursement for Interest on Advances     0.00
 paid from general collections                               Plus Adjustments for Prior Master Servicing Calculation          0.00
                                                             Total Master Servicing Fees Collected                            0.00


Certificate Interest Reconciliation
- -----------------------------------
                                                                                                                       Remaining
                             Net Aggregate                         Distributable                                         Unpaid
              Accrued         Prepayment       Distributable       Certificate       Additional                       Distributable
             Certificate       Interest         Certificate          Interest        Trust Fund        Interest        Certificate
Class         Interest         Shortfall          Interest          Adjustment        Expenses       Distribution       Interest
- -----        -----------       --------         -----------         ----------        --------       ------------      -----------
  S             0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-1A           0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-1B           0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-1C           0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-2            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-3            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-4            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 A-5            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-1            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-2            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-3            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-4            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-5            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-6            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-7            0.00             0.00               0.00               0.00             0.00             0.00             0.00
 B-8            0.00             0.00               0.00               0.00             0.00             0.00             0.00
  C             0.00             0.00               0.00               0.00             0.00             0.00             0.00
  D             0.00             0.00               0.00               0.00             0.00             0.00             0.00
- -----           ----             ----               ----               ----             ----             ----             ----
Total           0.00             0.00               0.00               0.00             0.00             0.00             0.00



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 4 of 17

[LOGO] Norwest Banks

                         DLJ Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG3

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                    Leslie Gaskill
                                                    (212) 515-5254
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 11/10/1999
New York, NY  10004                                     Record Date:  10/29/1999



                           Other Required Information
                           --------------------------


           Available Distribution Amount                            0.00




           Original Number of Outstanding Loans                        0

           Aggregate Number of Outstanding Loans                       0


           Aggregate Stated Principal Balance of Loans              0.00

           Aggregate Unpaid Principal Balance of Loans              0.00



           Aggregate Amount of Servicing Fee                        0.00

           Aggregate Amount of Special Servicing Fee                0.00

           Aggregate Amount of Trustee Fee                          0.00

           Aggregate Trust Fund Expenses                            0.00

            Interest Reserve Deposit                                0.00

            Interest Reserve Withdrawal                             0.00



           Specially Serviced Loans not Delinquent

                Number of Outstanding Loans                            0
                Aggregate Unpaid Principal Balance                  0.00



                        Cumulative Realized Losses

            Class A-1A                                    0.00
            Class A-1B                                    0.00

            Class A-1C                                    0.00
            Class A-2                                     0.00
            Class A-3                                     0.00
            Class A-4                                     0.00

            Class A-5                                     0.00

            Class B-1                                     0.00
            Class B-2                                     0.00

            Class B-3                                     0.00

            Class B-4                                     0.00
            Class B-5                                     0.00
            Class B-6                                     0.00
            Class B-7                                     0.00
            Class B-8                                     0.00

            Class C                                       0.00

            Class D                                       0.00


            Appraisal Reduction Amount
            --------------------------
                                 Appraisal     Date Appraisal
                Loan             Reduction       Reduction
               Number              Amount         Effected
               ------            ---------        --------





               -----
               Total





Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 5 of 17

[LOGO] Norwest Banks

                         DLJ Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG3

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                    Leslie Gaskill
                                                    (212) 515-5254
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 11/10/1999
New York, NY  10004                                     Record Date:  10/29/1999


                                 Ratings Detail

                                 Original Ratings                          Current Ratings (1)
                       -----------------------------------         ---------------------------------
Class      CUSIP       DCR      Fitch     Moody's    S & P         DCR    Fitch     Moody's    S & P




NR   -   Designates that the class was not rated by the above agency at the time of original issuance.
 X   -   Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A  -   Data not available this period.


1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.     Fitch IBCA, Inc.              Moodys Investors Service     Standard & Poors Rating Services
55 East Monroe Street               One State Street Plaza        99 Church Street              26 Broadway
Chicago, Illinois  60603            New York, New York  10004     New York, New York  10007     New York, New York  10004
(312) 368-3100                      (212) 908-0500                (212) 553-0300                (212) 208-8000



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 6 of 17

[LOGO] Norwest Banks

                         DLJ Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG3

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                    Leslie Gaskill
                                                    (212) 515-5254
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 11/10/1999
New York, NY  10004                                     Record Date:  10/29/1999



            Current Mortgage Loan and Property Stratification Tables


                                  Scheduled Balance
                                  -----------------

                                          % of
Scheduled         # of      Scheduled      Agg.     WAM               Weighted
 Balance         Loans       Balance       Bal.     (2)      WAC     Avg DSCR(1)
 -------         -----       -------      -----     ---      ---     -----------






 ======
 Totals



                                    State (3)
                                    ---------

                                       % of
              # of       Scheduled      Agg.       WAM               Weighted
   State     Props.       Balance       Bal.       (2)      WAC     Avg DSCR (1)
   -----     ------       -------      -----       ---      ---     ------------





  ======
  Totals



See footnotes on last page of this section.



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 7 of 17

[LOGO] Norwest Banks

                         DLJ Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG3

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                    Leslie Gaskill
                                                    (212) 515-5254
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 11/10/1999
New York, NY  10004                                     Record Date:  10/29/1999



            Current Mortgage Loan and Property Stratification Tables


                           Debt Service Coverage Ratio
                           ---------------------------

                                            % of
 Debt Service       # of      Scheduled      Agg.     WAM             Weighted
Coverage Ratio      Loans      Balance       Bal.     (2)     WAC    Avg DSCR(1)
---------------     -----      -------      -----     ---     ---    -----------






   ======
   Totals



                                Property Type (3)
                                -----------------

                                       % of
 Property     # of       Scheduled      Agg.       WAM               Weighted
   Type      Props.       Balance       Bal.       (2)      WAC     Avg DSCR (1)
   ----      ------       -------      -----       ---      ---     ------------





  ======
  Totals



                                    Note Rate
                                    ---------

                                       % of
 Note         # of       Scheduled      Agg.     WAM               Weighted
 Rate         Loans       Balance       Bal.     (2)      WAC     Avg DSCR(1)
 ----         -----       -------      -----     ---      ---     -----------






  ======
  Totals



                                    Seasoning
                                    ---------

                                       % of
               # of      Scheduled      Agg.      WAM               Weighted
Seasoning     Loans      Balance       Bal.       (2)      WAC     Avg DSCR (1)
----------    ------     --------      -----      ---      ---     ------------





  ======
  Totals


See footnotes on last page of this section.



Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

[LOGO] Norwest Banks

                         DLJ Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG3

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                    Leslie Gaskill
                                                    (212) 515-5254
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 11/10/1999
New York, NY  10004                                     Record Date:  10/29/1999



            Current Mortgage Loan and Property Stratification Tables


               Anticipated Remaining Term (ARD and Balloon Loans)
               --------------------------------------------------

Anticipated                                % of
 Remaining         # of      Scheduled      Agg.     WAM             Weighted
  Term (2)         Loans      Balance       Bal.     (2)     WAC    Avg DSCR(1)
------------       -----      -------      -----     ---     ---    -----------






  ======
  Totals



                 Remaining Stated Term (Fully Amortizing Loans)
                 ----------------------------------------------

 Remaining                             % of
  Stated     # of        Scheduled      Agg.      WAM               Weighted
   Term      Loans       Balance       Bal.       (2)      WAC     Avg DSCR (1)
   ----      ------      --------      -----      ---      ---     ------------





  ======
  Totals



               Remaining Amortization Term (ARD and Balloon Loans)
               ---------------------------------------------------

 Remaining                               % of
Amortization    # of       Scheduled      Agg.     WAM               Weighted
   Term         Loans       Balance       Bal.     (2)      WAC     Avg DSCR(1)
   ----         -----       -------      -----     ---      ---     -----------






  ======
  Totals



                             Age of Most Recent NOI
                             ----------------------

                                       % of
Age of Most    # of      Scheduled      Agg.       WAM               Weighted
Recent NOI    Loans       Balance       Bal.       (2)      WAC     Avg DSCR (1)
----------    ------      -------      -----       ---      ---     ------------





  ======
  Totals


- ----------
(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note: (i) "Scheduled Balance" has the meaning assigned thereto in the CSSA
      Standard Information Package.


Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

[LOGO] Norwest Banks

                         DLJ Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG3

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                    Leslie Gaskill
                                                    (212) 515-5254
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 11/10/1999
New York, NY  10004                                     Record Date:  10/29/1999



                              Mortgage Loan Detail
                              --------------------

                                                                        Anticipated               Neg.    Beginning    Ending
 Loan           Property                  Interest  Principal  Gross     Repayment     Maturity   Amort   Scheduled   Scheduled
Number   ODCR   Type (1)   City   State   Payment    Payment   Coupon      Date          Date     (Y/N)    Balance     Balance
- ------   ----   --------   ----   -----   -------    -------   ------      ----          ----     -----    -------     -------



======
Totals



         Paid     Appraisal     Appraisal    Res.     Mod.
 Loan    Thru     Reduction     Reduction    Strat.   Code
Number   Date       Date         Amount       (2)     (3)
- ------   ----       ----         ------       ---     ---




======
Totals


          (1) Property Type Code                                               (2) Resolution Strategy Code
          ----------------------                                               ----------------------------
MF - Multi-Family          OF - Office                   1 - Modification       6 - DPO                   10 - Deed In Lieu Of
RT - Retail                MU - Mixed Use                2 - Foreclosure        7 - REO                        Foreclosure
HC - Health Care           LO - Lodging                  3 - Bankruptcy         8 - Resolved              11 - Full Payoff
IN - Industrial            SS - Self Storage             4 - Extension          9 - Pending Return        12 - Reps and Warranties
WH - Warehouse             OT - Other                    5 - Note Sale              to Master Servicer    13 - Other or TBD
MH - Mobile Home Park


                              (3) Modification Code
                              ---------------------
MF - Multi-Family          1 - Maturity Date Extension
RT - Retail                2 - Amortization Change
HC - Health Care           3 - Principal Write-Off
IN - Industrial            4 - Combination
WH - Warehouse
MH - Mobile Home Park



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

[LOGO] Norwest Banks

                         DLJ Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG3

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                    Leslie Gaskill
                                                    (212) 515-5254
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 11/10/1999
New York, NY  10004                                     Record Date:  10/29/1999



                           Principal Prepayment Detail

                                           Principal Prepayment Amount                        Prepayment Penalties
                  Offering Document    ------------------------------------     ----------------------------------------------
    Loan Number    Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium   Yield Maintenance Premium
    -----------    ---------------     -------------     ------------------     ------------------   -------------------------




      Totals
      ======




Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

[LOGO] Norwest Banks

                         DLJ Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG3

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                    Leslie Gaskill
                                                    (212) 515-5254
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 11/10/1999
New York, NY  10004                                     Record Date:  10/29/1999



                                Historical Detail

                                               Delinquencies                                                    Prepayments
 ----------------------------------------------------------------------------------------------------    -------------------------
 Distribution   30-59 Days   60-89 Days   90 Days or More   Foreclosure       REO       Modifications    Curtailments     Payoff
     Date       #  Balance   #  Balance    #     Balance    #   Balance   #   Balance   #     Balance    #     Amount   #   Amount
     ----       ----------   ----------    -------------    -----------   -----------   -------------    ------------   ----------



                  Rate and Maturities
 ---------------------------------------
 Distribution   Next Weighted Avg.
     Date        Coupon    Remit     WAM
     ----        ------    -----     ---




Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17

[LOGO] Norwest Banks

                         DLJ Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG3

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                    Leslie Gaskill
                                                    (212) 515-5254
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 11/10/1999
New York, NY  10004                                     Record Date:  10/29/1999


                             Delinquency Loan Detail

                  Offering        # of                     Current     Outstanding    Status of    Resolution
                  Document       Months    Paid Through     P & I         P & I        Mortgage     Strategy      Servicing
Loan Number   Cross-Reference    Delinq.       Date        Advances    Advances(**)    Loan (1)     Code (2)    Transfer Date
- -----------   ---------------    -------       ----        --------    ------------    --------     --------    -------------


                               Current      Outstanding
              Foreclosure     Servicing      Servicing                         REO
Loan Number      Date          Advances       Advances      Bankruptcy Date    Date
- -----------      ----          --------       --------      ---------------    ----




  Totals
  ======




                          (1) Status of Mortgage Loan
                          ---------------------------
1 - Modification      6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure       7 - REO                         Foreclosure
3 - Bankruptcy        8 - Resolved               11 - Full Payoff
4 - Extension         9 - Pending Return         12 - Reps and Warranties
5 - Note Sale             to Master Servicer     13 - Other or TBD



        (2) Resolution Strategy Code
        ----------------------------
1 - Modification        7 - REO
2 - Foreclosure         8 - Resolved
3 - Bankruptcy          9 - Pending Return
4 - Extension               to Master Servicer
5 - Note Sale          10 - Deed In Lieu Of
6 - DPO                     Foreclosure



(**) Outstanding P & I Advances include the current period advance



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 13 of 17

[LOGO] Norwest Banks

                         DLJ Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG3

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                    Leslie Gaskill
                                                    (212) 515-5254
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 11/10/1999
New York, NY  10004                                     Record Date:  10/29/1999



                     Specially Serviced Loan Detail - Part 1

                               Offering        Servicing    Resolution
Distribution      Loan         Document        Transfer      Strategy     Scheduled     Property            Interest       Actual
   Date          Number     Cross-Reference      Date        Code (1)      Balance      Type (2)     State    Rate         Balance
   ----          ------     ---------------      ----        --------      -------      --------     -----    ----         -------



                   Net                                                  Remaining
Distribution     Operating     NOI               Note     Maturity     Amortization
   Date           Income      Date     DSCR      Date      Date            Term
   ----           ------      ----     ----      ----      ----            ----





             (1) Resolution Strategy Code
             ----------------------------

1 -  Modification        7 - REO
2 -  Foreclosure         8 - Resolved
3 -  Bankruptcy          9 - Pending Return
4 -  Extension               to Master Servicer
5 -  Note Sale          10 - Deed In Lieu Of
6 -  DPO                     Foreclosure


         (2) Property Type Code
         ----------------------

MF - Multi-Family          OF - Office
RT - Retail                MU - Mixed Use
HC - Health Care           LO - Lodging
IN - Industrial            SS - Self Storage
WH - Warehouse             OT - Other
MH - Mobile Home Park



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 14 of 17

[LOGO] Norwest Banks

                         DLJ Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG3

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                    Leslie Gaskill
                                                    (212) 515-5254
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 11/10/1999
New York, NY  10004                                     Record Date:  10/29/1999


                     Specially Serviced Loan Detail - Part 2

                            Offering       Resolution      Site
Distribution     Loan       Document        Strategy    Inspection                  Appraisal   Appraisal     Other REO
    Date        Number   Cross-Reference    Code (1)       Date      Phase 1 Date     Date        Value    Property Revenue  Comment
    ----        ------   ---------------    --------       ----      ------------     ----        -----    ----------------  -------






                         (1) Resolution Strategy Code
                         ----------------------------

     1 - Modification       6 - DPO                   10 - Deed In Lieu Of
     2 - Foreclosure        7 - REO                        Foreclosure
     3 - Bankruptcy         8 - Resolved              11 - Full Payoff
     4 - Extension          9 - Pending Return        12 - Reps and Warranties
     5 - Note Sale              to Master Servicer    13 - Other or TBD



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

[LOGO] Norwest Banks

                         DLJ Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG3

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                    Leslie Gaskill
                                                    (212) 515-5254
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 11/10/1999
New York, NY  10004                                     Record Date:  10/29/1999



                              Modified Loan Detail

                 Offering
 Loan            Document         Pre-Modification
Number        Cross-Reference         Balance          Modification Date          Modification Description
- ------        ---------------         -------          -----------------          ------------------------





Total
=====



Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

[LOGO] Norwest Banks

                         DLJ Commercial Mortgage Trust
                 Commercial Mortgage Pass-Through Certificates
                                Series 1999-CG3

                                      ------------------------------------------
                                      For Additional Information, please contact
                                                    Leslie Gaskill
                                                    (212) 515-5254
                                        Reports Available on the World Wide Web
                                                @ www.ctslink.com/cmbs
                                      ------------------------------------------

Norwest Bank Minnesota, N.A.
Corporate Trust Services
3 New York Plaza, 15th Floor                            Payment Date: 11/10/1999
New York, NY  10004                                     Record Date:  10/29/1999



                             Liquidated Loan Detail


                     Final Recovery     Offering                                                       Gross Proceeds
       Loan          Determination      Document       Appraisal    Appraisal    Actual      Gross       as a % of
      Number             Date        Cross-Reference     Date         Value      Balance    Proceeds   Actual Balance
- ----------------         ----        ---------------     ----         -----      -------    --------   --------------







                      Aggregate            Net        Net Proceeds                  Repurchased
       Loan          Liquidation       Liquidation      as a % of      Realized      by Seller
      Number         Expenses (*)       Proceeds      Actual Balance     Loss         (Y/N)
- ----------------     ------------       --------      --------------     ----         -----







  Current Total

Cumulative Total



- ----------
(*)  Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).


Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17





                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT C

            DECREMENT TABLES FOR CLASS A-1A, CLASS A-1B, CLASS A-1C,
              CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS B-1
                           AND CLASS B-2 CERTIFICATES

            Percentage of Initial Principal Balance Outstanding For:


                                                  Class A-1A Certificates

Following Payment Date in--                    0% CPR          25% CPR         50% CPR         75% CPR         100% CPR
                                               ------          -------         -------         -------         --------
Closing Date...............................     100%            100%            100%            100%            100%
October 2000...............................      95%             95%             95%             95%             95%
October 2001...............................      89%             89%             89%             89%             89%
October 2002...............................      82%             82%             82%             82%             82%
October 2003...............................      75%             75%             75%             75%             75%
October 2004...............................      63%             63%             63%             63%             59%
October 2005...............................      55%             54%             53%             52%             51%
October 2006...............................      30%             30%             30%             30%             30%
October 2007...............................      18%             18%             18%             18%             18%
October 2008 and thereafter................       0%              0%              0%              0%              0%
Wtd. Avg. Life (yrs):......................      5.7             5.7             5.7             5.6             5.6

                                                  Class A-1B Certificates

Following Payment Date in--                    0% CPR          25% CPR         50% CPR         75% CPR         100% CPR
                                               ------          -------         -------         -------         --------
Closing Date...............................     100%            100%            100%            100%            100%
October 2000...............................     100%            100%            100%            100%            100%
October 2001...............................     100%            100%            100%            100%            100%
October 2002...............................     100%            100%            100%            100%            100%
October 2003...............................     100%            100%            100%            100%            100%
October 2004...............................     100%            100%            100%            100%            100%
October 2005...............................     100%            100%            100%            100%            100%
October 2006...............................     100%            100%            100%            100%            100%
October 2007...............................     100%            100%            100%            100%            100%
October 2008...............................      97%             97%             97%             97%             97%
October 2009 and thereafter................       0%              0%              0%              0%              0%
Wtd. Avg. Life (yrs):......................      9.7             9.7             9.7             9.6             9.4

            Percentage of Initial Principal Balance Outstanding For:

                                                  Class A-1C Certificates

Following Payment Date in--                   0% CPR          25% CPR         50% CPR         75% CPR         100% CPR
                                              ------          -------         -------         -------         --------
Closing Date..............................     100%            100%             100%            100%            100%
October 2000..............................     100%            100%             100%            100%            100%
October 2001..............................     100%            100%             100%            100%            100%
October 2002..............................     100%            100%             100%            100%            100%
October 2003..............................     100%            100%             100%            100%            100%
October 2004..............................     100%            100%             100%            100%            100%
October 2005..............................     100%            100%             100%            100%            100%
October 2006..............................     100%            100%             100%            100%            100%
October 2007..............................     100%            100%             100%            100%            100%
October 2008..............................     100%            100%             100%            100%            100%
October 2009 and thereafter...............      0%              0%               0%              0%              0%
Wtd. Avg. Life (yrs):.....................     9.9             9.9              9.8             9.8             9.6

                                                  Class A-2 Certificates

Following Payment Date in--                   0% CPR          25% CPR         50% CPR         75% CPR         100% CPR
                                              ------          -------         -------         -------         --------
Closing Date..............................     100%            100%             100%            100%            100%
October 2000..............................     100%            100%             100%            100%            100%
October 2001..............................     100%            100%             100%            100%            100%
October 2002..............................     100%            100%             100%            100%            100%
October 2003..............................     100%            100%             100%            100%            100%
October 2004..............................     100%            100%             100%            100%            100%
October 2005..............................     100%            100%             100%            100%            100%
October 2006..............................     100%            100%             100%            100%            100%
October 2007..............................     100%            100%             100%            100%            100%
October 2008..............................     100%            100%             100%            100%            100%
October 2009 and thereafter...............      0%              0%               0%              0%              0%
Wtd. Avg. Life (yrs):.....................     9.9             9.9              9.9             9.8             9.6

            Percentage of Initial Principal Balance Outstanding For:

                                                  Class A-3 Certificates

Following Payment Date in--                   0% CPR         25% CPR          50% CPR         75% CPR         100% CPR
                                              ------         -------          -------         -------         --------
Closing Date..............................     100%            100%            100%             100%            100%
October 2000..............................     100%            100%            100%             100%            100%
October 2001..............................     100%            100%            100%             100%            100%
October 2002..............................     100%            100%            100%             100%            100%
October 2003..............................     100%            100%            100%             100%            100%
October 2004..............................     100%            100%            100%             100%            100%
October 2005..............................     100%            100%            100%             100%            100%
October 2006..............................     100%            100%            100%             100%            100%
October 2007..............................     100%            100%            100%             100%            100%
October 2008..............................     100%            100%            100%             100%            100%
October 2009 and thereafter...............      0%              0%              0%               0%              0%
Wtd. Avg. Life (yrs):.....................     9.9             9.9             9.9              9.9             9.6

                                                  Class A-4 Certificates

Following Payment Date in--                   0% CPR         25% CPR          50% CPR         75% CPR         100% CPR
                                              ------         -------          -------         -------         --------
Closing Date..............................     100%            100%            100%             100%             100%
October 2000..............................     100%            100%            100%             100%             100%
October 2001..............................     100%            100%            100%             100%             100%
October 2002..............................     100%            100%            100%             100%             100%
October 2003..............................     100%            100%            100%             100%             100%
October 2004..............................     100%            100%            100%             100%             100%
October 2005..............................     100%            100%            100%             100%             100%
October 2006..............................     100%            100%            100%             100%             100%
October 2007..............................     100%            100%            100%             100%             100%
October 2008..............................     100%            100%            100%             100%             100%
October 2009 and thereafter...............      0%              0%              0%               0%               0%
Wtd. Avg. Life (yrs):.....................     9.9             9.9             9.9              9.9              9.6

            Percentage of Initial Principal Balance Outstanding For:

                                                  Class A-5 Certificates

Following Payment Date in--                   0% CPR         25% CPR          50% CPR         75% CPR         100% CPR
                                              ------         -------          -------         -------         --------
Closing Date..............................     100%           100%             100%             100%             100%
October 2000..............................     100%           100%             100%             100%             100%
October 2001..............................     100%           100%             100%             100%             100%
October 2002..............................     100%           100%             100%             100%             100%
October 2003..............................     100%           100%             100%             100%             100%
October 2004..............................     100%           100%             100%             100%             100%
October 2005..............................     100%           100%             100%             100%             100%
October 2006..............................     100%           100%             100%             100%             100%
October 2007..............................     100%           100%             100%             100%             100%
October 2008..............................     100%           100%             100%             100%             100%
October 2009 and thereafter...............      0%             0%               0%               0%               0%
Wtd. Avg. Life (yrs):.....................     9.9            9.9              9.9              9.9              9.6

                                                  Class B-1 Certificates

Following Payment Date in--                   0% CPR         25% CPR          50% CPR         75% CPR         100% CPR
                                              ------         -------          -------         -------         --------
Closing Date..............................     100%            100%            100%             100%             100%
October 2000..............................     100%            100%            100%             100%             100%
October 2001..............................     100%            100%            100%             100%             100%
October 2002..............................     100%            100%            100%             100%             100%
October 2003..............................     100%            100%            100%             100%             100%
October 2004..............................     100%            100%            100%             100%             100%
October 2005..............................     100%            100%            100%             100%             100%
October 2006..............................     100%            100%            100%             100%             100%
October 2007..............................     100%            100%            100%             100%             100%
October 2008..............................     100%            100%            100%             100%             100%
October 2009 and thereafter...............      0%              0%              0%               0%               0%
Wtd. Avg. Life (yrs):.....................     9.9             9.9             9.9              9.9              9.7

            Percentage of Initial Principal Balance Outstanding For:

                                                  Class B-2 Certificates

Following Payment Date in--                   0% CPR         25% CPR          50% CPR         75% CPR         100% CPR
                                              ------         -------          -------         -------         --------
Closing Date..............................     100%            100%            100%            100%             100%
October 2000..............................     100%            100%            100%            100%             100%
October 2001..............................     100%            100%            100%            100%             100%
October 2002..............................     100%            100%            100%            100%             100%
October 2003..............................     100%            100%            100%            100%             100%
October 2004..............................     100%            100%            100%            100%             100%
October 2005..............................     100%            100%            100%            100%             100%
October 2006..............................     100%            100%            100%            100%             100%
October 2007..............................     100%            100%            100%            100%             100%
October 2008..............................     100%            100%            100%            100%             100%
October 2009 and thereafter...............      0%              0%              0%              0%               0%
Wtd. Avg. Life (yrs):.....................     9.9             9.9             9.9             9.9              9.7

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT D

                 PRICE/YIELD TABLES FOR THE CLASS S CERTIFICATES

                  Corporate Bond Equivalent (CBE) Yield of the
                      Class S Certificates at Various CPRs
                        0.8943% Initial Pass-Through Rate
                 $899,289,205 Initial Aggregate Notional Amount

                 0.00% CPR    25.00% CPR    50.00% CPR   75.00% CPR  100.00% CPR
Price (32nds)*  -----------  -----------   -----------  -----------  -----------
--------------  CBE Yield %  CBE Yield %   CBE Yield %  CBE Yield %  CBE Yield %
                -----------  -----------   -----------  -----------  -----------

     4-08          11.22%       11.18%        11.13%       11.07%       10.72%
     4-10          10.84%       10.80%        10.75%       10.68%       10.33%
     4-12          10.46%       10.42%        10.37%       10.30%        9.95%
     4-14          10.09%       10.05%        10.00%        9.93%        9.57%
     4-16           9.73%        9.69%         9.64%        9.57%        9.21%
     4-18           9.38%        9.34%         9.29%        9.22%        8.85%
     4-20           9.04%        8.99%         8.94%        8.87%        8.50%
     4-22           8.70%        8.66%         8.60%        8.54%        8.16%
     4-24           8.37%        8.33%         8.27%        8.20%        7.83%

----------
*     Exclusive of accrued interest.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    EXHIBIT E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the globally offered DLJ Commercial Mortgage Corp., Commercial Mortgage Pass-Through Certificates, Series 1999-CG3, Class S, Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3, Class A-4, Class A-5, Class B-1 and Class B-2, will be available only in book-entry form.

      The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding book-entry certificates through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

      Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Cedel or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Cedel and Euroclear, in such capacity, as DTC participants.

      Non-U.S. holders (as described below) of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

      All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Cedel and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

      Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their book-entry certificates through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

      Trading between Cedel and/or Euroclear Participants. Secondary market trading between member organizations of Cedel or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading between DTC Seller and Cedel or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Cedel or Euroclear, the purchaser will send instructions to Cedel or Euroclear through that member organization at least one business day prior to settlement. Cedel or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of 12 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Cedel or Euroclear, as the case may be. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

      Member organizations of Cedel and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the book-entry certificates are credited to their accounts one day later.

      As an alternative, if Cedel or Euroclear has extended a line of credit to them, member organizations of Cedel or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, such member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on the cost of funds of the respective member organization of Cedel or Euroclear.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Cedel or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Cedel or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedel or Euroclear through a member organization of Cedel or Euroclear at least one business day prior to settlement. In these cases, Cedel or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of 12 30-day months. The payment will then be reflected in the account of the member organization of Cedel or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Cedel or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Cedel or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Cedel or Euroclear would instead be valued as of the actual settlement date.

      Finally, day traders that use Cedel or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Cedel or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      (a) borrowing through Cedel or Euroclear for one day, until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts, in accordance with the clearing system's customary procedures;

      (b) borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Cedel or Euroclear accounts in order to settle the sale side of the trade; or

      (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Cedel or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

      A holder holding a book-entry certificate through Cedel, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless:

      o the U.S. entity required to withhold tax (the "U.S. withholding agent") receives a statement--

            (a) from the certificateholder on IRS Form W-8 (or any successor or substitute form) that--

                  (i) is signed by the certificateholder under penalty of perjury,

                  (ii) certifies that such owner is not a United States Person, and

                  (iii) provides the name and address of the certificateholder,
                        or

            (b) from a securities clearing organization, a bank or another financial institution that holds customers' securities in the ordinary course of its trade or business that--

                  (i) is signed under penalties of perjury by an authorized representative of the financial institution,

                  (ii) states that the financial institution has received IRS Form W-8 (or any successor or substitute form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8 (or any successor or substitute form),

                  (iii) provides the name and address of the certificateholder,
                        and

                  (iv) attaches IRS Form W-8 (or any successor or substitute form) provided by the certificateholder;

      o the certificateholder provides a properly executed IRS Form 1001 (or any successor or substitute form) to the U.S. withholding agent;

      o the certificateholder provides a properly executed IRS Form 4224 (or any successor or substitute form) to the U.S. withholding agent;

      o interest is paid or collected on behalf of the certificateholder at an address inside the United States and the certificateholder is a United States Person that is exempt from withholding and complies with the appropriate certification requirements, if any; or

      o interest is paid at an address inside the United States and backup withholding is required.

      A holder holding book-entry certificates through Cedel, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the certificateholder:

      o provides a properly executed IRS Form W-8 (or any successor or substitute form) or IRS Form W-9 (or any substitute form); or

      o is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

      A holder holding book-entry certificates through Cedel or Euroclear, or in the case of an IRS Form 1001 or an IRS Form 4224, the holder's agent, provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Subject to the transition rules governing the introduction of the series of new IRS Forms W-8 (as discussed below), IRS Form W-8 and IRS Form 1001 are effective after the issuance of the book-entry certificate in the calendar year of its issuance and the two immediately succeeding calendar years, and IRS Form 4224 is effective for one calendar year. If the information on the form changes, the beneficial owner must inform the person through which he holds within 30 days of such change.

      The new regulations affect the documentation required from non-U.S. certificateholders having validly existing IRS Forms, such as IRS Forms W-8, 1001 or 4224. The new regulations replace a number of current tax certification forms (including IRS Forms W-8, 1001 and 4224, as discussed above) with a new series of IRS Forms W-8 and generally standardize the period of time for which withholding agents can rely on those forms, although certain of the new forms may remain valid indefinitely if the certificateholder provides a United States taxpayer identification number and the information on the form does not change. Existing forms and statements will remain valid for the following periods:

      (a) a withholding agent holding an existing form or statement that is valid on or after January 1, 1999, may treat that form or statement as valid until the earlier of its expiration or December 31, 2000;

      (b) no existing forms or statements will be effective after December 31, 2000; and

      (c) existing forms and statements that expire in 1999 will not be effective after expiration.

      The new regulations are generally effective for payments after December 31, 1999. However, the IRS recently issued IRS Notice 99-25 in which it announced its intention to delay the effective date of the new regulations, so that they will be effective for payments made after December 31, 2000. Prospective investors are urged to consult their tax advisors with respect to the effect of the new regulations.

      This summary does not deal with all aspects of federal income tax withholding that may be relevant to certificateholders that are not United States Persons. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the offered certificates.

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

                                    EXHIBIT F

                               SUMMARY TERM SHEET

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

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

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

                          DLJ Commercial Mortgage Corp.
                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1999-CG3

                                  $804,863,000
                                  (Approximate)
                              Offered Certificates

                                          --------------------------------------
                                          [LOGO] COLUMN
                                                 FINANCIAL
                                          --------------------------------------
                                          A DONALDSON, LUFKIN & JENRETTE COMPANY

GE Capital Access, Inc.

                          Donaldson, Lufkin & Jenrette

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

Transaction Offering:

------------------------------------------------------------------------------------------------------------------------------------
                                   Percentage
                     Initial       of Initial          Initial    Pass-
                     Aggregate      Mortgage            Pass-    Through      Wtd.
                     Principal        Pool     Credit  Through     Rate       Avg.                Principal
Class  Ratings(1)     Balance        Balance  Support    Rate   Description  Life(3)  Maturity(3)  Window(3)  Legal Status  ERISA(4)
-----  ----------     -------        -------  -------    ----   -----------  -------  -----------  ---------  ------------  --------
Publicly Offered Certificates:

S       Aaa/AAA    $899,289,205(2)      --        --    0.8943%      --        9.3       --            --        Public       Yes
A-1A    Aaa/AAA     140,618,000      15.64%    27.75%   7.1200%    Fixed       5.7   10/10/08     11/99-10/08    Public       Yes
A-1B    Aaa/AAA     509,118,000      56.61%    27.75%   7.3400%    Fixed       9.7    9/10/09     10/08-9/09     Public       Yes
A-1C    Aa1/AAA      17,716,000       1.97%    25.78%   7.4400%    Fixed       9.9    9/10/09      9/09-9/09     Public       No
A-2     Aa2/AA       25,000,000       2.78%    23.00%   7.5400%   WAC Cap      9.9    9/10/09      9/09-9/09     Public       No
A-3      A2/A        49,461,000       5.50%    17.50%   7.7300%   WAC Cap      9.9    9/10/09      9/09-9/09     Public       No
A-4      A3/A        13,489,000       1.50%    16.00%   7.8300%   WAC Cap      9.9    9/10/09      9/09-9/09     Public       No
A-5     Baa1/A-      15,738,000       1.75%    14.25%   8.1200%   WAC Cap      9.9    9/10/09      9/09-9/09     Public       No
B-1    Baa2/BBB      17,986,000       2.00%    12.25%   8.2400%     WAC        9.9    9/10/09      9/09-9/09     Public       No
B-2    Baa3/BBB-     15,737,000       1.75%    10.50%   8.2400%     WAC        9.9    9/10/09      9/09-9/09     Public       No

Privately Offered Certificates(5):

B-3       --             --             --        --        --       --         --         --          --     Private-144A    --
B-4       --             --             --        --        --       --         --         --          --     Private-144A    --
B-5       --             --             --        --        --       --         --         --          --     Private-144A    --
B-6       --             --             --        --        --       --         --         --          --     Private-144A    --
B-7       --             --             --        --        --       --         --         --          --     Private-144A    --
B-8       --             --             --        --        --       --         --         --          --     Private-144A    --
C         --             --             --        --        --       --         --         --          --     Private-144A    --
D         --             --             --        --        --       --         --         --          --     Private-144A    --
------------------------------------------------------------------------------------------------------------------------------------

(1)   Moody's Investors Service, Inc. / Fitch IBCA, Inc.

(2) Notional amount. The Class S certificates will be interest only and not be entitled to distributions of principal.

(3) Assumes 0% CPR, no defaults, no extensions and ARD Loans pay in full on their Anticipated Repayment Dates. Otherwise based on "Maturity Assumptions" set forth in the Prospectus Supplement.

(4) Expected to be eligible for the underwriter's individual prohibited transaction exemption under ERISA.

(5)   Not offered herein.

--------------------------------------------------------------------------------
Originator Profile:

The mortgage loans were originated or acquired primarily by (i) an affiliate of GE Capital Access, Inc. (GECA) and (ii) Column Financial, Inc. (Column). Approximately 50.6% of the mortgage loans by balance are being contributed by GECA and 49.4% are being contributed by Column. All of the mortgage loans were originated between 1998 and 1999.

GECA is a wholly owned subsidiary of General Electric Capital Corporation
(GECC). Since 1996, GECA and its affiliates have originated or acquired approximately $7.8 billion of commercial mortgage loans in connection with its capital markets programs. Through its GE Capital Real Estate division, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $16.9 billion of assets. GE Capital Real Estate originates and acquires commercial mortgage loans through approximately 20 offices located throughout North America.

Column, an indirect wholly owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., was established in August 1993. Column has originated over 1,900 commercial mortgage loans totaling $8.0 billion since its inception. Column sources, underwrites and closes various mortgage loan products through 17 production offices located throughout the country.
--------------------------------------------------------------------------------

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

Collateral Overview:

      o     Total Collateral Balance:        $899,289,205

      o     Avg. 10/1/99 Scheduled
             Principal Balance:              $5,620,558

      o     Loans/Properties:                160 loans / 167 properties

      o     Property Type:                   Multifamily (34.0%), Office
                                             (21.0%), Retail (20.3%), Other
                                             (24.7%)

      o     Geographic Distribution:         37 States and DC. CA (17.3%), TX
                                             (15.2%), NY (10.8%), Other (56.7%)

      o     Amortization Types:              Balloon (78.3%), ARD (19.5%), Fully
                                             Amortizing (2.3%)

      o     Wtd. Avg. U/W DSCR(1):           1.36x

      o     Wtd. Avg. 10/1/99
             LTV Ratio(1):                   70.3%

      o     Appraisals:                      100% of the appraisals state that
                                             they follow the guidelines set
                                             forth in Title XI of FIRREA.

      o     Largest Loan:                    5.4%

      o     Five Largest Loans:              22.6%

      o     Ten Largest Loans:               36.7%

      o     Wtd. Avg. Remaining
             Term to Maturity:               120 months

      o     Wtd. Avg. Seasoning:             3 months

      o     Gross WAC:                       8.041%

      o     Call Protection:                 All of the Mortgage Loans provide
                                             for either a prepayment lockout
                                             period ("Lockout") and a defeasance
                                             period ("Defeasance") or a yield
                                             maintenance premium ("YMP") period.
                                             All of the Mortgage Loans provide
                                             for initial lockout periods. The
                                             remaining weighted average lockout
                                             and defeasance period for all loans
                                             is 9.6 years. The yield maintenance
                                             charge is calculated at
                                             flat-to-treasuries.

      o     Defeasance:                      99.8%

      o     Credit Tenant Lease:             0.6%

(1) Excluding the CTL Loan.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

      o     Participation Loans:             None

      o     Secured Subordinate Debt:        1.9%

      o     Leasehold:                       0.8%

      o     Delinquency:                     No loan delinquent 30 days or more
                                             as of the 10/1/99.


Transaction Overview:

      o     Structure:                       Senior/subordinated, sequential pay
                                             pass-through bonds.

      o     Lead Manager:                    Donaldson, Lufkin & Jenrette, Sole

      o     Mortgage Loan Sellers:           GE Capital Access, Inc. and Column
                                             Financial, Inc.

      o     Rating Agencies:                 Moody's Investors Service, Inc. /
                                             Fitch IBCA, Inc.

      o     Master Servicer:                 GE Capital Loan Services, Inc.

      o     Special Servicer:                GMAC Commercial Mortgage
                                             Corporation

      o     Trustee:                         Norwest Bank Minnesota, National
                                             Association

      o     Insurance:                       An Environmental Insurance policy
                                             has been obtained for the benefit
                                             of the trust. The policy insures
                                             the trust from losses in the event
                                             a defaulted loan has an actionable
                                             environmental condition subject to
                                             the policy limits. The policy is
                                             provided by Commerce & Industry
                                             Insurance Co., a member company of
                                             the American International Group,
                                             Inc.(AIG). AIG is rated AAA by
                                             Standard & Poor's, Aaa by Moody's
                                             and A++ by A.M. Best Company.

      o     Cut-off Date:                    October 1, 1999

      o     Settlement Date:                 October 19, 1999

      o     Payment Date:                    The 10th day of the month, or if
                                             such day is not a business day, the
                                             following business day, but no
                                             sooner than the 4th business day
                                             after the 4th day of the month.

      o     Delivery:                        The Depository Trust Company
                                             ("DTC") through Cede & Co. (in the
                                             United States) or Cedel Bank,
                                             Societe Anonyme ("Cedel") or The
                                             Euroclear System ("Euroclear") (in
                                             Europe).

      o     ERISA:                           Classes A-1A, A-1B and S are
                                             expected to be eligible for the
                                             underwriter's individual prohibited
                                             transaction exemption with respect
                                             to ERISA, subject to certain
                                             conditions of eligibility.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

      o     SMMEA:                           None of the Offered Securities are
                                             SMMEA eligible.

      o     Tax Treatment:                   REMIC

      o     Servicer Option to Terminate
            Trust:                           1%

      o     Analytics:                       Cashflows are available through
                                             Bloomberg, the Trepp Group, Intex
                                             Solutions and Charter Research.

      o     Extensions:                      The Special Servicer will be
                                             responsible for performing certain
                                             servicing functions with respect to
                                             Mortgage Loans that, in general,
                                             are in default or as to which
                                             default is imminent, and for
                                             administering any REO properties.
                                             The Pooling and Servicing Agreement
                                             will generally permit the Special
                                             Servicer to modify, waive or amend
                                             any term of any Mortgage Loan if it
                                             determines, in accordance with the
                                             servicing standard, that it is
                                             appropriate to do so. The Special
                                             Servicer will not be permitted to
                                             grant any extension of the maturity
                                             of a Mortgage Loan beyond 60 months
                                             after its stated maturity date.

      o     Controlling Class:               The Controlling Class of
                                             Certificateholders may advise and
                                             appoint a Special Servicer and
                                             replace the existing Special
                                             Servicer. The Controlling Class
                                             will be the most subordinate Class
                                             of Certificates which has a current
                                             aggregate certificate principal
                                             amount no less than 25% of its
                                             original aggregate certificate
                                             principal balance.

      o     Advances:                        The Master Servicer will be
                                             obligated to make advances of
                                             scheduled principal and interest
                                             payments, excluding balloon
                                             payments, subject to recoverability
                                             determination and appraisal
                                             reductions. If the Master Servicer
                                             fails to make a required P & I
                                             Advance and the Trustee is aware of
                                             the failure, the Trustee will be
                                             obligated to make that Advance.

      o     Appraisal Reductions:            An appraisal reduction generally
                                             will be created in the amount, if
                                             any, by which the Stated Principal
                                             Balance of a Specially Serviced
                                             Mortgage Loan (plus other amounts
                                             overdue in connection with such
                                             loan) exceeds 90% of the appraised
                                             value of the related Mortgaged
                                             Property. The Appraisal Reduction
                                             Amount will reduce proportionately
                                             the interest portion (but not the
                                             principal portion) of any amount of
                                             P&I Advances for the loan, which
                                             reduction will result, in general,
                                             in a reduction of interest
                                             distributable to the most
                                             subordinate Class of Principal
                                             Balance Certificates outstanding.
                                             An appraisal reduction will be
                                             reduced to zero as of the date the
                                             related Mortgage Loan has been
                                             brought current for at least three
                                             consecutive months, paid in full,
                                             liquidated, repurchased, or
                                             otherwise disposed of. Appraisal
                                             reductions will not effect class
                                             sizes for the purposes of
                                             determining the Controlling Class.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

Structure Description

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

Interest Distributions:

Each Class of Certificates will be entitled on each payment date to interest accrued at its Pass-Through Rate on the aggregate principal balance of that Class outstanding immediately prior to the related payment date. The Class S Certificates will be entitled on each payment date to the aggregate interest accrued at the difference between the weighted average coupon of the collateral and the weighted average coupon of the Principal Balance Certificates. All Classes will pay interest on a 30/360 basis.

Principal Distributions:

Available principal will be paid on each payment date to the outstanding Classes of Principal Balance Certificates in the following sequential order: Class A-1A, A-1B, A-1C, A-2, A-3, A-4, A-5, B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8, C and D
(the "Principal Balance Certificates"). However, if Classes A-1C through D have been retired as a result of losses and additional trust fund expenses, Classes A-1A and A-1B will receive principal on a pro-rata basis.

Realized Losses and Expense(s):

Realized losses from any Mortgage Loan and additional trust fund expenses will be allocated to the outstanding classes of Principal Balance Certificates in the following sequential order: Class D, C, B-8, B-7, B-6, B-5, B-4, B-3, B-2, B-1, A-5, A-4, A-3, A-2 and A-1C. If Classes A-1C through D have been reduced to $0 by losses and additional trust fund expenses, future losses and additional trust fund expenses shall be applied to Classes A-1A and A-1B pro-rata.

Credit Enhancements:

Credit enhancement for each Class of publicly registered Certificates will be provided by the Classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

Allocation of Yield Maintenance and Prepayment Premiums:

The certificate yield maintenance amount ("CYMA") for the Class A-1A, A-1B, A-1C, A-2, A-3, A-4, A-5, B-1 and B-2 Certificates (collectively, the "Yield Maintenance Certificates") equals the total yield maintenance premium collected, multiplied by a fraction (not greater than one or less than zero) which is based upon a formula involving the relationship between the Pass-Through Rate for the Classes currently receiving principal, the mortgage rate of the Mortgage Loan that has prepaid, and current interest rates. In general, the CYMA for any payment date will be calculated in respect of and payable to the Class(es) of Yield Maintenance Certificates entitled to receive payments of principal on such Distribution Date.

   ------------------------------------------------------------------------
                  CYM                 = (Pass-Through Rate - Discount Rate)
               Allocation               -----------------------------------
   to Yield Maintenance Certificates      (Mortgage Rate - Discount Rate)
   ------------------------------------------------------------------------

The yield maintenance amount payable to the Class S (interest only) Certificates, will equal the total yield maintenance premium less the CYMA for the Yield Maintenance Certificates as defined above.

All prepayment premiums collected on the Mortgage Loans and calculated as a percentage of the amount prepaid, will be paid to the Class S (interest only) Certificates.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

In general, this formula provides for an increase in the allocation of yield maintenance premiums to the Yield Maintenance Certificates as interest rates decrease and a decrease in the allocation to such Classes as interest rates rise.

Allocation of Yield Maintenance Premiums Example:

Discount Rate Fraction Methodology:

Mortgage Rate                             = 8%
P & I Class Coupon                        = 6%
Discount Rate (Based on a Treasury Rate)  = 5%
% of Principal Distributed to Class       = 100%

P & I Class Allocation:              Class S Allocation:
-----------------------              -------------------
6% - 5% x 100% = 33 1/3%             100% - P & I Class(es) Allocation = 66 2/3%
-------
8% - 5%

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

Stratification:

   [The following table was depicted as a map graph in the printed material.]

WA      0.3%        MT      0.4%    NM      0.9%    MN      3.8%    IL      4.6%
OR      0.3%        UT      0.4%    KS      0.5%    IA      0.7%    MS      0.2%
NV      0.1%        AZ      3.2%    OK      1.0%    LA      1.1%    MI      5.1%
CA     17.3%        CO      0.7%    TX     15.2%    WI      0.1%    IN      0.5%

TN      1.6%        PA      4.2%    SC      3.9%    MD      3.7%    RI      0.1%
AL      0.2%        DC      2.4%    FL      4.6%    NH      0.1%    CT      0.3%
OH      2.8%        VA      1.4%    NY     10.8%    MA      1.4%
KY      0.9%        NC      3.0%    NJ      2.0%    ME      0.2%

                      Underlying Real Properties by State

                                                                                Weighted
                         Number of            10/1/99        Percentage of      Average                                  Weighted
                         Underlying          Scheduled          Initial         Mortgage            Weighted              Average
                            Real             Principal       Mortgage Pool      Interest             Average              10/1/99
State                    Properties           Balance           Balance          Rates             U/W DSCR (1)        LTV Ratio (1)
------------------------------------------------------------------------------------------------------------------------------------
California                   21          $  155,156,174          17.3%           7.934%                1.31x              70.6%
Texas                        34             137,072,187          15.2%           8.035%                1.35               72.4%
New York                      6              96,756,666          10.8%           7.878%                1.34               68.6%
Michigan                      7              45,560,071           5.1%           8.364%                1.25               75.7%
Illinois                      6              41,807,221           4.6%           8.139%                1.24               72.3%
Florida                      11              41,703,633           4.6%           7.969%                1.25               75.9%
Pennsylvania                  2              37,816,007           4.2%           8.280%                1.22               68.5%
South Carolina                1              34,953,502           3.9%           8.170%                2.39               42.8%
Minnesota                     4              34,204,110           3.8%           8.144%                1.78               54.9%
Maryland                      6              32,868,169           3.7%           8.261%                1.25               77.1%
Arizona                       7              29,221,897           3.2%           7.897%                1.25               78.0%
North Carolina                5              27,225,547           3.0%           7.657%                1.31               75.0%
Ohio                          4              25,073,809           2.8%           7.928%                1.27               75.2%
District of Columbia          4              21,404,131           2.4%           7.763%                1.32               75.9%
New Jersey                    6              17,758,257           2.0%           8.355%                1.34               68.6%
Tennessee                     3              14,219,318           1.6%           7.582%                1.28               76.1%
Virginia                      4              12,550,856           1.4%           8.120%                1.27               73.1%
Massachusetts                 2              12,537,236           1.4%           7.665%                1.24               78.9%
Louisiana                     4               9,962,367           1.1%           8.545%                1.46               62.2%
Oklahoma                      1               8,691,817           1.0%           8.680%                1.45               62.1%
New Mexico                    2               8,542,278           0.9%           8.212%                1.28               77.7%
Kentucky                      1               7,991,375           0.9%           8.150%                1.26               67.7%
Colorado                      2               6,203,907           0.7%           7.901%                1.40               69.0%
Iowa                          4               5,883,501           0.7%           8.439%                1.28               74.3%
Kansas                        2               4,473,408           0.5%           8.570%                1.33               55.8%
Indiana                       2               4,296,499           0.5%           8.702%                1.39               65.7%
Montana                       1               3,956,496           0.4%           8.290%                1.23               79.1%
Utah                          1               3,288,373           0.4%           8.070%                1.20               72.9%
Washington                    3               3,057,725           0.3%           8.468%                1.26               51.5%
Connecticut                   2               2,396,195           0.3%           8.327%                1.32               69.1%
Oregon                        1               2,248,487           0.3%           7.990%                1.20               68.1%
Alabama                       1               2,020,069           0.2%           7.720%                1.50               76.2%
Maine                         1               1,998,361           0.2%           7.000%                1.33               74.0%
Mississippi                   1               1,896,804           0.2%           7.780%                1.43               74.4%
Rhode Island                  1               1,347,747           0.1%           8.610%                1.29               72.5%
New Hampshire                 2               1,347,338           0.1%           9.041%                1.27               60.0%
Nevada                        1                 998,838           0.1%           7.870%                1.61               58.1%
Wisconsin                     1                 798,832           0.1%           8.220%                1.43               69.5%
                         -----------------------------------------------------------------------------------------------------------
Total/Weighted Average:      167         $  899,289,205         100.0%           8.041%                1.36x              70.3%
                         ===========================================================================================================

(1) Excluding the CTL Loan.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

   [The following table was depicted as a pie chart in the printed material.]

                          Other                     1.0%

                          Mixed Use                 3.4%

                          Multifamily              34.0%

                          Retail                   20.3%

                          Industrial                2.7%

                          Hotel                    11.4%

                          Manufactured Housing      5.4%

                          Self Storage              0.8%

                          Office                   21.0%

                  Underlying Real Properties by Property Type

                                                                                         Weighted
                                      Number of           10/1/99     Percentage of       Average                      Weighted
                                     Underlying          Scheduled       Initial         Mortgage    Weighted          Average
                                       Real              Principal    Mortgage Pool      Interest     Average          10/1/99
Property Type                        Properties           Balance        Balance           Rates    U/W DSCR (1)     LTV Ratio (1)
------------------------------------------------------------------------------------------------------------------------------------
Multifamily                             74         $    305,461,578       34.0%            7.862%      1.28x            74.0%
Office                                  19              189,002,580       21.0%            8.234%      1.24             70.3%
Retail                                  37              182,500,932       20.3%            7.924%      1.33             73.4%
Hotel                                    7              102,840,818       11.4%            8.261%      1.95             51.7%
Manufactured Housing                    10               48,664,543        5.4%            8.002%      1.23             75.8%
Mixed Use                                8               30,232,765        3.4%            8.325%      1.29             71.4%
Industrial                               6               24,549,292        2.7%            8.398%      1.36             68.2%
Self Storage                             4                6,819,157        0.8%            8.319%      1.43             65.1%
CTL                                      1                5,389,861        0.6%            7.680%       N/A              N/A
Independent/Assisted Living              1                3,827,680        0.4%            8.500%      1.26             67.2%
                                     -----------------------------------------------------------------------------------------------
Total/Weighted Average:                167         $    899,289,205      100.0%            8.041%      1.36x            70.3%
                                     ===============================================================================================

(1)   Excluding the CTL Loan.

                       Mortgage Loans by Property Sub-Type

                                                                                         Weighted
                                      Number of           10/1/99     Percentage of       Average                      Weighted
                                     Underlying          Scheduled       Initial         Mortgage    Weighted          Average
                                       Real              Principal    Mortgage Pool      Interest     Average          10/1/99
Property Type    Property Sub-Type   Properties           Balance        Balance          Rates       U/W DSCR         LTV Ratio
------------------------------------------------------------------------------------------------------------------------------------
Retail
                 Anchored     (1)       22             $137,151,702       15.3%            7.829%      1.35x            73.1%
                 Unanchored             15               45,349,230        5.0%            8.212%      1.28             74.6%
                                     -----------------------------------------------------------------------------------------------
Total/Weighted Average:                 37             $182,500,932       20.3%            7.924%      1.33x            73.4%
                                     ===============================================================================================

(1)   Includes shadow anchored properties.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

                           Original Amortization Terms

                                                                                 Weighted
                                             10/1/99       Percentage of         Average                              Weighted
      Range of             Number of        Scheduled        Initial             Mortgage          Weighted           Average
Original Amortization      Mortgage         Principal     Mortgage Pool          Interest           Average           10/1/99
   Terms (Months)           Loans            Balance         Balance              Rates           U/W DSCR (1)      LTV Ratio (1)
------------------------------------------------------------------------------------------------------------------------------------
  177    -    239            3          $    12,388,149        1.4%               8.232%             1.55x              52.1%
  240    -    299            7                7,674,646        0.9%               8.311%             1.36               64.6%
  300    -    313            30             133,855,825       14.9%               7.934%             1.60               60.2%
  314    -    360           120             745,370,585       82.9%               8.055%             1.32               72.3%
                           ---------------------------------------------------------------------------------------------------------
Total/Weighted Average:     160         $   899,289,205      100.0%               8.041%             1.36x              70.3%
                           =========================================================================================================

Maximum Original Amortization Term (Months):        360
Minimum Original Amortization Term (Months):        177
Wtd. Avg. Original Amortization Term (Months):      346

(1)   Excluding the CTL Loan.

                      Original Terms to Stated Maturity (1)

                                                                                 Weighted
                                             10/1/99       Percentage of         Average                              Weighted
      Range of             Number of        Scheduled        Initial             Mortgage          Weighted           Average
 Original Terms to         Mortgage         Principal     Mortgage Pool          Interest           Average           10/1/99
 Maturity (Months)          Loans            Balance         Balance              Rates           U/W DSCR (2)      LTV Ratio (2)
------------------------------------------------------------------------------------------------------------------------------------
  60     -    115            7          $    36,444,207        4.1%               8.232%             1.27x              70.6%
  116    -    120           143             827,354,550       92.0%               8.063%             1.36               70.3%
  121    -    200            4               13,032,747        1.4%               7.311%             1.51               74.2%
  201    -    300            6               22,457,701        2.5%               7.346%             1.45               66.8%
                           ---------------------------------------------------------------------------------------------------------
Total/Weighted Average:     160         $   899,289,205      100.0%               8.041%             1.36x              70.3%
                           =========================================================================================================

Maximum Original Term to Maturity (Months):         300
Minimum Original Term to Maturity (Months):          60
Wtd. Avg. Original Term to Maturity (Months):       123

(1) In the case of Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2)   Excluding the CTL Loan.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

                          Remaining Amortization Terms

                                                                           Weighted
                                              10/1/99     Percentage of     Average                              Weighted
        Range of           Number of         Scheduled       Initial       Mortgage          Weighted            Average
Remaining Amortization     Mortgage          Principal    Mortgage Pool    Interest           Average            10/1/99
     Terms (Months)         Loans             Balance        Balance        Rates          U/W DSCR (1)       LTV Ratio (1)
---------------------------------------------------------------------------------------------------------------------------
  176    -    238            6            $  15,892,863        1.8%         8.317%             1.44x              58.1%
  239    -    298            23             108,659,361       12.1%         7.734%             1.65               59.5%
  299    -    312            11              29,366,397        3.3%         8.694%             1.39               62.8%
  313    -    359           120             745,370,585       82.9%         8.055%             1.32               72.3%
                          -------------------------------------------------------------------------------------------------
Total/Weighted Average:     160           $ 899,289,205      100.0%         8.041%             1.36x              70.3%
                          =================================================================================================

Maximum Remaining Amortization Term (Months):       359
Minimum Remaining Amortization Term (Months):       176
Wtd. Avg. Remaining Amortization Term (Months):     344

(1)   Excluding the CTL Loan.

                     Remaining Terms to Stated Maturity (1)

                                                                          Weighted
                                             10/1/99     Percentage of     Average                              Weighted
     Range of             Number of         Scheduled       Initial       Mortgage          Weighted            Average
   Remaining Terms        Mortgage          Principal    Mortgage Pool    Interest           Average            10/1/99
to Maturity (Months)        Loans             Balance        Balance        Rates          U/W DSCR (2)       LTV Ratio (2)
---------------------------------------------------------------------------------------------------------------------------
   59    -    114            10           $  70,320,714        7.8%        7.632%              1.43x              67.6%
  115    -    119           140             793,478,043       88.2%        8.109%              1.35               70.6%
  120    -    199            4               13,032,747        1.4%        7.311%              1.51               74.2%
  200    -    299            6               22,457,701        2.5%        7.346%              1.45               66.8%
                          -------------------------------------------------------------------------------------------------
Total/Weighted Average:     160           $ 899,289,205      100.0%        8.041%              1.36x              70.3%
                          =================================================================================================

Maximum Remaining Term to Maturity (Months):        299
Minimum Remaining Term to Maturity (Months):         59
Wtd. Avg. Remaining Term to Maturity (Months):      120

(1) In the case of Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.
(2)   Excluding the CTL Loan.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

                   Underwritten Debt Service Coverage Ratios

                                                                                    Weighted
                                                    10/1/99       Percentage of      Average                            Weighted
                                      Number of     Scheduled        Initial        Mortgage           Weighted         Average
    Range of                          Mortgage      Principal     Mortgage Pool     Interest            Average         10/1/99
    U/W DSCRs                          Loans         Balance         Balance         Rates            U/W DSCR (1)    LTV Ratio (1)
--------------------------------------------------------------------------------------------------------------------------------
        CTL                              1        $   5,389,861        0.6%          7.680%               N/A             N/A
 1.20x   -   1.21                        20         178,662,994       19.9%          8.202%              1.21x           72.6%
 1.22    -   1.24                        38         193,248,205       21.5%          7.980%              1.23            76.2%
 1.25    -   1.29                        48         210,343,166       23.4%          8.098%              1.27            74.3%
 1.30    -   1.34                        19          97,010,509       10.8%          8.001%              1.32            70.2%
 1.35    -   1.39                        9           14,306,857        1.6%          8.359%              1.37            65.1%
 1.40    -   2.39x                       25         200,327,613       22.3%          7.904%              1.74            58.7%
                                       ------------------------------------------------------------------------------------------
Total/Weighted Average:                 160       $ 899,289,205      100.0%          8.041%              1.36x           70.3%
                                       ==========================================================================================

Maximum Underwritten DSCR (1):         2.39x
Minimum Underwritten DSCR (1):         1.20x
Wtd. Avg. Underwritten DSCR (1):       1.36x

(1)   Excluding the CTL Loan.

                          10/1/99 Loan-to-Value Ratios

                                                                                    Weighted
                                                    10/1/99       Percentage of      Average                            Weighted
                                      Number of     Scheduled        Initial        Mortgage           Weighted         Average
 Range of 10/1/99                     Mortgage      Principal     Mortgage Pool     Interest            Average         10/1/99
Loan-to-Value Ratios                   Loans         Balance         Balance         Rates            U/W DSCR (1)    LTV Ratio (1)
--------------------------------------------------------------------------------------------------------------------------------
        CTL                              1        $   5,389,861        0.6%          7.680%               N/A             N/A
37.10%   -   55.00%                      11          99,950,694       11.1%          8.116%              1.98x           49.4%
55.10%   -   65.00%                      24         121,127,462       13.5%          7.978%              1.42            62.6%
65.10%   -   67.50%                      7           73,015,929        8.1%          8.185%              1.22            66.8%
67.60%   -   70.00%                      11          31,297,747        3.5%          8.143%              1.31            68.4%
70.10%   -   72.50%                      13          77,135,081        8.6%          7.981%              1.30            71.9%
72.60%   -   75.00%                      32         126,232,580       14.0%          8.282%              1.25            73.5%
75.10%   -   77.50%                      24         145,090,742       16.1%          8.032%              1.25            76.3%
77.60%   -   78.50%                      8           78,286,014        8.7%          7.862%              1.24            78.2%
78.60%   -   79.50%                      16          73,888,561        8.2%          7.716%              1.30            79.1%
79.60%   -   80.00%                      13          67,874,534        7.5%          8.071%              1.24            79.8%
                                       ------------------------------------------------------------------------------------------
Total/Weighted Average:                 160       $ 899,289,205      100.0%          8.041%              1.36x           70.3%
                                       ==========================================================================================

Maximum 10/1/99 LTV Ratio (1):    80.0%
Minimum  10/1/99 LTV Ratio (1):    37.1%
Wtd. Avg. 10/1/99 LTV Ratio (1):  70.3%

(1)   Excluding the CTL Loan.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

                      10/1/99 Scheduled Principal Balances

                                                                                        Weighted
                                                          10/1/99      Percentage of    Average                          Weighted
                                         Number of       Scheduled       Initial        Mortgage       Weighted          Average
            Range of                     Mortgage        Principal     Mortgage Pool    Interest       Average           10/1/99
 10/1/99 Scheduled Principal Balances     Loans           Balance        Balance          Rates      U/W DSCR (1)     LTV Ratio (1)
------------------------------------------------------------------------------------------------------------------------------------
$     401,415      -         500,000         6       $     2,711,826       0.3%          8.996%         1.26x              63.6%
      500,001      -         750,000         6             3,520,729       0.4%          8.555%         1.31               57.6%
      750,001      -       1,000,000         11            9,684,531       1.1%          8.502%         1.29               68.7%
    1,000,001      -       1,250,000         7             7,575,572       0.8%          8.409%         1.34               64.6%
    1,250,001      -       1,500,000         14           19,448,837       2.2%          8.409%         1.28               74.5%
    1,500,001      -       1,750,000         7            11,669,717       1.3%          8.134%         1.27               75.0%
    1,750,001      -       2,000,000         13           24,399,399       2.7%          7.931%         1.32               71.6%
    2,000,001      -       3,000,000         16           39,794,915       4.4%          8.159%         1.34               70.4%
    3,000,001      -       4,000,000         18           64,456,690       7.2%          8.284%         1.30               72.1%
    4,000,001      -       5,000,000         12           54,790,267       6.1%          7.925%         1.31               74.7%
    5,000,001      -       6,000,000         8            43,835,776       4.9%          8.305%         1.30               70.2%
    6,000,001      -       7,000,000         7            45,971,315       5.1%          7.920%         1.31               72.2%
    7,000,001      -       8,000,000         8            59,646,308       6.6%          7.864%         1.25               75.7%
    8,000,001      -       9,000,000         6            50,819,897       5.7%          7.848%         1.31               75.9%
    9,000,001      -      11,500,000         3            30,864,107       3.4%          8.062%         1.24               70.8%
   11,500,001      -      15,500,000         7           100,025,244      11.1%          8.030%         1.26               73.2%
   15,500,001      -      19,500,000         3            52,126,403       5.8%          8.099%         1.41               71.2%
   19,500,001      -      34,500,000         4           120,746,941      13.4%          7.838%         1.49               62.2%
   34,500,001      -   $  48,969,762         4           157,200,732      17.5%          8.075%         1.51               67.2%
                                         -------------------------------------------------------------------------------------------
Total/Weighted Average:                     160      $   899,289,205     100.0%          8.041%         1.36x              70.3%
                                         ===========================================================================================

Maximum 10/1/99 Scheduled Principal Balance:         $    48,969,762
Minimum 10/1/99 Scheduled Principal Balance:         $       401,415
Average 10/1/99 Scheduled Principal Balance:         $     5,620,558

(1)   Excluding the CTL Loan.

                       Mortgage Loans by Amortization Type

                                                                               Weighted
                                                10/1/99      Percentage of      Average                             Weighted
                                Number of       Scheduled       Initial        Mortgage         Weighted            Average
                                Mortgage        Principal     Mortgage Pool    Interest         Average             10/1/99
Loan Type                        Loans           Balance        Balance          Rates        U/W DSCR (1)       LTV Ratio (1)
------------------------------------------------------------------------------------------------------------------------------------
Balloon                           145        $  703,910,129       78.3%         8.090%            1.27x               72.9%
ARD                                8            175,137,648       19.5%         7.892%            1.71                60.8%
Fully Amortizing                   7             20,241,429        2.3%         7.644%            1.47                57.9%
                                 ---------------------------------------------------------------------------------------------------
Total/Weighted Average:           160        $  899,289,205      100.0%         8.041%            1.36x               70.3%
                                 ===================================================================================================

(1)   Excluding the CTL Loan.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

                            Mortgage Interest Rates

                                                                                       Weighted
                                                      10/1/99       Percentage of      Average                         Weighted
                                      Number of      Scheduled         Initial         Mortgage      Weighted          Average
       Range of                       Mortgage       Principal      Mortgage Pool      Interest      Average           10/1/99
Mortgage Interest Rates                Loans          Balance          Balance          Rates      U/W DSCR (1)     LTV Ratio (1)
------------------------------------------------------------------------------------------------------------------------------------
  6.830%  -   7.000%                     5        $  51,530,881         5.7%            6.884%        1.58x              66.7%
  7.001%  -   7.250%                     4           15,334,720         1.7%            7.212%        1.26               78.5%
  7.251%  -   7.500%                     1            8,243,791         0.9%            7.430%        1.25               78.5%
  7.501%  -   7.750%                     11          49,252,937         5.5%            7.631%        1.30               75.8%
  7.751%  -   8.000%                     28         268,622,732        29.9%            7.889%        1.26               73.4%
  8.001%  -   8.250%                     42         237,352,870        26.4%            8.151%        1.54               65.8%
  8.251%  -   8.500%                     32         182,460,220        20.3%            8.356%        1.24               72.4%
  8.501%  -   8.750%                     20          59,571,173         6.6%            8.588%        1.35               68.6%
  8.751%  -   9.000%                     12          23,776,735         2.6%            8.842%        1.37               58.5%
  9.001%  -   9.220%                     5            3,143,147         0.3%            9.103%        1.29               61.2%
                                      ----------------------------------------------------------------------------------------------
Total/Weighted Average:                 160       $ 899,289,205       100.0%            8.041%        1.36x              70.3%
                                      ==============================================================================================

Maximum Mortgage Interest Rate:                9.220%
Minimum Mortgage Interest Rate:                6.830%
Weighted Average Mortgage Interest Rate:       8.041%

(1)   Excluding the CTL Loan.

                         Occupancy Rates at Underwriting

                                                                                      Weighted
                                    Number of         10/1/99      Percentage of       Average                            Weighted
                                    Underlying       Scheduled         Initial        Mortgage       Weighted             Average
          Range of                     Real          Principal     Mortgage Pool      Interest       Average              10/1/99
    Occupancy Rates at U/W        Properties (1)      Balance          Balance          Rates      U/W DSCR (2)        LTV Ratio (2)
------------------------------------------------------------------------------------------------------------------------------------
  58.0%   -    79.9%                     1        $     768,933         0.1%            8.420%        1.41x              60.1%
  80.0%   -    89.9%                     8           97,710,948        10.9%            8.125%        1.26               69.1%
  90.0%   -    94.9%                     33         153,144,437        17.0%            8.074%        1.26               73.1%
  95.0%   -    97.4%                     38         175,119,043        19.5%            7.945%        1.28               74.9%
  97.5%   -   100.0%                     80         369,705,026        41.1%            7.989%        1.30               72.5%
                                      ----------------------------------------------------------------------------------------------
Total/Weighted Average:                 160       $ 796,448,387        88.6%            8.013%        1.29x              72.7%
                                      ==============================================================================================

Maximum Occupancy Rate at U/W:        100.0%
Minimum Occupancy Rate at U/W:         58.0%
Wtd. Avg. Occupancy Rate at U/W:       95.9%

(1)   Does not include any hotel properties.
(2)   Excluding the CTL Loan.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

                         Year Built/Years Renovated (1)

                                                                                       Weighted
                                       Number of      10/1/99      Percentage of       Average                           Weighted
                                      Underlying     Scheduled        Initial          Mortgage      Weighted            Average
    Range of Years                       Real        Principal     Mortgage Pool       Interest      Average             10/1/99
   Built/Renovated                    Properties      Balance         Balance           Rates      U/W DSCR (2)      LTV Ratio (2)
------------------------------------------------------------------------------------------------------------------------------------
  1960    -    1970                      3       $    5,044,152         0.6%            8.280%        1.26x              71.7%
  1971    -    1980                      19         112,329,763        12.5%            7.948%        1.28               73.3%
  1981    -    1990                      59         407,975,542        45.4%            7.970%        1.29               72.4%
  1991    -    1999                      86         373,939,748        41.6%            8.144%        1.47               66.9%
                                      ----------------------------------------------------------------------------------------------
Total/Weighted Average:                 167      $  899,289,205       100.0%            8.041%        1.36x              70.3%
                                      ==============================================================================================

Maximum Year Built/Renovated:          1999
Minimum Year Built/Renovated:          1960
Wtd. Avg. Year Built/Renovated:        1989

(1) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.
(2)   Excluding the CTL Loan.

                        Mortgage Pool Prepayment Profile

                             Number of
            Months Since      Mortgage     Outstanding     % of Pool       Yield           % of Pool
 Date         10/1/99          Loans       Balance (mm)     Lockout      Maintenance         Open        Total
---------------------------------------------------------------------------------------------------------------
Oct-99          0               160         $  899.3        100.00%          0.00%           0.00%       100.0%

Oct-00          12              160         $  891.8        100.00%          0.00%           0.00%       100.0%

Oct-01          24              160         $  883.4        100.00%          0.00%           0.00%       100.0%

Oct-02          36              160         $  874.3        100.00%          0.00%           0.00%       100.0%

Oct-03          48              160         $  864.4        100.00%          0.00%           0.00%       100.0%

Oct-04          60              159         $  847.2         99.42%          0.00%           0.58%       100.0%

Oct-05          72              159         $  835.6         99.42%          0.00%           0.58%       100.0%

Oct-06          84              155         $  801.1        100.00%          0.00%           0.00%       100.0%

Oct-07          96              154         $  784.3        100.00%          0.00%           0.00%       100.0%

Oct-08          108             151         $  741.8        100.00%          0.00%           0.00%       100.0%

Oct-09          120             10          $   27.0        100.00%          0.00%           0.00%       100.0%

Oct-10          132             9           $   21.6        100.00%          0.00%           0.00%       100.0%

Oct-11          144             9           $   20.2        100.00%          0.00%           0.00%       100.0%

Oct-12          156             9           $   18.7        100.00%          0.00%           0.00%       100.0%

Oct-13          168             8           $   16.0         92.85%          7.15%           0.00%       100.0%

Oct-14          180             6           $   14.5         92.65%          7.35%           0.00%       100.0%

Oct-15          192             6           $   13.6         92.75%          7.25%           0.00%       100.0%

Oct-16          204             6           $   12.6         92.87%          7.13%           0.00%       100.0%

Oct-17          216             6           $   11.5         93.01%          6.99%           0.00%       100.0%

Oct-18          228             5           $    5.1         86.16%         13.84%           0.00%       100.0%
---------------------------------------------------------------------------------------------------------------

(1) Calculated assuming that no Mortgage Loan prepays, defaults or is repurchased prior to stated maturity, except that the ARD Loans are assumed to pay in full on their respective Anticipated Repayment dates. Otherwise calculated based on Maturity Assumptions to be set forth in the final prospectus supplement.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

                       Prepayment Provision as of 10/1/99

                                                                                         Weighted        Weighted
                                                                                         Average         Average
                                                        10/1/99      Percentage of      Remaining       Remaining           Weighted
         Range of                   Number of          Scheduled        Initial           Lockout        Lockout            Average
    Remaining Terms to             Mortgage            Principal     Mortgage Pool        Period     Plus YM Period        Maturity
Stated Maturity (Years) (1)          Loans              Balance         Balance           (Years)        (Years)         (Years) (1)
------------------------------------------------------------------------------------------------------------------------------------
   4.0     -      4.9                  1            $   6,995,463         0.8%              4.7            4.7                4.9
   6.0     -      6.9                  4               23,622,704         2.6%              6.2            6.2                6.9
   7.0     -      7.9                  1                3,827,680         0.4%              7.2            7.2                7.7
   8.0     -      8.9                  1                2,868,396         0.3%              8.2            8.2                8.7
   9.0     -      9.9                 143             826,484,514        91.9%              9.4            9.4                9.8
  10.0     -     10.9                  1                4,826,748         0.5%             10.6           10.6               10.8
  13.0     -     13.9                  1                1,772,211         0.2%             13.7           13.7               13.9
  14.0     -     14.9                  2                6,433,789         0.7%             14.2           14.2               14.7
  18.0     -     18.9                  1                8,650,061         1.0%             18.7           18.7               18.9
  19.0     -     19.9                  2                2,515,586         0.3%             19.3           19.3               19.8
  23.0     -     23.9                  2                8,264,858         0.9%             21.6           23.6               23.9
  24.0     -     24.9                  1                3,027,197         0.3%             24.4           24.4               24.9
                                  --------------------------------------------------------------------------------------------------
Total/Weighted Average:               160           $ 899,289,205       100.0%              9.6            9.6               10.0
                                  ==================================================================================================

(1) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.

                                Prepayment Option

                                                                                         Weighted        Weighted
                                                                                         Average         Average
                                                        10/1/99      Percentage of      Remaining       Remaining           Weighted
                                   Number of           Scheduled        Initial           Lockout        Lockout            Average
                                   Mortgage            Principal     Mortgage Pool        Period     Plus YM Period        Maturity
     Prepayment Option               Loans              Balance         Balance           (Years)        (Years)         (Years) (1)
------------------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                  159           $ 897,518,159        99.8%              9.6            9.6               10.0
Lockout / Yield Maintenance            1                1,771,046         0.2%             13.8           23.6               23.8
                                  --------------------------------------------------------------------------------------------------
Total/Weighted Average:               160           $ 899,289,205       100.0%              9.6            9.6               10.0
                                  ==================================================================================================

(1) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

                           Significant Mortgage Loans

                                                                          10/1/99    Percentage of
                                                                         Scheduled      Initial                    Mortgage
                                            Property    Units/Rooms/     Principal    Mortage Pool    Appraised    Interest
#   Property Name                             Type      Square Feet       Balance       Balance         Value       Rates
------------------------------------------------------------------------------------------------------------------------------------
1   45 Broadway (1)                          Office       368,471      $  48,969,762      5.4%      $  67,400,000   8.410%
------------------------------------------------------------------------------------------------------------------------------------
2   The LaSalle Hotel Property Loans (2)     Hotel            972         46,403,465      5.2%         86,200,000   8.100%
------------------------------------------------------------------------------------------------------------------------------------
3   The Alliance Portfolio                 Multifamily      1,118         38,336,336      4.3%         49,050,000   7.830%
------------------------------------------------------------------------------------------------------------------------------------
4   Westin Resort Hilton Head                Hotel            412         34,953,502      3.9%         81,700,000   8.170%
------------------------------------------------------------------------------------------------------------------------------------
5   Southshore Beach & Tennis Club         Multifamily        450         34,941,132      3.9%         48,500,000   7.780%
------------------------------------------------------------------------------------------------------------------------------------
Total/Weighted Average:                                                $ 203,604,197     22.6%      $ 332,850,000   8.081%
                                                                       =============     ====       =============   =====

                                                                            10/1/99
#   Property Name                                          U/W DSCR        LTV Ratio
------------------------------------------------------------------------------------
1   45 Broadway (1)                                          1.21x           72.7%
------------------------------------------------------------------------------------
2   The LaSalle Hotel Property Loans (2)                     1.85            53.8%
------------------------------------------------------------------------------------
3   The Alliance Portfolio                                   1.24            78.2%
------------------------------------------------------------------------------------
4   Westin Resort Hilton Head                                2.39            42.8%
------------------------------------------------------------------------------------
5   Southshore Beach & Tennis Club                           1.33            72.0%
------------------------------------------------------------------------------------
Total/Weighted Average:                                      1.58x           64.2%
                                                             ====            ====

(1) The 45 Broadway Loan includes a $2,000,000 letter of credit as additional collateral.
(2) The LaSalle Hotel Property Loans consists of two Mortgage Loans, the Radisson South - Bloomington and Le Meridien - Dallas, respectively, that are cross-collateralized and cross-defaulted.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

                                  45 Broadway

                                LOAN INFORMATION
--------------------------------------------------------------------------------

10/1/99 Scheduled Principal Balance:       $48,969,762

% of Initial Mortgage Pool Balance:        5.4%

Mortgage Loan Seller:                      GE Capital Access, Inc.

Mortgage Interest Rate:                    8.410%

Term to ARD:                               10 years

Amortization Term:                         30 years

Call Protection:                           Prepayment lockout; U.S. Treasury
                                           defeasance permitted as of the 2 year
                                           anniversary of the Closing Date.

10/1/99 LTV:                               72.7%

Maturity/ARD LTV:                          65.7%

U/W DSCR:                                  1.21x

Cross Collateralization/Default:           No/No

Special Provisions:                        ARD Loan, Hard Lockbox

--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

Single Asset/Portfolio:                    Single Asset

Property Type:                             Office

Location:                                  New York, New York

Years Built/Renovated:                     1983

Collateral:                                368,471 square foot Class A,
                                           multi-tenanted office building
                                           located in New York City

Property Manager:                          45 Broadway Management Company LLC

U/W Net Cash Flow:                         $5,425,246

Appraised Value:                           $67,400,000

Appraisal Date:                            June 3, 1999

Occupancy Rate at U/W:                     99%

--------------------------------------------------------------------------------

Additional Information:

The subject property is a 32-story, 368,471 SF Class A multi-tenanted (with a diversified tenant mix) office building located in the Downtown Financial District of Manhattan. The subject property, built in 1983, features a six-story atrium with an 80-foot waterfall, and a saw-tooth floor-plate design that allows for up to nine corner offices on the upper floors. The property is located two blocks from the NYSE, one block from AMEX, and within five blocks of the major subway lines serving Downtown Manhattan.

The borrower is required to provide the lender with a $2MM Letter of Credit, which is to remain outstanding until the loan has a 1.35x DSCR (and the ratio of the property's net cash flow to the original principal balance of $49,000,000 equals 13.5%) and may be reduced to $1MM when the loan achieves a 1.30x DSCR (and the ratio of the property's net cash flow to the original principal balance of $49,000,000 equals 12.5%). After five years, the borrower is required to prepay an amount equal to any outstanding L.O.C. to reduce the loan balance (without prepayment penalty). The Borrower deposited $1,356,000 at closing into a rollover reserve for tenant improvements and leasing commissions. In addition, Borrower is obligated to deposit $65,000 into the TI/LC reserve monthly until the balance, excluding the initial deposit, exceeds $1,250,000. In addition, the loan features both tax and insurance escrows.

The borrower is a special purpose entity. Principals of the borrower, 45 Broadway, LLC, (which include Rubin Schron, Abraham Fruchthandler, Ulo Barad and Sam Domb) have significant experience in this market.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

                        The LaSalle Hotel Property Loans

                                LOAN INFORMATION
--------------------------------------------------------------------------------

10/1/99 Scheduled Principal Balance:       $46,403,465

% of Initial Mortgage Pool Balance:        5.2%

Mortgage Loan Seller:                      GE Capital Access, Inc.

Mortgage Interest Rate:                    8.100%

Term to ARD:                               10 years

Amortization Term:                         25 years

Call Protection:                           Prepayment lockout; U.S. Treasury
                                           defeasance permitted as of the 2 year
                                           anniversary of the Closing Date.

10/1/99 LTV:                               53.8%

Maturity/ARD LTV:                          43.7%

U/W DSCR:                                  1.85

Cross Collateralization/ Default:          Yes/Yes

Special Provisions:                        ARD Loan; Springing Lock Box
                                           (1.40x DSCR)

--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

Single Asset/Portfolio:                    Two Single Assets

Property Type:                             Hotel

Location:                                  Minnesota and Texas

Years Built/Renovated:                     1970/1998 and 1978/1995

Collateral:                                Full Service Hotel with 565 rooms and
                                           Full Service Hotel with 407 rooms

Property Operators:                        Radisson Bloomington Corp. and MHI
                                           Leasco Dallas, Inc.

U/W Net Cash Flow:                         $8,045,219

Appraised Value:                           $86,200,000

Appraisal Date:                            March 2, 1999 and March 3, 1999

Occupancy Rate at U/W:                     68% and 65%

--------------------------------------------------------------------------------

                                                                     Year Built/                         Appraised
Property Name                     City           State     Number    Renovated     10/1/99 Balance         Value          U/W NCF
------------------------------------------------------------------------------------------------------------------------------------
Radisson South - Bloomington      Bloomington    MN        565       1970/1998      $ 30,237,096         $ 53,200,000   $ 5,087,759
Le Meridien Hotel                 Dallas         TX        407       1978/1995        16,166,368           33,000,000     2,957,460
------------------------------------------------------------------------------------------------------------------------------------

Additional Information:

The Radisson South property is a 565 room full service hotel consisting of two towers and is located in Bloomington, MN. The South tower is 21 stories and was constructed in 1970 and the seven story Plaza Tower was added in 1980 adjacent to the South Tower. Additional property facilities include 65,600 SF of meeting space and two restaurants totaling 274 seats. Since its acquisition in December 1995, the property underwent over $9 MM of capital improvements. The property is operated by Radisson Bloomington Corporation, a subsidiary of Radisson, pursuant to a lease which expires 4/30/2009.

The Le Meridien property is a 407 room full service hotel located in downtown Dallas. The 4-star design includes 15 stories with 23,214 SF of meeting space and a 110 seat restaurant. Le Meridien received a 3 Diamond Award from AAA. Since 1995, over $6 million has been invested in capital improvements. The property is operated by MHI Leasco Dallas, Inc., a subsidiary of Le Meridien, pursuant to a lease which expires 4/30/2008.

The Borrower is a special purpose entity. Principals of the borrower include La Salle Hotel Properties, a public REIT traded on the NYSE. In lieu of making monthly deposits into Tax and Insurance Escrows, the Borrower is permitted to post cash totaling six months Tax and Insurance billings.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

                             The Alliance Portfolio

                                LOAN INFORMATION
--------------------------------------------------------------------------------

10/1/99 Scheduled Principal Balance:       $38,336,336

% of Initial Mortgage Pool Balance:        4.3%

Mortgage Loan Seller:                      Column Financial, Inc.

Mortgage Interest Rate:                    7.830%

Balloon Term:                              10 years

Amortization Term:                         30 years

Call Protection:                           Prepayment lockout; U.S. Treasury
                                           defeasance permitted as of the 2 year
                                           anniversary of the Closing Date

10/1/99 LTV:                               78.2%

Maturity LTV:                              69.8%

U/W DSCR:                                  1.24x

Cross Collateralization/ Default:          Yes/Yes

--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

Single Asset/Portfolio:                    Portfolio

Property Type:                             Multifamily

Location:                                  Texas

Years Built/Renovated:                     1984 to 1998

Collateral:                                5 Multifamily properties with 1,118
                                           total units

Property Management:                       Alliance Residential Management, LLC

U/W Net Cash Flow:                         $4,128,050

Appraised Value:                           $49,050,000

Appraisal Date:                            June 7, 1999 to July 1, 1999

Wtd. Avg. Occupancy Rate at U/W:           94%

--------------------------------------------------------------------------------

                                                              Number                Year Built/
Property Name                 City                    State   of Units   Occupancy  Renovated      Appraised Value      U/W NCF
------------------------------------------------------------------------------------------------------------------------------------
Shadow Creek Apartments       North Richland Hills    TX      240        91%        1986/1996      $ 11,300,000        $ 932,085
Copper Cove Apartments        Houston                 TX      270        96%        1984           $ 10,500,000        $ 949,103
Hilltop Apartments            North Richland Hills    TX      238        91%        1985/1996      $ 10,450,000        $ 852,494
Foxboro Apartments            Houston                 TX      220        97%        1984           $ 9,100,000         $ 749,236
The Pinnacle Apartments       Lewisville              TX      150        95%        1986/1998      $ 7,700,000         $ 645,132
------------------------------------------------------------------------------------------------------------------------------------

Additional Information:

The subject multifamily properties' amenities include swimming pools, jacuzzis, fitness centers, business centers, laundry facilities, surface and covered parking and extensive landscaping. In general, the properties are 94% occupied.

The subject multifamily properties secure a single Mortgage Note. The borrower is a special purpose entity. Principals of the borrower, Alliance PK Portfolio, L.L.C., include Andrew Schor and Steven Ivankovich. The borrower is affiliated with Alliance Holdings, Inc. ("Alliance"), a privately owned real estate investment, development, and finance firm concentrated in the multifamily housing business. Alliance and its affiliates own interests in and manage more than 31,000 units throughout Texas, in the Midwest and along the eastern seaboard from Virginia to Florida.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

                          Westin Resort - Hilton Head

                                LOAN INFORMATION
--------------------------------------------------------------------------------

10/1/99 Scheduled Principal Balance:       $34,953,502

% of Initial Mortgage Pool Balance:        3.9%

Mortgage Loan Seller:                      GE Capital Access, Inc.

Mortgage Interest Rate:                    8.170%

Term to ARD:                               10 years

Amortization Term:                         28 years

Call Protection:                           Prepayment lockout; U.S. Treasury
                                           defeasance permitted as of the 2 year
                                           anniversary of the Closing Date.

10/1/99 LTV:                               42.8%

Maturity/ARD LTV:                          37.5%

U/W DSCR:                                  2.39x

Cross Collateralization/ Default:          No/No

Special Provisions:                        ARD Loan; Springing Lockbox
                                           (1.40x DSCR)

--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

Single Asset/Portfolio:                    Single Asset

Property Type:                             Hotel

Location:                                  Hilton Head, South Carolina

Years Built/Renovated:                     1984/1997

Collateral:                                Full Service Hotel with 412 rooms
                                           located in South Carolina

Property Management:                       Westin Hotel Company

U/W Net Cash Flow:                         $7,626,447

Appraised Value:                           $81,700,000

Appraisal Date:                            January 1, 1999

Occupancy Rate at U/W:                     64%

--------------------------------------------------------------------------------

Additional Information:

The subject property is a five story full service hotel containing 412 rooms and 25,000 SF of meeting space that is part of a 24-acre beachfront site overlooking the Atlantic Ocean in Hilton Head, South Carolina. Additional property facilities include three restaurants, two outdoor pools, one indoor pool and a fitness center. Adjacent to the property is Port Royal Golf and Racquet featuring 54 holes of PGA championship golf and 16 tennis courts. Room mix at the subject includes 154 double/double, 229 king and 29 suites. The Westin Resort Hilton Head has received a 4 Diamond award from AAA.

The borrower is a single purpose entity controlled by Caesar Park Hotels & Resorts Inc. ("Caesar"). Caesar owned Westin Hotel Company, from 1987-1995 and currently owns nine Westin-flagged hotels in North America.

The subject property is managed by Westin Hotel Co., which was founded in 1930 and is a subsidiary of Starwood Hotels & Resorts, Inc., a major hotel operator. The subject management agreement runs through 12/31/2019 and is subordinate to the mortgage loan. Borrower maintains a 4% FF&E Reserve and a Tax and Insurance Escrow.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

DLJCMC Series 1999-CG3    Collateral and Structural Term Sheet   October 5, 1999

                         Southshore Beach & Tennis Club

                                LOAN INFORMATION
--------------------------------------------------------------------------------

10/1/99 Scheduled Principal Balance:       $34,941,132

% of Initial Mortgage Pool Balance:        3.9%

Mortgage Loan Seller:                      GE Capital Access, Inc.

Mortgage Interest Rate:                    7.780%

Balloon Term:                              10 years

Amortization Term:                         30 years

Call Protection:                           Prepayment lockout; U.S. Treasury
                                           defeasance permitted as of the 2 year
                                           anniversary of the Closing Date.

10/1/99 LTV:                               72.0%

Maturity LTV:                              64.2%

U/W DSCR:                                  1.33x

Cross Collateralization/ Default:          No/No

--------------------------------------------------------------------------------

                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

Single Asset/Portfolio:                    Single Asset

Property Type:                             Multifamily

Location:                                  Alameda, California

Years Built/Renovated:                     1974

Collateral:                                Multifamily property with 450 units
                                           located in California

Property Management:                       Maxim Property Management

U/W Net Cash Flow:                         $4,000,095

Appraised Value:                           $48,500,000

Appraisal Date:                            May 6, 1999

Occupancy Rate at U/W:                     95%

--------------------------------------------------------------------------------

Additional Information:

The Subject is a 450 unit multifamily complex located on the San Francisco Bay. Amenities include four community pools with heated spas, five tennis courts, a basketball court, exercise/fitness room, laundry facilities and a combination leasing/management office.

The Borrower is a single-purpose bankruptcy-remote entity, which is controlled by Mr. Sanford N. Diller. Mr. Diller is the founder of Maxim Property Management. Since inception, Maxim Property Management has been responsible for the design and development of over 8,000 class A apartment units and close to
2.7 million square feet of office and retail space in five western states.

The investment summary is prepared solely for informational purposes and no offer to sell or solicitation of any offer to purchase securities is being made hereby. This summary is for use by Donaldson, Lufkin & Jenrette Securities Corporation personnel to assist them in determining whether potential investors wish to proceed with an in-depth investigation of the proposed offering. While the information contained herein is from sources believed to be reliable, it has not been independently verified by Donaldson, Lufkin & Jenrette Securities Corporation or any of its affiliates, and such entities make no representations or warranties with respect to the information contained herein or as to the appropriateness, usefulness or completeness of these materials. Any computational information set forth herein (including without limitation any computations of yields and weighted average life) is hypothetical and based on certain assumptions (including without limitation assumptions regarding the absence of voluntary and involuntary prepayments, or the timing of such occurrences). The actual characteristics and performance of the mortgage loans will differ from such assumptions and such differences may be material. This document is subject to errors, omissions and changes in the information and is subject to modification or withdrawal at any time with or without notice. The contents herein are not to be reproduced without the express written consent of Donaldson, Lufkin & Jenrette Securities Corporation. The information contained herein supersedes any and all information contained in any previously furnished summaries or terms sheets and shall be superseded by any subsequently furnished similar materials. The information contained herein shall be superseded by a final prospectus and prospectus supplement and by subsequent summary memoranda. No purchase of any securities may be made unless and until a final prospectus and prospectus supplement has been received by a potential investor and such investor has complied with all additional related offering requirements. Donaldson, Lufkin & Jenrette Securities Corporation expressly reserves the right, at its sole discretion, to reject any or all proposals or expressions of interest in the subject proposed offering and to terminate discussions with any party at any time with or without notice.

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                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   Prospectus

                  DLJ Commercial Mortgage Corp., the Depositor
             Mortgage Pass-Through Certificates (issuable in series)

      Our name is DLJ Commercial Mortgage Corp. We intend to offer commercial mortgage pass-through certificates from time to time. These offers may be made through one or more different methods, including offerings through underwriters. See "Method of Distribution."

The Offered Certificates:

The offered certificates will be issuable in series. Each series of offered certificates will--

o     have its own series designation,

o     consist of one or more classes with various payment characteristics,

o     evidence beneficial ownership interests in a trust established by us, and

o     be payable solely out of trust assets.

No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market.

The Trust Assets:

The assets of each trust will include--

o mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, such types of mortgage loans, or

o some combination of such types of mortgage loans and mortgage-backed securities.

Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other similar instruments and agreements.

      In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining such price. In addition, in that document, we will identify the applicable lead or managing underwriter(s), if any, and the relevant underwriting arrangements. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 13 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                 The date of this Prospectus is October 5, 1999.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Important Notice about the Information Presented in this Prospectus............3

Available Information; Incorporation by Reference..............................3

Summary of Prospectus..........................................................4

Risk Factors..................................................................13

Description of the Trust Assets...............................................32

Yield and Maturity Considerations.............................................56

DLJ Commercial Mortgage Corp..................................................62

Description of the Certificates...............................................63

Description of the Governing Documents........................................71

Description of Credit Support.................................................81

Certain Legal Aspects of Mortgage Loans.......................................83

Federal Income Tax Consequences...............................................98

State and Other Tax Consequences.............................................139

ERISA Considerations.........................................................139

Legal Investment.............................................................145

Use of Proceeds..............................................................147

Method of Distribution.......................................................147

Legal Matters................................................................148

Financial Information........................................................149

Rating.......................................................................149

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

      When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

      We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You can also obtain copies of such materials electronically through the SEC's Web site (http://www.sec.gov).

      In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for any particular trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 277 Park Avenue, 9th Floor, New York, New York 10172, attention: N. Dante LaRocca, or by telephone at (212) 892-3000.

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

      This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

Who We Are............................   DLJ Commercial Mortgage Corp. is a
                                         Delaware corporation. Our principal
                                         offices are located at 277 Park
                                         Avenue, New York, New York 10172. Our
                                         main telephone number is (212)
                                         892-3000. See "DLJ Commercial Mortgage
                                         Corp."



The Securities Being Offered..........   The securities that will be offered
                                         pursuant to this prospectus and the
                                         related prospectus supplements consist
                                         of mortgage pass-through certificates.
                                         These certificates will be issued in
                                         series, and each series will, in turn,
                                         consist of one or more classes. Each
                                         class of offered certificates must, at
                                         the time of issuance, be assigned an
                                         investment grade rating by at least
                                         one nationally recognized statistical
                                         rating organization. Typically, the
                                         four highest rating categories, within
                                         which there may be sub-categories or
                                         gradations to indicate relative
                                         standing, signify investment grade.
                                         See "Rating."

                                         Each series of offered certificates
                                         will evidence beneficial ownership
                                         interests in a trust established by us
                                         and containing the assets described in
                                         this prospectus and the related
                                         prospectus supplement.

The Offered Certificates may be
     Issued with Other Certificates...   We may not publicly offer all the
                                         mortgage pass-through certificates
                                         evidencing interests in a particular
                                         trust. We may elect to retain some of
                                         those certificates, to place some
                                         privately with institutional investors
                                         or to deliver some to the applicable
                                         seller as partial consideration for
                                         the related mortgage assets. In
                                         addition, some of those certificates
                                         may not satisfy the rating requirement
                                         described above for offered
                                         certificates.

The Governing Documents...............   In general, a pooling and servicing
                                         agreement or other similar agreement
                                         or collection of agreements will
                                         govern--

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                         o     the creation of and transfer of
                                               assets to each trust,

                                         o     the issuance of the related
                                               series of certificates, and

                                         o     the servicing and administration
                                               of the trust assets.

                                         The parties to the governing
                                         document(s) will always include us and
                                         a trustee. We will be responsible for
                                         establishing the trust relating to
                                         each series of offered certificates.
                                         In addition, we will transfer or
                                         arrange for the transfer of the
                                         initial trust assets to that trust. In
                                         general, the trustee will be
                                         responsible for, among other things,
                                         making payments and preparing and
                                         disseminating certain reports to the
                                         holders of the offered and non-offered
                                         certificates.

                                         If the trust assets include mortgage
                                         loans, the parties to the governing
                                         document(s) will also include--

                                         o     a master servicer that will
                                               generally be responsible for
                                               performing customary servicing
                                               duties with respect to those
                                               mortgage loans that are not
                                               defaulted, nonperforming or
                                               otherwise problematic in any
                                               material respect, and

                                         o     a special servicer that will
                                               generally be responsible for
                                               servicing and administering
                                               mortgage loans that are
                                               defaulted, nonperforming or
                                               otherwise problematic in any
                                               material respect and real estate
                                               assets acquired in respect of
                                               defaulted mortgage loans.

                                         The same person or entity, or
                                         affiliated entities, may act as both
                                         master servicer and special servicer
                                         for any trust.

                                         If the trust assets include
                                         mortgage-backed securities, the
                                         parties to the governing document(s)
                                         may also include a manager that will
                                         be responsible for performing various
                                         administrative duties with respect to
                                         such mortgage-backed securities. If
                                         the related trustee assumes such
                                         duties, however, there will be no
                                         manager.

                                         In the related prospectus supplement,
                                         we will identify the trustee and any
                                         master servicer, special servicer or
                                         manager for each trust and will
                                         describe their respective duties in
                                         further detail. See "Description of
                                         the Governing Documents."

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                                       -5-

--------------------------------------------------------------------------------

Certain Characteristics of
     the Mortgage Assets..............   The trust assets with respect to any
                                         series of offered certificates will,
                                         in general, include mortgage loans.
                                         Each mortgage loan to be included in a
                                         trust will constitute the obligation
                                         of one or more persons to repay a
                                         debt, and the performance of that
                                         obligation will be secured by a first
                                         or junior lien on, or security
                                         interest in, the ownership, leasehold
                                         or other interest(s) of the related
                                         borrower or another person in or with
                                         respect to one or more commercial or
                                         multifamily real properties. In
                                         particular, the those properties may
                                         include:

                                         o     rental or cooperatively-owned
                                               buildings with multiple dwelling
                                               units;

                                         o     retail properties related to the
                                               sale of consumer goods and other
                                               products, or related to
                                               providing entertainment,
                                               recreational or personal
                                               services, to the general public;

                                         o     office buildings;

                                         o     hospitality properties;

                                         o     casino properties;

                                         o     health care-related facilities;

                                         o     industrial facilities;

                                         o     warehouse facilities,
                                               mini-warehouse facilities and
                                               self-storage facilities;

                                         o     restaurants, taverns and other
                                               establishments involved in the
                                               food and beverage industry;

                                         o     manufactured housing
                                               communities, mobile home parks
                                               and recreational vehicle parks;

                                         o     recreational and resort
                                               properties;

                                         o     arenas and stadiums;

                                         o     churches and other religious
                                               facilities;

                                         o     parking lots and garages;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                         o     mixed use properties;

                                         o     other income-producing
                                               properties; and

                                         o     unimproved land that is zoned
                                               for multifamily residential or
                                               commercial use.

                                         The mortgage loans to be included by
                                         us in a trust will have a variety of
                                         payment terms. For example, a mortgage
                                         loan--

                                         o     may provide for the accrual of
                                               interest at a mortgage interest
                                               rate that is fixed over its
                                               term, that resets on one or more
                                               specified dates or that
                                               otherwise adjusts from time to
                                               time;

                                         o     may provide for the accrual of
                                               interest at a mortgage interest
                                               rate that may be converted at
                                               the borrower's election from an
                                               adjustable to a fixed interest
                                               rate or from a fixed to an
                                               adjustable interest rate;

                                         o     may provide for no accrual of
                                               interest;

                                         o     may provide for level payments
                                               to stated maturity, for payments
                                               that reset in amount on one or
                                               more specified dates or for
                                               payments that otherwise adjust
                                               from time to time to accommodate
                                               changes in the coupon rate or to
                                               reflect the occurrence of
                                               certain events;

                                         o     may be fully amortizing or,
                                               alternatively, may be partially
                                               amortizing or nonamortizing,
                                               with a substantial payment of
                                               principal due on its stated
                                               maturity date;

                                         o     may permit the negative
                                               amortization or deferral of
                                               accrued interest;

                                         o     may prohibit some or all
                                               voluntary prepayments or require
                                               payment of a premium, fee or
                                               charge in connection with those
                                               prepayments; and/or

                                         o     may provide for payments of
                                               principal, interest or both, on
                                               due dates that occur monthly,
                                               bi-monthly, quarterly,
                                               semi-annually, annually or at
                                               some other interval.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                         Any mortgage loan may have two or more
                                         component parts, each having
                                         characteristics that are otherwise
                                         described in this prospectus as being
                                         attributable to separate and distinct
                                         mortgage loans.

                                         We do not originate mortgage loans.
                                         However, some of the mortgage loans
                                         underlying the offered certificates
                                         may be originated by our affiliates.

                                         Neither we nor any of our affiliates
                                         will guarantee or insure repayment of
                                         any of the mortgage loans to be
                                         included in a trust. Unless we
                                         expressly state otherwise in the
                                         related prospectus supplement, no
                                         governmental agency or instrumentality
                                         will guarantee or insure repayment of
                                         any of the mortgage loans to be
                                         included in a trust. See "Description
                                         of the Trust Assets--Mortgage Loans."

                                         The trust assets with respect to any
                                         series of offered certificates may
                                         also include mortgage participations,
                                         mortgage pass-through certificates,
                                         collateralized mortgage obligations
                                         and other mortgage-backed securities,
                                         that evidence an interest in, or are
                                         secured by a pledge of, one or more
                                         mortgage loans of the type described
                                         above. We will not include a
                                         mortgage-backed security among the
                                         trust assets with respect to any
                                         series of offered certificates unless
                                         we would be free to publicly resell
                                         the security without registration. See
                                         "Description of the Trust
                                         Assets--Mortgage-Backed Securities."

                                         We will describe the specific
                                         characteristics of the mortgage assets
                                         underlying a series of offered
                                         certificates in the related prospectus
                                         supplement.

                                         In general, the aggregate outstanding
                                         principal balance of the mortgage
                                         assets transferred by us to any
                                         particular trust will equal or exceed
                                         the initial aggregate outstanding
                                         principal balance of the related
                                         series of certificates. In the event
                                         that the aggregate outstanding
                                         principal balance of the related
                                         mortgage assets initially delivered by
                                         us to the related trustee is less than
                                         the initial aggregate outstanding
                                         principal balance of any series of
                                         certificates, we may deposit or
                                         arrange for the deposit of cash or
                                         liquid investments on an interim basis
                                         with the related trustee to cover the
                                         shortfall. For 90 days following the
                                         date of initial issuance of that
                                         series of certificates, we will be
                                         entitled to obtain a release of the
                                         deposited cash or

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                         investments if we deliver or arrange
                                         for delivery of a corresponding amount
                                         of mortgage assets. If we fail,
                                         however, to deliver mortgage assets
                                         sufficient to make up the entire
                                         shortfall, any of the cash or,
                                         following liquidation, investments
                                         remaining on deposit with the related
                                         trustee will be used by the related
                                         trustee to pay down the aggregate
                                         principal balance of the related
                                         series of certificates, as described
                                         in the related prospectus supplement.

Certain Characteristics of
     the Offered Certificates.........   An offered certificate may entitle the
                                         holder to receive:

                                               o     a stated principal amount;

                                               o     interest on a principal
                                                     balance or notional
                                                     amount, at a fixed,
                                                     variable or adjustable
                                                     pass-through rate;

                                               o     specified, fixed or
                                                     variable portions of the
                                                     interest, principal or
                                                     other amounts received on
                                                     the related mortgage
                                                     assets;

                                               o     payments of principal,
                                                     with disproportionate,
                                                     nominal or no payments of
                                                     interest;

                                               o     payments of interest, with
                                                     disproportionate, nominal
                                                     or no payments of
                                                     principal;

                                               o     payments of interest or
                                                     principal that commence
                                                     only as of a specified
                                                     date or only after the
                                                     occurrence of certain
                                                     events, such as the
                                                     payment in full of the
                                                     interest and principal
                                                     outstanding on one or more
                                                     other classes of
                                                     certificates of the same
                                                     series;

                                               o     payments of principal to
                                                     be made, from time to time
                                                     or for designated periods,
                                                     at a rate that is faster
                                                     (and, in some cases,
                                                     substantially faster) or
                                                     slower (and, in some
                                                     cases, substantially
                                                     slower) than the rate at
                                                     which payments or other
                                                     collections of principal
                                                     are received on the
                                                     related mortgage assets;

                                               o     payments of principal to
                                                     be made, subject to
                                                     available funds, based on
                                                     a specified principal
                                                     payment schedule or other
                                                     methodology; or

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                                       -9-

--------------------------------------------------------------------------------

                                               o     payments of all or part of
                                                     the prepayment or
                                                     repayment premiums, fees
                                                     and charges, equity
                                                     participations payments or
                                                     other similar items
                                                     received on the related
                                                     mortgage assets.

                                         Any class of offered certificates may
                                         be senior or subordinate to one or
                                         more other classes of certificates of
                                         the same series, including a
                                         non-offered class of certificates of
                                         that series, for purposes of some or
                                         all payments and/or allocations of
                                         losses.

                                         A class of offered certificates may
                                         have two or more component parts, each
                                         having characteristics that are
                                         otherwise described in this prospectus
                                         as being attributable to separate and
                                         distinct classes.

                                         We will describe the specific
                                         characteristics of each class of
                                         offered certificates in the related
                                         prospectus supplement. See
                                         "Description of the Certificates."

Credit Support and
     Interest Rate Protection for
     the Offered Certificates.........   Some classes of offered certificates
                                         may be protected in full or in part
                                         against certain defaults and losses on
                                         the related mortgage assets through
                                         the subordination of one or more other
                                         classes of certificates of the same
                                         series or by other types of credit
                                         support. The other types of credit
                                         support may include a letter of
                                         credit, a surety bond, an insurance
                                         policy, a guarantee or a reserve fund.
                                         We will describe the credit support,
                                         if any, for each class of offered
                                         certificates in the related prospectus
                                         supplement.

                                         The assets of any particular trust may
                                         also include any of the following
                                         agreements:

                                               o     guaranteed investment
                                                     contracts pursuant to
                                                     which moneys held in the
                                                     funds and accounts
                                                     established for the
                                                     related series of
                                                     certificates will be
                                                     invested at a specified
                                                     rate; or

                                               o     interest rate exchange
                                                     agreements, interest rate
                                                     cap or floor agreements,
                                                     or other agreements and
                                                     arrangements designed to
                                                     reduce the effects of
                                                     interest rate fluctuations
                                                     on the related mortgage
                                                     assets or on one or more
                                                     classes of offered
                                                     certificates of the
                                                     related series.

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                                      -10-

--------------------------------------------------------------------------------

                                         We will describe the types of
                                         reinvestment and interest rate
                                         protection, if any, for each class of
                                         offered certificates in the related
                                         prospectus supplement.

                                         See "Risk Factors," "Description of
                                         the Trust Funds" and "Description of
                                         Credit Support."

Advances to Cover Delinquent
     Payments of Principal and
     Interest on the Mortgage Assets..   If the related trust assets include
                                         mortgage loans, the master servicer,
                                         the special servicer, the trustee, any
                                         provider of credit support and/or any
                                         other specified person may be
                                         obligated to make, or may have the
                                         option of making, certain advances
                                         with respect to delinquent scheduled
                                         payments of principal and/or interest
                                         on such mortgage loans. Any party
                                         making advances will be entitled to
                                         reimbursement from subsequent
                                         recoveries on the related mortgage
                                         loan and as otherwise described in
                                         this prospectus or the related
                                         prospectus supplement. That party may
                                         also be entitled to receive interest
                                         on its advances for a specified
                                         period. See "Description of the
                                         Certificates--Advances in Respect of
                                         Delinquencies."

                                         If the related trust assets include
                                         mortgage-backed securities, we will
                                         describe in the related prospectus
                                         supplement any comparable advancing
                                         obligation in respect of such
                                         mortgage-backed securities or the
                                         underlying mortgage loans.

Optional Termination..................   We will describe in the related
                                         prospectus supplement any
                                         circumstances in which a specified
                                         party is permitted or obligated to
                                         purchase or sell any of the mortgage
                                         assets underlying a series of offered
                                         certificates. In particular, a master
                                         servicer, special servicer or other
                                         designated party may be permitted or
                                         obligated to purchase or sell--

                                               o     all the mortgage assets in
                                                     any particular trust,
                                                     thereby resulting in a
                                                     termination of the trust,
                                                     or

                                               o     that portion of the
                                                     mortgage assets in any
                                                     particular trust as is
                                                     necessary or sufficient to
                                                     retire one or more classes
                                                     of offered certificates of
                                                     the related series.

                                         See "Description of the
                                         Certificates--Termination."

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                                      -11-

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Federal Income Tax Consequences.......   Any class of offered certificates will
                                         constitute or evidence ownership of
                                         either:

                                               o     "regular interests" or
                                                     "residual interests" in a
                                                     "real estate mortgage
                                                     investment conduit" under
                                                     Sections 860A through 860G
                                                     of the Internal Revenue
                                                     Code of 1986, or

                                               o     interests in a grantor
                                                     trust under Subpart E of
                                                     Part I of Subchapter J of
                                                     the Internal Revenue Code
                                                     of 1986.

                                         See "Federal Income Tax Consequences."

ERISA Considerations..................   If you are a fiduciary of an employee
                                         benefit plan or other retirement plan
                                         or arrangement, you should review with
                                         your legal advisor whether the
                                         purchase or holding of offered
                                         certificates could give rise to a
                                         transaction that is prohibited or is
                                         not otherwise permissible under
                                         applicable law. See "ERISA
                                         Considerations."

Legal Investment......................   If your investment authority is
                                         subject to legal restrictions, you
                                         should consult your legal advisor to
                                         determine whether and to what extent
                                         the offered certificates constitute a
                                         legal investment for you. We will
                                         specify in the related prospectus
                                         supplement which classes of the
                                         offered certificates will constitute
                                         "mortgage related securities" for
                                         purposes of the Secondary Mortgage
                                         Market Enhancement Act of 1984, as
                                         amended. See "Legal Investment."

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                                      -12-

                                  RISK FACTORS

      You should consider the following factors (as well as the factors set forth under "Risk Factors" in the related prospectus supplement) in deciding whether to purchase offered certificates.

Lack of Liquidity Will Impair Your Ability to Sell Your Certificates and may Have an Adverse Effect on the Market Value of Your Certificates

      The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your certificates.

      We will describe in the related prospectus supplement the information that will be available to you with respect to your certificates. The limited nature of such information may adversely affect the liquidity of your certificates.

      We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

      Lack of liquidity will impair your ability to sell your certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your certificates. We do not expect that you will have any redemption rights with respect to your certificates.

      If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

The Market Value of Offered Certificates Will be Sensitive to Fluctuations in Prevailing Interest Rates and Spreads

      The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

      Investor perceptions regarding the quality of commercial mortgage-backed securities generally as an investment relative to alternative investments such as U.S. treasury securities will affect the market value of your certificates. That market value will decline if potential investors prefer the safety of investments such as U.S. treasury securities. This may occur regardless of the performance of your certificates or the related mortgage assets.

      If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

Payments on the Offered Certificates Will be Made Solely From the Limited Assets of the Related Trust

      The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your certificates.

Any Credit Support for Your Certificates may be Insufficient to Protect you Against all Potential Losses

      The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your certificates will establish the amount of credit support, if any, for your certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

      Credit Support May Not Cover All Types of Losses. The credit support, if any, for your certificates may not cover all of your potential losses. For example, certain forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of certain uninsured casualties at the real properties securing the related mortgage loans. You may be required to bear any losses which are not covered by the credit support.

      Disproportionate Benefits to Certain Classes and Series. If a form of credit support covers multiple classes or series and losses exceed the amount of such credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by such credit support to your detriment.

The Investment Performance of Your Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans

      The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your certificates is paid down or otherwise reduced.

      In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

      o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

      o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

      Notwithstanding the terms of the mortgage loans, the amount, rate and timing of payments and other collections thereon will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

      The investment performance of your certificates may vary materially and adversely from your expectations due to--

      o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

      o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than your anticipated.

      The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

      Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates. Payments of principal and/or interest on your certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your certificates, thereby resulting in a shorter average life for your certificates than if such prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans directly or indirectly underlying your certificates. As a result, repayment of your certificates could occur significantly earlier or later, and the average life of your certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your certificates depends on the terms and provisions of your certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the related mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

      o vary based on the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or

      o be subject to certain contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

      We will describe the terms and provisions of your certificates more fully in the related prospectus supplement.

      Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Certificates. If you purchase your certificates at a discount or premium, the yield on your certificates will be sensitive to prepayments on the mortgage loans. If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your certificates is disproportionately large, as compared to the amount of principal payable on your certificates, you may fail to recover your original investment under some prepayment scenarios.

      Delinquencies, Defaults and Losses on the Underlying Mortgage Loans may Affect the Amount and Timing of Payments on Your Certificates. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on the related series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

      Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on the related series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

      If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property below."

      There is an Increased Risk of Default Associated With Balloon Payments. Any of the mortgage loans underlying your certificates may be nonamortizing or only partially amortizing. The borrower under that mortgage loan is required to make substantial payments of principal and interest (that is, balloon payments) on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

      o     the fair market value and condition of the underlying real property;
      o     the level of interest rates;
      o     the borrower's equity in the underlying real property;
      o     the borrower's financial condition;
      o     the operating history of the underlying real property;
      o     changes in zoning and tax laws;
      o     changes in competition in the relevant area;
      o     changes in rental rates in the relevant area;
      o     changes in governmental regulation and fiscal policy;
      o     prevailing general and regional economic conditions;
      o     the state of the fixed income and mortgage markets; and
      o the availability of credit for multifamily rental or commercial properties.

      See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property" below.

      Neither we nor any of our affiliates will be required to refinance any mortgage loan underlying your certificates.

      The related master servicer or special servicer may (within prescribed limits) extend and modify mortgage loans underlying your certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property

      Most of the Mortgage Loans Underlying Your Certificates Will be Nonrecourse. You should consider all of the mortgage loans underlying your certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of such borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your certificates will depend on one or more of the following:

      o the sufficiency of the net operating income of the applicable real property;
      o the market value of the applicable real property at or prior to maturity; and
      o the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

      Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

      The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

      Many Risk Factors are Common to Most or all Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

      o     the age, design and construction quality of the property;
      o perceptions regarding the safety, convenience and attractiveness of the property;
      o the characteristics of the neighborhood where the property is located;
      o     the proximity and attractiveness of competing properties;
      o     the existence and construction of competing properties;
      o     the adequacy of the property's management and maintenance;
      o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;
      o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;
      o     demographic factors;
      o     customer tastes and preferences;
      o     retroactive changes in building codes; and
      o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

      o an increase in interest rates, real estate taxes and other operating expenses;
      o an increase in the capital expenditures needed to maintain the property or make improvements;
      o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;
      o     an increase in vacancy rates;
      o     a decline in rental rates as leases are renewed or replaced; and
      o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

      The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;
      o     the creditworthiness of tenants;
      o     the rental rates at which leases are renewed or replaced;
      o     the percentage of total property expenses in relation to revenue;
      o the ratio of fixed operating expenses to those that vary with revenues; and
      o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

      The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

      o to pay for maintenance and other operating expenses associated with the property;
      o to fund repairs, replacements and capital improvements at the property; and
      o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

      Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

      o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;
      o     an increase in tenant payment defaults;

      o a decline in rental rates as leases are entered into, renewed or extended at lower rates;
      o an increase in the capital expenditures needed to maintain the property or to make improvements; and
      o     a decline in the financial condition of a major or sole tenant.

      Various factors that will affect the operation and value of a commercial property include:

      o     the business operated by the tenants;
      o     the creditworthiness of the tenants; and
      o     the number of tenants.

      Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any such tenant can have particularly significant effects on the net operating income generated by the property. If any such tenant defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

      An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

      Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

      (i) the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

      (ii) an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

      The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

      If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

      Property Value may be Adversely Affected Even When Current Operating Income is not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

      o     changes in interest rates;
      o     the availability of refinancing sources;
      o     changes in governmental regulations, licensing or fiscal policy;
      o     changes in zoning or tax laws; and
      o     potential environmental or other legal liabilities.

      Property Management may Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

      o     responding to changes in the local market;
      o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;
      o     operating the property and providing building services;
      o     managing operating expenses; and
      o ensuring that maintenance and capital improvements are carried out in a timely fashion.

      Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

      By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can maintain or improve occupancy rates, business and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

      Maintaining a Property in Good Condition is Expensive. The owner may expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion.

      Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

      o     rental rates;
      o     location;

      o     type of business or services and amenities offered; and
      o     nature and condition of the particular property.

      The profitability and value of an income-producing property may be adversely affected by a comparable property that:

      o     offers lower rents;
      o     has lower operating costs;
      o     offers a more favorable location; or
      o     offers better facilities.

      Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

      Various Types of Income-Producing Properties may Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

      o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of such properties.
      o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.
      o Hospitality and restaurant properties are often operated pursuant to franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.
      o Recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.
      o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.
      o Certain recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.
      o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.
      o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

      Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Type of Multifamily and Commercial Properties that may Secure Mortgage Loans Underlying a Series of Offered Certificates."

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

      A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans in any of our trusts. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the lender, including one of our trusts, holding the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

      Any of the mortgage loans in one of our trusts may be substantially larger than the other loans in that trust. In general, the inclusion in a trust of one or more mortgage loans that have outstanding principal balances that are substantially larger than the other mortgage loans in the trust can result in losses that are more severe, relative to the size of the related mortgage pool, than would be the case if the aggregate balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

      If a concentration of mortgage loans in any of our trusts is secured by real properties in a particular locale, state or region, the holders of the related offered certificates will have a greater exposure to:

      o any adverse economic developments that occur in the locale, state or region where the properties are located;
      o     changes in the real estate market where the properties are located;
      o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and
      o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

      The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage pool will change over time.

      If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

      In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Backing Your Certificates

      Most mortgage loans included in one of our trusts will either (i) prohibit the related borrower from encumbering the related real property with additional secured debt or (ii) require the consent of the holder of the mortgage loan prior to so encumbering such property. However, a violation of this prohibition may not become evident until the related mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

      The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan backing your certificates at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing."

Borrower Bankruptcy Proceedings can Delay and Impair Recovery on a Mortgage Loan Backing Your Certificates

      Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. Such an action would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

      o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce monthly payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter the mortgage loan's repayment schedule.

      Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

      As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

      If one of our trusts that is designated as a "real estate mortgage investment conduit," were to acquire a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the related special servicer would be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying "rents from real property" within the meaning of section 856(d) of the Internal Revenue Code of 1986, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate. This would reduce the net proceeds available for payment with respect to the related offered certificates.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

      There can be no assurance--

      o as to the degree of environmental testing conducted at the related real properties in connection with the origination of the mortgage loans underlying your certificates;

      o that the environmental testing conducted by or on behalf of the applicable originators in connection with the origination of those mortgage loans identified all adverse environmental conditions and risks at the related real properties;

      o that the results of the environmental testing were accurately evaluated in all cases;

      o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

      o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

      In addition, the current environmental condition of a real property securing a mortgage loan underlying your certificates could be adversely affected by tenants, such as gasoline stations or dry cleaners, or by the conditions or operations in the vicinity of the properties, such as leaking underground storage tanks at another property nearby.

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some of those states, this lien has priority over the lien of an existing mortgage. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

      The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, commonly referred to as "CERCLA," together with certain other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

      o agents or employees of the lender are deemed to have participated in the management of the borrower, or

      o under certain conditions, the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

      Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

      o any condition on the property that causes exposure to lead-based paint, and

      o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Some Provisions in the Mortgage Loans Underlying Your Certificates May Be Challenged as Being Unenforceable

      Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

      o the bankrupt party was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured; and

      o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or mortgage effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made pursuant to the avoided cross-collateralization.

      Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

      Due-on-Sale and Debt Acceleration Clauses. Many of the mortgage loans underlying the offered certificates will contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of (i) the related real property or (ii) a majority ownership interest in the related borrower. All of the mortgage loans will include some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage or deed of trust or to permit the acceleration of the indebtedness if:

      o     the default is deemed to be immaterial,
      o     the exercise of such remedies would be inequitable or unjust, or
      o     the circumstances would render the acceleration unconscionable.

      Assignments of Leases. Many of the mortgage loans underlying the offered certificates will be secured by, among other things, an assignment of leases and rents. Pursuant to that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived therefrom to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or in respect of the borrower will adversely affect the lender's ability to collect the rents. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

      Defeasance. A mortgage loan underlying a series of offered certificates may, during specified periods and subject to certain conditions, permit the related borrower to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related Mortgaged Property. The cash amount which a Borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. There can be no assurance that a court would not interpret that excess amount as a form of prepayment premium or would not take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Lack of Insurance Coverage Exposes a Trust to Risk for Certain Special Hazard Losses

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from:

      o     war,
      o     revolution,
      o     governmental actions,
      o     floods and other water-related causes,
      o     earth movement, including earthquakes, landslides and mudflows,
      o     wet or dry rot,
      o     vermin,
      o     domestic animals, and
      o     certain other kinds of risks.

      Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then the resulting losses may be borne by you as a holder of offered certificates.

Ground Leases Create Risks for Lenders That are not Present When Lending on an Actual Ownership Interest in a Real Property

      In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground base does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

      In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

Changes in Zoning Laws may Adversely Affect the Use or Value of a Real Property

      Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a "permitted non-conforming structure" or the operation of the property may be a "permitted non-conforming use." This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner thereof may be required to incur significant costs in order to effect such compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation May Adversely Affect a Borrower's Ability to Repay its Mortgage Loan

      The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

      o      breach of contract involving a tenant, a supplier or other party;
      o      negligence resulting in a personal injury, or
      o      responsibility for an environmental problem.

      Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

"Residual Interests" in a "Real Estate Mortgage Investment Conduit" Have Adverse Tax Consequences

      Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate which is a "residual interest" in a "real estate mortgage investment conduit," or "REMIC," you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your certificate may have "phantom income" early in the term of the REMIC because the taxable income from the certificate may exceed the amount of cash you actually receive. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the "phantom income" may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any "residual interest" certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, certain offered certificates which are "residual interests" may have a negative value.

      You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

      Some Taxable Income of a "Residual Interest" can not be Offset under the Internal Revenue Code of 1986. A portion of the taxable income from a "residual interest" certificate may be treated as "excess inclusions" under the Internal Revenue Code of 1986. You will have to pay tax on the "excess inclusions" regardless of whether you have other credits, deductions or losses. In particular, the tax on "excess inclusion":

      o     generally will not be reduced by losses from other activities,
      o for a tax-exempt holder, will be treated as unrelated business taxable income, and
      o for a foreign holder, will not qualify for any exemption from withholding tax.

      Certain Entities Should not Invest in Certificates which are "Residual Interests." The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates which are "residual interests" of the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates which are "residual interests" generally are not appropriate investments for:

      o     individuals,
      o     estates,
      o     trusts beneficially owned by any individual or estate, and
      o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

      In addition, the "residual interest" certificates are subject to numerous transfer restrictions. These restrictions reduce your ability to liquidate a "residual interest" certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a "residual interest" certificate to a foreign person under the Internal Revenue Code of 1986.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

Problems With Book-Entry Registration

      Your certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

      o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;
      o you may have only limited access to information regarding your certificates;
      o you may suffer delays in the receipt of payments on your certificates; and
      o your ability to pledge or otherwise take action with respect to your certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

      See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

Potential Conflicts of Interest Can Affect a Person's Performance

      The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

      In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

      In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

      Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

The Transition from the Year 1999 to the Year 2000 May Disrupt the Ability of Computerized Systems to Process Information

      The collection of payments on the mortgage loans backing your certificates, the servicing of those mortgage loans and the payments on your certificates are highly dependent upon computer systems of the related master servicer, special servicer, trustee, borrowers and other third parties.

      We will inquire into the year 2000 readiness of the parties to the governing documents for a series of offered certificates and will obtain assurances from these parties that they will take the necessary steps to cure any problems their computer systems may have with the manipulation or calculation of dates after December 31, 1999.

      The Depository Trust Company has informed members of the financial community that it has developed and is implementing a program so that its systems, as these systems relate to the timely payment of distributions, including principal and interest payments to security holders, book-entry deliveries, and settlement of trades within the Depository Trust Company, continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, which the Depository Trust Company has completed. Additionally, the Depository Trust Company's plan includes a testing phase, which it expects to complete within appropriate time frames.

      However, the Depository Trust Company's ability to perform properly its services is also dependent upon other parties, including, its participating organizations, as well as the computer systems of third-party service providers. The Depository Trust Company has informed the financial community that it is contacting and will continue to contact third-party vendors from whom it acquires services, in order to: (i) impress upon them the importance of these services being year 2000 compliant, and (ii) determine the extent of their efforts with respect to remediation of year 2000 problems with their services. In addition, the Depository Trust Company has stated that it is in the process of developing contingency plans as it considers appropriate.

      If problems associated with the year 2000 issue were to occur with respect to the Depository Trust Company and the services provided by it, payments on offered certificates held in book-entry form could be delayed or otherwise adversely affected.


                         DESCRIPTION OF THE TRUST ASSETS

General

      We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

      o     various types of multifamily and/or commercial mortgage loans;

      o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or
      o a combination of mortgage loans and mortgage-backed securities of the types described above.

      We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

      We will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

      Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

Mortgage Loans

      General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

      o rental or cooperatively-owned buildings with multiple dwelling units;
      o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;
      o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;
      o     office properties;
      o hospitality properties, such as hotels, motels and other lodging facilities;
      o     casino properties;
      o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;
      o     industrial properties;
      o warehouse facilities, mini-warehouse facilities and self-storage facilities;
      o restaurants, taverns and other establishments involved in the food and beverage industry;
      o manufactured housing communities, mobile home parks and recreational vehicle parks;
      o recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;
      o     arenas and stadiums;
      o     churches and other religious facilities;

      o     parking lots and garages;
      o     mixed use properties;
      o     other income-producing properties; and
      o unimproved land zoned for multifamily residential or commercial use.

      The real property interests that may be encumbered in order to secure a mortgage loan underlying your certificates, include--

      o a fee interest or estate, which consists of ownership of the property for an indefinite period,
      o an estate for years, which consists of ownership of the property for a specified period of years,
      o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,
      o     shares in a cooperative corporation which owns the property, or
      o     any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property may be subject to zoning laws and other legal restrictions.

      If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied first to the payment of court costs and fees in connection with the foreclosure, second to the payment of real estate taxes, and third to the payment of all principal, interest, prepayment or acceleration penalties, if any, and all other amounts owing to the holder of the senior loans. The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments in respect of the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

      If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement the period of the delinquency, any forbearance arrangement then in effect, the condition of the related real property and the ability of the related real property to generate income to service the mortgage debt. We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent in respect of any scheduled payment of principal or interest or in foreclosure.

      A Discussion of the Various Types of Multifamily and Commercial Properties that may Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

      Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

      o the physical attributes of the property, such as its age, appearance, amenities and construction quality;
      o     the types of services offered at the property;
      o     the location of the property;
      o the characteristics of the surrounding neighborhood, which may change over time;
      o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;
      o the ability of management to provide adequate maintenance and insurance;
      o     the property's reputation;
      o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
      o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;
      o     the ability of management to respond to competition;
      o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;
      o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;
      o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;
      o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;
      o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and
      o the extent to which increases in operating costs may be passed through to tenants.

      Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

      Certain states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

      o     require written leases;
      o     require good cause for eviction;
      o     require disclosure of fees;
      o     prohibit unreasonable rules;
      o     prohibit retaliatory evictions;

      o     prohibit restrictions on a resident's choice of unit vendors;
      o     limit the bases on which a landlord may increase rent; or
      o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

      Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

      o     fixed percentages,
      o     percentages of increases in the consumer price index,
      o     increases set or approved by a governmental agency, or
      o     increases determined through mediation or binding arbitration.

      In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

      Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

      Some mortgage loans underlying the offered certificates will be secured by the related borrower's interest in multiple units in a residential condominium project and the related voting rights in the owners' association for such project. Due to the nature of condominiums, a default on any of those mortgage loans will not allow the holder of the mortgage loan the same flexibility in realizing on its real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the lender to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

      Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit pursuant to a long-term proprietary lease or occupancy agreement.

      A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's mortgage loan payments, real property taxes, maintenance expenses and other capital and ordinary expenses of the property. These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

      A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

      o     maintenance payments from the tenant/shareholders, and
      o any rental income from units or commercial space that the cooperative corporation might control.

      A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

      In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

      Many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

      Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include:

      o     shopping centers
      o     factory outlet centers
      o     malls
      o     automotive sales and service centers
      o     consumer oriented businesses
      o     department stores
      o     grocery stores
      o     convenience stores
      o     specialty shops
      o     gas stations
      o     movie theaters
      o     fitness centers
      o     bowling alleys
      o     salons
      o     dry cleaners

      Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

      o     to lower rents;
      o     to grant a potential tenant a "free rent" or reduced rent period;
      o     to improve the condition of the property generally; or
      o to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

      A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

      o     competition from other retail properties;
      o perceptions regarding the safety, convenience and attractiveness of the property;
      o     perceptions regarding the safety of the surrounding area;
      o     demographics of the surrounding area;
      o the strength and stability of the local, regional and national economies;
      o     traffic patterns and access to major thoroughfares;
      o     the visibility of the property;
      o     availability of parking;
      o the particular mixture of the goods and services offered at the property;
      o     customer tastes, preferences and spending patterns; and
      o     the drawing power of other tenants.

      The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

      Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

      The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An "anchor tenant" is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

      Various factors will adversely affect the economic performance of an "anchored" retail property, including:

      o     an anchor tenant's failure to renew its lease;
      o     termination of an anchor tenant's lease;
      o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;
      o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or
      o     a loss of an anchor tenant's ability to attract shoppers.

      Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

      o     factory outlet centers;
      o     discount shopping centers and clubs;
      o     catalogue retailers;
      o     television shopping networks and programs;
      o     internet web sites; and
      o     telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) and entertainment sources could adversely affect the rents collectible at retail properties.

      Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses.

      Office Properties. Factors affecting the value and operation of an office property include:

      o the number and quality of the tenants, particularly significant tenants, at the property;
      o the physical attributes of the building in relation to competing buildings;
      o the location of the property with respect to the central business district or population centers;
      o demographic trends within the metropolitan area to move away from or towards the central business district;
      o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;
      o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;
      o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;
      o     the quality and philosophy of building management;
      o     access to mass transportation; and
      o     changes in zoning laws.

      Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

      o     rental rates;
      o the building's age, condition and design, including floor sizes and layout;
      o     access to public transportation and availability of parking; and
      o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

      The cost of refitting office space for a new tenant is often higher than for other property types.

      The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

      o     the cost and quality of labor;
      o     tax incentives; and
      o     quality of life matters, such as schools and cultural amenities.

      The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

      Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

      o     full service hotels;
      o     resort hotels with many amenities;
      o     limited service hotels;
      o hotels and motels associated with national or regional franchise chains;
      o hotels that are not affiliated with any franchise chain but may have their own brand identity; and
      o     other lodging facilities.

      Factors affecting the economic performance of a hospitality property include:

      o the location of the property and its proximity to major population centers or attractions;
      o     the seasonal nature of business at the property;
      o     the level of room rates relative to those charged by competitors;
      o     quality and perception of the franchise affiliation;
      o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;
      o     the existence or construction of competing hospitality properties;
      o     nature and quality of the services and facilities;
      o     financial strength and capabilities of the owner and operator;
      o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;
      o increases in operating costs, which may not be offset by increased room rates;
      o the property's dependence on business and commercial travelers and tourism; and
      o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

      Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of certain hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

      Hospitality properties may be operated pursuant to franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

      o     the continued existence and financial strength of the franchisor;
      o     the public perception of the franchise service mark; and
      o     the duration of the franchise licensing agreement.

      The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

      Casino Properties. Factors affecting the economic performance of a casino property include:

      o location, including proximity to or easy access from major population centers;
      o     appearance;
      o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;
      o     the existence or construction of competing casinos;
      o     dependence on tourism; and
      o     local or state governmental regulation.

      Competition among major casinos may involve attracting patrons by providing alternate forms of entertainment, such as performers and sporting events, and offering low-priced or free food and lodging. In addition, casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

      Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

      To avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property and/or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

      Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

      The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

      Health Care-Related Properties. Health-care related properties include

      o     hospitals;
      o     skilled nursing facilities;
      o     nursing homes;
      o     congregate care facilities; and
      o     in some cases, assisted living centers and housing for seniors.

      Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to

      o      statutory and regulatory changes;
      o      retroactive rate adjustments;
      o      administrative rulings;
      o      policy interpretations;
      o      delays by fiscal intermediaries; and
      o      government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

      Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

      o     federal and state licensing requirements;
      o     facility inspections;
      o     rate setting;
      o     reimbursement policies; and
      o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

      Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to such foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for such licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

      Health care-related facilities are generally "special purpose" properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

      Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

      The value and operation of an industrial property depends on:

      o location of the property, the desirability of which in a particular instance may depend on--

            (i)   availability of labor services,
            (ii)  proximity to supply sources and customers, and
            (iii) accessability to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

      o building design of the property, the desirability of which in a particular instance may depend on--

            (i)    ceiling heights,
            (ii)   column spacing,
            (iii)  number and depth of loading bays,
            (iv)   divisibility,
            (v)    floor loading capacities,
            (vi)   truck turning radius,
            (vii)  overall functionality, and
            (viii) adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

      o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

      Industrial properties are generally "special purpose" properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

      Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

      Successful operation of a warehouse, mini-warehouse or self-store property depends on--

      o     building design;
      o     location and visibility;
      o     tenant privacy;
      o     efficient access to the property;
      o proximity to potential users, including apartment complexes or commercial users;
      o     services provided at the property, such as security;
      o     age and appearance of the improvements; and
      o     quality of management.

      Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

      o competition from facilities having businesses similar to a particular restaurant or tavern;
      o perceptions by prospective customers of safety, convenience, services and attractiveness;
      o     the cost, quality and availability of food and beverage products;
      o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;
      o     changes in demographics, consumer habits and traffic patterns;
      o     the ability to provide or contract for capable management; and
      o retroactive changes to building codes, similar ordinances and other legal requirements.

      Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

      The food and beverage service industry is highly competitive. The principal means of competition are--

      o     segment,
      o     product,
      o     price,
      o     value,
      o     quality,
      o     service,

      o     convenience,
      o     location, and
      o     the nature and condition of the restaurant facility.

      A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

      o     lower operating costs,
      o     more favorable locations,
      o     more effective marketing,
      o     more efficient operations, or
      o     better facilities.

      The location and condition of a particular restaurant or tavern will affect the number of customers and, to a certain extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

      Factors affecting the success of a regionally- or nationally-known chain restaurant include:

      o actions and omissions of any franchisor, including management practices that adversely affect the nature of the business or that require renovation, refurbishment, expansion or other expenditures;
      o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and
      o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

      Chain restaurants may be operated under franchise agreements, and such agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon such termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of such site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

      Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of certificates.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

      Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

      o     the number of comparable competing properties in the local market;
      o     the age, appearance and reputation of the property;
      o     the quality of management, and
      o     the types of facilities and services it provides.

      Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

      Manufactured housing communities, mobile home parks and recreational vehicle parks are "special purpose" properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

      Certain states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

      o     fixed percentages,
      o     percentages of increases in the consumer price index,

      o     increases set or approved by a governmental agency, or
      o     increases determined through mediation or binding arbitration.

In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is preempted by state law in certain states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

      Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

      o     the location and appearance of the property;
      o     the appeal of the recreational activities offered;
      o the existence or construction of competing properties, whether are not they offer the same activities;
      o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;
      o     geographic location and dependence on tourism;
      o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;
      o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;
      o     sensitivity to weather and climate changes; and
      o     local, regional and national economic conditions.

      A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

      Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

      Recreational and resort properties are generally "special purpose" properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

      o     sporting events;
      o     musical events;
      o     theatrical events;
      o     animal shows; and/or
      o     circuses.

      The ability to attract patrons is dependent on such factors as:

      o     the appeal of the particular event;
      o     the cost of admission;
      o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;
      o perceptions by prospective patrons of the safety of the surrounding area; and
      o the alternative forms of entertainment available in the particular locale.

      In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to such a tenant, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

      Arenas and stadiums are "special purpose" properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

      Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of such donations is dependent on the attendance at any particular Religious Facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are "special purpose" properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

      o     the number of rentable parking spaces and rates charged;
      o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
      o     the amount of alternative parking spaces in the area;
      o     the availability of mass transit; and
      o the perceptions of the safety, convenience and services of the lot or garage.

      Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

      o      its location,
      o      its size,
      o      the surrounding neighborhood, and
      o      local zoning laws.

      Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of the property and its ability to generate income sufficient to make payments on the loan. This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the "debt service coverage ratio" of a multifamily or commercial mortgage loan at any given time is the ratio of--

      (a) the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

      (b) the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

      The amount described in clause (a) of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to revenues and expenses in respect of the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

      The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to make the loan payments on the related mortgage loan, cover operating expenses and fund capital improvements at any given time. Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis (such as certain health care-related facilities, hotels and motels, recreational vehicle parks, and mini-warehouse and self-storage facilities) tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods (such as warehouses, retail stores, office buildings and industrial facilities).

      Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

      o     increases in energy costs and labor costs;
      o     increases in interest rates and real estate tax rates; and
      o     changes in governmental rules, regulations and fiscal policies.

      Some "net leases" of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

      Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the "loan-to-value ratio" of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      (a) the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

      (b) the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method.

      A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

      (x) the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect such equity, and

      (y) the lender has greater protection against loss on liquidation following a borrower default.

      Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

      o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;
      o the cost replacement method, which takes into account the cost of replacing the property at such date;
      o the income capitalization method, which takes into account the property's projected net cash flow; or
      o     a selection from the values derived from the foregoing methods.

      Each of these appraisal methods presents analytical difficulties:

      o it is often difficult to find truly comparable properties that have recently been sold;
      o the replacement cost of a property may have little to do with its current market value; and
      o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

      The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service), then the value of the property will decline and a liquidation loss may occur.

      We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying the offered certificates may not have considered all of such factors for all or any of such loans.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property."

      Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

      o an original term to maturity of not more than approximately 40 years; and

      o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

      A mortgage loan included in one of our trusts may also include terms that:

      o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

      o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

      o     provide for no accrual of interest;

      o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of certain events;

      o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

      o     permit the negative amortization or deferral of accrued interest;
            and/or

      o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

      Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

      o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      o the type or types of property that provide security for repayment of the mortgage loans;

      o the earliest and latest origination date and maturity date of the mortgage loans;

      o the original and remaining terms to maturity of the mortgage loans, or the range thereof, and the weighted average original and remaining terms to maturity of the mortgage loans;

      o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range thereof, and the weighted average of those loan-to-value ratios;

      o the mortgage interest rates of the mortgage loans, or the range thereof, and the weighted average mortgage interest rate of the mortgage loans;

      o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

      o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

      o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range thereof, and the weighted average of those debt service coverage ratios; and

      o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

      If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

      o     more general information in the related prospectus supplement, and

      o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of the certificates.

      If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

      If and to the extent available and relevant to an investment decision in a series of offered certificates, we will include in the related prospectus supplement information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio. However, many servicers do not maintain records regarding prepayment experience or, at least, do not maintain those records in a format that can be readily aggregated. In addition, if the relevant characteristics of a master servicer's servicing portfolio are materially different from those of the mortgage loans included in one of our trusts, the master servicer's prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms, such as mortgage interest rates, terms to maturity and/or prepayment restrictions, between the two pools of loans may render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, we will not include comparable prepayment information in the related prospectus supplement with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

Mortgage-Backed Securities

      The mortgage backed-securities underlying a series of offered certificates may include:

      o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

      o certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA"), the Federal Agricultural Mortgage Corporation ("FAMC") or another federal or state governmental agency or instrumentality.

      In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

      We will acquire each mortgage-backed security included in one of our trusts, directly or through an affiliate, in a bona fide secondary market transaction. In addition, the security will be--

      o registered under the Securities Act of 1933, as amended (the "Securities Act"), or

      o     exempt from registration requirements of the Securities Act, or

      o held for at least the holding period specified in Rule 144(k) under the Securities Act.

      We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

      o the initial and outstanding principal amount(s) and type of the securities;

      o the original and remaining term(s) to stated maturity of the securities;

      o the pass-through or bond rate(s) of the securities or the formula for determining such rate(s);

      o     the payment characteristics of the securities;

      o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

      o     a description of the related credit support (if any);

      o     the type of mortgage loans underlying the securities;

      o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

      o the terms and conditions for substituting mortgage loans backing the securities; and

      o the characteristics of any agreements or instruments providing interest rate protection to the securities.

      With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act of 1934, as amended (the "Exchange Act") the same information regarding the security as is provided by the issuer of the security in its own reports filed under the Exchange Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Undelivered Mortgage Assets

      In general, the aggregate outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial aggregate outstanding principal balance of the related series of certificates. In the event that the aggregate outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial aggregate outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the aggregate principal balance of the related series of certificates, as described in the related prospectus supplement.

Accounts

      The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Credit Support

      General. The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

      o the subordination or one or more other classes of certificates of the same series;

      o     a letter of credit;

      o     a surety bond;

      o     an insurance policy;

      o     a guarantee; and/or

      o     a reserve fund.

      In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

Arrangements Providing Interest Rate Protection

      The trust assets for a series of offered certificates may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust assets may also include:

      o     interest rate exchange agreements;

      o     interest rate cap agreements;

      o     interest rate floor agreements; or

      o other agreements or arrangements designed to reduce the effects of interest rate fluctuations on the mortgage assets.

      In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

General

      The yield on your certificates will depend on--

      o     the price you paid for your certificates,

      o     the pass-through rate on your certificates,

      o     the amount and timing of payments on your certificates.

      The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

      A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

Payment Delays

      There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if mortgage loan payments were passed through on your certificates on the same date that the payments were due.

Yield and Prepayment Considerations

      The yield to maturity on your certificates will be affected by the rate of principal payments on the mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your certificates. The rate of principal payments on the mortgage loans will be affected by the following:

      o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

      o     the dates on which any balloon payments are due; and

      o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

      Because the rate of principal prepayments on the mortgage loans underlying your certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

      The extent to which the yield to maturity of your certificates may vary from your anticipated yield will depend upon--

      o whether you purchased your certificates at a discount or premium and, if so, the extent of that discount or premium, and

      o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your certificates.

      If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      If your certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

      If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

      (a) be based on the principal balances of some or all of the mortgage assets in the related trust, or

      (b) equal the aggregate principal balance of one or more of the other classes of certificates of the same series.

      Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which payments and other collections of principal are received on the mortgage assets or referred to in clause (a) above or payments are made in reduction of the aggregate principal balance of the class or classes of certificates referred to in clause (b) above.

      The extent of prepayments of principal of the mortgage loans underlying your certificates may be affected by a number of factors, including:

      o     the availability of mortgage credit;

      o the relative economic vitality of the area in which the related real properties are located;

      o     the quality of management of the related real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

In general, those factors which increase the attractiveness of selling or refinancing a multifamily or commercial property that secures a mortgage loan, as well as those factors which increase the likelihood of default under the mortgage loan, would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

      The rate of principal payments on the mortgage loans underlying your certificates may also be affected by the existence and enforceability of prepayment restrictions, such as prepayment lock-out periods and requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges. If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

      The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

      o     to convert to a fixed rate loan and thereby "lock in" that rate, or

      o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

      o     realize its equity in the property,

      o     meet cash flow needs or

      o     make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits. We make no representation as to--

      o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

      o     the relative importance of those factors

      o the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

      o     the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

      The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of the offered certificates of that related series. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

      The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of scheduled amortization or prepayments, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

      Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying any series of offered certificates will conform to any particular level of CPR or SPA.

      In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth the projected weighted average life of each class of those offered certificates with an aggregate principal balance, and the percentage of the initial aggregate certificate principal balance of each such class that would be outstanding on specified dates, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either (a) to refinance the loan, or (b) to sell the related real property. If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by (a) the bankruptcy of the borrower, or (b) adverse economic conditions in the market where the related real property is located.

      In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your certificates and extend the weighted average life of your certificates.

      Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of such interest being added to the related principal balance. Negative amortization most commonly occurs in respect of an adjustable rate mortgage loan that:

      o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

      o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

      o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

      Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization in respect of the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

      The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the aggregate principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

      During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

      The extent to which the yield on your certificates may be affected by the inclusion in the related trust of mortgage loans that permit negative amortization, will depend upon the following:

      o     whether you purchase your certificates at a premium or a discount;
            and

      o whether the payment characteristics of the underlying mortgage loans delay or accelerate the payments of principal on, or in reduction of the notional amount of, your certificates.

      See "--Yield and Prepayment Considerations" above.

      Foreclosures and Payment Plans. The weighted average life of and yield on your certificates will be affected by--

      o the number of foreclosures with respect to the underlying mortgage loans; and

      o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

      Servicing decisions made with respect to mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your certificates.

      Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your certificates.

      The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

      o a reduction in the entitlements to interest and/or the aggregate principal balances of one or more classes of certificates; and/or

      o the establishment of a priority of payments among classes of certificates.

      If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

      Additional Certificate Amortization. If your certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

      o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates;

      o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      The amortization of your certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your certificates were purchased at a premium, reduce their yield to maturity.

                          DLJ COMMERCIAL MORTGAGE CORP.

      We were incorporated in Delaware on July 10, 1997. We were organized, among other things, for the purposes of--

      o acquiring mortgage loans secured by first or junior liens on commercial and multifamily real properties;

      o acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

      o     forming pools of mortgage loans and mortgage-backed securities; and

      o acting as settler or depositor of trusts formed to issue bonds, notes or other evidences of indebtedness or to issue shares, participation certificates or like instruments, that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

We are a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., a Delaware corporation. Our principal executive offices are located at 277 Park Avenue, 9th Floor, New York, New York 10172. Our telephone number is (212) 892-3000. We do not have, and we do not expect to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

General

      Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

      A "series" of certificates are all those certificates that--

      o     have the same series designation;

      o     were issued pursuant to the same governing documents; and

      o     represent beneficial ownership interests in the same trust.

      A "class" of certificates are all those certificates of a particular series that--

      o     have the same class designation; and

      o     have the same payment terms.

      The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

      o a stated principal amount, which will be represented by its principal balance;

      o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

      o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

      o payments of principal, with disproportionate, nominal or no payments of interest;

      o payments of interest, with disproportionate, nominal or no payments of principal;

      o payments of interest or principal that commence only as of a specified date or only after the occurrence of certain events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

      o payments of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related mortgage assets;

      o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

      o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

      Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

      A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have an aggregate principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on an aggregate notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its aggregate principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its aggregate principal balance or notional amount at a different fixed, variable or adjustable rate.

      Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company ("DTC"). Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations (the "DTC Participants"). If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through CEDEL, S.A. or the Euroclear System, for so long as they are participants in DTC.

Payments on the Certificates

      General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

      o     the periodic payment date for that series, and

      o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

      All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

      o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

      o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

      In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

      Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the aggregate outstanding principal balance or notional amount of that class.

      The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

      Interest may accrue with respect to any offered certificate on the basis of:

      o     a 360-day year consisting of 12 30-day months,

      o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

      o the actual number of days elapsed during each relevant period in a normal calendar year, or

      o     such other method identified in the related prospectus supplement.

      We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

      Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest in respect of each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, which we will refer to as "compound interest certificates," payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its aggregate principal balance on each date or otherwise deferred as described in the related prospectus supplement.

      If a class of offered certificates accrues interest on an aggregate notional amount, that aggregate notional amount, in general, will be either:

      (a) based on the principal balances of some or all of the related mortgage assets; or

      (b) equal to the aggregate principal balances of one or more other classes of certificates of the same series.

Reference to the notional amount of any certificate is solely for convenience in making certain calculations of interest and does not represent the right to receive any payments of principal.

      We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the aggregate principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

      Payments of Principal. A class of offered certificates may or may not have an aggregate principal balance. If it does, that aggregate principal balance outstanding from time to time will represent the maximum amount that the holders of that class will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets. The aggregate outstanding principal balance of any class of offered certificates will be reduced by--

      o payments of principal actually made to the holders of that class, and

      o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

If a class of offered certificates are compound interest certificates, then the aggregate outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class. We will describe in the related prospectus supplement any other adjustments to the aggregate outstanding principal balance of a class of offered certificates.

      Unless we so state in the related prospectus supplement, the initial aggregate principal balance of all classes of a series will not be greater than the aggregate outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial aggregate principal balance of each class of offered certificates in the related prospectus supplement.

      The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

      o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates;

      o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      o     any other amounts described in the related prospectus supplement.

      We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

Allocation of Losses and Shortfalls

      If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

      (i) by reducing the entitlements to interest and/or the aggregate principal balances of one or more of those classes; and/or

      (ii)  by establishing a priority of payments among those classes.

      See "Description of Credit Support."

Advances in Respect of Delinquencies

      If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, delinquent payments of principal and interest due on those mortgage loans, other than balloon payments. If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and out of any other specific sources identified in the related prospectus supplement.

      If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or at such other times and from such sources as we may describe in the related prospectus supplement.

      If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations in respect of those securities or the mortgage loans that back them.

Reports to Certificateholders

      On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding (i) the payments made on that payment date with respect to the applicable class of offered certificates and (ii) the recent performance of the mortgage assets.

      Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for that calendar year or the applicable portion thereof during which the person was a certificateholder. The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986.

      See, also, "--Book-Entry Registration and Definitive Certificates" below.

      If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Voting Rights

      Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except with respect to certain amendments to the governing documents or as otherwise specified in the related prospectus supplement. See "Description of the governing Documents--Amendment."

      As and to the extent described in the related prospectus supplement, the holders of specified amounts of certificates of a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, any such removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination

      The trust for each series of offered certificates will terminate and cease to exist following:

      o the final payment or other liquidation of the last mortgage asset in that trust; and

      o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

      Written notice of termination of a trust will be given to each affected certificateholder, and the final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

      If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

      In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the aggregate principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the aggregate certificate principal balance of, and accrued and unpaid interest on, their certificates.

Book-Entry Registration and Definitive Certificates

      Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or CEDEL, S.A., for so long they are participants in DTC.

      DTC is:

      o     a limited-purpose trust company organized under the New York Banking
            Law,

      o     a "banking corporation" within the meaning of the New York Banking
            Law,

      o     a member of the Federal Reserve System,

      o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

      o a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

      DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains an account with DTC. The rules applicable to DTC and DTC Participants are on file with the SEC.

      Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the beneficial owner's Financial Intermediary is not a DTC Participant, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. The beneficial ownership interest of the owner of a book-entry certificate may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

      DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the DTC Participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to DTC Participants, and by DTC Participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of such payments by DTC Participants to Financial Intermediaries and beneficial owners will be--

      o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name,"

      o the sole responsibility of each such DTC Participant, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related payment date.

      The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC Participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC Participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

      Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain beneficial owners, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

      Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

      o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

      o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

      Upon the occurrence of either of the two events described above, DTC will be required to notify all DTC Participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

General

      The offered certificates of each series will be issued pursuant to a pooling and servicing agreement or other similar agreement or collection of agreements (individually and collectively, the "Governing Documents"). In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

      If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

      Any party to the Governing Document for a series of offered certificates, or any of its affiliate, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to certain amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe certain provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your certificates, without charge, upon written request addressed to our principal executive offices specified under "DLJ Commercial Mortgage Corp."

Assignment of Mortgage Assets

      At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets to be included in the related trust, together with certain related assets. We will specify in the related prospectus all material documents in respect of the related mortgage assets that will be delivered to the related trustee, and all other actions to be taken by us or any prior holder of the related mortgage assets, in connection with that assignment. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

      Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

      o in the case of a mortgage loan, the address of the related real property and the type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the remaining term to maturity; the remaining amortization term; and the outstanding principal balance; and

      o in the case of a mortgage-backed security, the outstanding principal balance and the pass-through rate or coupon rate.

Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies

      Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example:

      o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

      o the Warranting Party's title to each mortgage asset and the authority of the Warranting Party to sell that mortgage asset; and

      o in the case of a mortgage loan, the enforceability of the related mortgage note and mortgage, the existence of title insurance insuring the lien priority of the related mortgage, the payment status of the mortgage loan and the delivery of all documents required to be delivered with respect to the mortgage loan as contemplated under "--Assignment of Mortgage Assets."

      We will identify the Warranting Party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the Warranting Party will be a prior holder of the particular mortgage assets.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

      The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

      In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

      As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services and, in general, will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that:

      (i) those procedures are consistent with the terms of the related Governing Document; and

      (ii) they do not impair recovery under any instrument of credit support included in the related trust.

Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default charge in connection with collecting a late payment on any defaulted mortgage loan.

      The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

      o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

      o     ensuring that the related properties are properly insured;

      o     attempting to collect delinquent payments;

      o     supervising foreclosures;

      o     negotiating modifications;

      o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

      o protecting the interests of certificateholders with respect to senior lienholders;

      o conducting inspections of the related real properties on a periodic or other basis;

      o collecting and evaluating financial statements for the related real properties;

      o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

      o maintaining servicing records relating to mortgage loans in the trust.

      We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

      o mortgage loans that are delinquent in respect of a specified number of scheduled payments;

      o     mortgage loans as to which there is a material non-monetary default;

      o mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

      o real properties acquired as part o the trust in respect of defaulted mortgage loans.

The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

      A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which a special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

      A special servicer may also perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible, such as performing property inspections and collecting evaluating financial statements. A master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible, such as continuing to receive payments on the mortgage loan, making certain calculations with respect to the mortgage loan and making remittances and preparing certain reports to the related trustee and/or certificateholders with respect to such mortgage loan. The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

      Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims in respect of particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this Prospectus.

Sub-Servicers

      A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

      Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for the related trust will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation pursuant to the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for certain expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

Collection of Payments on Mortgage-Backed Securities

      Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

      o that mortgage-backed security will be registered in the name of the related trustee or its designee;

      o the related trustee will receive payments on that mortgage-backed security; and

      o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies in respect of that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

      Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in such capacity, except upon--

      o the appointment of, and the acceptance of such appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

      o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

      In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

      Each master servicer, special servicer and, if it receives distributions on mortgage-backed securities, manager for one of our trusts will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to such limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions as may be permitted by the rating agencies assigning ratings to the related series of certificates.

      In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective directors, officers, employees or agents be under any liability to the related trust or certificateholders for any action taken, or not taken, in good faith pursuant to the Governing Document for any series of certificates or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of certificates or by reason of reckless disregard of those obligations and duties.

      Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective directors, officers, employees and agents to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

      (i) specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of that Governing Document,

      (ii) incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document, or

      (iii) incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document.

      Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--

      o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates, and

      o either (i) that party is specifically required to bear the expense of the action, or (ii) the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

      With limited exception, any person into which we or any related master servicer, a special servicer or manager may be merged or consolidated, or any person resulting from any merger or consolidation to which we or any related master servicer, special servicer, manager is a party, or any person succeeding to our business or the business of any related master servicer, special servicer or manager, will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for each series of offered certificates.

      The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

Events of Default

      We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

Amendment

      The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

      (i)   to cure any ambiguity;

      (ii) to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision therein or to correct any error;

      (iii) to add any other provisions with respect to matters or questions arising under the Governing Documents that are not inconsistent with the existing provisions of that document;

      (iv) to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code of 1986 relating to REMICs if the provisions of that Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

      (v) to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

      (vi) to comply with any requirements imposed by the Internal Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC created under the Governing Document;

      (vii) to the extent applicable, to modify, add to or eliminate certain transfer restrictions relating to the certificates which are "residual interests" in a REMIC; or

      (viii) for any other purpose.

      However, no amendment of the Governing Document for any series of offered certificates, other than an amendment for any of the specific purposes described in clauses (vi) and (vii) above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no amendment of the Governing Document for any series of offered certificates covered solely by clause (viii) above may result in a downgrade or withdrawal of any then current rating assigned to any class of certificates of the related series, as evidenced by written confirmation to that effect from each applicable rating agency obtained by or delivered to the related trustee.

      In general, the Governing Agreement for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in the aggregate, not less than 66-2/3%, or such other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

      o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

      o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

      o modify the provisions of the Governing Document relating to amendments thereof without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

List of Certificateholders

      Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series.

The Trustee

      The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

      The trustee for each series of offered certificates will make no representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party in respect of those certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

Certain Matters Regarding the Trustee

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

      The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document. The indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document, or by reason of its reckless disregard of those obligations or duties.

      The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

      The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or such other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

General

      Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

      o the subordination of one or more other classes of certificates of the same series;

      o the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

      o     the establishment of one or more reserve funds; or

      o     any combination of the foregoing.

      If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

      If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

      If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

      o     the nature and amount of coverage under that credit support;

      o any conditions to payment not otherwise described in this prospectus;

      o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

      o     the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement certain information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

      If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may apply only in the event of certain types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

      If the mortgage assets in any trust established us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Insurance or Guarantees with Respect to Mortgage Loans

      The mortgage loans included in any trust established by us may be covered for certain default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of such default risks and the extent of such coverage.

Letter of Credit

      If and to the extent described in the prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws under the letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial aggregate principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Certificate Insurance and Surety Bonds

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any such instrument.

Reserve Funds

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

      Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

      If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each such form of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      Most, if not all, of the underlying mortgage loans will be secured by multifamily and commercial properties in the United States. However, some mortgage loans underlying a series of offered certificates may be secured by multifamily and commercial properties outside the United States.

      The following discussion contains general summaries of certain legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

      If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement. For purposes of this discussion, "mortgage loan" means a multifamily or commercial mortgage loan that directly or indirectly backs a series of offered certificates.

General

      Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

      o     the terms of the mortgage,

      o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

      o     the knowledge of the parties to the mortgage, and

      o in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

      There are two parties to a mortgage--

      o a mortgagor, who is the owner of the encumbered interest in the real property, and

      o     a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

      In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

      o     the trustor, who is the equivalent of a mortgagor,

      o     the trustee to whom the real property is conveyed, and

      o the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

      A deed to secure debt typically has two parties. Pursuant to a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

      Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

      The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

      o     the express provisions of the related instrument,

      o     the law of the state in which the real property is located,

      o     certain federal laws, and

      o in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

      A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (the "UCC"). Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

      In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute "cash collateral" and cannot be used by the bankrupt borrower--

      o     without a hearing or the lender's consent, or

      o unless the lender's interest in the room rates is given adequate protection.

Such "adequate protection" may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

Personalty

      Certain types of mortgaged properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

      Foreclosure Procedures vary from State to State. The two primary methods of foreclosing a mortgage are--

      o     judicial foreclosure, involving court proceedings, and

      o nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument.

      Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

      o all parties having a subordinate interest of record in the real property, and

      o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

      Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may:

      o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

      o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

      o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

      o limit the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.

      Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

      o     upheld the reasonableness of the notice provisions, or

      o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

      o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

      o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

      In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

      o     record a notice of default and notice of sale, and

      o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

      o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

      o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

      As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become the owner thereof, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions.

Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption. The purposes of a foreclosure action are--

      o     to enable the lender to realize upon its security, and

      o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their "equity of redemption."

      The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale pursuant to a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans. Therefore, recourse in the case of default on such a mortgage loan will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

      Leasehold Considerations. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

      o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

      o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

      o contains certain other protective provisions typically included in a "mortgageable" ground lease.

      Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

      Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. The loan typically is subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

Bankruptcy Laws

      Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

      o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

      o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

      o     extend or shorten the term to maturity;

      o permit the bankrupt borrower to cure of a mortgage loan default by paying the arrearage over a number of years; or

      o permit the bankrupt borrower, through its rehabilitative plan, to reinstate a mortgage loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

      A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

      o     past due rent,

      o     accelerated rent,

      o     damages, or

      o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

      In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

      o assume the lease and either retain it or assign it to a third party, or

      o     reject the lease.

      If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

      o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

      o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

Environmental Considerations

      General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien."

      CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

      o it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or

      o assumes day-to-day management of operational functions of the mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

      Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

      Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

      Recent federal legislation will require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

      Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

      If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

      Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related series of offered certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

      Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

Junior Liens; Rights of Holders of Senior Liens

      Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

      In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

      o first, to the payment of court costs and fees in connection with the foreclosure;

      o     second, to real estate taxes;

      o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

      o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

      The terms of certain of the mortgage loans underlying the offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

      o the borrower may have difficulty servicing and repaying multiple loans;

      o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

      o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

      o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

      o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In certain states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily, first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Americans with Disabilities Act

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Soldiers' and Sailors' Civil Relief Act of 1940

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

      Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans underlying the offered certificates. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three month period after the active duty status ceases.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that--

      o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

      o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Sidley & Austin.

      This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code." It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including:

      o     banks,

      o     insurance companies, and

      o     foreign investors.

      Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

      Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

      o given with respect to events that have occurred at the time the advice is rendered, and

      o is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also under state and local taxes. See "State and Other Tax Consequences."

      The following discussion addresses securities of two general types:

      o "REMIC certificates" representing interests in a trust, or a portion thereof, as to which the trustee or an agent appointed by the trustee will make a real estate mortgage investment conduit, or "REMIC," election under Sections 860A through 860G of the Code, and

      o "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

      We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party (in any event, a "tax administrator") will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all "regular interests" and "residual interests" in the resulting REMIC.

      The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, including REMIC certificates and other mortgage pass-through certificates, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust, the anticipated material tax consequences associated with these cash flow agreements also will be discussed in the related prospectus supplement. See "Description of the Trusts Assets--Arrangements Providing Interest Rate Protection."

      The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections. The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, certain securities, including the offered certificates.

REMICs

      Classification of REMICs. With respect to each series as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Governing Documents, and subject to certain assumptions set forth in the opinion:

      o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

      o the offered certificates of that series will be considered to evidence ownership of--

            (i)   REMIC "regular interests," or

            (ii)  REMIC "residual interests."

      We refer to certificates that evidence REMIC "regular interests" as the "REMIC regular certificates" and to certificates that represent REMIC "residual interests" as the "REMIC residual certificates."

      If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Documents with respect to each REMIC will include provisions designed to maintain the applicable trust's status as a REMIC under the Code.

      Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

      o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust, and

      o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

      However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

      In addition, offered certificates that are REMIC regular certificates will be:

      o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

      o "permitted assets" under Section 860L(c)(1)(G) for a financial asset securitization investment trust or "FASIT."

      Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

      The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

      To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate and therefore:

      o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code;

      o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

      o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

      Tiered REMIC Structures. For certain series of REMIC certificates, the trustee or an agent appointed by the trustee may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

      o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code,

      o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and

      o whether the income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

      Taxation of Owners of REMIC Regular Certificates.

      General. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

      Original Issue Discount. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, prior to the receipt of the cash attributable to that income. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section.

      The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

      The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

      The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

      Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

      o     a single fixed rate,

      o     a "qualified floating rate,"

      o     an "objective rate,"

      o a combination of a single fixed rate and one or more "qualified floating rates,"

      o a combination of a single fixed rate and one "qualified inverse floating rate," or

      o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

      In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

      Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is the monthly period that ends on each payment date, then, as a result of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

      In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

      o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

      o     a fraction--

            (i)   the numerator of which is the amount of the payment, and

            (ii) the denominator of which is the stated redemption price at maturity of the certificate.

      Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

      o     the total amount of the de minimis original issue discount, and

      o     a fraction--

            (i) the numerator of which is the amount of the principal payment, and

            (ii) the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

      The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

      If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

      As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

      o     the sum of:

            (i) the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

            (ii) the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

      o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

      The adjusted issue price of a REMIC regular certificate is:

      o     the issue price of the certificate, increased by

      o the aggregate amount of original issue discount previously accrued on the certificate, reduced by

      o the amount of all prior payments of amounts included in its stated redemption price.

      The present value of the remaining payments referred to in item (i)(a), above, will be calculated:

      o assuming that payments on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption;

      o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

      o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

      The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

      A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that such excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

      (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

      (ii) the daily portions of original issue discount for all days during such accrual period prior to that date of determination.

      If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate.

However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Certificate will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans."

      Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

      o in the case of a REMIC regular certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

      o in the case of a REMIC regular certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

      If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. In particular, under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

      The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of the elections in this and the preceding paragraphs to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

      However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on a REMIC regular certificate held by you should accrue, at your option:

      o     on the basis of a constant yield method,

      o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

      o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the certificate at the beginning of the accrual period.

      The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

      To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you, however, have elected to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

      Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS recently finalized new regulations on the amortization of bond premium. However, the regulations do not specifically apply to holders of REMIC regular certificates.

      The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and requires the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

      Realized Losses. Under Section 166 of the Code, if you are either a corporate holder of the REMIC regular certificate and or a noncorporate holder of the REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

      o you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

      o     the loss will be characterized as a short-term capital loss.

      You must accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the mortgage loans or the underlying certificates, until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income you report in any period could exceed the amount of economic income actually realized by you in that period. If any such amounts that were previously accrued and included income are not ultimately realized because of a loss on the mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

      Taxation of Owners of REMIC Residual Certificates.

      General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

      Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination.

      A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

      Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it appears likely that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

      The amount of income that holders of REMIC residual certificates will be required to report, or the tax liability associated with that income, may exceed the amount of cash payments received from the REMIC for the corresponding period. Consequently, certificateholders should have (i) other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or (ii) unrelated deductions against which income may be offset. See, however, the rules discussed below relating to:

      o     "excess inclusions,"

      o     residual interests without "significant value," and

      o     "noneconomic" residual interests.

The fact that the tax liability associated with this income allocated to certificateholders may exceed the cash payments received by them for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to holders of REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates may in some instances have negative "value." See "Risk Factors--'Residual Interests' in a 'Real Estate Mortgage Investment Conduit' Have Adverse Tax Consequences."

      Taxable Income of the REMIC. The taxable income of a REMIC will equal:

      o the income from the mortgage loans and other assets of the REMIC, plus

      o any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less:

      (i) the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

      (ii)  amortization of any premium on the mortgage loans,

      (iii) bad debt losses with respect to the mortgage loans, and

      (iv) except as described below, servicing, administrative and other expenses.

      For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

      A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is other than its stated redemption price. Any of that discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

      A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates which constitute "regular interests" in the REMIC, whether or not offered hereby. The amount of these deductions equals the deductions that would be allowed if all of those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule and the adjustments for subsequent holders of any REMIC regular certificates, whether or not initially offered, described therein will not apply.

      If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that this excess would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

      As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. Otherwise, Section 67 of the Code would limit these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income. All of these expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Payments. The adjusted basis of a REMIC residual certificate will be equal to:

      (i)   the amount paid for that REMIC residual certificate,

      (ii) increased by, amounts included in the income of the holder of that REMIC residual certificate, and

      (iii) decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

      A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of a holder of a REMIC residual certificate to deduct net losses may be subject to additional limitations under the Code. We recommend that holders of REMIC residual certificates consult their tax advisors concerning the deductibility of any net losses of the REMIC.

      Any payment on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a payment on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate. Holders of certain REMIC residual certificates may be entitled to payments early in the term of the related REMIC under circumstances in which their bases in the REMIC residual certificates will not be sufficiently large, such that those payments will be treated as nontaxable returns of capital.

      A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

      The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

      o     through payments,

      o     through the deduction of any net losses of the REMIC, or

      o     upon the sale of its REMIC residual certificate. See
            "--REMICs--Sales of REMIC Certificates" below.

      For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

      Excess Inclusions. Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

      (i) the daily portions of REMIC taxable income allocable to that certificate, over

      (ii) the sum of the "daily accruals" for each day during the quarter that the certificate was held by that holder.

      The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

      (i)   the issue price of the certificate, increased by

      (ii) the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

      (iii) any payments made with respect to the certificate before the beginning of that quarter.

      The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual certificates are considered not to have "significant value." The Treasury regulations provide that in order for a REMIC residual certificate to be treated as having significant value:

      o the certificate must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's regular and residual interests, and

      o the anticipated weighted average life of the REMIC residual certificate must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the prepayment assumption and on any required or permitted clean up calls or required liquidation provided for in the related Governing Documents.

      We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered to have "significant value" under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will have "significant value" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will, in fact, have "significant value" for purposes of the above-described rules.

      For holders of REMIC Residual Certificates, excess inclusions:

      o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

      o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization, and

      o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

      Furthermore, for purposes of the alternative minimum tax:

      o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

      o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

      In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

      o     regulated investment companies,

      o     common trusts, and

      o     certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

      Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Documents:

      o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

      o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

      Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Documents that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

      o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

      o from the prospective transferee, providing certain representations as to its financial condition, and

      o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

      Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

      We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

      See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

      Mark-to-Market Rules. The IRS recently released regulations under Section 475 of the Code relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these new regulations.

      Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code will be prohibited under the related Governing Documents. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Documents, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

      Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we otherwise state in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

      If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

      o     an individual,

      o     an estate or trust, or

      o a "pass-through entity" beneficially owned by one or more individuals, estates or trusts,

      then--

      o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

      o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

      In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

      o 3% of the excess of the individual's adjusted gross income over the specified amount, or

      o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

      The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

      o     an individual,

      o     an estate or trust, or

      o a "pass-through entity" beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

      Accordingly, REMIC residual certificates will generally not be appropriate investments for:

      o     an individual,

      o     an estate or trust, or

      o a "pass-through entity" beneficially owned by one or more individuals, estates or trusts.

      We recommend that such prospective investors consult with their tax advisors prior to making an investment in a REMIC residual certificate.

      Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

      o     the cost of the certificate to that certificateholder, increased by

      o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

      o payments on the certificate received by that certificateholder and by that amortized premium.

      The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss from the sale of a REMIC certificate will be capital gain or loss, provided that the holder holds the certificate as a capital asset within the meaning of Section 1221 of the Code, which is generally property held for investment.

      The Code as of the date of this prospectus provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

      o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

      o the amount of ordinary income actually includible in the seller's income prior to that sale.

      In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

      REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      The Code requires the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, this Section will not apply to most REMIC regular certificates. However, certain REMIC regular certificates have no, or disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Except as may be provided in Treasury regulations yet to be issued, a sale of a REMIC residual certificate will be subject to the "wash sale" rules of
Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

      o     reacquires that same REMIC residual certificate,

      o     acquires any other residual interest in a REMIC, or

      o acquires any similar interest in a "taxable mortgage pool," which term is defined in Section 7701(i) of the Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be deductible, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

      Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction includes:

      o     the disposition of a non-defaulted mortgage loan,

      o the receipt of income from a source other than a mortgage loan or certain other permitted investments,

      o     the receipt of compensation for services, or

      o the gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

      In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Documents will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

      REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to REITs. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

      Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

      Unless we otherwise state in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or "net income from foreclosure property," and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

      o     the person has sufficient assets to do so, and

      o the tax arises out of a breach of that person's obligations under the related Governing Documents.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

      Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

      (i) the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

      (ii) the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

      The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

      o     events that have occurred up to the time of the transfer,

      o     the prepayment assumption, and

      o any required or permitted clean up calls or required liquidation provided for in the related Governing Documents.

      The tax on transfers to "disqualified organizations" generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

      o the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization, and

      o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

      In addition, if a "pass-through entity" includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

      (i) the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization, and

      (ii) the highest marginal federal income tax rate imposed on corporations.

      A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity:

      o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

      o a statement under penalties of perjury that the record holder is not a disqualified organization.

      For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

      For these purposes, a "disqualified organization" means:

      o     the United States,

      o     any State or political subdivision thereof,

      o     any foreign government,

      o     any international organization,

      o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or the FHLMC,

      o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code, or

      o     any organization described in Section 1381(a)(2)(C) of the Code.

      For these purposes, a "pass-through entity" means any:

      o     regulated investment company,

      o     real estate investment trust,

      o     trust,

      o     partnership, or

      o     certain other entities described in Section 860E(e)(6) of the Code.

      For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

      In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

      Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

      o the residual interests in the entity are not held by disqualified organizations, and

      o the information necessary for the application of the tax described herein will be made available.

      We will include in the related Governing Documents restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

      Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

      Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related trustee, another party to the related Governing Documents or an agent appointed by the related trustee or that other party will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the "tax matters person" with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual certificates.

      As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

      o     income,

      o     deductions

      o     gains,

      o     losses, and

      o     classification as a REMIC.

      Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

      No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

      o     corporations,

      o     trusts,

      o     securities dealers, and

      o     certain other non-individuals,
will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

      o 30 days after the end of the quarter for which the information was requested, or

      o     two weeks after the receipt of the request.

      The REMIC must also comply with rules requiring a REMIC regular certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring that information to be reported to the IRS. Reporting with respect to REMIC residual certificates, including--

      o     income,

      o     excess inclusions,

      o     investment expenses, and

      o     relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

      Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the trustee or an agent appointed by the trustee.

      Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of these payments:

      o fail to furnish to the payor certain information, including their taxpayer identification numbers, or

      o     otherwise fail to establish an exemption from this tax.

      Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

      o     a foreign person, and

      o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax in respect of a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name and address of the certificateholder.

      For these purposes, a foreign person is anyone other than a United States person. A "United States person" is:

      o     a citizen or resident of the United States,

      o a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof,

      o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

      o     a trust as to which--

            (i) a court in the United States is able to exercise primary supervision over the administration of the trust, and

            (ii) one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

      It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is a foreign person and either--

      o     owns 10% or more of one or more underlying mortgagors, or

      o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

      Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

      Unless we otherwise state in the related prospectus supplement, the related Governing Documents will prohibit transfers of REMIC residual certificates to investors that are:

      o     foreign persons, or

      o United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

Grantor Trusts

      Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Documents, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

      For purposes of the following discussion:

      o A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate."

      o A grantor trust certificate representing ownership of all or a portion of the difference between--

            (i) interest paid on the mortgage loans constituting the related grantor trust,

            (ii)  net of normal administration fees, and

            (iii) net of interest paid to the holders of Grantor Trust
                  Fractional Interest Certificates issued with respect to that grantor trust will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

      Characterization of Investments in Grantor Trust Certificates.

      Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are Grantor Trust Fractional Interest Certificates will generally represent interests in:

      o "loans...secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

      o "obligation[s] (including any participation or certificate of beneficial ownership therein) which... [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;

      o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code; and

      o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

      In addition, interest on offered certificates that are Grantor Trust Fractional Interest Certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

      Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a grantor trust--

      o consisting of mortgage loans that are "loans...secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code,

      o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and

      o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

      The Grantor Trust Strip Certificates will be:

      o "obligation[s] (including any participation or certificate of beneficial ownership therein) which... [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code, and

      o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates

      General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally:

      o will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

      o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

      Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans.

      Section 67 of the Code allows an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

      Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of:

      o 3% of the excess of the individual's adjusted gross income over that amount, and

      o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

      The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

      Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including Grantor Trust Strip Certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation must recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

      The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if:

      o a class of Grantor Trust Strip Certificates is issued as part of the same series, or

      o we or any of our affiliates retain, for our or their own account or for purposes of resale, a right to receive a specified portion of the interest payable on a mortgaged property.

      Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

      o     a master servicer,

      o     a special servicer,

      o     any sub-servicer, or

      o     their respective affiliates.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding:

      o the treatment of certain stripped bonds as market discount bonds, and

      o     de minimis market discount.

See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

      Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month. The amount of reportable interest income must equal the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

      The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by that purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be:

      o the sum of all payments to be made on that certificate, other than "qualified stated interest," if any, and

      o the certificate's share of reasonable servicing fees and other expenses.

See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of:

      (i) the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the related month, as defined in "--Grantor Trust Funds--Sales of Grantor Trust Certificates," and

      (ii) the yield of that Grantor Trust Fractional Interest Certificate to the holder.

The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by--

      o     us,

      o     a master servicer,

      o     a special servicer,

      o     a sub-servicer, or

      o     our or their respective affiliates,

but will include the certificateholder's share of any reasonable servicing fees and other expenses.

      With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires:

      o the use of a reasonable prepayment assumption in accruing original issue discount, and

      o adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Recent legislation extends the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayments, effective for taxable years beginning after enactment. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain:

      o     whether a prepayment assumption will be applied:

            (i) collectively to all a taxpayer's investments in pools of debt instruments, or

            (ii)  will be applied on an investment-by-investment basis, and

      o whether the assumed prepayment rate, as to investments in Grantor Trust Fractional Interest Certificates, is to be determined based on conditions:

            (i)   at the time of the first sale of the certificate or,

            (ii) with respect to any holder, at the time of purchase of the certificate by that holder.

      We recommend that certificateholders consult their tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

      In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

      o a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

      o the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

      o there is no original issue discount or only a de minimis amount of original issue discount, or

      o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

      If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than the product of:

      o     0.25% of the stated redemption price, and

      o     the weighted average maturity of the mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

      The original issue discount, if any, on the mortgage loans will equal the difference between:

      (i)   the stated redemption price of the mortgage loans, and

      (ii)  their issue price.

      For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the excess of:

      (i) the amount received by the borrower from the lender under the terms of the mortgage loan, over

      (ii)  any "points" paid by the borrower.

      The stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

      In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain:

      (i)   whether a prepayment assumption will be applied:

            o collectively to all a taxpayer's investments in pools of debt instruments, or

            o     will be applied on an investment-by-investment basis, and

      (ii) as to investments in Grantor Trust Fractional Interest Certificates, whether the assumed prepayment rate is to be determined based on conditions:

            o     at the time of the first sale of the certificate or,

            o with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. In addition, certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

      A purchaser of a Grantor Trust Fractional Interest Certificate may purchase the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust. The reduction will be approximately in proportion to the ratio that such excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans.

      The adjusted issue price of a mortgage loan on any given day equals the sum of:

      (i) the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

      (ii) the daily portions of original issue discount for all days during the accrual period prior to that day.

      The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

      (i)   the issue price of that mortgage loan, increased by

      (ii) the aggregate amount of original issue discount with respect to that mortgage loan that accrued in prior accrual periods, and reduced by

      (iii) the amount of any payments made on that mortgage loan in prior accrual periods of amounts included in its stated redemption price.

      In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

      o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

      o a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

      o the prepayment assumption will not be challenged by the IRS on audit.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount." A mortgage loan is considered to have been purchased at a "market discount" if--

      o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

      o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

      If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. The inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

      Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until the time that regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period, you may accrue market discount on the mortgage loans, at your option:

      o     on the basis of a constant yield method,

      o in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

      o in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

      Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be a pool described in that section, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear in certain respects. For example, it is uncertain:

      o     whether a prepayment assumption will be applied--

            (i) collectively to all of a taxpayer's investments in pools of debt instruments, or

            (ii)  on an investment-by-investment basis, and

      o     whether the assumed prepayment rate is to be determined--

            (i) at the time of the first sale of the Grantor Trust Fractional Interest Certificate, or

            (ii) with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate.

      Moreover, because the regulations referred to in the preceding paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market. We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should also refer to the related prospectus supplement with respect to each series to determine whether and in what manner the market discount will apply to mortgage loans purchased at a market discount in that series.

      To the extent that the mortgage loans provide for periodic payments of stated redemption price, market discount may be required to be included in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

      Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

      Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

      Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

      o be allocated among the payments of stated redemption price on the mortgage loan, and

      o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

      It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" above.

      Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the Grantor Trust Strip Certificates. Accordingly, we recommend that holders of Grantor Trust Strip Certificates consult their tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

      The Treasury regulations promulgated under the original discount rules do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to that holder. This yield would be calculated based on:

      o the price paid for that Grantor Trust Strip Certificate by its holder, and

      o the payments remaining to be made thereon at the time of the purchase, plus

      o an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans.

See "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

      As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments. The Code also requires adjustments be made in the amount and rate of accrual of that discount when prepayments do not conform to the prepayment assumption. It appears that those provisions would apply to Grantor Trust Strip Certificates. It is uncertain whether the assumed prepayment rate would be determined based on:

      o conditions at the time of the first sale of the Grantor Trust Strip Certificate or,

      o with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

      If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a Grantor Trust Strip Certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to the holder of that certificate. The holder will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that a certificateholder may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments the certificateholder could ever receive with respect to that certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Certificates Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans" herein.

      The accrual of income on the Grantor Trust Strip Certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

      o the prepayment assumption we will disclose in the related prospectus supplement, and

      o a constant yield computed using a representative initial offering price for each class of certificates.

      However, neither we nor any other person will make any representation that--

      o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

      o the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the Grantor Trust Strip Certificates consult their tax advisors regarding the use of the prepayment assumption.

      Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

      Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between:

      o the amount realized on the sale or exchange of a grantor trust certificate, and

      o     its adjusted basis.

      The adjusted basis of a grantor trust certificate generally will equal:

      o     its cost, increased by

      o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

      o     any and all--

            (i)   previously reported losses,

            (ii)  amortized premium, and

            (iii) payments with respect to that grantor trust certificate.

      As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

      Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate." That rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      The Code requires the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

      o     entitle the holder to a specified principal amount,

      o     pay interest at a fixed or variable rate, and

      o     are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each holder of a grantor trust certificate who was a holder at any time during that year, information regarding:

      o the amount of servicing compensation received by a master servicer or special servicer, and

      o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

      Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

      o     a custodian of a person's account,

      o     a nominee, and

      o     a broker holding an interest for a customer in street name.

These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

      Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

      Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

      To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the grantor trust certificate is not held in connection with a certificateholder's trade or business in the United States, the grantor trust certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

General

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986 impose various requirements on--

      o employee benefit plans, and on certain other retirement plans, arrangements and accounts, that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986 ("ERISA Plans"), and

      o persons that are fiduciaries with respect to ERISA Plans ("Plan Fiduciaries"),

in connection with the investment of the assets of an ERISA Plan ("Plan Assets"). For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

      Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code of 1986, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, however, is subject to the prohibited transaction rules in Section 503 of that Code.

      ERISA imposes certain general fiduciary requirements on Plan Fiduciaries that are investing Plan Assets, including--

      o     investment prudence and diversification, and

      o     compliance with the investing ERISA Plan's governing the documents.

      Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 also prohibit a broad range of transactions involving Plan Assets and any person that--

      o is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, and

      o has certain specified relationships to the affected ERISA Plan (any such person, a "Party in Interest"),

unless a statutory or administrative exemption exists. The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

      o     sales, exchanges or leases of property;

      o     loans or other extensions of credit; and

      o     the furnishing of goods and services.

      Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code of 1986 or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

      An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exemption is that the equity participation in the entity by "benefit plan investors," which include both ERISA Plans and certain employee benefit plans not subject to ERISA, is not "significant." The equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

      (i) those with discretionary authority or control over the assets of the entity,

      (ii) those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

      (iii) those who are affiliates of the persons described in the preceding clauses (i) and (ii).

In the case of one of our trusts, investments by us or by the related trustee, master servicer, special servicer, any other party with discretionary authority over the trust assets and the affiliates of these persons, will be excluded.

      A fiduciary of an investing ERISA Plan is any person who--

      o has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

      o provides investment advice with respect to the assets of that ERISA Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be deemed to be a "fiduciary" with respect to the investing ERISA Plan and, therefore, subject to the fiduciary responsibility provisions of ERISA. In addition, if the mortgage and other assets in one of our trusts are Plan Assets, then the operation of that trust may involve prohibited transactions under ERISA or the Internal Revenue Code of 1986. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

      The Plan Asset Regulations provide that where an ERISA Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" certain certificates issued and/or guaranteed by FHLMC, GNMA and FNMA, but do not include certificates issued or guaranteed by FAMC. Accordingly, even if these types of mortgaged-backed securities, other than the FAMC certificates, were deemed to be Plan Assets, the underlying mortgages would not be treated as Plan Assets. Private label mortgage participations, mortgage pass-through certificates, FAMC certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

      In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, REMIC administrator, manager, borrower or obligor under any credit enhancement mechanism, or certain of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

      If you are a Plan Fiduciary, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Prohibited Transaction Exemptions

      If you are a Plan Fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of an ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

      o Prohibited transaction class exemption 75-1, which exempts certain transactions involving ERISA Plans and certain broker-dealers, reporting dealers and banks;

      o Prohibited transaction class exemption 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest;

      o Prohibited transaction class exemption 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest;

      o Prohibited transaction class exemption 84-14, which exempts certain transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

      o Prohibited transaction class exemption 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and

      o Prohibited transaction class exemption 96-23, which exempts certain transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

      We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

Underwriter's Exemption

      It is expected that Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made pursuant to this prospectus. The U.S. Department of Labor has issued an individual prohibited transaction exemption to DLJSC which generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 certain transactions relating to, among other things, the servicing and operation of certain mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and the purchase, sale and holding of certain certificates evidencing interests in those pools that are underwritten by DLJSC or any person affiliated with DLJSC, such as certain of the offered certificates.

      In order for DLJSC's individual prohibited transaction exemption to apply to an offered certificate, certain requirements must be satisfied, including:

      o the acquisition of the certificate by an ERISA Plan must be on terms that are at least as favorable to the ERISA Plan as they would be in an arm's-length transaction with an unrelated party;

      o the rights and interests evidenced by the certificate must not be subordinated to the rights and interests evidenced by the other certificates evidencing interests in the same mortgage asset pool;

      o at the time of its acquisition by an ERISA Plan, the certificate must be rated in one of the three highest generic rating categories by Moody's Investors Services, Inc., Standard & Poor's Ratings Service, a Division of the McGraw-Hill Companies, Inc., Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co.;

      o the related trustee cannot be an affiliate of us, the related master servicer, the related special servicer and certain other persons

      o the sum of all payments made to and retained by the related trustee, the related master servicer, the related special servicer and certain other persons must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us must represent not more than the fair market value of obligations deposited in the trust; and the sum of all payments made to and retained by the related master servicer, the related special servicer and any related sub-servicer must represent not more than reasonable compensation for that person's services and reimbursement of that person's reasonable expenses in connection therewith; and

      o     the ERISA Plan must be an accredited investor.

      The prospectus supplement with respect to any offered certificates underwritten by DLJSC may contain additional information regarding the availability of this exemption.

Insurance Company General Accounts

      The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

      Pursuant to Section 401(c) of ERISA, the U.S. Department of Labor was required to issue final regulations no later than December 31, 1997, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are Plan Assets. The U.S. Department of Labor has not yet issued those final regulations. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the those final regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986 on the basis of a claim that the assets of an insurance company general account are Plan Assets, unless--

      (i) as otherwise provided by the Secretary of Labor in those final regulations to prevent avoidance of the regulations; or

      (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

      Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the final regulations under Section 401(c) of ERISA, may be treated as Plan Assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA.

Consultation With Counsel

      If you are a Plan Fiduciary which proposes to purchase offered certificates on behalf of or with assets of an ERISA Plan, account or arrangement, you should consider your general fiduciary obligations under ERISA and you should consult with your legal counsel as to the potential applicability of ERISA and the Internal Revenue Code of 1986 to that investment and the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

      An ERISA Plan that is exempt from federal income taxation pursuant to
Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered "unrelated business taxable income" and will be subject to federal income tax.

      See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates-Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

      If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). "Mortgage related securities" are legal investments for entities--

      o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

      o     whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

      Prior to December 31, 1996, classes of offered certificates would be "mortgage related securities" for purposes of SMMEA only if they:

      o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

      o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

      Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to "mortgage related securities" under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

      Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

      o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented by those securities; and

      o federal credit unions may invest in "mortgage related securities" and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

      Effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss. 1.5, certain "Type IV securities," which are defined in 12 C.F.R. ss. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

      The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss. 703.140.

      The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (the "FDIC"), the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

      There may be other restrictions on your ability either to purchase certain classes of offered certificates or to purchase offered certificates representing more than a specified percentage of your assets. We make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

      o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

      o     if applicable, SMMEA has been overridden in your State.

                                 USE OF PROCEEDS

      Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

      The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

      We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

      1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

      2.    by placements by us with institutional investors through dealers;
            and

      3.    by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for one series of offered certificates may include offered certificates from other series.

      If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

      Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

      o the obligations of the underwriters will be subject to certain conditions precedent,

      o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

      o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect of any liabilities.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

      We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

      Unless otherwise specified in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for us by Sidley & Austin, our counsel.

                              FINANCIAL INFORMATION

      A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

      It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

      o     whether the price paid for those certificates is fair;

      o whether those certificates are a suitable investment for any particular investor;

      o     the tax attributes of those certificates or of the related trust;

      o the yield to maturity or, if they have principal balances, the average life of those certificates;

      o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

      o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

      o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

      o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

      o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


                                     -150-
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

The attached diskette contains one spreadsheet file (the "spreadsheet file") that can be put on a user-specified hard drive or network drive. This file is "DLJ99CG3.XLS". The file "DLJ99CG3.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                              Prospectus Supplement

Important Notice about the Information Contained
  in this Prospectus Supplement, the Accompanying Prospectus
  and the Related Registration Statement ...............................     S-3
Forward-Looking Statements .............................................     S-3
Summary of Prospectus Supplement .......................................     S-4
Risk Factors ...........................................................    S-28
Description of the Mortgage Pool .......................................    S-41
Servicing of the Mortgage Loans ........................................    S-93
Description of the Offered Certificates ................................   S-124
Yield and Maturity Considerations ......................................   S-149
Use of Proceeds ........................................................   S-157
Federal Income Tax Consequences ........................................   S-157
Certain ERISA Considerations ...........................................   S-160
Legal Investment .......................................................   S-165
Method of Distribution .................................................   S-166
Legal Matters ..........................................................   S-167
Ratings ................................................................   S-167
Exhibit A-1--Certain Characteristics of the Mortgage Loans and
  the Underlying Real Properties .......................................   A-1-1
Exhibit A-2--Mortgage Pool Information .................................   A-2-1
Exhibit B--Form of Trustee Report ......................................     B-1
Exhibit C--Decrement Tables for the Certificates of the
   "A-1A", "A-1B", "A-1C", "A-2", "A-3", "A-4",
   "A-5", "B-1" and "B-2" Classes ......................................     C-1
Exhibit D--Price/Yield Tables for the Certificates of the "S" Class ....     D-1
Exhibit E--Global Clearance, Settlement and Tax
   Documentation Procedures ............................................     E-1
Exhibit F--Summary Term Sheet ..........................................     F-1

                                   Prospectus

Important Notice about the Information Presented in this Prospectus .......    3
Available Information; Incorporation by Reference .........................    3
Summary of Prospectus .....................................................    4
Risk Factors ..............................................................   13
Description of the Trust Assets ...........................................   32
Yield and Maturity Considerations .........................................   56
DLJ Commercial Mortgage Corp. .............................................   62
Description of the Certificates ...........................................   63
Description of the Governing Documents ....................................   71
Description of Credit Support .............................................   81
Certain Legal Aspects of Mortgage Loans ...................................   83
Federal Income Tax Consequences ...........................................   98
State and Other Tax Consequences ..........................................  139
ERISA Considerations ......................................................  139
Legal Investment ..........................................................  145
Use of Proceeds ...........................................................  147
Method of Distribution ....................................................  147
Legal Matters .............................................................  148
Financial Information .....................................................  149
Rating ....................................................................  149

Until January 10, 2000, all dealers that complete transactions in the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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                                  $804,863,000
                                  (Approximate)

                          DLJ Commercial Mortgage Corp.
                                   (Depositor)

                             GE Capital Access, Inc.
                                       and
                             Column Financial, Inc.
                             (Mortgage Loan Sellers)

          Class S, Class A-1A, Class A-1B, Class A-1C, Class A-2, Class
               A-3, Class A-4, Class A-5, Class B-1 and Class B-2

                         DLJ Commercial Mortgage Trust,
                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1999-CG3

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                              PROSPECTUS SUPPLEMENT

                         ------------------------------

                          Donaldson, Lufkin & Jenrette

                                 October 5, 1999

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